EXHIBITS

                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,
                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,
                                Master Servicer,

                                       and
                         BANK ONE, NATIONAL ASSOCIATION,
                                     Trustee

                               SERIES SUPPLEMENT,
                           DATED AS OF AUGUST 1, 2000,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1999

                       Mortgage Pass-Through Certificates

                                 Series 2000-S10


                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I

                                                    DEFINITIONS
         Section 1.01      Definitions............................................................................4
         Section 1.02      Use of Words and Phrases..............................................................16

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES
         Section 2.01      Conveyance of Mortgage Loans.  (See Section 2.01 of the
                            Standard Terms)......................................................................17
         Section 2.02      Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)......................17
         Section 2.03      Representations, Warranties and Covenants of the Master Servicer
                            and the Company......................................................................17
         Section 2.04      Representations and Warranties of Sellers. (See Section 2.04
                           of the Standard Terms)................................................................19
         Section 2.05      Execution and Authentication of Certificates..........................................20

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                 OF MORTGAGE LOANS
         Section 3.01      Master Servicer to Act as Servicer (See Section 3.01 of
                           the Standard Terms)                                                                   21
         Section 3.02      Subservicing Agreements Between Master Servicer and
                           Subservicers; Enforcement of Subservicers' and Sellers'
                           Obligations (See Section 3.02 of the Standard Terms)..................................21
         Section 3.03      Successor Subservicers (See Section 3.03 of the Standard Terms).......................21
         Section 3.04      Liability of the Master Servicer (See Section 3.04 of the Standard
                           Terms)................................................................................21
         Section 3.05      No Contractual Relationship Between Subservicer and
                           Trustee or Certificateholders (See Section 3.05 of the Standard Terms)................21
         Section 3.06      Assumption or Termination of Subservicing Agreements
                           by Trustee (See Section 3.06 of the Standard Terms)...................................21
         Section 3.07      Collection of Certain Mortgage Loan Payments;  Deposits
                           to Custodial Account (See Section 3.07 of the Standard Terms).........................21
         Section 3.08      Subservicing Accounts; Servicing Accounts (See Section 3.08
                           of the Standard Terms)................................................................21
         Section 3.09      Access to Certain Documentation and Information Regarding






                           the Mortgage Loans (See Section 3.09 of the Standard Terms)...........................21
         Section 3.11      Maintenance of the Primary Insurance Policies; Collections
                           Thereunder (See Section 3.11 of the Standard Terms)...................................21
         Section 3.12      Maintenance of Fire Insurance and Omissions and Fidelity
                           Coverage (See Section 3.12 of the Standard Terms).....................................21
         Section 3.13      Enforcement of Due-on-Sale Clauses; Assumption and
                           Modification Agreements; Certain Assignments (See Section
                           3.13 of the Standard Terms)                                                           21
         Section 3.14      Realization Upon Defaulted Mortgage Loans.............................................21
         Section 3.15      Trustee to Cooperate; Release of Mortgage Files.......................................22
         Section 3.17      Reports to the Trustee and the Company (See Section 3.17 of
                           the Standard Terms)...................................................................22
         Section 3.18      Annual Statement as to Compliance.....................................................22
         Section 3.19      Annual Independent Public Accountants' Servicing Report...............................22
         Section 3.20      Rights of the Company in Respect of the Master Servicer
                            (See Section 3.20 of the Standard Terms).............................................23
         Section 3.21      Administration of Buydown Funds.......................................................23

                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS
         Section 4.01      Certificate Account.  (See Section 4.01 of the Standard Terms)........................24
         Section 4.02      Distributions.........................................................................24
         Section 4.03      Statements to Certificateholders......................................................36
         Section 4.04      Distribution of Reports to the Trustee and the Company; Advances
                           by the Master Servicer................................................................37
         Section 4.05      Allocation of Realized Losses.........................................................38
         Section 4.06      Reports of Foreclosures and Abandonment of Mortgaged Property.
                           (See Section 4.06 of the  Standard Terms).............................................40
         Section 4.07      Optional Purchase of Defaulted Mortgage Loans.  (See Section 4.07
                           of the Standard Terms)................................................................40
         Section 4.08      Surety Bond.  (See Section 4.08 of the Standard Terms)................................40
         Section 4.09      Reserve Fund..........................................................................40
         Section 4.10      Rounding Account......................................................................40
         Section 4.11      Principal Distributions on the Retail Certificates....................................41

                                                     ARTICLE V

                                                 THE CERTIFICATES
         Section 5.01      The Certificates (See Section 5.01 of the Standard Terms).............................46
         Section 5.02      Registration of Transfer and Exchange of Certificates (See Section
                           5.02 of the Standard Terms)...........................................................46
         Section 5.03      Mutilated, Destroyed, Lost or Stolen Certificates (See Section
                           5.03 of the Standard Terms)...........................................................46
         Section 5.04      Persons Deemed Owners.................................................................46






         Section 5.05      Appointment of Paying Agent (See Section 5.05 of the
                           Standard Terms).......................................................................46
         Section 5.06      Optional Purchase of Certificates.....................................................46

                                                    ARTICLE VI

                                        THE COMPANY AND THE MASTER SERVICER

                                                    ARTICLE VII

                                                      DEFAULT

                                                   ARTICLE VIII

                                              CONCERNING THE TRUSTEE

                                                    ARTICLE IX

                                                    TERMINATION
         Section 9.01      Termination Upon Purchase by the Master Servicer or the
                           Company or Liquidation of All Mortgage Loans..........................................52
         Section 9.02      Additional Termination Requirements (See Section 9.02 of
                           the Standard Terms....................................................................54

                                                     ARTICLE X

                                                 REMIC PROVISIONS
         Section 10.01     REMIC Administration.  (See Section 10.01 of the Standard Terms)......................55
         Section 10.02     Master Servicer; REMIC Administrator and Trustee Indemnification.
                           (See Section 10.02 of the  Standard Terms)............................................55
         Section 10.03     Designation of REMIC(s)...............................................................55
         Section 10.04     Distributions on the Uncertificated REMIC Regular Interests...........................55
         Section 10.05     Compliance with Withholding Requirements..............................................56

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS
         Section 11.01     Amendment.  (See Section 11.01 of the Standard Terms).................................57
         Section 11.02     Recordation of Agreement.  Counterparts.  (See Section 11.02 of
                           the Standard Terms)...................................................................57
         Section 11.03     Limitation on Rights of Certificateholders.  (See Section 11.03
                           of the Standard Terms)................................................................57
         Section 11.04     Governing Laws.  (See Section 11.04 of the Standard Terms)............................57
         Section 11.05     Notices...............................................................................57
         Section 11.06     Required Notices to Rating Agency and Subservicer.
                           (See Section 11.06 of the Standard Terms).............................................58






         Section 11.07     Severability of Provisions.
                           (See Section 11.07 of the Standard Terms).............................................58
         Section 11.08     Supplemental Provisions for Resecuritization.
                           (See Section 11.08 of the Standard Terms).............................................58
         Section 11.09     Allocation of Voting Rights...........................................................58

                                                    ARTICLE XII

                                 CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER
         Section 12.01.    Rights of the Certificate Insurer to Exercise Rights
                           of Insured Certificateholders.........................................................59
         Section 12.02.    Claims Upon the Certificate Policy; Certificate Insurance Account.....................59
         Section 12.03.    Effect of Payments by the Certificate Insurer; Subrogations...........................60
         Section 12.04.    Notices and Information to the Certificate Insurer....................................61
         Section 12.05.    Trustee to Hold Certificate Policy....................................................61
         Section 12.06.    Payment of Insurance Premium..........................................................61


EXHIBITS

Exhibit One:               Mortgage Loan Schedule
Exhibit Two:               Schedule of Discount Fractions
Exhibit Three:             Information to be Included in
                           Monthly Distribution Date Statement
Exhibit Four:              Standard Terms of Pooling and Servicing
                           Agreement dated as of December 1, 1999
Exhibit Five:              Certificate Policy

         This is a Series Supplement, dated as of August 1, 2000 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of December 1, 1999 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANK ONE, NATIONAL ASSOCIATION, as Trustee (together with its permitted successors and assigns, the "Trustee").

                              PRELIMINARY STATEMENT

         The Company intends to sell Mortgage Pass-Through Certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. As provided herein, the REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund and the Reserve Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes.

         The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. Any cross-reference to a section of the Pooling and Servicing Agreement, to the extent the terms of the Standard Terms and Series Supplement conflict with respect to that section, shall be a cross-reference to the related section of the Series Supplement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of the Series Supplement.

         The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.


                                       AGGREGATE
                                        INITIAL
                                      CERTIFICATE                                                    STANDARD &
                  PASS-THROUGH         PRINCIPAL                                   MATURITY           POOR'S/           MINIMUM
  DESIGNATION         RATE              BALANCE             FEATURES (1)             DATE              FITCH       DENOMINATIONS(2)
                                                         Senior/Accretion
Class A-1            7.75%        $    100,000,000.00        Directed           August 25, 2030       AAA/AAA           $25,000
                                                         Senior/Accretion
Class A-2            7.75%        $     75,000,000.00        Directed           August 25, 2030       AAA/AAA           $25,000
                                                         Senior/Accretion
Class A-3            7.75%        $     57,018,361.00        Directed           August 25, 2030       AAA/AAA           $25,000
                                                         Senior/Accretion
Class A-4            7.75%        $      1,750,000.00    Directed/Retail        August 25, 2030       AAA/AAA           $1,000
Class A-5            7.75%        $     17,688,306.00     Senior/Accrual        August 25, 2030       AAA/AAA           $25,000
Class A-6            7.40%        $     24,500,000.00 Senior/Insured/Retail     August 25, 2030       AAA/AAA3          $1,000
Class A-7            8.50%        $      9,473,333.00         Senior            August 25, 2030       AAA/AAA           $25,000
Class A-8            7.75%        $     33,750,000.00     Senior/Lockout        August 25, 2030       AAA/AAA           $25,000
                                                         Senior/Accretion
Class A-9            7.50%        $      3,000,000.00    Directed/Retail        August 25, 2030       AAA/AAA           $1,000
                                                         Senior/Accretion
Class A-10           8.00%        $      3,000,000.00    Directed/Retail        August 25, 2030       AAA/AAA           $1,000
                                                         Senior/Principal
Class A-P            0.00%        $      1,259,103.11          Only             August 25, 2030       AAA/AAA           $25,000
Class A-V        Variable Rate    $              0.00  Senior/Interest Only     August 25, 2030       AAA/AAA             20%
Class R              7.75%        $            100.00    Senior/Residual        August 25, 2030       AAA/AAA             20%
Class M-1            7.75%        $      6,794,100.00       Mezzanine           August 25, 2030        N/A/AA           $25,000
Class M-2            7.75%        $      2,547,700.00       Mezzanine           August 25, 2030        N/A/A           $250,000
Class M-3            7.75%        $      1,528,600.00       Mezzanine           August 25, 2030       N/A/BBB          $250,000
Class B-1            7.75%        $      1,019,100.00      Subordinate          August 25, 2030        N/A/BB          $250,000
Class B-2            7.75%        $        679,400.00      Subordinate          August 25, 2030        N/A/B           $250,000
Class B-3            7.75%        $        679,459.58      Subordinate          August 25, 2030         N/A            $250,000

--------

(1) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-7, Class A-8, Class A-9, Class A-10 and Class M Certificates shall be Book-Entry Certificates. The Class A-P, Class A-V, Class R and Class B Certificates shall be delivered to the holders thereof in physical form.


(2) The Certificates, other than the Class A-V and Class R Certificates, shall be issuable in minimum dollar denominations as indicated above (by Certificate Principal Balance or Notional Amount, as applicable) and integral multiples of $1 (or $1,000 in the case of the Class A-4, Class A-6, Class A-9, Class A-10, Class A-P, Class B-1, Class B-2 and Class B-3 Certificates) in excess thereof, except that one Certificate of any of the Class A-P and Class B Certificates that contains an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum denomination set forth above and such uneven multiple for such Class or the sum of such denomination and an integral multiple of $1,000. The Class R and Class A-V Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, HOWEVER, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.


(3) The ratings on the Class A-6 Certificates have been determined without regard to the Certificate Policy issued by the Certificate Insurer.

         The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $339,687,562.69.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


         Section 1.01      DEFINITIONS.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         ACCRETION DIRECTED CERTIFICATES: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-9 or Class A-10 Certificates.

         ACCRETION TERMINATION DATE: The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

         ACCRUAL CERTIFICATES:  Any one of the Class A-5 Certificates.

         ACCRUAL DISTRIBUTION AMOUNT: With respect to each Distribution Date prior to the Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-5 Certificates for such date, to the extent added to the Certificate Principal Balance thereof pursuant to Section 4.02(e); provided that, with respect to each Distribution Date on or after the Accretion Termination Date, an amount equal to the amount of the Accrued Certificate Interest on the Class A-5 Certificates for such date will be payable, as interest, to the Class A-5 Certificateholders pursuant to Section 4.02(a)(i) hereof, to the extent not required to fully reduce the Certificate Principal Balance of the Class A-1 Certificates to zero on the Accretion Termination Date; and provided further, that if the Accretion Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on the Class A-5 Certificates for that date will be payable to the Class A-5 Certificateholders pursuant to Section 4.02(a)(i) hereof.

         ACCRUED CERTIFICATE INTEREST: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

          (i) Prepayment Interest Shortfalls on all Mortgage Loans (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 3.16,

          (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans (including Excess Special Hazard Losses, Excess Fraud Losses,

               Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

          (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property or (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

          (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section
4.05. Notwithstanding the foregoing, Accrued Certificate Interest distributed on the Insured Certificates will be increased by (x) the amount of any Reserve Fund Withdrawal and (y) the portion of any Certificate Insurance Payment for such Distribution Date allocable to interest.

         BANKRUPTCY AMOUNT: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $128,736 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

                  (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

                           (A) the greater of (i) 0.0006 times the aggregate
                  principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary (other than Additional Collateral Loans, if any) having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and

                           (B) the greater of (i) the product of (x) an amount
                  equal to the largest difference in the related Monthly
                  Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans, if any) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000, over

                  (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with
         Section 4.05 since the Relevant Anniversary.

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Certificate Policy in the case of the Class A-6 Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         CERTIFICATE:  Any Class A, Class M, Class B or Class R Certificate.

         CERTIFICATE ACCOUNT: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Bank One, National Association, as trustee, in trust for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 2000-S10" and which must be an Eligible Account.

         CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of the Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; PROVIDED, HOWEVER, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         CERTIFICATE INSURANCE ACCOUNT: The account established pursuant to
Section 12.02(b) of this Series Supplement.

         CERTIFICATE INSURANCE PAYMENT: Any payment made by the Certificate Insurer with respect to any Insured Certificates under the Certificate Policy.

         CERTIFICATE INSURER: Ambac Assurance Corporation, a stock insurance company organized and created under the laws of the State of Wisconsin, and any successors thereto.

         CERTIFICATE INSURER DEFAULT: The existence and continuance of a failure by the Certificate Insurer to make a payment required under the Certificate Policy in accordance with its terms.

         CERTIFICATE PRINCIPAL BALANCE: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

          (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

          (ii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

          (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a), or Section 4.02(i) with respect to the Retail Certificates, and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, however, that solely for purposes of determining the Certificate Insurer's rights as subrogee to the Insured Certificateholders, the Certificate Principal Balance of any Insured Certificate shall be deemed to not be reduced by any principal amounts paid to the Holder thereof from Certificate Insurance Payments, unless such amounts have been reimbursed to the Certificate Insurer pursuant to
               Section 4.02(a)(xvi) or Section 4.02(f);

provided, that the Certificate Principal Balance of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding not taking into consideration any reductions in the Certificate Principal Balances of the Retail Certificates due to a withdrawal of funds from the related Rounding Accounts.

         CERTIFICATE POLICY: The Certificate Guaranty Insurance Policy (No. AB0386BE) issued by the Certificate Insurer for the benefit of the Holders of any Insured Certificates, including any endorsements thereto, attached hereto as Exhibit Five.

         CLASS A CERTIFICATE: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-P or Class A-V Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

         CLASS R CERTIFICATE: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

         CLOSING DATE:  August 25, 2000.

         CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: Residential Funding Corporation Series 2000-S10.

         CUMULATIVE INSURANCE PAYMENTS: As of any time of determination, the aggregate of all Certificate Insurance Payments previously made by the Certificate Insurer under the Certificate Policy minus the aggregate of all payments previously made to the Certificate Insurer pursuant to Sections 4.02(a)(xvi) and 4.02(f) of this Series Supplement as reimbursement for Certificate Insurance Payments.

         CUT-OFF DATE: August 1, 2000.

         DECEASED HOLDER: A Certificate Owner of a Retail Certificate who was a natural person living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other person empowered to act on behalf of a deceased Certificate Owner causes to be furnished to the Depository Participant evidence of death satisfactory to the Depository Participant and any tax waivers requested by the Depository Participant.

         DISCOUNT NET MORTGAGE RATE: 7.75% per annum.

         DUE PERIOD: With respect to each Distribution Date and any Mortgage Loan, the period commencing on the second day of the month prior to the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         ELIGIBLE FUNDS: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior Principal Distribution Amount (determined without regard to
Section 4.02(a)(ii)(Y)(D) of this Series Supplement), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) of this Series Supplement) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         FRAUD LOSS AMOUNT: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination and (Y) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Certificate Policy in the case of the Class A-6 Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         GUARANTEED DISTRIBUTION: With respect to any Insured Certificates and any Distribution Date, as defined in the Certificate Policy.

         INDIRECT DEPOSITORY PARTICIPANT: An institution that is not a Depository Participant but clears through or maintains a custodial relationship with Participants and has access to the Depository's clearing system.

         INDIVIDUAL RETAIL CERTIFICATE: A Retail Certificate that evidences $1,000 Initial Certificate Principal Balance.

         INITIAL MONTHLY PAYMENT FUND: $95,717, representing one month's interest at the Net Mortgage Rate during the Due Period ending in September 2000, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment in accordance with the definition of "Trust Fund".

         INITIAL NOTIONAL AMOUNT: With respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated Class A-V REMIC Regular Interests represented by such Class or Subclass.

         INITIAL SUBORDINATE CLASS PERCENTAGE: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

         Class M-1: 2.00%                            Class B-1: 0.30%
         Class M-2: 0.75%                            Class B-2: 0.20%
         Class M-3: 0.45%                            Class B-3: 0.20%

         INSURANCE PREMIUM: With respect to the Certificate Policy and any Distribution Date, an amount equal to one-twelfth of 0.06% of the Certificate Principal Balance of the Insured Certificates.

         INSURED CERTIFICATES:  Any one of the Class A-6 Certificates.

         INTEREST ACCRUAL PERIOD: With respect to any Certificates and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         INTEREST ONLY CERTIFICATES: Any one of the Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

         LIVING OWNER: A Certificate Owner of a Retail Certificate other than a Deceased Holder.

         LOCKOUT CERTIFICATES: Any one of the Class A-8 Certificates.

         LOCKOUT PERCENTAGE: For any Distribution Date occurring prior to the Distribution Date in September 2005, 0%; for any Distribution Date occurring after August 2005 but prior to September 2006, 30%; for any Distribution Date occurring after August 2006 but prior to September 2007, 40%; for any Distribution Date occurring after August 2007 but prior to September 2008, 60%; for any Distribution Date occurring after August 2008 but prior to September 2009, 80%; and for any Distribution Date after August 2009, 100%.

         MATURITY DATE: August 25, 2030, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

         MORTGAGE LOAN SCHEDULE: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

         (a)      the Mortgage Loan identifying number ("RFC LOAN #");
         (b)      the street address of the Mortgaged Property (or, with respect to a Cooperative
                  Loan, the related Cooperative Apartment) including state and zip code ("ADDRESS");
         (c)      the maturity of the Mortgage Note ("MATURITY DATE");
         (d)      the Mortgage Rate ("ORIG RATE");
         (e)      the Subservicer pass-through rate ("CURR NET");
         (f)      the Net Mortgage Rate ("NET MTG RT");
         (g)      the Pool Strip Rate ("STRIP");
         (h)      the initial scheduled monthly payment of  principal, if any, and interest
                  ("ORIGINAL P & I");
         (i)      the Cut-off Date Principal Balance ("PRINCIPAL BAL");
         (j)      the Loan-to-Value Ratio at origination ("LTV");
         (k)      the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");


                                      -10-




         (l)      a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the
                  Mortgage Loan is secured by a second or vacation residence; and
         (m)      a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

         NONRECOVERABLE ADVANCE: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) of this Series Supplement. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and the Certificate Insurer.

         NOTIONAL AMOUNT: As of any Distribution Date, with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated Class A-V REMIC Regular Interests represented by such Class or Subclass as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date).

         PASS-THROUGH RATE: With respect to the Class A Certificates (other than the Class A-V and Principal Only Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut- off Date). With respect to the Class A-V Certificates and the initial Distribution Date the Pass- Through Rate is equal to 0.4190% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated Class A-V REMIC Regular Interests represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass- Through Rate and are not entitled to Accrued Certificate Interest.

         PREPAYMENT ASSUMPTION: A prepayment assumption of 250% of the prepayment speed assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The prepayment speed assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

         PREPAYMENT DISTRIBUTION PERCENTAGE: With respect to any Distribution Date and each Class of Subordinate Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

                  (i) For any Distribution Date prior to the Distribution Date in June 2005 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) have been reduced to zero), 0%.

                  (ii) For any Distribution Date for which clause (i) above does not apply, and on which any Class of Subordinate Certificates are outstanding:

                           (a) in the case of the Class of Subordinate
                  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                           (b) in the case of each other Class of Subordinate
                  Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

                  (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section
         4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and
         (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

         PRINCIPAL ONLY CERTIFICATES:  Any one of the Class A-P Certificates.

         RANDOM LOT: With respect to any Distribution Date, the method by which the Depository will determine which Retail Certificates will be paid, using its established random lot procedures or, if the Retail Certificates are no longer represented by a Book-Entry Certificate, using the Trustee's procedures.

         RESERVE FUND: Any one or more segregated trust accounts that are Eligible Accounts, which shall be titled "Reserve Fund, Bank One, National Association, as trustee for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 2000-S10, Class A-6."

         RESERVE FUND DEPOSIT: $24,500.

         RESERVE FUND WITHDRAWAL: As defined in Section 4.09.

         RETAIL CERTIFICATES: Any one of the Class A-4, Class A-6, Class A-9 or Class A-10 Certificates.

         ROUNDING ACCOUNT: With respect to each Class of Retail Certificates, the account created and maintained for such Class of Retail Certificates pursuant to Section 4.10.

         ROUNDING AMOUNT: With respect to each Rounding Account, the amount of funds, if any, needed to be withdrawn and used to round the amount of any distributions in reduction of the Certificate Principal Balance of the related Retail Certificates upward to the next higher integral multiple of $1,000.

         SENIOR CERTIFICATE: Any one of the Class A or Class R Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D respectively.

         SENIOR PERCENTAGE: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) of this Series Supplement, or, after the Credit Support Depletion Date, the amount required to be distributed to the

Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvii) and (xviii) of this Series Supplement.

         SPECIAL HAZARD AMOUNT: As of any Distribution Date, an amount equal to $3,396,876 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut- off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 39.98% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

         The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Certificate Policy in the case of the Class A-6 Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A) of this Series Supplement (without giving effect to the Senior Percentage) to the extent not payable to the Senior Certificates; (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) of this Series Supplement (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates; (iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; PROVIDED, HOWEVER, that the Subordinate Principal Distribution Amount for any Class of Subordinate Certificates on any Distribution Date shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

         TRUST FUND: The segregated pool of assets related to this Series, with respect to which a REMIC election is to be made (except as provided below) pursuant to this Agreement, consisting of:

          (i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

          (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Pledged Assets for any Pledged Asset Loan, including amounts on deposit in the Initial Monthly Payment Fund,

          (iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

          (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan,

          (v)  the Rounding Accounts, and

          (vi) all proceeds of clauses (i) through (v) above.

         Notwithstanding the foregoing, the REMIC election specifically excludes the Initial Monthly Payment Fund.

         UNCERTIFICATED ACCRUED INTEREST: With respect to each Distribution Date, as to each Uncertificated REMIC Regular Interest, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on each such uncertificated interest, if the Pass-Through Rate on such uncertificated interest were equal to the related Uncertificated Pass-Through Rate and the notional amount of such uncertificated interest were equal to the related Uncertificated Notional Amount, and any reduction in the amount of

Accrued Certificate Interest resulting from the allocation of Prepayment Interest Shortfalls, Realized Losses or other amounts to the Class A-V Certificateholders pursuant to Section 4.05 hereof shall be allocated to the Uncertificated REMIC Regular Interests pro rata in accordance with the amount of interest accrued with respect to each related Uncertificated Notional Amount and such Distribution Date.

         UNCERTIFICATED NOTIONAL AMOUNT: With respect to each Uncertificated REMIC Regular Interest, the aggregate Stated Principal Balance of the related Mortgage Loan.

         UNCERTIFICATED PASS-THROUGH RATE: With respect to each Uncertificated REMIC Regular Interest, the related Uncertificated REMIC Regular Interest Pool Strip Rate.

         UNCERTIFICATED REMIC REGULAR INTEREST POOL STRIP RATE: With respect to each Uncertificated REMIC Regular Interest, the Pool Strip Rate for the related Mortgage Loan.

         UNCERTIFICATED REMIC REGULAR INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC Regular Interest for such Distribution Date pursuant to
Section 10.04(a).

         UNCERTIFICATED REMIC REGULAR INTERESTS: The 877 uncertificated partial undivided beneficial ownership interests in the Trust Fund, each relating to a Mortgage Loan with a Net Mortgage Rate in excess of 7.75%, each having no principal balance and each bearing interest at the respective Uncertificated Pass-Through Rate on the respective Uncertificated Notional Amount.

         UNDERWRITER: Bear, Stearns & Co. Inc.

         Section 1.02      USE OF WORDS AND PHRASES.

         "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01 CONVEYANCE OF MORTGAGE LOANS. (SEE SECTION 2.01 OF THE STANDARD TERMS)

         Section 2.02 ACCEPTANCE BY TRUSTEE. (SEE SECTION 2.02 OF THE STANDARD TERMS)

         Section 2.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER AND THE COMPANY.

                  (a) For representations, warranties and covenants of the Master Servicer, see Section 2.03(a) of the Standard Terms.

                  (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

                           (i) No Mortgage Loan is 30 or more days Delinquent in
                  payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

                           (ii) The information set forth in Exhibit One hereto
                  with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

                           (iii) The Mortgage Loans are fully-amortizing,
                  fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

                           (iv) To the best of the Company's knowledge, if a
                  Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that (a) at least 30% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, except with respect to two Mortgage Loans with a Loan-to-Value Ratio between 95.00% and 90.01% which each have a Primary Insurance Policy covering at least 25% of the balance of that Mortgage Loan at origination, (b) at least 25% of the balance if the Loan-to-Value Ratio is between 90.00% and 85.01%, except with respect to one Mortgage Loan with a Loan-to-Value Ratio between 90.00% and 85.01% which has a Primary Insurance Policy covering at least 20% of the balance of that Mortgage Loan at origination, and (c) at least 12% of the balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder. Five Pledged Asset Mortgage Loans representing 0.8% of the aggregate Stated Principal Balance of the Mortgage Loans will be secured by Pledged Assets in addition to the related Mortgaged Property and in lieu of any Primary Insurance Policy;

                           (v) The issuers of the Primary Insurance Policies are
                  insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

                           (vi) No more than 0.7% of the Mortgage Loans by
                  aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.9% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

                           (vii) If the improvements securing a Mortgage Loan
                  are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                           (viii) Immediately prior to the assignment of the
                  Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

                           (ix) No more than 8.68% of the Mortgage Loans were
                  underwritten under a reduced loan documentation program;

                           (x) Each Mortgagor represented in its loan
                  application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

                           (xi) No more than 0.2% of the Mortgage Loans are
                  Buydown Mortgage Loans;

                           (xii) Each Mortgage Loan constitutes a qualified
                  mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

                           (xiii) A policy of title insurance was effective as
                  of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

                           (xiv) Four of the Mortgage Loans are Cooperative
                  Loans;

                           (xv) With respect to any Mortgage Loan originated
                  under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan- to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

                           (xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                           (xvii) Fourteen of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note; and

                           (xviii) 0.8% of the Mortgage Loans are Pledged Asset
                  Loans and none of the Mortgage Loans are Additional Collateral Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); PROVIDED, HOWEVER, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

         Section 2.04      REPRESENTATIONS AND WARRANTIES OF SELLERS. (SEE
                           SECTION 2.04 OF THE STANDARD TERMS)

         Section 2.05      EXECUTION AND AUTHENTICATION OF CERTIFICATES.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01 MASTER SERVICER TO ACT AS SERVICER (SEE SECTION 3.01 OF THE STANDARD TERMS).

         Section 3.02 SUBSERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUBSERVICERS; ENFORCEMENT OF SUBSERVICERS' AND SELLERS' OBLIGATIONS (SEE SECTION 3.02 OF THE STANDARD TERMS).

         Section 3.03 SUCCESSOR SUBSERVICERS (SEE SECTION 3.03 OF THE STANDARD TERMS).

         Section 3.04 LIABILITY OF THE MASTER SERVICER (SEE SECTION 3.04 OF THE STANDARD TERMS).

         Section 3.05 NO CONTRACTUAL RELATIONSHIP BETWEEN SUBSERVICER AND TRUSTEE OR CERTIFICATEHOLDERS (SEE SECTION 3.05 OF THE STANDARD TERMS).

         Section 3.06 ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY TRUSTEE (SEE SECTION 3.06 OF THE STANDARD TERMS).

         Section           3.07 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS;
                           DEPOSITS TO CUSTODIAL ACCOUNT (SEE SECTION 3.07 OF THE STANDARD TERMS).

         Section 3.08      SUBSERVICING ACCOUNTS; SERVICING ACCOUNTS (SEE
                           SECTION 3.08 OF THE STANDARD TERMS).

         Section 3.09 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS (SEE SECTION 3.09 OF THE STANDARD TERMS).

         Section 3.10      PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT (SEE
                           SECTION 3.10 OF THE STANDARD TERMS).

         Section 3.11 MAINTENANCE OF THE PRIMARY INSURANCE POLICIES; COLLECTIONS THEREUNDER (SEE SECTION 3.11 OF THE STANDARD TERMS).

         Section 3.12 MAINTENANCE OF FIRE INSURANCE AND OMISSIONS AND FIDELITY COVERAGE (SEE SECTION 3.12 OF THE STANDARD TERMS).

         Section 3.13 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AND MODIFICATION AGREEMENTS; CERTAIN ASSIGNMENTS (SEE
                           SECTION 3.13 OF THE STANDARD TERMS).

         Section 3.14      REALIZATION UPON DEFAULTED MORTGAGE LOANS (SEE
                           SECTION 3.14 OF THE STANDARD TERMS).

         Section 3.15      TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES (SEE
                           SECTION 3.15 OF THE STANDARD TERMS).

         Section 3.16 SERVICING AND OTHER COMPENSATION; COMPENSATING INTEREST. (SEE SECTION 3.16 OF THE STANDARD TERMS)

         Section 3.17      REPORTS TO THE TRUSTEE AND THE COMPANY (SEE SECTION
                           3.17 OF THE STANDARD TERMS).

         Section 3.18      ANNUAL STATEMENT AS TO COMPLIANCE.

         The Master Servicer will deliver to the Company, the Trustee and the Certificate Insurer on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         Section 3.19      ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING
                           REPORT.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company, the Trustee and the Certificate Insurer stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

         Section 3.20 RIGHTS OF THE COMPANY IN RESPECT OF THE MASTER SERVICER (SEE SECTION 3.20 OF THE STANDARD TERMS).

         Section 3.21 ADMINISTRATION OF BUYDOWN FUNDS (SEE SECTION 3.21 OF THE STANDARD TERMS).

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01 CERTIFICATE ACCOUNT. (SEE SECTION 4.01 OF THE STANDARD TERMS)

         Section 4.02      DISTRIBUTIONS.

                  (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Certificate Insurer the Insurance Premium, to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, to the Certificate Insurer, in the case of a distribution pursuant to
         Section 4.02(a)(xvi) below, the amount required to be distributed to the Certificate Insurer pursuant to Section 4.02(a)(xvi) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b) below), in each case to the extent of the Available Distribution Amount and, together with, as to any Insured Certificate, any Reserve Fund Withdrawal pursuant to Section 4.09 of this Series Supplement and any Guaranteed Distribution pursuant to Section 12.02 of this Series Supplement:

                           (i) to the Senior Certificates (other than the
                  Principal Only Certificates, and on or prior to the Accretion Termination Date, the Accrual Certificates to the extent described in the definition of the Accrual Distribution Amount) on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

                           (ii)     (X)     to the Class A-P Certificates, the
                  Class A-P Principal Distribution Amount (as defined in
                  Section 4.02(b)(i) herein); and

                                    (Y) to the Senior Certificates (other than
                  the Class A-P Certificates), in the priorities and amounts set forth in Section 4.02(b)(iii) through (viii), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

                                    (A) the Senior Percentage for such
                           Distribution Date times the sum of the following:

                                            (1) the principal portion of each
                                    Monthly Payment due during the related Due
                                    Period on each Outstanding Mortgage Loan
                                    (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                                            (2) the Stated Principal Balance of
                                    any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with
                                    Section 3.07(b) of the Standard Terms)
                                    pursuant to Sections 2.02, 2.04 or 4.07 of the Standard Terms and Section 2.03 of the Standard Terms and this Series Supplement, and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.04 of the Standard Terms or Section 2.03 of the Standard Terms and this Series Supplement, during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

                                            (3) the principal portion of all
                                    other unscheduled collections (other than
                                    Principal Prepayments in Full and
                                    Curtailments and amounts received in
                                    connection with a Cash Liquidation or REO
                                    Disposition of a Mortgage Loan described in
                                    Section 4.02(a)(ii)(Y)(B) of this Series
                                    Supplement, including without limitation
                                    Insurance Proceeds, Liquidation Proceeds and
                                    REO Proceeds) received during the related
                                    Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

                                    (B) with respect to each Mortgage Loan for
                           which a Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

                                    (C) the Senior Accelerated Distribution
                           Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

                                    (D) any Excess Subordinate Principal Amount
                           for such Distribution Date; and

                                    (E) any amounts described in subsection
                           (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates;

                           (iii) if the Certificate Principal Balances of the
                  Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

                           (iv) to the Holders of the Class M-1 Certificates,
                  the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution
                  Date, except as provided below;

                           (v) to the Holders of the Class M-1 Certificates, an
                  amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii),
                  (ix), (xi), (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

                           (vi) to the Holders of the Class M-2 Certificates,
                  the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                           (vii) to the Holders of the Class M-2 Certificates,
                  an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix),
                  (xi), (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

                           (viii) to the Holders of the Class M-3 Certificates,
                  the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                           (ix) to the Holders of the Class M-3 Certificates, an
                  amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
                  (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

                           (x) to the Holders of the Class B-1 Certificates, the
                  Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                           (xi) to the Holders of the Class B-1 Certificates, an
                  amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

                           (xii) to the Holders of the Class B-2 Certificates,
                  the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                           (xiii) to the Holders of the Class B-2 Certificates,
                  an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
                  (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

                           (xiv) to the Holders of the Class B-3 Certificates,
                  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus
                  (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a) (xv) of this Series Supplement are insufficient therefor;

                           (xv) to the Holders of the Class B-3 Certificates, an
                  amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

                           (xvi) to the Certificate Insurer, as subrogee of the
                  Insured Certificateholders, an amount necessary to reimburse the Certificate Insurer for claims paid under the Certificate Policy, to the extent of Cumulative Insurance Payments on the Insured Certificates;

                           (xvii) to the Senior Certificates, in the priority
                  set forth in Section 4.02(b) of this Series Supplement, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

                           (xviii)  to the Class R Certificates, the balance, if
                  any, of the Available Distribution Amount.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

                  (b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

                           (i) first, to the Class A-P Certificates, until the
                  Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

                                    (A) the related Discount Fraction of the
                           principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                                    (B) the related Discount Fraction of the
                           principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                                    (C) in connection with the Cash Liquidation
                           or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                                    (D) any amounts allocable to principal for
                           any previous Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

                                    (E) the amount of any Class A-P Collection
                           Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

                           (ii) an amount equal to the Accrual Distribution
                  Amount shall be distributed, concurrently, as follows, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero:

                           (A) 62.184027411% to the Class A-1 Certificates; and

                           (B) 37.815972589%, in the following order of
priority:

                                    (1) FIRST, concurrently, as follows, until
                           the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero:

                                            (a) 59.005404895% to the Class A-2
                                            Certificates; and

                                            (b)  40.994595105%, in the following
                                            order of priority:

                                                     (i) FIRST, to the Class A-3
                                            Certificates, until the
                                            Certificate Principal Balance
                                            thereof has been reduced to
                                            zero; and

                                                     (ii) SECOND, concurrently,
                                            to the Class A-4, Class A-9 and
                                            Class A-10 Certificates, on a pro
                                            rata basis in accordance with their
                                            respective outstanding Certificate
                                            Principal Balances; and

                                    (2) SECOND, in the following order of
                           priority:

                                            (a) FIRST, to the Class A-3
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero; and

                                            (b) SECOND, concurrently, to the
                                    Class A-4, Class A-9 and Class A-10
                                    Certificates, on a pro rata basis in
                                    accordance with their respective outstanding
                                    Certificate Principal Balances, until the
                                    Certificate Principal Balances thereof have been reduced to zero;

                           (iii) the Senior Principal Distribution Amount shall
                  be distributed to the Lockout Certificates, in reduction of the Certificate Principal Balance thereof, in an amount equal to the Lockout Percentage of the Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all of the Certificates (other than the Class A-P Certificates)) of the aggregate of the collections described in clauses
                  (ii)(Y)(A), (B), (C) and (E) of Section 4.02(a) of this Series Supplement without any application of the Senior Percentage or Senior Accelerated Distribution Percentage;

                  PROVIDED that, if the aggregate of the amounts set forth in clauses (ii)(Y)(A), (B), (C) and (E) of Section 4.02(a) of this Series Supplement is more than the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class A-P Distribution Amount have been distributed, the amount paid to the Lockout Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Lockout Certificates' PRO RATA share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Senior Certificates (other than the Class A-P Certificates)) of such difference;

                           (iv) the balance of the Senior Principal Distribution
                  Amount remaining after the distributions, if any, described in clause (iii) above shall be distributed to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                           (v) an amount equal to $33,973.33 of the balance of
                  the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) and (iv) above shall be distributed for each Distribution Date commencing on the Distribution Date in September 2003, concurrently, to the Class A-6 Certificates and Class A-7 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances (plus any amount described in this clause (v) remaining unpaid from any previous Distribution Date), until the Certificate Principal Balances thereof have been reduced to zero;

                           (vi) the balance of the Senior Principal Distribution
                  Amount remaining after the distributions, if any, described in clauses (iii) through (v) above shall be distributed, concurrently, as follows:

                           (A) 69.332563060%, in the following order of
priority:

                                    (1) FIRST, concurrently, as follows, until
                           the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero:

                                            (a) 62.184027411% to the Class A-1
                                            Certificates; and

                                            (b) 37.815972589%, in the following
                                            order of priority:

                                                     (i) FIRST, concurrently as
                                            follows, until the Certificate
                                            Principal Balance of the Class A-2
                                            Certificates has been reduced to
                                            zero:

                                                              (1) 59.005404895%
                                                     to the Class A-2
                                                     Certificates; and

                                                              (2) 40.994595105%,
                                                     in the following order of
                                                     priority:

                                                                       (a)FIRST,
                                                              to the Class A-3
                                                              Certificates,
                                                              until the
                                                              Certificate
                                                              Principal Balance
                                                              thereof has been
                                                              reduced to zero;

                                                                       (b)
                                                              SECOND,
                                                              concurrently, to
                                                              the Class A-4,
                                                              Class A-9 and
                                                              Class A-10
                                                              Certificates, on a
                                                              pro rata basis in
                                                              accordance with
                                                              their respective
                                                              outstanding
                                                              Certificate
                                                              Principal
                                                              Balances; and

                                                     (ii) SECOND, in the
                                                     following order of
                                                     priority:

                                                              (1) FIRST, to the
                                                     Class A-3 Certificates,
                                                     until the Certificate
                                                     Principal Balance thereof
                                                     has been reduced to zero;
                                                     and

                                                              (2) SECOND,
                                                     concurrently, to the Class
                                                     A-4, Class A-9 and Class
                                                     A-10 Certificates, on a pro
                                                     rata basis in accordance
                                                     with their respective
                                                     outstanding Certificate
                                                     Principal Balances, until
                                                     the Certificate Principal
                                                     Balances thereof have been
                                                     reduced to zero; and

                                    (2) SECOND, to the Class A-5 Certificates,
                           until the Certificate Principal Balance thereof has been reduced to zero;

                           (B) 30.667436940%, in the following order of
priority:

                                    (1) FIRST, concurrently, as follows until
                           the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero:

                                            (a) 59.005404895% to the Class A-2
                                            Certificates; and

                                            (b) 40.994595105%, in the following
                                            order of priority:

                                                     (i) FIRST, to the Class A-3
                                            Certificates, until the Certificate
                                            Principal Balance thereof has been
                                            reduced to zero; and

                                                     (ii) SECOND, concurrently,
                                            to the Class A-4, Class A-9 and
                                            Class A-10 Certificates, on a pro
                                            rata basis in accordance with their
                                            respective outstanding Certificate
                                            Principal Balances; and

                                    (2) SECOND , in the following order of
                           priority:

                                            (a) FIRST, to the Class A-3
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero; and

                                            (b) SECOND, concurrently, to the
                                    Class A-4, Class A-9 and Class A-10
                                    Certificates, on a pro rata basis in
                                    accordance with their respective outstanding
                                    Certificate Principal Balances, until the
                                    Certificate Principal Balances thereof have been reduced to zero;

                  (vii) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) through (vi) above shall be distributed concurrently, to the Class A-6 Certificates and Class A-7 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (viii) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) through (vii) above shall be distributed to the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  (c) On or after the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances, and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

                  (d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Interest Only and Subordinate Certificates, in each case as described herein.

                  (e) On each Distribution Date prior to the Accretion Termination Date, an amount equal to the Accrued Certificate Interest that would otherwise be distributed on the Class A-5 Certificates shall be added to the Certificate Principal Balance of such Certificates. On or after the Accretion Termination Date, the entire amount of Accrued Certificate Interest on the Class A-5 Certificates for such Distribution Date shall be payable to the Class A-5 Certificateholders pursuant to Section 4.02(a)(i) of this Series Supplement to the extent not required to reduce the Certificate Principal Balance of the Class A-1 Certificates to zero on such Accretion Termination Date; provided that if the Accretion Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on the Class A-5 Certificates for such Distribution Date will be paid to the Class A-5 Certificateholders pursuant to Section 4.02(a)(i) of this Series Supplement. Any such Accrued Certificate Interest on the Class A-5 Certificates which is required to be paid to the holders of the Accretion Directed Certificates on the Accretion Termination Date will be added to the Certificate Principal Balance of the Class A-5 Certificates in the manner described in the first sentence of this Section 4.02(e).

                  (f) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (or to the Certificate Insurer, as subrogee for the Insured Certificateholders, to the extent the Certificate Insurer made a Guaranteed Distribution in respect of such Realized Loss, if applicable) (with the amounts to be distributed allocated among such Classes (or to the Certificate Insurer) in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates (or to the Certificate Insurer) of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments were protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class A-V Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-V Certificates, to the Class A-V Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

                  (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

                  (h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

                  (i) Notwithstanding the priorities relating to distributions of principal among the Retail Certificates described above, on any Distribution Date, distributions in respect of principal on the Retail Certificates will be allocated among the Certificate Owners of the Retail Certificates as set forth in Section 4.11. On each Distribution Date on which amounts are available for distributions in reduction of the Certificate Principal Balance of any of the Retail Certificates (including, for purposes of this paragraph and with respect to the Insured Certificates, the portion of any Certificate Insurance Payment allocable to principal) the aggregate amount available for such distributions will be rounded upward by the related Rounding Amount. Such rounding will be accomplished on the first Distribution Date on which distributions in reduction of the Certificate Principal Balance of any of the Retail

         Certificates are made by withdrawing from the related Rounding Account the related Rounding Amount for deposit into the Certificate Account, and such Rounding Amount will be added to the amount that is available for distributions in reduction of the Certificate Principal Balance of any of the Retail Certificates. On each succeeding Distribution Date on which distributions in reduction of the Certificate Principal Balance of any related Retail Certificates are made, first, the aggregate amount available for distribution in reduction of the Certificate Principal Balance of such Retail Certificates will be applied to repay the applicable Rounding Amount withdrawn from the related Rounding Account on the prior Distribution Date and then, the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the related Rounding Account and such determined Rounding Amount will be added to the amount that is available for distributions in reduction of the Certificate Principal Balance of such Retail Certificates. Any funds remaining in a Rounding Account after the Certificate Principal Balance of the related Retail Certificates is reduced to zero shall be distributed to the Class R Certificateholders.

         Section 4.03      STATEMENTS TO CERTIFICATEHOLDERS.

                  (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder, the Certificate Insurer and the Company a statement setting forth information as to each Class of Certificates and the Mortgage Pool. This statement will include the information set forth in Exhibit Three to this Series Supplement. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

                  (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of Exhibit Three hereto aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

                  (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

                  (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.


         Section 4.04 DISTRIBUTION OF REPORTS TO THE TRUSTEE AND THE COMPANY; ADVANCES BY THE MASTER SERVICER.

                  (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, the Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount, (ii) the amounts required to be withdrawn from the Custodial Account, Rounding Accounts or Reserve Fund and deposited into the Certificate Account and Certificate Insurance Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a), (iii) the amount of the Insurance Premium, and (iv) the amount of Cumulative Insurance Payments as of such Determination Date; provided, however, that the Master Servicer shall provide to the Trustee a written statement setting forth the portion of the Senior Principal Distribution Amount distributable to each Class of Retail Certificates on any Distribution Date on a date prior to the close of business on the next Business Day succeeding each Determination Date, if necessary to enable the Trustee to notify the Depository in accordance with
         Section 4.11(c). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

                  (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

         If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         The Trustee shall deposit all funds it receives pursuant to this
Section 4.04 into the Certificate Account.

         Section 4.05      ALLOCATION OF REALIZED LOSSES.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all the Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses, Extraordinary Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates, on a pro rata basis, as described below. The principal portion of such Realized Losses on the Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates, on a pro rata basis, as described below.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss; provided that, in determining the Certificate Principal Balance of the Accrual Certificates for the purpose of allocating any portion of a Realized Loss thereto, the Certificate Principal Balance of the Accrual Certificates shall be deemed to be equal to the lesser of
(a) the original Certificate Principal Balance of such Certificate and (b) the Certificate Principal Balance of such Certificate prior to giving effect to distributions made on such Distribution Date. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such

Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

         Section 4.06 REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY. (SEE SECTION 4.06 OF THE STANDARD TERMS)


         Section 4.07      OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. (SEE
                           SECTION 4.07 OF THE STANDARD TERMS)

         Section 4.08      SURETY BOND. (SEE SECTION 4.08 OF THE STANDARD TERMS)

         Section 4.09      RESERVE FUND.

         No later than the Closing Date, the Trustee will establish and maintain the Reserve Fund. On the Closing Date the Underwriter shall deposit with the Trustee, and the Trustee shall deposit into the Reserve Fund, cash in an amount equal to the Reserve Fund Deposit.

         The Master Servicer shall direct the Trustee in writing on each Distribution Date to withdraw amounts on deposit in the Reserve Fund for deposit into the Certificate Account, and to pay to the holders of any Insured Certificates pursuant to Section 4.02(a), the amount of Prepayment Interest Shortfalls otherwise allocable to any Insured Certificates pursuant to the definition of Accrued Certificate Interest (to the extent not offset by the Master Servicer pursuant to Section 3.16(e) of the Standard Terms), and to the extent of funds on deposit in the Reserve Fund (the amount of such withdrawal for any Distribution Date, the "Reserve Fund Withdrawal").

         For federal income tax purposes, the Underwriter shall be the owner of the Reserve Fund and shall report all items of income, deduction, gain or loss arising therefrom. Notwithstanding anything herein to the contrary, the Reserve Fund shall not be an asset of the REMIC. The Reserve Fund shall be invested in Permitted Investments at the direction of the Underwriter. All income and gain realized from investment of funds deposited in the Reserve Fund shall be deposited in the Reserve Fund for the sole use and exclusive benefit of the Reserve Fund. The amount of any loss incurred in respect of any such investments shall be deposited in the Reserve Fund by the Underwriter out of its own funds immediately as realized without any right of reimbursement. The balance, if any, remaining in the Reserve Fund on the Distribution Date on which the Certificate Principal Balance of the Insured Certificates is reduced to zero will be distributed by the Trustee to the Underwriter.
To the extent that the Reserve Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, and (2) it shall be owned by the Underwriter, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

         Section 4.10      ROUNDING ACCOUNTS.

         No later than the Closing Date, the Trustee will establish and maintain with itself four segregated trust accounts that are each Eligible Accounts, which shall be titled "Rounding Account, Bank One, National Association, as trustee for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 2000-S10, Class A-4" with respect to the Class A-4 Certificates, "Rounding Account, Bank One, National Association, as trustee for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass- Through Certificates, Series 2000-S10, Class A-6" with respect to the Class A-6 Certificates, "Rounding Account, Bank One, National Association, as trustee for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 2000-S10, Class A-9" with respect to the Class A-9 Certificates, and "Rounding Account, Bank One, National Association, as trustee for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 2000-S10, Class A-10" with respect to the Class A-10 Certificates. On the Closing Date, the Underwriter shall deposit with the Trustee, and the Trustee shall deposit into each Rounding Account, cash in an amount equal to $999.99.

         The Trustee on each Distribution Date shall, based upon information provided by the Master Servicer for the related Distribution Date, withdraw funds from a Rounding Account to pay to the holders of the related Retail Certificates pursuant to Section 4.02(i) the related Rounding Amount.
In addition, the Trustee on each Distribution Date shall, based upon information provided by the Master Servicer for the related Distribution Date, withdraw funds from the Certificate Account to repay to the related Rounding Account the applicable Rounding Amount from the prior Distribution Date as contemplated in
Section 4.02(i).

         Section 4.11      PRINCIPAL DISTRIBUTIONS ON THE RETAIL CERTIFICATES.

         Distributions in reduction of the Certificate Principal Balance of any Class of Retail Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Retail Certificates and at the request of Living Owners of such Retail Certificates or by mandatory distributions by Random Lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (e) below.

         (a) On each Distribution Date on which distributions in reduction of the Certificate Principal Balance of any Class of Retail Certificates are made, such distributions will be made in the following priority among the holders of such Class of Retail Certificates:

                  (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate amount of $100,000 per request; and

                  (ii) any request by a Living Owner, but not exceeding an aggregate amount of $10,000 per request.

         Thereafter, distributions will be made, with respect to each Class of Retail Certificates, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the Certificate Owners of such Class of Retail Certificates until all such requests have been honored.

         Requests for distributions in reduction of the Certificate Principal Balance of any Class of Retail Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Depository. Requests for distributions in reduction of the Certificate Principal Balance of each Class of Retail Certificates presented in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Depository after all requests presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the Certificate Principal Balance of each Class of Retail Certificates will be accepted in accordance with the provisions set forth in Section 4.11(c). All requests for distributions in reduction of the Certificate Principal Balance of each such Class of Retail Certificates with respect to any Distribution Date must be received by the Depository and on the Depository's "participant terminal system" and received by the Trustee no later than the close of business on the related Record Date. Requests for distributions that are on the Depository's participant terminal system and received by the Trustee after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the Certificate Principal Balances of Retail Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until such request is accepted or is withdrawn as provided in Section 4.11(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Certificate Owner of the related Retail Certificate, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of the beneficial ownership of any Retail Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee on or before the Record Date for such Distribution Date of notification of such withdrawal in the manner set forth in Section 4.11(c) on the Depository's participant terminal system.

         Distributions in reduction of the Certificate Principal Balance of each Class of Retail Certificates will be applied in an amount equal to the Senior Principal Distribution Amount allocable to such Class pursuant to Section 4.02(b), plus any amounts available for distribution from the related Rounding Account established as provided in Section 4.10, provided that the aggregate distribution in reduction of the Certificate Principal Balances of the Retail Certificates on any Distribution Date shall be made in an integral multiple of $1,000.

         To the extent that the portion of the Senior Principal Distribution Amount allocable to distributions in reduction of the Certificate Principal Balance of each Class of Retail Certificates on any Distribution Date exceeds the aggregate Certificate Principal Balance of such Class of Retail Certificates with respect to which distribution requests, as set forth above, have been received (plus any amounts required to be distributed pursuant to the related Rounding Account), distributions in reduction of the Certificate Principal Balance of each such Class of Retail Certificates will be made by mandatory distribution pursuant to Section 4.11(d).

         (b) A Retail Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.11 if the death of the Certificate Owner thereof is deemed to have occurred. Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Certificate Owner, and the Retail Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the Certificate Principal Balance thereof, subject to the limitations stated above. Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Certificate Owners of a number of Individual

Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Certificate Owner of the Retail Certificates, as applicable, owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Retail Certificates will be deemed to be the death of the Certificate Owner of such Retail Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Depository Participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Certificate beneficial interests shall include the power to sell, transfer or otherwise dispose of a Retail Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Certificate Principal Balances of the Retail Certificates, as applicable, payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Certificate Owner.
The Trustee may rely entirely upon documentation delivered to it pursuant to
Section 4.11(c) in establishing the eligibility of any Certificate Owner to receive the priority accorded Deceased Holders in Section 4.11(a).

         (c) Requests for distributions in reduction of the Certificate Principal Balance of Retail Certificates must be made by delivering a written request therefor to the Depository Participant or Indirect Depository Participant that maintains the account evidencing such Certificate Owner's interest in Retail Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Depository Participant under separate cover. The Depository Participant shall forward a certification, satisfactory to the Trustee, certifying the death of the Deceased Holder and the receipt of the appropriate death and tax waivers. The Depository Participant should in turn make the request of the Depository (or, in the case of an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant of such request, which Depository Participant should make the request of the Depository) on the Depository's participant terminal system. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Company, Master Servicer or the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Depository, a Depository Participant or any Indirect Depository Participant.

         The Depository shall maintain a list of those Depository Participants representing the appropriate Certificate Owners of Retail Certificates that have submitted requests for distributions in reduction of the Certificate Principal Balance of Retail Certificates, together with the order of receipt and the amounts of such requests on the Depository's participant terminal system. The Depository will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.11(a) above). The Trustee shall notify the Depository as to which requests should be honored on each Distribution Date at least three Business Days prior to such Distribution Date based on the report received by the Trustee pursuant to Section 4.04 and shall notify the Depository as to the amount of the Senior Principal Distribution amount to be distributed to the Retail Certificates by Random Lot pursuant to
Section 4.11(d). Requests shall be honored by the

Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.11. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters will be final and binding on all affected persons.

         Individual Retail Certificates that have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs.

         Any Certificate Owner of a Retail Certificate that has requested a distribution may withdraw its request by so notifying in writing the Depository Participant or Indirect Depository Participant that maintains such Certificate Owner's account. In the event that such account is maintained by an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant which in turn must forward the withdrawal of such request on the Depository's participant terminal system. If such withdrawal of a request for distribution has not been received on the Depository's participant terminal system on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of the Retail Certificates on such Distribution Date.

         In the event any requests for distributions in reduction of the Certificate Principal Balances of the Retail Certificates are rejected by the Trustee for failure to comply with the requirements of this Section 4.11, the Trustee shall return such request to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

         (d) To the extent, if any, that distributions in reduction of the Certificate Principal Balance of any Class of Retail Certificates on a Distribution Date exceed the outstanding Certificate Principal Balance of such Retail Certificates with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.11(a) above, the additional distributions in reduction of the Certificate Principal Balance of such Retail Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Retail Certificates will be made by Random Lot in accordance with the then-applicable Random Lot procedures of the Depository, the Depository Participants and the Indirect Depository Participants representing the Certificate Owners; PROVIDED HOWEVER, that, if after the distribution in reduction of the Certificate Principal Balance of such Retail Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the Certificate Principal Balance of such Retail Certificates would not be reduced to zero, the Individual Retail Certificates to which such distributions will be applied shall be selected by the Depository from those Retail Certificates of such Class not otherwise receiving distributions in reduction of the Certificate Principal Balance on such Distribution Date. The Trustee shall notify the Depository of the aggregate amount of the mandatory distribution in reduction of the Certificate Principal Balance of any Class of Retail Certificates to be made on the next Distribution Date. The Depository shall then allocate such aggregate amount among its Depository Participants on a Random Lot basis. Each Depository Participant and, in turn, each Indirect Depository Participant will then select, in accordance with its own procedures, Individual Retail Certificates from among those held in its accounts to receive mandatory distributions in reduction of the Certificate Principal Balance of any Class of Retail Certificates, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Indirect Depository Participant by its related Depository Participant, as the case may be. Depository Participants and Indirect Depository Participants that hold Retail Certificates selected for mandatory distributions in reduction of the Certificate Principal Balance thereof are required to provide notice of such mandatory distributions to the affected Certificate Owners. The Master Servicer agrees to notify the Trustee of the amount of distributions in reduction of the Certificate Principal Balance of any Class of Retail Certificates to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations pursuant to the letter of representations dated the Closing Date among the Company, the Trustee and the Depository.

         (e) Notwithstanding any provisions herein to the contrary, on any Distribution Date on which (i) any Realized Losses are allocated to the Insured Certificates and (ii) an Certificate Insurer Default is occurring, distributions in reduction of the Certificate Principal Balance of the Insured Certificates will be made pro rata among the Certificate Owners of the Insured Certificates and will not be made in integral multiples of $1,000 nor pursuant to requests for distribution as permitted by this Section 4.11 or mandatory distributions by Random Lot.

         (f) In the event that Definitive Certificates representing the Retail Certificates are issued pursuant to Section 5.01 of the Standard Terms, an amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which distributions in reduction of the Certificate Principal Balance of such Retail Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Retail Certificates, with the provisions of this Section 4.11.

                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01      THE CERTIFICATES (SEE SECTION 5.01 OF THE STANDARD
                           TERMS).

         Section 5.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES (SEE SECTION 5.02 OF THE STANDARD TERMS).

         Section 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES (SEE SECTION 5.03 OF THE STANDARD TERMS).

         Section 5.04      PERSONS DEEMED OWNERS.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

         Section 5.05 APPOINTMENT OF PAYING AGENT (SEE SECTION 5.05 OF THE STANDARD TERMS).

         Section 5.06      OPTIONAL PURCHASE OF CERTIFICATES.

                  (a) On any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.

                  (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

                           (i) the Distribution Date upon which purchase of the
                  Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                           (ii) the purchase price therefor, if known, and

                           (iii) that the Record Date otherwise applicable to
                  such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

                  (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto and any Prepayment Interest Shortfalls allocated to the Insured Certificates to the extent covered by the Reserve Fund or a Guaranteed Distribution.

                  (d) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the

         Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER
                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                   ARTICLE VII

                                     DEFAULT
                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01 TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR THE COMPANY OR LIQUIDATION OF ALL MORTGAGE LOANS.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                           (i) the later of the final payment or other
                  liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                           (ii) the purchase by the Master Servicer or the
                  Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of the REMIC formed under the Series Supplement as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

                  (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                           (i) the anticipated Final Distribution Date upon
                  which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                           (ii) the amount of any such final payment, if known,
                  and

                           (iii) that the Record Date otherwise applicable to
                  such Distribution Date is not applicable, and in the case of the Senior, Class M and Class B Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

                  (c) In the case of the Senior, Class M or Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows:
         (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in
         Section 4.02(a) and any Prepayment Interest Shortfalls allocated to the Insured Certificates to the extent covered by the Reserve Fund or a Guaranteed Distribution, and (B) with respect to the

         Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

                  (d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
         Section 9.01.

         Section 9.02 ADDITIONAL TERMINATION REQUIREMENTS (SEE SECTION 9.02 OF THE STANDARD TERMS.

                                    ARTICLE X

                                REMIC PROVISIONS

         Section 10.01 REMIC ADMINISTRATION. (SEE SECTION 10.01 OF THE STANDARD TERMS)

         Section 10.02 MASTER SERVICER; REMIC ADMINISTRATOR AND TRUSTEE INDEMNIFICATION. (SEE SECTION 10.02 OF THE STANDARD TERMS)

         Section 10.03     DESIGNATION OF REMIC(S).

         The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund and the Reserve Fund) as a REMIC for federal income tax purposes.

         The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined in the Standard Terms) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c) of the Standard Terms, any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

         Section 10.04 DISTRIBUTIONS ON THE UNCERTIFICATED REMIC REGULAR INTERESTS.

         (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC Regular Interests, Uncertificated Accrued Interest on the Uncertificated REMIC Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date.

         (b) In determining from time to time the Uncertificated REMIC Regular Interest Distribution Amounts, Realized Losses allocated to the Class A-V Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC Regular Interests on a pro rata basis based on the Uncertificated Accrued Interest for the related Distribution Date.

         (c) On each Distribution Date, the Trustee shall be deemed to distribute from the Trust Fund, in the priority set forth in Section 4.02(a), to the Class A-V Certificates, the amounts distributable thereon from the Uncertificated REMIC Regular Interest Distribution Amounts deemed to have been received by the Trustee from the Trust Fund under this Section 10.04. The amount deemed distributable hereunder with respect to the Class A-V Certificates shall equal 100% of the amounts payable with respect to the Uncertificated REMIC Regular Interests.

         (d) Notwithstanding the deemed distributions on the Uncertificated REMIC Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

         Section 10.05     COMPLIANCE WITH WITHHOLDING REQUIREMENTS.

         Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original interest discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01     AMENDMENT.  (SEE SECTION 11.01 OF THE STANDARD TERMS)

         Section 11.02     RECORDATION OF AGREEMENT.  COUNTERPARTS.  (SEE
                           SECTION 11.02 OF THE STANDARD TERMS)

         Section 11.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.  (SEE
                           SECTION 11.03 OF THE STANDARD TERMS)

         Section 11.04     GOVERNING LAWS.  (SEE SECTION 11.04 OF THE STANDARD
                           TERMS)

         Section 11.05     NOTICES.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:


               RECIPIENT                         ADDRESS
Company                                 8400 Normandale Lake Boulevard
                                        Suite 600, Minneapolis, Minnesota  55437,
                                        Attention:  President

Master Servicer                         10 Universal City Plaza, Suite 2100
                                        Universal City, California 91608,
                                        Attention:  Managing Director/Master Servicing

Trustee                                 Corporate Trust Office
                                        The Trustee designates its offices
                                        located at 14 Wall Street, 8th Floor New
                                        York, New York 10005, for the purposes
                                        of Section 8.12 of the Standard Terms

Fitch                                   One State Street Plaza
                                        New York, New York 10004

Standard & Poor's                       55 Water Street
                                        New York, New York 10041

Certificate Insurer                     One State Street Plaza
                                        New York, New York 10004,
                                        Attention: Consumer Asset-Backed Securities Group, Re:
                                        Residential Funding Mortgage Securities I, Inc., Mortgage
                                        Pass-Through Certificates, Series 2000-S10

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06 REQUIRED NOTICES TO RATING AGENCY AND SUBSERVICER. (SEE SECTION 11.06 OF THE STANDARD TERMS)

         Section 11.07 SEVERABILITY OF PROVISIONS. (SEE SECTION 11.07 OF THE STANDARD TERMS)

         Section 11.08     SUPPLEMENTAL PROVISIONS FOR RESECURITIZATION.  (SEE
                           SECTION 11.08 OF THE STANDARD TERMS)

         Section 11.09     ALLOCATION OF VOTING RIGHTS.

         98% of all Voting Rights shall be allocated among Holders of Certificates, other than the Class A-V Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates, 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates in accordance with their respective Percentage Interests; and 1.0% of all Voting Rights shall be allocated among the Holders of the Class R Certificates in accordance with their respective Percentage Interests.

                                   ARTICLE XII

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER


         Section 12.01. RIGHTS OF THE CERTIFICATE INSURER TO EXERCISE RIGHTS OF INSURED CERTIFICATEHOLDERS.

         By accepting its Certificate, each Insured Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all consent, voting, direction and other control rights of the Insured Certificateholders under this Agreement without any further consent of the Insured Certificateholders.

         Section 12.02. CLAIMS UPON THE CERTIFICATE POLICY; CERTIFICATE INSURANCE ACCOUNT.

         (a) If, on the Business Day next succeeding the Determination Date, the Master Servicer determines that (i) the funds that will be on deposit in the Certificate Account on the related Certificate Account Deposit Date, to the extent distributable to the Insured Certificateholders pursuant to Section 4.02(a)(i), together with any Reserve Fund Withdrawal for the related Distribution Date, are insufficient to pay the Accrued Certificate Interest for such Distribution Date; PROVIDED HOWEVER, Accrued Certificate Interest on the Insured Certificates will be deemed to include any portion of the amounts allocated to such Certificates described in clause (i) of the definition thereof (to the extent such amounts are not offset by payments made by the Master Servicer or from the Reserve Fund Withdrawal) and clauses (ii) through (iv) of the definition thereof (in each case, to the extent such shortfalls are not covered by the subordination provided by the Class M and Class B Certificates and provided that such shortfalls shall not include interest not collectible pursuant to the Soldiers' and Sailors' Relief Act of 1940, as amended) on such Distribution Date, (ii) the principal portion of any Realized Loss is allocated to the Insured Certificates on such Distribution Date or (iii) the funds available in connection with an optional termination of the Trust Fund pursuant to Section 5.06 or Section 9.01 or on the Final Distribution Date will be insufficient to reduce the Certificate Principal Balance of the Insured Certificates to zero, the Master Servicer shall deliver to the Trustee not later than 1:00 p.m. New York City time on the Business Day next succeeding the Determination Date a certificate signed by a Servicing Officer directing the Trustee to draw on the Certificate Policy and stating the amount to be drawn and stating the Guaranteed Distribution for the Insured Certificates, and the Trustee shall give notice by telephone or telecopy of the aggregate amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the endorsement of the Certificate Policy, to the Certificate Insurer at or before 12:00 noon, New York City time, on the Business Day prior to such Distribution Date. If, subsequent to such notice, and prior to payment by the Certificate Insurer pursuant to such notice, additional amounts are deposited in the Certificate Account, the Trustee shall reasonably promptly notify the Certificate Insurer and withdraw the notice or reduce the amount claimed, as appropriate.

         (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Insured Certificates and the Certificate Insurer referred to herein as the "Certificate Insurance Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Certificate Policy in the Certificate Insurance

Account and distribute such amount only for purposes of payment to Holders of Insured Certificates of the Guaranteed Distribution for which a claim was made. Such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Certificate Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Insured Certificates in accordance with Section 4.02, Section 5.06(c) or Section 9.01(c), as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Insured Certificates to be paid from funds transferred from the Certificate Insurance Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to Holders of the Certificates pursuant to Section 4.03. Funds held in the Certificate Insurance Account shall not be invested by the Master Servicer.

         On any Distribution Date with respect to which a claim has been made under the Certificate Policy, the amount of any funds received by the Trustee as a result of any claim under the Certificate Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date, shall be withdrawn from the Certificate Insurance Account and deposited in the Certificate Account and applied by the Master Servicer on behalf of the Trustee, together with the other funds to be distributed to the Insured Certificateholders pursuant to
Section 4.02, directly to the payment in full of the Guaranteed Distribution due on the Insured Certificates. Any funds remaining in the Certificate Insurance Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

         (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid into the Certificate Insurance Account in respect of any Insured Certificate from moneys received under the Certificate Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Day's prior notice to the Trustee.

         Section 12.03. EFFECT OF PAYMENTS BY THE CERTIFICATE INSURER; SUBROGATIONS.

         Anything herein to the contrary notwithstanding, for purposes of this
Section 12.03, any payment with respect to principal of or interest on the Insured Certificates which is made with monies received pursuant to the terms of the Certificate Policy shall not be considered payment of the Insured Certificates from the Trust Fund. The Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of an Insured Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Master Servicer, the Trustee or the Certificate Registrar, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Insured Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Insured Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund; provided that the Certificate Insurer shall be paid such amounts only from the sources and in the manner explicitly provided for herein.

         The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

         Section 12.04.             NOTICES AND INFORMATION TO THE CERTIFICATE
                                    INSURER.

         (a) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders shall also be sent to the Certificate Insurer.

         (b) The Master Servicer shall designate a Person who shall be available to the Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans.

         Section 12.05.             TRUSTEE TO HOLD CERTIFICATE POLICY.

         The Trustee will hold the Certificate Policy in trust as agent for the Insured Certificateholders for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Certificate Policy, nor the amounts paid on the Certificate Policy will constitute part of the Trust Fund or assets of the REMIC created by this Agreement. Each Insured Certificateholder, by accepting its Certificate, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Certificate Policy. The Trustee shall surrender the Certificate Policy to the Certificate Insurer for cancellation upon the expiration of the term of the Certificate Policy as provided in the Certificate Policy following the retirement of the Insured Certificates. To the extent that the Certificate Policy constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside credit support agreement and not an asset of the REMIC and (2) it shall be owned by the Certificate Insurer, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

         Section 12.06.             PAYMENT OF INSURANCE PREMIUM.

         Unless otherwise designated in writing by the President or a Managing Director of the Certificate Insurer to the Trustee, the Insurance Premium to be paid pursuant to Section 4.02(a) shall be paid by the Trustee to the Certificate Insurer by wire transfer with the following details specifically stated in the wire transfer:

         Bank:                      Citibank, N.A.
         ABA Number:                021000089
         For the account of:        Ambac Assurance Corporation
         Account Number:            40609486
         Re:                        Series 2000-S10
         Attention:                 Pamela Dottin
                                    (212) 208-3308

         IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                      [Seal] RESIDENTIAL FUNDING MORTGAGE
                               SECURITIES I, INC.

Attest:                                                   By:
        -------------------------                             -----------------------------
         Name:    Lisa Lundsten                                    Name:  Randy Van Zee
         Title:   Vice President                                   Title:    Vice President



[Seal]
                                                          RESIDENTIAL FUNDING CORPORATION

Attest:                                                   By:
        -------------------------                             -----------------------------
         Name:    Randy Van Zee                                    Name:  Lisa Lundsten
         Title:   Director                                         Title:    Director



[Seal]                                                    BANK ONE, NATIONAL ASSOCIATION
                                                                                 as Trustee

Attest:                                                   By:
        -------------------------                             -----------------------------
         Name:                                                     Name:
         Title:                                                    Title:



STATE OF MINNESOTA    )
                      ) ss.:
COUNTY OF HENNEPIN    )

                  On the 25th day of August 2000 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               Notary Public

                                               -----------------

[Notarial Seal]

STATE OF MINNESOTA    )
                      ) ss.:
COUNTY OF HENNEPIN    )

                  On the 25th day of August 2000 before me, a notary public in and for said State, personally appeared Lisa Lundsten, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                Notary Public

                                                ------------------

[Notarial Seal]

STATE OF      )
              ) ss.:
COUNTY OF     )

                  On the 25th day of August 2000 before me, a notary public in and for said State, personally appeared ______________, known to me to be a Vice President of Bank One, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                Notary Public

                                                ------------------

[Notarial Seal]

                                   EXHIBIT ONE
                             MORTGAGE LOAN SCHEDULE

Run on      : 08/17/00                        RFC DISCLOSURE SYSTEM
AT          : 16.19.26                        FIXED PASSTHRU REPORT                              Amortized Balance RFFSDFIX-01
Series      :RFMSI 2000 S10                                                                      Cut-off Date:  08/01/00
Pool        : 0004451
            :
Pool Status F


                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1951082     348817.34           8     .2500      7.7500     .0300         0     .0000         0        7.72          0       7.72
1961464    199,155.42       8.625      0.25       8.375      0.08         0         0         0       8.295      0.545       7.75
1968562     85,487.62      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450       7.75
1975769    224,254.06      8.1250      0.25       7.875     .0800     .0000     .0000     .0000      7.7950      .0450       7.75
1978371    335,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200       7.75
1979675    143,597.47      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200       7.75
1982096    301,330.97      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950       7.75
1982547    515,079.46      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450     7.7500
1982946    750,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200     7.7500
1983929    219,771.00      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700     7.7500
1984567    156,586.85      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700     7.7500
1985123     41,361.22      9.7500     .2500      9.5000     .0800     .0000     .0000     .0000      9.4200     1.6700     7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1985464     26,075.54      9.7500     .2500      9.5000     .0800     .0000     .0000     .0000      9.4200     1.6700      7.7500
1985768    299,377.08      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
1986720    649,249.34      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1986766     85,320.65      9.5000     .2500      9.2500     .0800     .0000     .0000     .0000      9.1700     1.4200      7.7500
1987654    194,161.52      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
1987805    166,159.19      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1987979    449,424.13      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1988643    359,798.18      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1988683     56,191.46      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700      7.7500
1989029    166,076.96      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700      7.7500
1989260    314,277.12      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1989324    271,511.84      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
1989365    438,921.53      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1989401    284,283.96      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1989408    286,613.54      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1989410    379,317.11      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1989497    439,194.67      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1989517     82,574.81      7.7500     .2500      7.5000     .0300     .0000     .0000     .0000      7.4700      .0000      7.4700
1989528    280,094.50      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1989537    278,526.55      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1989665    283,818.90      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1989741    649,950.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1989790    612,500.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1989795     83,519.56      9.6250     .2500      9.3750     .0800     .0000     .0000     .0000      9.2950     1.5450      7.7500
1990151    437,278.03      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1990182    337,810.51      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1990313    207,870.72      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1990390    327,475.64      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
1990396    258,239.39      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1990413     81,459.91      9.5000     .2500      9.2500     .0800     .0000     .0000     .0000      9.1700     1.4200      7.7500
1990569    296,815.39      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1990584    356,789.23      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1990670    299,531.98      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1990804    377,732.56      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1990987    331,808.98      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1991023    266,096.82      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1991123    300,613.03      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1991184    368,782.14      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1991192    487,704.37      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1991195    268,645.35      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1991220    272,634.73      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1991238    474,055.05      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1991245    108,750.00      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1991270    296,075.10      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1991278    293,802.73      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
1991282    299,813.49      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1991346    475,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1991363    379,786.97      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1991453    100,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1991467    276,744.76      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1991471    259,838.39      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1991486    142,331.18      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700      7.7500
1991498    279,030.86      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1991520    399,775.75      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1991525    310,141.46      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1991604    242,121.08      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
1991620    455,723.75      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1991695    296,810.62      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1991786    316,826.85      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1991829    169,897.01      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1991832    649,595.99      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1991837    344,400.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1991841    190,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1991842    392,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1991844    303,750.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1991857    101,939.78      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1991863    285,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1991873    101,692.96      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1991882    101,638.38      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1991930    353,526.06      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1991933    267,698.39      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1991934    274,665.64      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992006    265,451.09      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1992007    400,956.95      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992022    264,851.44      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1992024    160,902.46      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992027    609,590.70      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
1992031    314,823.40      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1992056    319,820.60      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1992101    290,841.04      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1992106    271,851.42      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1992112    277,422.98      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1992113    324,594.59      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1992122    331,898.81      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992126    399,775.75      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1992137    289,134.75      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1992151    334,802.21      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992154    359,792.87      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992157    272,643.05      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992161    331,004.46      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992163    315,822.84      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1992173    499,704.80      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992178    573,384.14      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1992193    326,690.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992195    310,071.50      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992209    361,541.87      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992210    311,815.80      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992212    277,340.35      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992214    381,855.17      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992216    311,011.47      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992217    516,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992218    354,795.75      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1992219    291,827.60      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992220    470,075.15      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992221    349,798.63      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992222    293,835.17      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1992223    331,009.44      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992224    364,590.12      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992225    332,803.40      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992227    519,692.99      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992229    404,778.78      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1992230    333,397.90      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992231    399,769.87      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1992232    299,836.13      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1992234    269,827.83      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1992235    350,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992237    416,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992270    275,345.54      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1992283    269,344.94      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1992285    489,287.80      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700     7.7500
1992287    296,820.08      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200     7.7500
1992329    100,941.89      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700     7.7500
1992337    399,200.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950     7.7500
1992364    649,159.73      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200     7.7500
1992380    427,740.72      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200     7.7500
1992384    275,357.17      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700     7.7500
1992385    181,800.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950     7.7500
1992387    339,804.38      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700     7.7500
1992400    154,713.21      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950     7.7500
1992438    486,700.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950     7.7500
1992443    500,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950     7.7500
1992481    192,500.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450     7.7500
1992482    500,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200     7.7500
1992500    118,685.14      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200     7.7500
1992518    307,349.33      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200     7.7500
1992566    267,200.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950     7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1992567    318,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1992619    272,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1992714    340,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1992719    424,549.20      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992720    366,777.66      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992836    358,200.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992865     78,550.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1992867    623,612.14      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1992909    477,310.67      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1992982    552,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1992984    273,425.53      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1992988    300,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1992991    292,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993031    269,600.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993119    330,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1993123    418,250.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993124    360,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1993135    360,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993159    650,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993163    107,000.00      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
1993171    315,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1993197    309,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1993219    283,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1993220    423,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1993224    287,200.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1993234    363,655.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1993297    313,600.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993328    301,326.54      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1993337    156,317.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1993373    299,818.25      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1993377    289,600.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1993391    464,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1993406    106,650.00      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1993410    330,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1993419    308,880.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1993435    399,950.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993478    319,399.14      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993486    323,788.06      8.1250     .2500      7.8750      0.08     .0000     .0000     .0000      7.7950      .0450      7.7500
1993495    539,689.32      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1993497    263,794.16      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1993502    279,816.84      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
1993504    359,798.18      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1993510    250,000.00      8.9000     .2500      8.6500     .0800     .0000     .0000     .0000      8.5700      .8200      7.7500
1993513    355,500.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1993520     60,700.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1993527    300,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
1993530    272,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1993533    334,850.00      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1993536    284,750.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1993612     84,050.00      9.5000     .2500      9.2500     .0800     .0000     .0000     .0000      9.1700     1.4200      7.7500
1993636    650,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1993647    384,789.70      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1993648    650,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993658    120,100.00      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
1993659    600,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1993662    375,783.68      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1993687    379,769.80      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1993734    331,200.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1993741    550,000.00      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
1993747    280,225.71      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993751    600,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1993762     49,971.97      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1993766    311,200.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993769    400,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1993773    464,703.49      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1993777    370,400.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993780    299,813.53      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993809    324,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1993816    145,747.39      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
1993823    356,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1993841    261,087.62      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1993851    175,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000        8.42      .6700      7.7500
1993862    300,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      0.295      7.7500
1993874    455,200.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1993882    350,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1993910    543,678.82      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1994015    419,745.56      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994027    329,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1994043    336,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1994046    360,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994057    275,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1994150    367,771.26      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994151    323,813.59      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994156    266,092.80      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1994157    299,818.25      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1994159    296,624.77      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1994161    363,790.58      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994162    244,081.29      6.7500     .2500      6.5000     .0300     .0000     .0000     .0000      6.4700      .0000      6.4700
1994166    273,834.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994171    434,100.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1994175    323,400.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994185    650,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1994208    327,811.29      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994211    400,001.22      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994214    460,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1994215    295,021.16      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994220    359,770.44      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1994221    274,324.96      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1994222    326,400.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1994225    647,270.75      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1994226    562,812.41      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
1994229    349,798.63      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1994232    299,827.40      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994234    438,933.93      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994236    455,397.39      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1994240    509,640.05      7.7500     .2500      7.5000     .0300     .0000     .0000     .0000      7.4700      .0000      7.4700
1994243    439,746.85      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994247    550,546.80      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1994250    382,990.69      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1994251    299,827.40      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994254    629,628.05      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1994256    262,836.53      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994262    739,574.24      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994264    305,574.09      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994266    312,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994269    306,500.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200        7.75
1994272    299,751.86      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1994276    411,750.40      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994282    425,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1994283    361,800.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1994285    269,844.65      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994288    282,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1994291    282,378.83      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994293    896,500.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994300    266,716.32      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
1994304    309,802.32      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1994305    277,564.84      6.8750     .2500      6.6250     .0300     .0000     .0000     .0000      6.5950      .0000      6.5950
1994306    320,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
1994308    332,593.14      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994314    223,546.09      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
1994315    275,828.45      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994316    277,952.46      7.2500     .2500      7.0000     .0300     .0000     .0000     .0000      6.9700      .0000      6.9700
1994318    250,055.71      7.5000     .2500      7.2500     .0300     .0000     .0000     .0000      7.2200      .0000      7.2200
1994319    474,904.63      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994322    333,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
1994325    300,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1994327    340,593.54      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994328    598,837.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994332    327,801.29      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994335    350,587.48      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994337    432,501.02      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994338    381,837.52      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994341    409,600.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994343    391,730.22      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
1994347    344,935.47      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994351    299,822.88      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1994352    292,595.40      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
1994367    361,052.68      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1994378    266,250.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994401    240,789.71      7.0000     .2500      6.7500     .0300     .0000     .0000     .0000      6.7200      .0000      6.7200
1994427    299,123.85      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994428    232,029.69      7.3750     .2500      7.1250     .0300     .0000     .0000     .0000      7.0950      .0000      7.0950
1994432    152,403.40      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1994433    367,176.35      7.0000     .2500      6.7500     .0300     .0000     .0000     .0000      6.7200      .0000      6.7200
1994434    256,885.09      7.0000     .2500      6.7500     .0300     .0000     .0000     .0000      6.7200      .0000      6.7200
1994445    243,242.87      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
1994449    438,976.29      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1994450    490,180.79      6.8750     .2500      6.6250     .0300     .0000     .0000     .0000      6.5950      .0000      6.5950
1994456    287,230.42      7.1250     .2500      6.8750     .0300     .0000     .0000     .0000      6.8450      .0000      6.8450
1994459    469,757.37      7.0000     .2500      6.7500     .0300     .0000     .0000     .0000      6.7200      .0000      6.7200
1994462    319,666.03      7.3750     .2500      7.1250     .0300     .0000     .0000     .0000      7.0950      .0000      7.0950
1994469    347,639.49      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
1994474    316,369.29      7.0000     .2500      6.7500     .0300     .0000     .0000     .0000      6.7200      .0000      6.7200
1994477    281,154.84      7.5000     .2500      7.2500     .0300     .0000     .0000     .0000      7.2200      .0000      7.2200
1994483    241,328.69      7.0000     .2500      6.7500     .0300     .0000     .0000     .0000      6.7200      .0000      6.7200
1994487    268,997.84      7.0000     .2500      6.7500     .0300     .0000     .0000     .0000      6.7200      .0000      6.7200
1994550    344,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1994558    360,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1994559    150,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1994700    289,845.67      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1994718    300,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1994720    289,600.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1994738    280,107.48      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
1994889    650,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1994915    400,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1995009    307,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1995012    340,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1995017    387,500.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
1995022    328,800.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1995041    310,142.67      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
1995171    295,250.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1995177    296,400.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
1995225    332,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1995236    261,600.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1995238    444,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
1995281    274,500.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
1995370    260,300.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

1995380    283,250.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1995414    346,500.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
1995441    272,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
1995614    275,837.05      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
2934342    254,152.15      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
2955497    449,464.61      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3371055     74,879.36      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
3379494    325,011.91      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3425808    319,351.54      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3435052     39,063.37      9.7500     .2500      9.5000     .0800     .0000     .0000     .0000      9.4200     1.6700      7.7500
3441163    508,966.54      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3446850    134,420.87      9.7500     .2500      9.5000     .0800     .0000     .0000     .0000      9.4200     1.6700      7.7500
3457155    398,640.03      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3457418    327,358.75      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3472660     92,063.67      9.7500     .2500      9.5000     .0800     .0000     .0000     .0000      9.4200     1.6700      7.7500
3472670     97,508.57      9.7500     .2500      9.5000     .0800     .0000     .0000     .0000      9.4200     1.6700      7.7500
3476513    120,496.80      9.5000     .2500      9.2500     .0800     .0000     .0000     .0000      9.1700     1.4200      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3485147    642,435.23      7.1250     .2500      6.8750     .0300     .0000     .0000     .0000      6.8450      .0000      6.8450
3485162    349,119.02      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3485179    376,485.56      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3485184    274,648.07      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3485191    317,387.47      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3485193    280,421.92      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3485194    278,125.01      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3488250    298,488.79      7.7500     .2500      7.5000     .0300     .0000     .0000     .0000      7.4700      .0000      7.4700
3489372    411,165.13      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3492012    163,395.91      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3494869    152,764.31      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3496700    372,263.04      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3496701    258,321.68      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3496708    367,424.61      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3496726    331,327.23      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3497536    374,331.02      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3499912    299,464.81      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3500330    279,474.25      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3503461    618,647.73      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3510824     67,468.51      9.7500     .2500      9.5000     .0800     .0000     .0000     .0000      9.4200     1.6700      7.7500
3513238     63,582.00      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
3516368    301,827.70      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3517969    142,517.85      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3518386    155,512.77      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3520879    331,596.33      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3526895     66,958.35      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3533708     75,459.82      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
3538025    236,417.38      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3539522    167,905.82      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3541594     78,309.38      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700      7.7500
3544353    305,410.58      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3544355    398,462.76      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3544409    510,829.86      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3544431    324,573.36      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3544468    698,531.61      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3544527    489,356.26      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3544547    399,208.79      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3544648    309,119.51      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3544657    272,446.79      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3544665    598,784.16      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3546293     95,343.68      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3546309    206,284.29      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3546312    118,731.65      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3547167    308,077.19      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3550891    349,771.05      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3551100    339,531.78      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3551101    324,141.82      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3551105    299,606.19      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3557628     63,160.71      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3563181    499,310.83      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3564555    223,874.43      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3564568    455,723.75      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3564601    109,936.71      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3568157    587,652.85      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3568171    339,607.35      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3568183    399,549.84      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3568192    356,276.58      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3568200    499,672.93      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3568218    279,847.06      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3568395    331,798.87      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3569028    286,411.22      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3569029    330,797.28      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3569030    287,640.73      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3569031    330,544.42      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3569032    187,400.21      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
3569033    299,827.40      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3569034    649,635.60      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3569035    419,752.03      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3569036    307,018.62      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3569037    335,075.01      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3569038    426,504.47      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3569039    301,421.93      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3569041     89,825.46      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3569042    298,818.86      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3569043    499,289.47      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3569044    481,750.38      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3569046    359,781.91      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3569047    299,407.25      8.1250     .5000      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3569048    371,694.10      8.2500     .5000      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3569049    322,961.91      8.1250     .5000      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3569050     82,451.29      8.6250     .5000      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3569051    472,213.75      8.5000     .5000      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3569052    649,585.51      8.2500     .5000      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3569053     43,003.59      8.6250     .5000      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3569054    431,757.81      8.8750     .5000      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3569055    159,903.06      8.5000     .5000      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3569056    157,154.73      8.5000     .5000      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3569057    261,091.71      8.5000     .5000      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3569058    382,961.82      8.3750     .5000      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3569060    267,829.10      8.2500     .5000      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3569062    369,751.74      8.0000     .5000      7.5000     .0300     .0000     .0000     .0000      7.4700      .0000      7.4700
3569063    375,747.71      8.0000     .5000      7.5000     .0300     .0000     .0000     .0000      7.4700      .0000      7.4700
3570063    127,680.22      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3570087    355,800.42      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3570121    385,660.14      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3570123    110,188.19      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3570153    130,726.67      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3570596    293,912.46      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3574715    332,298.57      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3574720    329,805.17      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3576084     80,179.08      8.9900     .2500      8.7400     .0800     .0000     .0000     .0000      8.6600      .9100      7.7500
3578507    539,697.27      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3578516    509,691.04      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578681    324,813.01      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578684    339,575.86      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578685    439,341.84      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578688    611,311.26      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3578689    286,813.29      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3578690    483,396.24      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578692    279,821.45      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578693    352,796.90      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578694    583,627.60      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578695    314,793.94      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3578696    414,506.02      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578697    419,745.56      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578699    349,798.62      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578700    598,164.47      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3578701     81,912.39      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
3578702    424,728.99      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3578703    522,674.92      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578704    459,714.08      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578705    336,811.07      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3578706    379,751.43      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3578707    579,657.56      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578710    349,798.62      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578711    378,876.17      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578712    263,848.11      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578715    359,792.87      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578719    303,030.02      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3578720    353,796.33      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578722    299,818.25      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578724    274,833.40      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578725    449,747.71      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3578727    322,304.63      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578730    379,287.24      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3578731    495,707.16      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3578732    189,890.68      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578733    399,757.67      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578734    319,801.09      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578737    151,921.20      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700      7.7500
3578738    295,834.06      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3578739    372,774.03      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578740    338,294.93      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578741    389,431.51      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578742    433,865.79      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578743    275,345.54      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3578744    348,819.07      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700      7.7500
3578746    407,765.26      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578748    999,409.60      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578749    547,650.55      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578750    279,830.37      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578751    267,424.94      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3578752    374,754.69      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3578753    633,625.69      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578755    480,369.18      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3578756    577,159.04      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578757    271,746.60      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578758    479,716.60      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578759    287,816.35      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578760    531,677.71      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578761    649,606.23      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578762    299,818.25      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578764    367,771.26      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578766    404,760.89      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578769    303,825.10      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578772    345,390.63      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578773    306,209.55      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578774    349,782.45      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578775    289,819.75      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578776    324,792.76      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3578777    463,711.59      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578779    280,000.86      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
3578782    398,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578784    435,735.86      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578785    149,915.90      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3578786    421,473.57      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578787    295,816.01      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578788    318,202.09      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578789    399,650.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578790    343,993.34      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578792    299,813.53      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578793    262,616.31      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3578794    271,035.70      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578795    339,607.33      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3578796    394,748.12      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3578797    649,616.24      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3578799    403,721.96      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3578800    293,821.89      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578801    299,818.25      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578802    331,793.64      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3578804    399,757.67      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578805    329,800.08      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3578807    329,789.57      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3579876    399,769.86      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3579937    386,788.61      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3583102    188,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3583106    135,500.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3583113    128,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3583116    363,718.03      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3589155    639,200.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3589156     31,800.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3589159    125,921.69      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3589186    604,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3590987    337,500.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3592288    434,208.46      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3592399    262,400.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3593315     68,400.00      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3595611    206,880.91      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3596137    148,250.00      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3597148    324,000.00      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3597386    371,785.97      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3597502    324,800.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3598268    315,808.56      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3598393    324,803.11      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3598414     87,500.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3598421     55,500.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3598429    138,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3598434     52,250.00      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
3598436    285,250.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3598551    264,855.25      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3598694    299,822.88      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3598767    649,626.03      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3599018    334,197.42      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3599099    339,788.67      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3599199    354,190.76      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3599221    255,840.89      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3599333    279,838.91      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3599377    319,021.05      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3600814    171,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3600819    486,300.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3601683    420,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3601684    171,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3601831    352,740.68      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3601871    345,900.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3604724    308,400.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3604737    165,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3604747    436,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3604894     90,650.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3604898    469,315.51      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3605449    162,400.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3605487     28,484.43      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3605870    383,767.37      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3610117    311,820.49      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3612332    219,866.72      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3615249    290,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3616882    159,903.06      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3616889     82,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3616897    320,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3617000    277,400.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3617002    199,900.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3617044    359,792.88      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3617114    279,838.91      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3617197    109,190.33      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3617257    278,231.34      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3619490    650,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3619762    262,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3619764    237,400.00      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3621011    358,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3621015    360,700.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3621486    269,645.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3622285    274,075.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3623461    340,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3623531    399,474.91      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3623853    838,478.51      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3623880    559,660.75      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3623935    399,751.38      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3623956    559,651.92      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3624924    172,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3624927    188,500.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3624931    350,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3625068    320,000.00      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3625521    639,200.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3625522    400,000.00      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3627195    360,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3627353    352,796.90      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3628299    280,000.00      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3628300    323,800.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3628314    265,600.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3628755    192,500.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3628882    359,758.44      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3629080    301,907.36      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629082    436,921.21      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629084    350,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3629085    329,800.09      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629086    511,581.83      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629087    289,824.32      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629088    328,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3629089    540,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629090    619,500.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3629091    275,250.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629092    390,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3629093    279,200.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629094    441,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629095    256,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629096    360,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629097    290,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629098    372,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629099    375,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629100    295,150.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629101    284,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3629102    360,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629103    302,400.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629104    392,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3629105    332,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629106    294,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3629107    349,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3629109    351,920.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629200    449,713.05      8.2500     .5000      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3629201    639,278.03      7.0000     .5000      6.5000     .0300     .0000     .0000     .0000      6.4700      .0000      6.4700
3629202    438,919.93      8.2500     .5000      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3629203    290,550.00      8.3750     .5000      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3629204    279,843.02      8.8750     .5000      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3629205    319,801.10      8.3750     .5000      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3629206    296,046.12      7.8750     .5000      7.3750     .0300     .0000     .0000     .0000      7.3450      .0000      7.3450
3629207    499,664.50      8.0000     .5000      7.5000     .0300     .0000     .0000     .0000      7.4700      .0000      7.4700
3629208    269,823.37      8.1250     .5000      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3629209    404,000.00      8.2500     .5000      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3629211    339,788.67      8.3750     .5000      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3629213    327,696.19      8.3750     .5000      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3629214    412,800.00      8.3750     .5000      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3629215    314,799.14      8.2500     .5000      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3629216    359,792.88      8.7500     .5000      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629217    311,801.04      8.2500     .5000      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3629218    650,000.00      8.2500     .5000      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3629290    390,719.18      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3629291    261,832.93      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629294    254,400.00      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3629295    315,808.56      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629296    319,801.09      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629298    307,808.55      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629299    299,722.93      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3629302    303,796.02      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3629303    300,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629304    264,847.53      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3629305    530,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629306    323,004.20      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629308    573,402.42      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629309    294,202.46      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3629310    359,776.24      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629311    351,786.75      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3629312    499,672.93      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3629313    299,813.53      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629314    353,796.33      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3629315    263,340.37      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629316    999,374.69      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3629317    387,758.84      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3629318    299,818.26      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3629319    500,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629320    311,801.04      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3629321    388,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3629322    420,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3629330    575,334.78      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3630505    199,200.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3630517    140,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3630891    360,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3631130    319,795.94      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3631364    279,821.45      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3632901    274,050.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3633093    328,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3633187    499,733.92      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
3636950    460,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3636958    360,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3636966    351,200.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3637360    499,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3637361    300,800.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3638338    300,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3639232    267,853.61      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3640138     90,800.00      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3640139    570,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3640151    310,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3640152    110,200.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3640156    307,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3640470    286,800.00      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3641162    319,200.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3641409    358,526.27      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3641478    301,335.31      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3641571    329,794.89      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3641602    633,366.07      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3641646    351,775.54      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3641677    332,308.70      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3641696    292,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3641735    313,819.34      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3641831    327,391.10      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3641837    286,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3641907    429,752.60      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3641956    183,750.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3642010    386,377.58      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3642096    302,221.46      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3642140    406,800.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3642212    303,749.61      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3642345    274,025.16      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3642867    520,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3643944    350,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3643948    320,800.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3644211    276,000.00      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3644250    331,033.31      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3644739    334,780.86      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3644884    361,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3645006    286,812.26      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3645137    304,824.52      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3645242    404,800.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3645357    332,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3645372    399,200.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3645509    300,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3645609    257,400.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3645617    310,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3645706    477,400.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3645708    300,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3645716    411,774.95      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3645777    500,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3645839    383,200.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3645947    289,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646448    344,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646476    367,200.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646502    295,640.09      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646504    698,565.53      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646505    393,283.39      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646506    399,680.12      7.1250     .2500      6.8750     .0300     .0000     .0000     .0000      6.8450      .0000      6.8450
3646507    359,787.45      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646508    267,841.77      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646509    361,774.99      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646510    700,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646511    295,825.24      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646512    335,756.81      7.6250     .2500      7.3750     .0300     .0000     .0000     .0000      7.3450      .0000      7.3450
3646513    349,793.36      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3646514    392,018.41      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646516    254,824.51      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3646517    333,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3646518    274,393.19      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646521    307,831.43      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3646522    271,835.22      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646523    364,532.95      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646524    288,879.88      7.6250     .2500      7.3750     .0300     .0000     .0000     .0000      7.3450      .0000      7.3450
3646525    316,003.46      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646526    264,566.92      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646527    289,810.30      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646528    431,488.02      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646529    258,284.72      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646530    299,265.28      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646531    257,643.78      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3646532    326,581.54      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646533    436,535.39      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3646534    527,306.87      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646535    648,778.67      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646536    432,985.86      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646537    266,014.43      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646539    577,297.27      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646540    275,230.22      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646542    290,437.28      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646543    414,767.34      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646544    299,625.73      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646545    299,463.57      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646546    279,662.12      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700      7.7500
3646547    285,308.43      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3646548    284,658.87      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3646549    278,869.18      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646550    507,659.15      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3646551    501,570.71      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646552    331,585.84      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3646553    389,301.17      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646554    285,942.63      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646555    474,392.12      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646556    319,600.80      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646557    289,638.29      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646558    638,352.69      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646559    260,665.99      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646560    327,558.35      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3646561    467,401.09      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646562    531,528.81      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646563    299,818.26      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646564    399,775.75      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646565    367,141.42      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646566    391,662.59      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646567    260,924.08      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646569    334,996.93      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646570    431,474.73      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3646571    459,261.52      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646572    350,586.21      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646573    379,413.88      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646574    459,454.89      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646575    387,770.93      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646576    453,961.41      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646577    314,814.02      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646578    499,236.39      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646579    360,460.08      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646580    265,684.72      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646581    291,804.07      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3646582    439,491.86      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3646583    299,818.25      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646584    434,543.14      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646586    265,277.06      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646587    366,837.35      9.5000     .2500      9.2500     .0800     .0000     .0000     .0000      9.1700     1.4200      7.7500
3646588    467,986.30      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3646589    271,847.51      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646590    277,309.02      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3646591    349,552.11      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646592    263,732.32      9.3750     .2500      9.1250     .0800     .0000     .0000     .0000      9.0450     1.2950      7.7500
3646593    354,806.09      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3646594    305,828.45      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646595    293,183.77      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646596    272,097.38      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646597    463,726.05      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646598    559,614.07      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3646599    349,552.08      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646600    335,779.38      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646601    349,782.46      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646602    373,467.70      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646603    591,641.36      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646604    267,845.81      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3646605    319,501.29      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3646606    303,796.02      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3646607    309,812.20      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646608    299,318.60      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646609    324,808.10      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646610    359,781.90      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646611    455,151.24      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3646612    515,710.72      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646613    498,668.58      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646614    321,809.89      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646615    303,990.64      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000      7.5950      .0000      7.5950
3646616    698,597.84      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3646617    289,828.78      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646618    290,046.31      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646619    403,555.25      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646620    655,612.69      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646621    499,697.10      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646622    264,535.47      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3646623    279,830.37      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646624    639,631.78      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3646625    255,856.47      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646626    377,776.83      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646627    275,832.79      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646628    324,817.80      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646629    434,643.05      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646630    291,823.10      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646631    549,331.24      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646632    350,997.93      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3646633    279,834.68      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646634    338,972.40      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000      7.7200      .0000      7.7200
3646635    319,811.07      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646636    643,132.31      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646637    435,721.97      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646638    364,773.13      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646639    309,821.64      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3646640    395,783.69      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000      8.6700      .9200      7.7500
3646642    351,658.61      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3646643    699,607.56      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646644    343,491.62      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3646645    391,000.28      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000      7.9200      .1700      7.7500
3646646    361,055.67      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200     1.1700      7.7500
3646647    414,761.23      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3646648    500,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3646649    409,351.86      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646650    351,786.75      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646651    382,894.58      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646652    299,827.39      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3646653    359,764.51      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646654    429,332.97      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3646655    549,640.22      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3646656    300,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3646657    363,785.09      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3646658    331,818.65      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000        8.6700    .9200      7.7500
3646659    299,422.14      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000        7.9200    .1700      7.7500
3646660    499,704.80      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000        8.2950    .5450      7.7500
3646661    291,844.61      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000        8.7950   1.0450      7.7500
3646662    324,732.81      7.8750     .2500      7.6250     .0300     .0000     .0000     .0000        7.5950    .0000      7.5950
3646730    336,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000        7.7950    .0450      7.7500
3646762    500,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000        7.9200    .1700      7.7500
3647305    292,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000        8.0450    .2950      7.7500
3647803    159,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000        8.1700    .4200      7.7500
3648058    359,000.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000        7.9200    .1700      7.7500
3648080    427,950.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000        8.0450    .2950      7.7500
3648095    271,200.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000        8.0450    .2950      7.7500
3648097    650,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000        8.2950    .5450      7.7500
3648098    451,900.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000        7.7950    .0450      7.7500
3648099    284,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000        8.2950    .5450      7.7500
3648295    266,707.99      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000        8.7950   1.0450      7.7500
3648481    599,663.63      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000        8.5450    .7950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3648849    322,100.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3648980    428,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3650163    289,824.32      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3650301    440,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3650415    461,600.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3650512    336,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3652130    360,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3652408    359,200.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3652410    263,200.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3652411    296,850.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3652412    584,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3653088    270,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500
3653295    444,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3653395    292,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3653560    325,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3653579    269,600.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3654450    483,450.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000      8.4200      .6700      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3654800    304,620.05      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000        8.2950    .5450      7.7500
3654838    541,500.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000        8.1700    .4200      7.7500
3654859    302,600.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000        8.0450    .2950      7.7500
3656049    650,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000        8.0450    .2950      7.7500
3656050    352,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000        8.2950    .5450      7.7500
3656071    507,400.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000        7.9200    .1700      7.7500
3656271    460,000.00      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000        7.7200    .0000      7.7200
3656272    369,150.00      8.2500     .2500      8.0000     .0800     .0000     .0000     .0000        7.9200    .1700      7.7500
3656273    312,000.00      8.7500     .2500      8.5000     .0800     .0000     .0000     .0000        8.4200    .6700      7.7500
3656675     53,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000        8.5450    .7950      7.7500
3656684    295,200.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000        8.2950    .5450      7.7500
3656709     76,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000        8.2950    .5450      7.7500
3658790    291,200.00      8.0000     .2500      7.7500     .0300     .0000     .0000     .0000        7.7200    .0000      7.7200
3660183    469,900.00      9.0000     .2500      8.7500     .0800     .0000     .0000     .0000        8.6700    .9200      7.7500
3660641    350,000.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000        8.2950    .5450      7.7500
3660651    296,850.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000        8.5450    .7950      7.7500
3660661    376,000.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000        8.5450    .7950      7.7500

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3662283    334,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3663027    641,870.53      7.1250     .2500      6.8750     .0300     .0000     .0000     .0000      6.8450      .0000      6.8450
3664548    303,600.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3664966    281,350.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3664967    324,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3664968    360,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3664969    322,500.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      .5450      7.7500
3665642    171,858.50      9.1250     .2500      8.8750     .0800     .0000     .0000     .0000      8.7950     1.0450      7.7500
3668758    463,444.35      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3672976    440,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3673719    306,600.00      8.8750     .2500      8.6250     .0800     .0000     .0000     .0000      8.5450      .7950      7.7500
3673810    479,200.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3673811    276,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3673820    339,900.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950      7.7500
3675089    315,000.00      8.1250     .2500      7.8750     .0800     .0000     .0000     .0000      7.7950      .0450      7.7500
3675603    303,900.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700      .4200      7.7500
3675760    438,850.00      7.7500     .2500      7.5000     .0300     .0000     .0000     .0000      7.4700      .0000      7.4700

                                                                                                      NET
 RFC                        CURR       SUB-                  MSTR                                    MTG RT                 POST
 LOAN       PRINCIPAL       NOTE       SERV      REC NET     SERV                MISC               (INVESTR                STRIP
NUMBER       BALANCE        RATE       FEE        RATE        FEE     ALL EXP     EXP     SPREAD      RATE)      STRIP      RATE

3676991    460,000.00      8.3750     .2500      8.1250     .0800     .0000     .0000     .0000      8.0450      .2950        7.75
3680764    400,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700       0.42      7.7500
3680766    650,000.00      9.2500     .2500      9.0000     .0800     .0000     .0000     .0000      8.9200       1.17      7.7500
3681442    364,000.00      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700       0.42      7.7500
3685567    317,807.35      8.5000     .2500      8.2500     .0800     .0000     .0000     .0000      8.1700       0.42      7.7500
3688859    152,750.00      8.6250     .2500      8.3750     .0800     .0000     .0000     .0000      8.2950      0.545        7.75
TOTAL NUMBER OF LOANS:             987                   TOTAL BALANCE:  339,687,562.69
Weighted Averages           8.473    0.2583      8.2146    0.0742         0         0         0      8.1403      0.419      7.7213

Range from Fees/Rates:
              From           6.75      0.25         6.5      0.03         0         0         0        6.47          0        6.47

               To            9.75       0.5         9.5      0.08         0         0         0        9.42       1.67        7.75


Total  number of Loans:       987

Total Balance:                339,687,562.69

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :    1
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1951082    299/G01  SPELLMIRE           JAMES    F      8.0000    ZZ            351,500.00     00              09/19/99
    0431586577          9624 WYOMING TERRACE                7.7500     2            348,817.34      0              10/01/99
    0001087965                                                F       05              2,579.19    360              09/01/29
    02                  BLOOMINGTON       MN  55438           O        1              2,579.19     80            441,000.00

    1961464    180/G01  SCHULTE             PETER    M      8.6250    T             200,000.00     00              12/30/99
    0432152239          2625 SORREL WAY                     8.3750     1            199,155.42      0              02/01/00
    14306930                                                  F       03              1,555.58    360              01/01/30
    22                  NAPLES            FL  34105           O        1              1,555.58     34            600,000.00

    1968562    F62/G01  PESCADOR            LYDIA           8.1250    ZZ             85,600.00     00              05/05/00
    0432021434          842 NW 208TH TERR                   7.8750     1             85,487.62      0              07/01/00
    9544501544                                                F       09                635.58    360              06/01/30
    02                  PEMBROKE PINES    FL  33029           O        1                635.58     80            107,000.00

    1975769    144/144  DEAN                BRYAN           8.1250    ZZ            225,000.00     00              02/18/00
    160638668           9 PINE GROVE COURT                  7.8750     2            224,254.06      0              04/01/00
    160638668                                                 F       05              1,670.62    360              03/01/30
    22                  WESTHAMPTON       NY  11977           O        1              1,670.62     41            550,000.00

    1978371    A19/G01  DWYER               KELLY    A      8.5000    ZZ            335,000.00     00              07/28/00
    0432168185          48 CHANTICLEER ROAD                 8.2500     1            335,000.00      0              09/01/00
    DWYER                                                     F       05              2,575.86    360              08/01/30
    02                  SUDBURY           MA  01776           O        1              2,575.86     54            630,000.00

    1979675    637/G01  BUSHNELL            RAYMOND  B      8.5000    ZZ            143,950.00     00              03/09/00
    0432048759          25023 S BEESON ROAD                 8.2500     1            143,597.47      0              05/01/00
    0016753717                                                F       05              1,106.85    360              04/01/30
    02                  BEAVERCREEK       OR  97004           O        1              1,106.85     80            179,990.00

    1982096    683/G01  OVERINGTON          MARK     P      8.8750    ZZ            301,500.00     04              06/26/00
    0432153674          109 HAWTHORNE VILLAGE RD U#396      8.6250     1            301,330.97     25              08/01/00
    110704                                                    F       01              2,398.87    360              07/01/30
    02                  NASHUA            NH  03062           O        1              2,398.87     90            335,000.00

    1982547    B57/G01  JAMES               CAROLINE        8.6250    ZZ            516,000.00     00              04/13/00
    0432001303          3105 HADDINGTON DRIVE               8.3750     1            515,079.46      0              06/01/00
    2010820                                                   F       05              4,013.40    360              05/01/30
    02                  LOS ANGELES       CA  90064           O        1              4,013.40     80            645,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :    2
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1982946    B79/G01  KARP                STEVEN   M      8.5000    ZZ            750,000.00     00              06/30/00
    0432151496          1048 BLACK MOUNTAIN ROAD            8.2500     5            750,000.00      0              09/01/00
    00030050                                                  F       05              5,766.85    360              08/01/30
    02                  HILLSBOROUGH      CA  94010           O        1              5,766.85     32          2,400,000.00

    1983929    G26/G01  CHANDR              KAWALL          9.2500    ZZ            220,000.00     00              06/01/00
    0432081743          109-96 142ND STREET                 9.0000     1            219,771.00      0              07/01/00
    3941                                                      F       05              1,809.89    360              06/01/30
    02                  JAMAICA           NY  11435           O        2              1,809.89     80            275,000.00

    1984567    E76/G01  PHELPS              STEVEN          9.2500    ZZ            156,750.00     10              05/23/00
    0432081396          12429 SOUTH 99TH EAST AVENUE        9.0000     1            156,586.85     30              07/01/00
    10005038                                                  F       05              1,289.54    360              06/01/30
    02                  BIXBY             OK  74008           O        1              1,289.54     95            165,200.00

    1985123    R21/G01  JONES JR            CLINTON         9.7500    ZZ             41,400.00     04              05/17/00
    0432045722          2901 S MICHIGAN AVE                 9.5000     1             41,361.22     25              07/01/00
    20000403                                                  F       01                355.69    360              06/01/30
    02                  CHICAGO           IL  60616           O        1                355.69     90             46,000.00

    1985464    K15/G01  THOMPSON            ARCHIE   D      9.7500    ZZ             26,100.00     00              05/17/00
    0432048908          3626 E 35TH ST                      9.5000     5             26,075.54      0              07/01/00
    038205300945                                              F       05                224.24    360              06/01/30
    02                  LITTLE ROCK       AR  72053           O        1                224.24     75             35,000.00

    1985768    286/286  FORBES              KEITH    R      8.1250    ZZ            300,000.00     00              04/24/00
    09719096            1603 GASTON AVENUE                  7.8750     1            299,377.08      0              06/01/00
    09719096                                                  F       05              2,227.49    360              05/01/30
    02                  AUSTIN            TX  78703           O        1              2,227.49     41            745,000.00

    1986720    964/G01  LEVIN               WILLIAM  A      8.7500    ZZ            650,000.00     00              05/16/00
    0432105948          25 AHAB DRIVE                       8.5000     2            649,249.34      0              07/01/00
    76824                                                     F       05              5,113.55    360              06/01/30
    02                  MUIR BEACH        CA  94965           O        1              5,113.55     67            975,000.00

    1986766    E47/G01  WILLIAMS            MURIEL   D      9.5000    ZZ             85,405.00     01              05/23/00
    0432112324          1449 GENEVA STREET                  9.2500     1             85,320.65     30              07/01/00
    7332013928                                                F       01                718.13    360              06/01/30
    02                  AURORA            CO  80010           O        1                718.13     95             90,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :    3
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1987654    665/G01  DEL VIGNA           TERESA          9.1250    ZZ            194,750.00     04              05/24/00
    0432076628          27848 HUMMINGBIRD COURT             8.8750     2            194,161.52     30              07/01/00
    0001239216                                                F       09              1,584.55    360              06/01/30
    02                  HAYWARD           CA  94545           O        1              1,584.55     95            205,000.00

    1987805    P09/G01  WOLVERTON           STEVEN   L      9.0000    ZZ            166,250.00     04              06/30/00
    0432150282          714 DOROL COURT                     8.7500     1            166,159.19     30              08/01/00
    00060011                                                  F       05              1,337.69    360              07/01/30
    02                  SEVERN            MD  21144           O        1              1,337.69     95            175,000.00

    1987979    637/G01  THULL               STEVEN   L      8.2500    ZZ            450,000.00     00              05/25/00
    0432094332          9390 STANGE AVENUE                  8.0000     1            449,424.13      0              07/01/00
    0021000286                                                F       05              3,380.70    360              06/01/30
    02                  LAS VEGAS         NV  89129           O        1              3,380.70     67            675,000.00

    1988643    Q59/G01  CHUNG               ERIC     B      8.8750    ZZ            360,000.00     00              06/05/00
    0432092476          1276 JUANITA DRIVE                  8.6250     1            359,798.18      0              08/01/00
    00201300                                                  F       05              2,864.32    360              07/01/30
    02                  WALNUT CREEK      CA  94595           O        1              2,864.32     80            450,000.00

    1988683    001/G01  GATCOMB             DEWAYNE  D      9.2500    ZZ             56,250.00     10              05/30/00
    0432092583          220 LIMAC CIRCLE                    9.0000     1             56,191.46     25              07/01/00
    1540989                                                   F       05                462.75    360              06/01/30
    02                  CENTER CONWAY     NH  03813           O        1                462.75     90             62,500.00

    1989029    665/G01  FROIO               SUSAN    A      9.2500    ZZ            166,250.00     10              05/23/00
    0432099703          1151 SERENO DRIVE                   9.0000     1            166,076.96     30              07/01/00
    0021239106                                                F       05              1,367.70    360              06/01/30
    02                  VALLEJO           CA  94589           O        1              1,367.70     95            175,000.00

    1989260    F27/F27  ROSETO JR           NICHOLAS D      8.6250    ZZ            314,650.00     19              05/15/00
    6060071770          4540 FISH HAWK COURT                8.3750     4            314,277.12     25              07/01/00
    6060071770                                                F       05              2,447.32    360              06/01/30
    02                  CHESAPEAKE BEACH  MD  20732           O        1              2,447.32     88            358,792.00

    1989324    025/G01  CLEWES              ERIC     T      8.0000    ZZ            273,600.00     01              08/20/99
    0432114486          10 SECLUDED RIDGE                   7.7500     1            271,511.84     30              10/01/99
    0001043283                                                F       05              2,007.59    360              09/01/29
    02                  SOUTHWICK         MA  01077           O        1              2,007.59     95            288,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :    4
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1989365    025/G01  TRAN                PHUONG   T      8.5000    ZZ            440,000.00     00              03/10/00
    0432102366          19085 TAYLOR AVENUE                 8.2500     1            438,921.53      0              05/01/00
    0137799326                                                F       05              3,383.22    360              04/01/30
    02                  MORGAN HILL       CA  95037           O        1              3,383.22     80            550,000.00

    1989401    025/G01  VERCOE JR           J        R      8.3750    ZZ            285,000.00     00              03/23/00
    0432101962          3111 ANDERSON PIKE                  8.1250     1            284,283.96      0              05/01/00
    0137863155                                                F       05              2,166.21    360              04/01/30
    02                  SIGNAL MOUNTAIN   TN  37377           O        1              2,166.21     75
385,000.00

    1989408    025/G01  WINTER              MICHAEL         8.8750    ZZ            287,100.00     11              04/07/00
    0432105385          407 TREMONT STREET NORTH            8.6250     1            286,613.54     25              06/01/00
    0137824496                                                F       05              2,284.30    360              05/01/30
    02                  OCEANSIDE         CA  92054           O        1              2,284.30     90            319,000.00

    1989410    025/G01  RICE                KENNETH  E      8.6250    ZZ            379,995.00     00              04/13/00
    0432105260          2754 BLUEBERRY FARM LANE            8.3750     1            379,317.11      0              06/01/00
    137894440                                                 F       05              2,955.56    360              05/01/30
    02                  OAK HILL          VA  20171           O        1              2,955.56     66            579,995.00

    1989497    025/G01  JENSEN              WALLACE  M      8.5000    ZZ            440,000.00     00              04/26/00
    0432104586          3859 EAST BROCKBANK DRIVE           8.2500     1            439,194.67      0              06/01/00
    137880118                                                 F       05              3,383.22    360              05/01/30
    02                  SALT LAKE CITY    UT  84124           O        1              3,383.22     80            550,000.00

    1989517    025/G01  COBLE               RICHARD  N      7.7500    ZZ             83,500.00     11              06/04/99
    0432104149          109 BRIAR MEADOW                    7.5000     1             82,574.81     30              07/01/99
    110749835                                                 F       05                598.21    360              06/01/29
    02                  CARL JUNCTION     MO  64834           O        1                598.21     95             87,900.00

    1989528    025/G01  ERNEY               PAUL     R      8.3750    ZZ            280,800.00     11              03/17/00
    0432103711          2803 HAZEL PLACE                    8.1250     1            280,094.50     25              05/01/00
    0137825204                                                F       03              2,134.29    360              04/01/30
    02                  COSTA MESA        CA  92626           O        1              2,134.29     90            312,000.00

    1989537    025/G01  FIUME               DOMINICK        8.6250    ZZ            279,200.00     00              03/17/00
    0432103422          3461 KITE STREET                    8.3750     1            278,526.55      0              05/01/00
    0137825733                                                F       05              2,171.59    360              04/01/30
    02                  SAN DIEGO         CA  92103           O        1              2,171.59     80            349,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :    5
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1989665    E84/G01  BLOEMERS            MARCK           8.2500    ZZ            284,000.00     00              06/02/00
    0432102689          10 TANGLEWOOD COURT                 8.0000     1            283,818.90      0              08/01/00
    19402623                                                  F       05              2,133.60    360              07/01/30
    02                  GREENLAWN         NY  11740           O        1              2,133.60     80            355,000.00

    1989741    P06/G01  LUCHINGER           WALTER   W      8.6250    ZZ            649,950.00     00              07/13/00
    0432159887          18692 VILLA WOODS CIRCLE            8.3750     2            649,950.00      0              09/01/00
    0000705                                                   F       05              5,055.24    360              08/01/30
    02                  VILLA PARK        CA  92861           O        1              5,055.24     67            975,000.00

    1989790    952/G01  MRKULIC             HAJIKA          8.3750    ZZ            612,500.00     00              07/24/00
    0432169795          1146 BRIAR WAY                      8.1250     1            612,500.00      0              09/01/00
    20003428                                                  F       05              4,655.44    360              08/01/30
    22                  FORT LEE          NJ  07024           O        1              4,655.44     70            875,000.00

    1989795    950/G01  WICKEN              KELLY           9.6250    ZZ             83,600.00     14              05/30/00
    0432110682          1235 DARRINGTON STREET              9.3750     1             83,519.56     30              07/01/00
    401000426258                                              F       05                710.60    360              06/01/30
    02                  DARRINGTON        WA  98241           O        1                710.60     95             88,000.00

    1990151    E84/G01  WRIGHT              THOMAS   D      8.3750    ZZ            437,550.00     00              05/31/00
    0432174332          3742 HADLEY HILL DRIVE              8.1250     1            437,278.03      0              08/01/00
    75300093                                                  F       03              3,325.70    360              07/01/30
    02                  SANTA ROSA        CA  95404           O        1              3,325.70     80            546,950.00

    1990182    E45/G01  STARON              GISELA   R      8.8750    T             338,000.00     00              06/16/00
    0432116309          BOX 353 LIBERTY HILL ROAD           8.6250     1            337,810.51      0              08/01/00
    88274                                                     F       05              2,689.28    360              07/01/30
    02                  EASTANOLEE        GA  30538           O        1              2,689.28     80            423,000.00

    1990313    K15/G01  COURREGE            KIT             8.3750    ZZ            208,000.00     00              06/08/00
    0432118370          14785 BUCKINGHAM COURT              8.1250     1            207,870.72      0              08/01/00
    3045526                                                   F       03              1,580.95    360              07/01/30
    02                  ADDISON           TX  75001           O        1              1,580.95     80            260,000.00

    1990390    163/G01  VENTURA             PETER    J      9.1250    ZZ            327,650.00     11              06/14/00
    0432118081          48 LAURELWOOD DRIVE                 8.8750     1            327,475.64     25              08/01/00
    1000232805                                                F       05              2,665.87    360              07/01/30
    02                  WORCESTER         MA  01605           O        1              2,665.87     90            364,064.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :    6
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1990396    964/G01  RUSSELL             THOMAS   P      8.3750    ZZ            258,400.00     00              06/23/00
    0432120004          23 ROYAL TERN LANE                  8.1250     1            258,239.39      0              08/01/00
    80739                                                     F       03              1,964.03    360              07/01/30
    02                  ALISO VIEJO AREA  CA  92656           O        1              1,964.03     80            323,000.00

    1990413    811/G01  ORE                 ROBERT          9.5000    ZZ             81,500.00     00              06/20/00
    0432118867          12 CEDAR WAY                        9.2500     1             81,459.91      0              08/01/00
    80052008                                                  F       05                685.30    360              07/01/30
    22                  WOODSTOCK         NY  12498           O        1                685.30     75            110,000.00

    1990569    964/G01  LIU                 TAO             8.3750    ZZ            297,000.00     00              06/21/00
    0432126803          32 OAKMONT DRIVE                    8.1250     1            296,815.39      0              08/01/00
    80464                                                     F       05              2,257.42    360              07/01/30
    02                  DALE CITY         CA  94015           O        1              2,257.42     70            425,000.00

    1990584    D13/D13  MALNATI             LEIGH           8.6250    ZZ            357,000.00     04              06/29/00
    0432122984          111 MORRIS AVE                      8.3750     1            356,789.23     25              08/01/00
    727                                                       F       05              2,776.71    360              07/01/30
    02                  MOUNTAIN LAKES    NJ  07046           O        1              2,776.71     85            420,000.00

    1990670    M79/G01  GARY                JEFFREY  D      8.8750    ZZ            299,700.00     10              06/23/00
    0432144616          7330 LAKEWOOD BLVD                  8.6250     1            299,531.98     25              08/01/00
    3893C                                                     F       05              2,384.55    360              07/01/30
    02                  DALLAS            TX  75214           O        1              2,384.55     90            333,000.00

    1990804    E84/G01  HUCKABY             JASON    J      8.7500    ZZ            377,950.00     11              06/08/00
    0432174209          5139 MUNIZ RANCH ROAD               8.5000     1            377,732.56     25              08/01/00
    75300204                                                  F       03              2,973.33    360              07/01/30
    02                  JENNER            CA  95450           O        1              2,973.33     90            420,000.00

    1990987    E76/G01  BYRD                KATHY           8.7500    ZZ            332,000.00     00              06/26/00
    0432174753          7409 PALOMINO CIRCLE                8.5000     1            331,808.98      0              08/01/00
    10001193                                                  F       05              2,611.85    360              07/01/30
    02                  FLOWER MOUND      TX  75022           O        1              2,611.85     80            415,000.00

    1991023    E23/G01  HOLDER              WILLIAM  D      8.7500    ZZ            266,250.00     01              06/30/00
    0432125953          1011 PLAZA ULTIMA                   8.5000     2            266,096.82     25              08/01/00
    10511900                                                  F       05              2,094.59    360              07/01/30
    02                  CHULA VISTA       CA  91910           O        1              2,094.59     89            300,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :    7
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1991123    964/G01  TSIRGIOTIS          CHRISTOPHA      8.3750    ZZ            300,800.00     00              06/28/00
    0432128106          8368 STEWART AVENUE                 8.1250     1            300,613.03      0              08/01/00
    81326                                                     F       05              2,286.30    360              07/01/30
    02                  LOS ANGELES       CA  90045           O        1              2,286.30     80            376,000.00

    1991184    757/G01  PAPPAS              NICHOLAS J      8.6250    ZZ            369,000.00     01              06/30/00
    0432184026          85 BRUCE HILL ROAD                  8.3750     1            368,782.14     25              08/01/00
    3217473385                                                F       05              2,870.05    360              07/01/30
    02                  CUMBERLAND        ME  04021           O        1              2,870.05     90            410,000.00

    1991192    665/G01  BEDROSIAN           YERCHANIK       8.5000    ZZ            488,000.00     00              06/07/00
    0432143725          19031 MINNEHAHA STREET              8.2500     1            487,704.37      0              08/01/00
    0001239962                                                F       05              3,752.30    360              07/01/30
    02                  NORTHRIDGE        CA  91042           O        1              3,752.30     80            610,000.00

    1991195    665/G01  CAMPBELL            BRIAN           8.7500    ZZ            268,800.00     00              06/22/00
    0432129963          21531 YUCATAN AVENUE                8.5000     1            268,645.35      0              08/01/00
    0001240524                                                F       05              2,114.65    360              07/01/30
    02                  LOS ANGELES       CA  91364           O        1              2,114.65     80            336,000.00

    1991220    757/G01  GRAYCZYK            PAUL            8.5000    ZZ            272,800.00     00              06/30/00
    0432130722          1788 MAPLE LANE                     8.2500     1            272,634.73      0              08/01/00
    4201653                                                   F       05              2,097.60    360              07/01/30
    02                  WHEATON           IL  60187           O        1              2,097.60     80            341,000.00

    1991238    E66/E66  LOPP                ROY      G      8.6250    ZZ            475,000.00     00              05/30/00
    600416183           301 STONE CURRIE DRIVE              8.3750     4            474,055.05      0              07/01/00
    600416183                                                 F       05              3,726.79    346              04/01/29
    02                  HILLSBOROUGH      NC  27278           O        1              3,726.79     44          1,100,000.00

    1991245    A52/G01  JANPOUR             AZIM            9.0000    ZZ            108,750.00     00              07/05/00
    0432131266          10840 MORTONS CIRCLE                8.7500     1            108,750.00      0              09/01/00
    0000000000                                                F       05                875.03    360              08/01/30
    22                  ALPHARETTA        GA  30022           O        1                875.03     75            145,000.00

    1991270    163/G01  CLARK               GARY     L      8.6250    ZZ            296,250.00     00              06/15/00
    0432139889          4157 SW BRITTANY DRIVE              8.3750     5            296,075.10      0              08/01/00
    0217451156                                                F       05              2,304.20    360              07/01/30
    02                  GRESHAM           OR  97080           O        1              2,304.20     75            395,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :    8
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1991278    F27/F27  LISCOUSKI           ROBERT   P      8.0000    ZZ            294,000.00     00              06/27/00
    6061118878          43470 THISTLEWOOD COURT             7.7500     1            293,802.73      0              08/01/00
    6061118878                                                F       03              2,157.27    360              07/01/30
    02                  ASHBURN           VA  20147           O        1              2,157.27     80            367,500.00

    1991282    E66/E66  ABSHIRE             KIP      D      8.8750    ZZ            300,000.00     00              06/06/00
    499948              7233 THOMPSON MILL ROAD             8.6250     1            299,813.49      0              08/01/00
    499948                                                    F       05              2,405.26    347              06/01/29
    02                  WAKE FOREST       NC  27587           O        1              2,405.26     54            560,000.00

    1991346    975/G01  CHO                 SEE      J      8.7500    ZZ            475,000.00     00              07/03/00
    0432139921          1955 CALAFIA STREET                 8.5000     1            475,000.00      0              09/01/00
    2001466                                                   F       05              3,736.83    360              08/01/30
    22                  GLENDALE          CA  91208           O        1              3,736.83     67            711,000.00

    1991363    163/G01  FRYDENDAL           CONELIUS P      8.8750    ZZ            380,000.00     00              06/05/00
    0432132611          2708 LATHAM DRIVE                   8.6250     1            379,786.97      0              08/01/00
    717425622                                                 F       05              3,023.45    360              07/01/30
    02                  SACRAMENTO        CA  95864           O        1              3,023.45     72            530,000.00

    1991453    F96/G01  COSIMANO            SEVERIO  T      8.7500    ZZ            100,000.00     00              07/06/00
    0432133312          45 SKYLINE DRIVE                    8.5000     1            100,000.00      0              09/01/00
    0001751                                                   F       03                786.70    360              08/01/30
    22                  TOWNSHIP OF LAKE  NJ  08701           O        1                786.70     51            198,100.00

    1991467    F27/F27  SMITH               MICHAEL  D      8.8750    ZZ            276,900.00     00              06/30/00
    00000               1530 HORNBEAM DRIVE                 8.6250     1            276,744.76      0              08/01/00
    00000                                                     F       03              2,203.15    360              07/01/30
    02                  CROFTON           MD  21114           O        1              2,203.15     80            346,175.00

    1991471    532/G01  NICOLES             KENNETH         8.3750    ZZ            260,000.00     00              06/19/00
    0432133528          410 W BUFFINGTON ST.                8.1250     1            259,838.39      0              08/01/00
    70189626                                                  F       05              1,976.19    360              07/01/30
    02                  UPLAND            CA  91784           O        1              1,976.19     78            335,000.00

    1991486    P09/G01  HENRIQUES           CHARLES         9.2500    ZZ            142,405.00     04              06/29/00
    0432150365          148 WEST THIRD AVENUE               9.0000     1            142,331.18     35              08/01/00
    60034                                                     F       05              1,171.53    360              07/01/30
    02                  CONSHOHOCKEN      PA  19428           O        1              1,171.53     95            149,900.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :    9
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1991498    F27/F27  BRUNO               FRANCIS  C      8.5000    ZZ            279,200.00     00              06/23/00
    6061118797          313 VOYAGE COVE                     8.2500     1            279,030.86      0              08/01/00
    6061118797                                                F       03              2,146.81    360              07/01/30
    02                  STAFFORD          VA  22554           O        1              2,146.81     80            349,000.00

    1991520    F84/G01  KAMINETZKY          YITZCHOK        8.8750    ZZ            400,000.00     00              06/28/00
    0432133809          147-44 70TH AVENUE                  8.6250     1            399,775.75      0              08/01/00
    NY0037                                                    F       05              3,182.58    360              07/01/30
    02                  FLUSHING          NY  11367           O        2              3,182.58     77            525,000.00

    1991525    825/G01  ELSTON              RONALD   H      8.7500    T             310,320.00     00              06/23/00
    0432133908          164 COPPER RD                       8.5000     1            310,141.46      0              08/01/00
    05400               UNIT 305                              F       01              2,441.29    360              07/01/30
    02                  COPPER MOUNTAIN   CO  80443           O        1              2,441.29     80            387,900.00

    1991604    F96/G01  DIAMOND             THOMAS   P      9.1250    ZZ            242,250.00     12              06/29/00
    0432134690          195 BROOKFIELD AVENUE               8.8750     1            242,121.08     30              08/01/00
    0002004                                                   F       05              1,971.03    360              07/01/30
    02                  BOROUGH OF PARAM  NJ  07652           O        1              1,971.03     95            255,000.00

    1991620    825/G01  MITCHELL            LARRY           8.5000    ZZ            456,000.00     00              06/30/00
    0432134716          980 CHAR LANE                       8.2500     1            455,723.75      0              08/01/00
    11539                                                     F       05              3,506.25    360              07/01/30
    02                  WOODLAND PARK     CO  80863           O        1              3,506.25     80            570,000.00

    1991695    964/G01  THREINEN            ANTHONY  J      8.2500    ZZ            297,000.00     10              07/06/00
    0432135275          1001 POLAR STAR DRIVE               8.0000     1            296,810.62     25              08/01/00
    80446                                                     F       05              2,231.26    360              07/01/30
    02                  EAGLE             CO  81631           O        1              2,231.26     90            330,000.00

    1991786    964/G01  CUADROS             STEVEN   A      9.0000    ZZ            317,000.00     00              06/27/00
    0432135796          6744 PASEO CATALINA                 8.7500     5            316,826.85      0              08/01/00
    78829                                                     F       05              2,550.65    360              07/01/30
    02                  PLEASANTON        CA  94566           O        1              2,550.65     58            550,000.00

    1991829    A46/G01  WILLARD             HEATHER  B      8.5000    ZZ            170,000.00     00              06/22/00
    0432139293          211 LAKEMERE STREET                 8.2500     1            169,897.01      0              08/01/00
    0132579                                                   F       03              1,307.16    360              07/01/30
    22                  HOUSTON           TX  77079           O        1              1,307.16     50            340,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   10
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1991832    253/253  ZANTI JR            JOSEPH   J      8.3750    ZZ            650,000.00     00              07/07/00
    949542              1010 RED WING CT                    8.1250     4            649,595.99      0              08/01/00
    949542                                                    F       05              4,940.47    360              07/01/30
    02                  MANSFIELD         TX  76063           O        1              4,940.47     80            814,000.00

    1991837    G81/G01  MARTIN              DIBE            8.6250    ZZ            344,400.00     00              07/07/00
    0432139053          5811 MAGGIORE STREET                8.3750     1            344,400.00      0              09/01/00
    200005031                                                 F       05              2,678.71    360              08/01/30
    02                  CORAL GABLES      FL  33146           O        1              2,678.71     80            430,500.00

    1991841    964/G01  CLARDY              JAMIE    M      8.3750    ZZ            190,000.00     00              06/30/00
    0432137842          11963 EBERLE STREET                 8.1250     1            190,000.00      0              09/01/00
    80035                                                     F       05              1,444.14    360              08/01/30
    22                  CERRITOS          CA  90703           O        1              1,444.14     80            240,000.00

    1991842    964/G01  MAY                 DAVID    L      8.5000    ZZ            392,000.00     00              06/29/00
    0432136901          1865 SHARON PLACE                   8.2500     1            392,000.00      0              09/01/00
    81402                                                     F       05              3,014.14    360              08/01/30
    02                  SAN MARINO        CA  91108           O        1              3,014.14     80            490,000.00

    1991844    964/G01  WILLISON            RAY      E      8.6250    ZZ            303,750.00     19              06/30/00
    0432177285          194 AMBERWOOD DRIVE                 8.3750     1            303,750.00     25              09/01/00
    80278                                                     F       05              2,362.54    360              08/01/30
    02                  WALNUT            CA  91789           O        1              2,362.54     90            337,500.00

    1991857    665/G01  MORGAN              ROBERT   L      8.6250    ZZ            102,000.00     00              06/30/00
    0432169266          9418 BARRETTS GLEN                  8.3750     1            101,939.78      0              08/01/00
    0021240287                                                F       03                793.35    360              07/01/30
    22                  HOUSTON           TX  77065           O        1                793.35     72            142,000.00

    1991863    B60/G01  CHIA                HSIAO-YIN       8.3750    ZZ            285,000.00     00              07/03/00
    0432165561          1977 STRATFORD AVENUE               8.1250     1            285,000.00      0              09/01/00
    294031                                                    F       05              2,166.21    360              08/01/30
    02                  SOUTH PASADENA    CA  91030           O        1              2,166.21     80            360,000.00

    1991873    665/G01  KILBY               SUSAN           8.8750    T             101,750.00     00              06/28/00
    0432172237          1803 BOUGAINVILLEA DRIVE            8.6250     1            101,692.96      0              08/01/00
    0001241015                                                F       03                809.57    360              07/01/30
    22                  MINDEN            NV  89403           O        1                809.57     50            203,500.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   11
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1991882    624/G01  LAPALM              SUSIE    P      8.5000    ZZ            101,700.00     10              06/23/00
    0432146991          5906 CHARDONNEY DR SE               8.2500     1            101,638.38     25              08/01/00
    81700101683                                               F       01                781.99    360              07/01/30
    02                  LACEY             WA  98513           O        1                781.99     90            113,000.00

    1991930    369/G01  REID                STEPHEN  L      8.8750    ZZ            354,000.00     12              05/23/00
    0432142974          7845 RIDGE ROAD                     8.6250     2            353,526.06     25              07/01/00
    0072250699                                                F       05              2,816.58    360              06/01/30
    02                  FREDERICK         MD  21702           O        1              2,816.58     89            400,000.00

    1991933    369/G01  MCCOMB III          C        J      8.8750    ZZ            268,000.00     00              05/18/00
    0432142701          821 SHADOW FARM ROAD                8.6250     1            267,698.39      0              07/01/00
    72062094                                                  F       05              2,132.33    360              06/01/30
    02                  WEST CHESTER      PA  19380           O        1              2,132.33     80            335,000.00

    1991934    369/G01  OLIN                STANFORD B      8.5000    ZZ            275,000.00     00              05/26/00
    0432142628          10982 E GREENWAY ROAD               8.2500     1            274,665.64      0              07/01/00
    0071605166                                                F       03              2,114.51    360              06/01/30
    02                  SCOTTSDALE        AZ  85259           O        1              2,114.51     61            454,934.00

    1992006    455/G01  TINNEY              R        A      8.8750    ZZ            265,600.00     00              06/30/00
    0432139244          2724 JANELLEN DRIVE                 8.6250     2            265,451.09      0              08/01/00
    09000547                                                  F       05              2,113.24    360              07/01/30
    02                  ATLANTA           GA  30345           O        1              2,113.24     80            332,000.00

    1992007    637/G01  RANDHAWA            HEMAN           8.5000    ZZ            401,200.00     00              06/20/00
    0432168920          7652 CHESTNUT WAY                   8.2500     1            400,956.95      0              08/01/00
    21461991                                                  F       05              3,084.88    360              07/01/30
    02                  PLEASANTON        CA  94588           O        1              3,084.88     80            501,500.00

    1992022    637/G01  TEXIERA             BARBARA         8.8750    ZZ            265,000.00     11              06/22/00
    0432169050          1142 OCEAN AVENUE                   8.6250     1            264,851.44     25              08/01/00
    13324355                                                  F       05              2,108.46    360              07/01/30
    02                  BROOKLYN          NY  11218           O        1              2,108.46     90            295,000.00

    1992024    637/G01  BASE                DARREN   L      8.5000    ZZ            161,000.00     00              06/29/00
    0432167112          6105 CHARLESTOWN LANE               8.2500     1            160,902.46      0              08/01/00
    21643887                                                  F       03              1,237.96    360              07/01/30
    22                  PLANO             TX  75024           O        1              1,237.96     70            232,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   12
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992027    637/G01  OSHEROFF            JEFF     A      8.0000    ZZ            610,000.00     00              06/21/00
    0432143618          2 SANTA ROSA PLACE                  7.7500     2            609,590.70      0              08/01/00
    8755407                                                   F       03              4,475.97    360              07/01/30
    02                  ROLLING HILLS ES  CA  90274           O        1              4,475.97     51          1,200,000.00

    1992031    637/G01  PINTARELLI          DENNIS          8.8750    ZZ            315,000.00     00              06/22/00
    0432140838          141 CORAL REEF AVENUE               8.6250     2            314,823.40      0              08/01/00
    19594399                                                  F       05              2,506.29    360              07/01/30
    02                  HALF MOON BAY     CA  94019           O        1              2,506.29     63            500,000.00

    1992056    637/G01  THAI                TRUNG           8.8750    ZZ            320,000.00     00              06/22/00
    0432139285          1721 FOUR OAKS ROAD                 8.6250     1            319,820.60      0              08/01/00
    00021465430                                               F       05              2,546.07    360              07/01/30
    02                  SAN JOSE          CA  95131           O        1              2,546.07     57            570,000.00

    1992101    369/G01  SPAGNOLA            MARIO           9.0000    ZZ            291,000.00     00              06/27/00
    0432142909          68 E SHORE CULVER ROAD              8.7500     1            290,841.04      0              08/01/00
    0072290091                                                F       05              2,341.46    360              07/01/30
    02                  BRANCHVILLE       NJ  07826           O        1              2,341.46     79            370,000.00

    1992106    369/G01  RWEYEMAMU           MICHAEL  H      9.0000    ZZ            272,000.00     12              06/23/00
    0432142826          1219 WEST 53RD STREET               8.7500     1            271,851.42     30              08/01/00
    0072131626                                                F       05              2,188.58    360              07/01/30
    02                  MINNEAPOLIS       MN  55419           O        1              2,188.58     95            286,500.00

    1992112    998/998  MAY                 JOHN     D      8.2500    ZZ            277,600.00     00              06/21/00
    26764241            4138 42ND AVE NE                    8.0000     1            277,422.98      0              08/01/00
    26764241                                                  F       05              2,085.52    360              07/01/30
    02                  SEATTLE           WA  98105           O        1              2,085.52     80            350,000.00

    1992113    369/G01  COLLIER             SCOTT    J      8.3750    ZZ            325,000.00     00              05/05/00
    0432142511          6125 E ANDERSON DRIVE               8.1250     1            324,594.59      0              07/01/00
    0072094485                                                F       05              2,470.23    360              06/01/30
    02                  SCOTTSDALE        AZ  85254           O        1              2,470.23     63            522,000.00

    1992122    998/998  BEECHEM             JOSEPH   M      8.5000    ZZ            332,100.00     14              06/14/00
    33035171            46 RIDGELINE DRIVE                  8.2500     1            331,898.81     25              08/01/00
    33035171                                                  F       05              2,553.56    360              07/01/30
    02                  EUGENE            OR  97405           O        1              2,553.56     90            369,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   13
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992126    369/G01  CRAIG               ALLEN    B      8.8750    T             400,000.00     00              06/09/00
    0432142503          9608 E PEAK VIEW ROAD               8.6250     1            399,775.75      0              08/01/00
    0071955918                                                F       03              3,182.58    360              07/01/30
    02                  SCOTTSDALE        AZ  85262           O        1              3,182.58     69            581,976.00

    1992137    369/G01  EISNER              BENJAMIN M      8.3750    ZZ            290,000.00     00              05/04/00
    0432142461          22666 BLACK MOUNTAIN ROAD           8.1250     1            289,134.75      0              07/01/00
    0072076771                                                F       03              2,204.21    360              06/01/30
    02                  SALINAS           CA  93908           O        1              2,204.21     50            580,000.00

    1992151    998/998  KRUEGER             TONY     L      8.6250    ZZ            335,000.00     00              06/21/00
    33707514            22018 SE 358TH                      8.3750     1            334,802.21      0              08/01/00
    33707514                                                  F       05              2,605.60    360              07/01/30
    02                  AUBURN            WA  98092           O        1              2,605.60     70            485,000.00

    1992154    163/G01  HEIDENBERG          RICHARD  M      8.7500    ZZ            360,000.00     00              06/30/00
    0432140234          74 KENRIDGE ROAD                    8.5000     1            359,792.87      0              08/01/00
    1000157495                                                F       05              2,832.13    360              07/01/30
    02                  LAWRENCE          NY  11559           O        1              2,832.13     80            450,000.00

    1992157    998/998  AKERS               KEM      R      8.7500    ZZ            272,800.00     00              06/15/00
    35532159            25420 142ND AVE SE                  8.5000     1            272,643.05      0              08/01/00
    35532159                                                  F       05              2,146.12    360              07/01/30
    02                  KENT              WA  98042           O        1              2,146.12     80            341,000.00

    1992161    369/G01  RHODES              JAMES    C      8.6250    ZZ            331,200.00     00              06/07/00
    0432142248          10151 BRIARGROVE WAY                8.3750     1            331,004.46      0              08/01/00
    0072089469                                                F       03              2,576.04    360              07/01/30
    02                  LITTLETON         CO  80126           O        1              2,576.04     77            431,293.00

    1992163    369/G01  TERAN               SALOMON         8.8750    ZZ            316,000.00     00              06/22/00
    0432142115          5405 BEALL DRIVE                    8.6250     2            315,822.84      0              08/01/00
    0072330814                                                F       05              2,514.24    360              07/01/30
    02                  FREDERICK         MD  21704           O        1              2,514.24     77            415,000.00

    1992173    998/998  SAKACH              WILLIAM  S      8.6250    ZZ            500,000.00     00              06/09/00
    35612498            2420 SW 15TH AVENUE                 8.3750     1            499,704.80      0              08/01/00
    35612498                                                  F       05              3,888.95    360              07/01/30
    02                  PORTLAND          OR  97201           O        1              3,888.95     63            800,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   14
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992178    163/G01  FINKAS              ANTHONY         8.2500    ZZ            573,750.00     00              06/23/00
    0432140408          22 CAMELOT COURT                    8.0000     1            573,384.14      0              08/01/00
    717466642                                                 F       05              4,310.39    360              07/01/30
    02                  KENSINGTON        CA  94707           O        1              4,310.39     75            765,000.00

    1992193    E23/G01  FLACK               PETER    M      8.6250    ZZ            326,690.00     01              07/10/00
    0432140721          5256 WEST POTTER DRIVE              8.3750     1            326,690.00     25              09/01/00
    40504446                                                  F       03              2,540.96    360              08/01/30
    02                  GLENDALE          AZ  85308           O        1              2,540.96     90            362,995.00

    1992195    998/998  CLARIDGE            GISELE   C      8.7500    ZZ            310,250.00     01              06/19/00
    36261766            3862 WOODSON COURT                  8.5000     1            310,071.50     12              08/01/00
    36261766                                                  F       05              2,440.74    360              07/01/30
    02                  EUGENE            OR  97405           O        1              2,440.74     85            365,000.00

    1992209    H47/G01  WALTERS             RANDOLPH N      8.7500    ZZ            361,750.00     04              06/29/00
    0432140994          19055 EAGLE RIDGE DRIVE             8.5000     1            361,541.87     25              08/01/00
    240930005                                                 F       03              2,845.89    360              07/01/30
    02                  GOLDEN            CO  80401           O        1              2,845.89     90            401,953.00

    1992210    998/998  LAMB                J        C      8.6250    ZZ            312,000.00     00              06/19/00
    36372332            9320 E LEAVENWORTH ROAD             8.3750     1            311,815.80      0              08/01/00
    36372332                                                  F       05              2,426.70    360              07/01/30
    02                  LEAVENWORTH       WA  98826           O        1              2,426.70     80            390,000.00

    1992212    998/998  BENNETT             BARBARA  A      8.7500    ZZ            277,500.00     00              06/21/00
    37943438            2508 E MILLER STREET                8.5000     1            277,340.35      0              08/01/00
    37943438                                                  F       05              2,183.09    360              07/01/30
    22                  SEATTLE           WA  98112           O        1              2,183.09     75            370,000.00

    1992214    998/998  TREHAN              SANJEEV         8.7500    ZZ            382,075.00     14              06/26/00
    26414250            3643 TAMARACK                       8.5000     1            381,855.17     25              08/01/00
    26414250                                                  F       05              3,005.79    360              07/01/30
    02                  CRYSTAL LAKE      IL  60014           O        1              3,005.79     90            425,000.00

    1992216    998/998  STEINKE             JAMES    G      8.5000    ZZ            311,200.00     00              06/16/00
    32076234            114 LAKE BRANTLEY TERR              8.2500     1            311,011.47      0              08/01/00
    32076234                                                  F       05              2,392.86    360              07/01/30
    02                  LONGWOOD          FL  32779           O        1              2,392.86     80            389,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   15
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992217    E23/G01  CURL                KENT            8.6250    ZZ            516,000.00     00              07/06/00
    0432151116          14283 HALF MOON BAY DRIVE           8.3750     1            516,000.00      0              09/01/00
    10511482                                                  F       05              4,013.40    360              08/01/30
    02                  SAN DIEGO         CA  92014           O        1              4,013.40     80            645,000.00

    1992218    998/998  WELTMAN             DAVID           8.7500    ZZ            355,000.00     00              06/22/00
    33720145            5 BITTERSWEET CT                    8.5000     1            354,795.75      0              08/01/00
    33720145                                                  F       05              2,792.79    360              07/01/30
    02                  CENTERPORT        NY  11721           O        1              2,792.79     61            585,000.00

    1992219    998/998  KOSTER              S        J      8.6250    ZZ            292,000.00     00              06/30/00
    33763947            26881 GOYA CIRCLE                   8.3750     1            291,827.60      0              08/01/00
    33763947                                                  F       05              2,271.15    360              07/01/30
    02                  MISSION VIEJO     CA  92961           O        1              2,271.15     80            365,000.00

    1992220    998/998  GARDNER             BRIAN           8.6250    ZZ            471,200.00     00              03/28/00
    33887639            8 MONTEGO LANE                      8.3750     1            470,075.15      0              05/01/00
    33887639                                                  F       05              3,664.95    360              04/01/30
    02                  REDWOOD CITY      CA  94061           O        1              3,664.95     80            589,000.00

    1992221    998/998  MILLIGAN            SHARALEE A      8.7500    ZZ            350,000.00     00              06/19/00
    38238754            31 BENHILL ROAD                     8.5000     1            349,798.63      0              08/01/00
    38238754                                                  F       05              2,753.45    360              07/01/30
    22                  ST. PAUL          MN  55105           O        1              2,753.45     70            500,000.00

    1992222    998/998  COLOMBO             LUCA            8.8750    ZZ            294,000.00     00              06/02/00
    37626538            8948 VISTA GRANDE STREET            8.6250     1            293,835.17      0              08/01/00
    37626538                                                  F       05              2,339.20    360              07/01/30
    22                  WEST HOLLYWOOD    CA  90069           O        1              2,339.20     50            588,000.00

    1992223    163/G01  MOLNAR              PETER           8.7500    ZZ            331,200.00     00              06/30/00
    0432146413          590 PIONEER ROAD                    8.5000     1            331,009.44      0              08/01/00
    1000178951                                                F       05              2,605.56    360              07/01/30
    02                  LYONS             CO  80540           O        1              2,605.56     79            420,000.00

    1992224    998/998  AGREGADO            GEORGE          8.7500    ZZ            364,800.00     00              06/15/00
    36975480            4881 TRENT DRIVE                    8.5000     1            364,590.12      0              08/01/00
    36975480                                                  F       05              2,869.88    360              07/01/30
    02                  SAN JOSE          CA  95124           O        1              2,869.88     80            456,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   16
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992225    998/998  GREEN               ROBERT   E      8.6250    ZZ            333,000.00     01              06/26/00
    36577955            5365 KONOCTI ROAD                   8.3750     1            332,803.40     25              08/01/00
    36577955                                                  F       05              2,590.04    360              07/01/30
    02                  KELSEYVILLE       CA  95451           O        1              2,590.04     90            370,000.00

    1992227    998/998  VALAREZO            WALTER          8.6250    ZZ            520,000.00     00              06/15/00
    36222792            8781 SW 64 COURT                    8.3750     1            519,692.99      0              08/01/00
    36222792                                                  F       05              4,044.51    360              07/01/30
    02                  MIAMI             FL  33143           O        1              4,044.51     80            650,000.00

    1992229    998/998  VACCARO             DAVID    M      9.0000    ZZ            405,000.00     14              06/15/00
    36054740            1414 MAIN STREET                    8.7500     1            404,778.78     25              08/01/00
    36054740                                                  F       05              3,258.72    360              07/01/30
    02                  CONCORD           MA  01742           O        1              3,258.72     90            450,000.00

    1992230    998/998  HORSLEY             MATTHEW  E      8.5000    ZZ            333,600.00     00              06/26/00
    36004323            151 MOUNTAIN VIEW ROAD              8.2500     1            333,397.90      0              08/01/00
    36004323                                                  F       05              2,565.10    360              07/01/30
    02                  SANTA CRUZ        CA  95065           O        1              2,565.10     80            417,000.00

    1992231    998/998  NILSEN              JOHN     A      8.7500    ZZ            400,000.00     00              06/27/00
    37809373            4082 NORTH COVE DRIVE               8.5000     2            399,769.87      0              08/01/00
    37809373                                                  F       05              3,146.80    360              07/01/30
    02                  PROVO             UT  84604           O        1              3,146.80     79            510,000.00

    1992232    998/998  CONTI               PATRICIA        9.0000    T             300,000.00     00              06/28/00
    36398204            5760 MIDNIGHT PASS ROAD             8.7500     1            299,836.13      0              08/01/00
    36398204                                                  F       01              2,413.87    360              07/01/30
    22                  SARASOTA          FL  34242           O        1              2,413.87     58            525,000.00

    1992234    998/998  REVY                MICHAEL         8.2500    ZZ            270,000.00     00              06/30/00
    36159531            85 FIFTH AVENUE                     8.0000     1            269,827.83      0              08/01/00
    36159531                                                  F       05              2,028.42    360              07/01/30
    02                  NYACK             NY  10960           O        1              2,028.42     45            600,000.00

    1992235    964/G01  ROWDABAUGH          KIRK     M      8.6250    ZZ            350,000.00     00              07/11/00
    0432146702          3824 N 54TH CT                      8.3750     1            350,000.00      0              09/01/00
    81750                                                     F       05              2,722.26    360              08/01/30
    02                  SCOTTSDALE        AZ  85018           O        1              2,722.26     72            490,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   17
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992237    964/G01  BRADLEY             STEVEN   J      8.5000    ZZ            416,000.00     00              07/10/00
    0432143857          3955 VILLA COURT                    8.2500     4            416,000.00      0              09/01/00
    76999                                                     F       05              3,198.68    360              08/01/30
    02                  FAIR OAKS         CA  95628           O        1              3,198.68     80            520,000.00

    1992270    637/G01  BLAIR               WILLIAM  C      8.8750    ZZ            275,500.00     10              06/26/00
    0432149276          2348 BOWWOOD COURT                  8.6250     1            275,345.54     30              08/01/00
    0012080065                                                F       05              2,192.01    360              07/01/30
    02                  VILLA RICA        GA  30180           O        1              2,192.01     95            290,000.00

    1992283    998/998  PASCAL              JEANNE   A      8.7500    ZZ            269,500.00     00              06/29/00
    36262400            22430 123RD PL SE                   8.5000     2            269,344.94      0              08/01/00
    36262400                                                  F       05              2,120.16    360              07/01/30
    22                  MONROE            WA  98272           O        1              2,120.16     57            480,000.00

    1992285    998/998  RADOVICH            DAVID    M      8.2500    ZZ            489,600.00     00              06/29/00
    35628452            311 CHESTNUT STREET                 8.0000     1            489,287.80      0              08/01/00
    35628452                                                  F       05              3,678.20    360              07/01/30
    02                  SAN CARLOS        CA  94070           O        1              3,678.20     80            612,000.00

    1992287    998/998  CLEVELAND           NANCY    A      8.5000    T             297,000.00     00              06/30/00
    33755463            NHN WHITE SWAN ROAD                 8.2500     2            296,820.08      0              08/01/00
    33755463                                                  F       05              2,283.67    360              07/01/30
    02                  POLSON            MT  59860           O        1              2,283.67     62            480,000.00

    1992329    183/G01  JACKSON             ERNEST          8.7500    ZZ            101,000.00     00              06/11/00
    0432144434          227 ROQUETTE AVENUE                 8.5000     5            100,941.89      0              08/17/00
    800498033                                                 F       05                794.57    360              07/17/30
    22                  FLORAL PARK       NY  11001           O        1                794.57     49            210,000.00

    1992337    E86/G01  DELORENZO           MICHAEL         8.8750    ZZ            399,200.00     00              07/07/00
    0432165819          1215 SOUTH LINDEN                   8.6250     1            399,200.00      0              09/01/00
    01001186                                                  F       05              3,176.21    360              08/01/30
    02                  PARK RIDGE        IL  60068           O        1              3,176.21     80            499,000.00

    1992364    A50/A50  RYAN                JODY     L      8.5000    ZZ            649,950.00     00              05/19/00
    208008              2026 SEA PALMS WEST DR              8.2500     2            649,159.73      0              07/01/00
    208008                                                    F       05              4,997.55    360              06/01/30
    22                  ST. SIMONS ISLAN  GA  31522           O        1              4,997.55     64          1,029,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   18
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992380    E87/G01  CONNORS             KEVIN           8.5000    ZZ            428,000.00     00              06/22/00
    0432147171          231 OLIVER ROAD                     8.2500     5            427,740.72      0              08/01/00
    70002929                                                  F       05              3,290.95    360              07/01/30
    02                  SANTA BARBARA     CA  93109           O        1              3,290.95     69            625,000.00

    1992384    B57/G01  PLAZA               ROBERT   T      9.2500    ZZ            275,500.00     14              06/28/00
    0432176741          3635 OLYMPIAD DRIVE                 9.0000     1            275,357.17     30              08/01/00
    2012689                                                   F       05              2,266.48    360              07/01/30
    02                  LOS ANGELES       CA  90043           O        1              2,266.48     95            290,000.00

    1992385    E23/G01  HARPER              RANDY    D      8.3750    ZZ            181,800.00     00              07/11/00
    0432152262          3337 NORTH 144TH DRIVE              8.1250     1            181,800.00      0              09/01/00
    41000038                                                  F       03              1,381.81    360              08/01/30
    22                  GOODYEAR          AZ  85338           O        1              1,381.81     80            227,278.00

    1992387    A80/G01  CAO                 PEDRO           8.7500    ZZ            340,000.00     00              06/30/00
    0432144566          15720 TURNBERRY DRIVE               8.5000     1            339,804.38      0              08/01/00
    0017558                                                   F       03              2,674.79    360              07/01/30
    02                  MIAMI LAKES       FL  33014           O        1              2,674.79     80            425,000.00

    1992400    U05/G01  GUDMENDSEN          ERIC     W      8.8750    ZZ            154,800.00     14              06/27/00
    0432147155          12706 126TH AVENUE COURT EAST       8.6250     1            154,713.21     30              08/01/00
    3050204                                                   F       05              1,231.66    360              07/01/30
    02                  PUYALLUP          WA  98374           O        1              1,231.66     95            162,950.00

    1992438    116/116  KONE                BRUCE    C      8.3750    ZZ            486,700.00     00              07/17/00
    091068501           3922 OBERLIN STREET                 8.1250     1            486,700.00      0              09/01/00
    091068501                                                 F       05              3,699.28    360              08/01/30
    02                  HOUSTON           TX  77005           O        1              3,699.28     80            608,420.00

    1992443    144/144  DOORLEY             MICHAEL         8.8750    ZZ            500,000.00     00              07/11/00
    160656355           247 PALMER AVENUE                   8.6250     1            500,000.00      0              09/01/00
    160656355                                                 F       05              3,978.22    360              08/01/30
    02                  SLEEPY HOLLOW     NY  10591           O        1              3,978.22     48          1,050,000.00

    1992481    E76/G01  GENSCHORCK          GARRISON        8.6250    ZZ            192,500.00     00              07/13/00
    0432168391          208 BROOKSIDE DRIVE                 8.3750     2            192,500.00      0              09/01/00
    GENSCHORCK                                                F       05              1,497.25    360              08/01/30
    22                  BAILEY            CO  80421           O        1              1,497.25     71            272,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   19
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992482    Q73/G01  MCCLELLAN           ANN      B      8.5000    ZZ            500,000.00     00              07/11/00
    0432191484          1558 OLD WAVERLY ROAD               8.2500     4            500,000.00      0              09/01/00
    2713492                                                   F       05              3,844.57    360              08/01/30
    02                  WEST POINT        MS  39773           O        1              3,844.57     77            650,000.00

    1992500    896/G01  BROZ                ANN      M      9.0000    ZZ            118,750.00     10              06/26/00
    0432168003          129 COLEMANS BLUFF DRIVE            8.7500     1            118,685.14     30              08/01/00
    20790                                                     F       05                955.49    360              07/01/30
    02                  WOODSTOCK         GA  30188           O        1                955.49     95            125,000.00

    1992518    369/G01  JENKINS             GREGORY  P      8.5000    ZZ            308,000.00     00              04/19/00
    0432153203          200 IVY BANK CIRCLE                 8.2500     4            307,349.33      0              06/01/00
    0072131279                                                F       03              2,368.26    360              05/01/30
    02                  MADISON           AL  35758           O        1              2,368.26     80            385,000.00

    1992566    964/G01  DENNARD             JEANNIE  T      8.3750    ZZ            267,200.00     00              07/11/00
    0432158137          7670 SHADOW OAKS LANE               8.1250     1            267,200.00      0              09/01/00
    81781                                                     F       05              2,030.91    360              08/01/30
    02                  GRANITE BAY       CA  95746           O        1              2,030.91     80            334,000.00

    1992567    964/G01  PETKO               WILLIAM  M      8.2500    ZZ            318,000.00     00              07/05/00
    0432156461          28591 BIG SPRINGS ROAD              8.0000     1            318,000.00      0              09/01/00
    81000                                                     F       03              2,389.03    360              08/01/30
    02                  TRABUCO CANYON    CA  92679           O        1              2,389.03     80            397,500.00

    1992619    T35/G01  CHOY                MICHAEL         8.3750    ZZ            272,000.00     00              07/13/00
    0400294948          40441 LANDON AVE                    8.1250     1            272,000.00      0              09/01/00
    0400294948                                                F       05              2,067.39    360              08/01/30
    02                  FREMONT           CA  94538           O        1              2,067.39     80            342,000.00

    1992714    904/G01  GREENE              MIKE     C      8.3750    ZZ            340,000.00     00              07/14/00
    0432159572          1184 WEST MILLBRIDGE LANE           8.1250     1            340,000.00      0              09/01/00
    678889                                                    F       05              2,584.25    360              08/01/30
    02                  WEST BOUNTIFUL    UT  84087           O        1              2,584.25     80            425,000.00

    1992719    637/G01  KIRBY               LESLIE   L      8.6250    ZZ            424,800.00     00              06/28/00
    0432164648          1633 CARLETON STREET                8.3750     1            424,549.20      0              08/01/00
    0015416498                                                F       05              3,304.05    360              07/01/30
    02                  BERKELEY          CA  94703           O        1              3,304.05     80            531,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   20
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992720    637/G01  WULFEKUHLE          TIMOTHY  M      8.5000    ZZ            367,000.00     00              06/27/00
    0432164630          4327 SW PORTLAND STREET             8.2500     1            366,777.66      0              08/01/00
    0015412984                                                F       05              2,821.92    360              07/01/30
    02                  SEATTLE           WA  98136           O        1              2,821.92     79            467,000.00

    1992836    975/G01  CHANG               CHRISTOPHJ      8.5000    ZZ            358,200.00     01              07/10/00
    0432167690          19805 HIDDEN TRAIL PLACE            8.2500     1            358,200.00     25              09/01/00
    2001532                                                   F       05              2,754.25    360              08/01/30
    02                  WALNUT            CA  91789           O        1              2,754.25     90            398,000.00

    1992865    K68/G01  BAILEY              VERA     J      8.6250    ZZ             78,550.00     00              07/17/00
    0432159838          3941 OLD CANTON LANE                8.3750     2             78,550.00      0              09/01/00
    1058015                                                   F       05                610.96    360              08/01/30
    22                  JACKSON           MS  39206           O        1                610.96     53            150,000.00

    1992867    950/G01  RAM                 BENJAMIN A      8.3750    ZZ            624,000.00     00              06/23/00
    0432159812          714 KOA COURT                       8.1250     1            623,612.14      0              08/01/00
    101000403004                                              F       05              4,742.86    360              07/01/30
    02                  SUNNYVALE         CA  94086           O        1              4,742.86     80            780,000.00

    1992909    163/G01  ST GERMAIN          TERRIE   T      8.5000    ZZ            477,600.00     00              06/20/00
    0432164168          11551 DONOVAN ROAD                  8.2500     1            477,310.67      0              08/01/00
    1417420359                                                F       05              3,672.33    360              07/01/30
    02                  LOS ALAMITOS      CA  90720           O        1              3,672.33     80            597,500.00

    1992982    964/G01  VAN DELOO           PETER    K      8.2500    ZZ            552,000.00     00              07/12/00
    0432158079          1380 JOHNSON STREET                 8.0000     1            552,000.00      0              09/01/00
    79522                                                     F       05              4,146.99    360              08/01/30
    02                  MENLO PARK        CA  94025           O        1              4,146.99     80            690,000.00

    1992984    B60/G01  LERER               JOHN     C      8.2500    ZZ            273,600.00     00              06/29/00
    0432157691          6802 EAST LOS ARCOS STREET          8.0000     1            273,425.53      0              08/01/00
    294297                                                    F       05              2,055.47    360              07/01/30
    02                  LONG BEACH        CA  90815           O        1              2,055.47     80            342,000.00

    1992988    B60/G01  LAM                 HUNG            8.8750    ZZ            300,000.00     00              07/05/00
    0432156594          3896 CARTER DRIVE                   8.6250     1            300,000.00      0              09/01/00
    294981                                                    F       07              2,386.94    360              08/01/30
    02                  SOUTH SAN FRANCI  CA  94080           O        1              2,386.94     71            425,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   21
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1992991    D03/G01  TAGOE               NAA      A      8.3750    ZZ            292,000.00     00              07/17/00
    0432167005          3 SECOR GLEN ROAD                   8.1250     1            292,000.00      0              09/01/00
    96420                                                     F       05              2,219.41    360              08/01/30
    02                  HARTSDALE         NY  10530           O        1              2,219.41     80            365,000.00

    1993031    665/G01  PATEL               RUPESH   R      8.3750    ZZ            269,600.00     00              07/07/00
    0432166882          16208 EAST PEPPERTREE LANE          8.1250     1            269,600.00      0              09/01/00
    0001241513                                                F       03              2,049.15    360              08/01/30
    02                  LA MIRADA         CA  90638           O        1              2,049.15     80            337,000.00

    1993119    F96/G01  JOHANNESSON         KERMITH         8.5000    ZZ            330,000.00     10              07/21/00
    0432163822          86 ANDREA LANE                      8.2500     1            330,000.00     25              09/01/00
    0001844                                                   F       05              2,537.41    360              08/01/30
    02                  WASHINGTON TOWNS  NJ  07882           O        1              2,537.41     86            385,000.00

    1993123    964/G01  DUNCAN              LESLIE          8.3750    ZZ            418,250.00     00              07/10/00
    0432163772          27 MAYBECK STREET                   8.1250     1            418,250.00      0              09/01/00
    81021                                                     F       03              3,179.00    360              08/01/30
    02                  NOVATO            CA  94949           O        1              3,179.00     80            522,817.00

    1993124    964/G01  VAN TRAN            KEVEN    B      8.8750    ZZ            360,000.00     00              07/13/00
    0432163442          2241 BELTHORN COURT                 8.6250     1            360,000.00      0              09/01/00
    81479                                                     F       05              2,864.32    360              08/01/30
    02                  SAN JOSE          CA  95131           O        1              2,864.32     80            450,000.00

    1993135    964/G01  REIFSNYDER          DAVID    H      8.3750    ZZ            360,000.00     00              07/13/00
    0432163418          1246 KING DRIVE                     8.1250     1            360,000.00      0              09/01/00
    82413                                                     F       05              2,736.26    360              08/01/30
    02                  EL CERRITO        CA  94530           O        1              2,736.26     65            560,000.00

    1993159    665/G01  BROWN               MARGARET W      8.3750    ZZ            650,000.00     00              07/17/00
    0432163129          1302 PELICAN LANE                   8.1250     1            650,000.00      0              09/01/00
    0001241601                                                F       05              4,940.47    360              08/01/30
    02                  GULF STREAM       FL  33483           O        1              4,940.47     80            820,000.00

    1993163    144/144  NYSTRUP             GLENN           9.1250    ZZ            107,000.00     00              07/14/00
    160656462           72 PLAINS ROAD                      8.8750     2            107,000.00      0              09/01/00
    160656462                                                 F       05                870.59    360              08/01/30
    22                  NEW PALTZ         NY  12561           O        2                870.59     58            185,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   22
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1993171    893/G01  WENZEL              SHERI    L      8.5000    ZZ            315,000.00     00              07/06/00
    0432163830          9589 VANCOUVER LANE                 8.2500     2            315,000.00      0              09/01/00
    00628011                                                  F       05              2,422.08    360              08/01/30
    02                  WINDSOR           CA  95492           O        1              2,422.08     63            505,000.00

    1993197    H47/G01  CHUN                MU       K      8.6250    ZZ            309,000.00     00              07/14/00
    0432163236          9577 ASPEN HILL CIRCLE              8.3750     1            309,000.00      0              09/01/00
    240933012                                                 F       03              2,403.38    360              08/01/30
    02                  LITTLETON         CO  80124           O        1              2,403.38     75            416,822.00

    1993219    470/G01  SOLOMON             DEBORAH  L      8.7500    ZZ            283,000.00     00              07/03/00
    0432164044          37 SAN LUIS ROAD                    8.5000     1            283,000.00      0              09/01/00
    75010385                                                  F       05              2,226.37    360              08/01/30
    02                  SONOMA            CA  95476           O        1              2,226.37     73            393,000.00

    1993220    163/G01  HOLMES              KENNETH  L      8.8750    ZZ            423,000.00     00              06/30/00
    0432163582          639 MEADOW ROAD                     8.6250     5            423,000.00      0              09/01/00
    3217449580                                                F       05              3,365.58    360              08/01/30
    02                  BRIDGEWATER       NJ  08807           O        1              3,365.58     53            800,000.00

    1993224    B23/G01  LONDEREE            LARRY    S      8.6250    ZZ            287,200.00     00              07/18/00
    0432168607          20072 CAPE COTTAGE LANE             8.3750     1            287,200.00      0              09/01/00
    88003886                                                  F       05              2,233.81    360              08/01/30
    02                  HUNTINGTON BEACH  CA  92646           O        1              2,233.81     80            359,000.00

    1993234    K81/G01  LANDEROS            ARTURO          8.6250    ZZ            363,655.00     00              07/10/00
    0432169282          6283 MCINTYRE COURT                 8.3750     1            363,655.00      0              09/01/00
    7001497                                                   F       05              2,828.47    360              08/01/30
    02                  ARVADA            CO  80403           O        1              2,828.47     76            483,655.00

    1993297    998/998  STORRS              ROBERT   G      8.3750    ZZ            313,600.00     00              07/07/00
    36244937            1880 E ALTADENA DRIVE               8.1250     1            313,600.00      0              09/01/00
    36244937                                                  F       05              2,383.59    360              08/01/30
    02                  ALTADENA AREA     CA  91001           O        1              2,383.59     80            392,000.00

    1993328    511/511  HOLLEN              ALLISON  J      8.7500    ZZ            301,500.00     11              06/26/00
    112105              9261 ELBEN PL                       8.5000     1            301,326.54     25              08/01/00
    112105                                                    F       05              2,371.90    360              07/01/30
    02                  LOS ANGELES       CA  91352           O        1              2,371.90     90            335,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   23
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1993337    H47/G01  SIEGWORTH           JENNIFER        8.7500    ZZ            156,317.00     10              07/20/00
    0432164952          12220 CABIN CREEK COURT             8.5000     1            156,317.00     30              09/01/00
    00100000839                                               F       03              1,229.75    360              08/01/30
    02                  CHARLOTTE         NC  28269           O        1              1,229.75     95            164,545.00

    1993373    637/G01  WINEBERG            JONATHAN M      8.5000    ZZ            300,000.00     00              06/16/00
    0432164440          8113 TEXAS PLUME ROAD               8.2500     1            299,818.25      0              08/01/00
    0021192455                                                F       05              2,306.75    360              07/01/30
    02                  AUSTIN            TX  78759           O        1              2,306.75     72            419,500.00

    1993377    964/G01  WILSON JR           THOMAS   W      8.2500    ZZ            289,600.00     00              07/14/00
    0432164259          5073 WILMONT COURT                  8.0000     1            289,600.00      0              09/01/00
    77470                                                     F       05              2,175.67    360              08/01/30
    02                  ANTIOCH           CA  94509           O        1              2,175.67     80            362,055.00

    1993391    964/G01  WOODLEY             JOHN     P      8.6250    ZZ            464,000.00     00              07/14/00
    0432164283          1617 GRAND AVENUE                   8.3750     1            464,000.00      0              09/01/00
    81181                                                     F       05              3,608.94    360              08/01/30
    02                  PIEDMONT          CA  94611           O        1              3,608.94     80            580,000.00

    1993406    964/G01  GRANT JR            VERNON   H      9.0000    T             106,650.00     00              07/18/00
    0432168060          18 WESTMINSTER COURT                8.7500     1            106,650.00      0              09/01/00
    82339                                                     F       05                858.13    360              08/01/30
    22                  CHICO             CA  95928           O        1                858.13     75            142,250.00

    1993410    665/G01  SCATTINI            JAMES    M      8.6250    ZZ            330,000.00     00              07/13/00
    0432164341          27119 PRESTANCIA WAY                8.3750     1            330,000.00      0              09/01/00
    0001237791                                                F       03              2,566.71    360              08/01/30
    02                  SALINAS           CA  93908           O        1              2,566.71     66            500,000.00

    1993419    T44/G01  WARD                MARY     B      8.2500    ZZ            308,880.00     00              07/24/00
    0432170306          40 CAVALIER DR                      8.0000     1            308,880.00      0              09/01/00
    3530590                                                   F       05              2,320.51    360              08/01/30
    02                  EAST GREENWICH    RI  02818           O        1              2,320.51     80            386,100.00

    1993435    964/G01  LONG                DOUGLAS         8.3750    ZZ            399,950.00     00              07/17/00
    0432177293          3024 LIVE OAK COURT                 8.1250     1            399,950.00      0              09/01/00
    82570                                                     F       03              3,039.91    360              08/01/30
    02                  DANVILLE          CA  94506           O        1              3,039.91     67            604,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   24
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1993478    163/163  HARRIS              NORMA    S      8.3750    ZZ            320,000.00     00              04/26/00
    959277              311 PECAN TREE PLACE                8.1250     4            319,399.14      0              06/01/00
    959277                                                    F       05              2,432.23    360              05/01/30
    02                  PIKE ROAD         AL  36064           O        1              2,432.23     80            400,000.00

    1993486    163/163  SCHNOEBELEN         KIRK     S      8.1250    ZZ            324,000.00     00              06/23/00
    0003001021990       6605 SOUTHCREST DRIVE               7.8750     1            323,788.06      0              08/01/00
    0003001021990                                             F       05              2,405.69    360              07/01/30
    02                  EDINA             MN  55435           O        1              2,405.69     80            405,000.00

    1993495    163/163  BUATTI              JOHN     M      8.7500    ZZ            540,000.00     00              06/29/00
    4174900006          2891 SADDLE CLUB ROAD               8.5000     1            539,689.32      0              08/01/00
    4174900006                                                F       05              4,248.18    360              07/01/30
    02                  IOWA CITY         IA  52240           O        1              4,248.18     75            725,000.00

    1993497    163/163  GLENDON             ANDREW   J      8.6250    ZZ            263,950.00     00              06/16/00
    1817444987          8424 WILLOWLEAF COURT               8.3750     1            263,794.16      0              08/01/00
    1817444987                                                F       03              2,052.98    360              07/01/30
    02                  LAS VEGAS         NV  89128           O        1              2,052.98     80            329,999.00

    1993502    163/163  IANNOZZI            ENZO            8.1250    ZZ            280,000.00     00              06/27/00
    1503782628          11 STEPHEN LANE                     7.8750     1            279,816.84      0              08/01/00
    1503782628                                                F       05              2,078.99    360              07/01/30
    02                  CORTLANDT MANOR   NY  10567           O        1              2,078.99     73            385,000.00

    1993504    163/163  SCHILTZ             PATRICK  J      8.8750    ZZ            360,000.00     00              06/29/00
    0003001022819       4411 EASTWOOD ROAD                  8.6250     1            359,798.18      0              08/01/00
    0003001022819                                             F       05              2,864.32    360              07/01/30
    02                  MINNETONKA        MN  55345           O        1              2,864.32     80            450,000.00

    1993510    R21/G01  RACEAN              DIANA           8.9000    ZZ            250,000.00     00              07/26/00
    0432187292          5840 NORTH ST JOHN'S COURT          8.6500     1            250,000.00      0              09/01/00
    20000486                                                  F       09              1,993.59    360              08/01/30
    22                  CHICAGO           IL  60646           O        1              1,993.59     70            359,900.00

    1993513    624/G01  FORESTER JR         ROBERT          8.7500    ZZ            355,500.00     11              07/11/00
    0432165785          935 KENSTON DRIVE                   8.5000     1            355,500.00     25              09/01/00
    41001800106                                               F       05              2,796.72    360              08/01/30
    02                  CLAYTON           CA  94517           O        1              2,796.72     90            395,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   25
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1993520    M96/G01  TRYGSTAD            DEBRA    J      8.7500    ZZ             60,700.00     00              07/25/00
    0432165611          3380 MCMILLAN                       8.5000     1             60,700.00      0              09/01/00
    200000885                                                 F       05                477.53    360              08/01/30
    22                  TWIN LAKE         MI  49457           O        1                477.53     46            133,000.00

    1993527    964/G01  JAMACA              WILLIAM  R      8.1250    ZZ            300,000.00     00              07/17/00
    0432172344          4805 LIVINGSTON PLACE               7.8750     1            300,000.00      0              09/01/00
    82415                                                     F       05              2,227.49    360              08/01/30
    02                  PLEASANTON        CA  94566           O        1              2,227.49     38            797,119.00

    1993530    E58/G01  QREITEM             ROBBIE   S      8.6250    ZZ            272,000.00     00              07/14/00
    0432164911          25787 ANDERBY LANE                  8.3750     1            272,000.00      0              09/01/00
    18292482                                                  F       05              2,115.59    360              08/01/30
    22                  SOUTH RIDING      VA  20152           O        1              2,115.59     65            422,500.00

    1993533    E45/G01  LEFKOWITZ           DAVID           9.0000    ZZ            334,850.00     00              07/12/00
    0432184059          330 PETERS STREET 104               8.7500     1            334,850.00      0              09/01/00
    55652                                                     F       01              2,694.28    360              08/01/30
    02                  ATLANTA           GA  30313           O        1              2,694.28     75            450,000.00

    1993536    H22/G01  TSIMOUNIS           STRATOS         8.8750    ZZ            284,750.00     10              07/25/00
    0432165215          46-10 193RD STREET                  8.6250     1            284,750.00     12              09/01/00
    0006006                                                   F       05              2,265.60    360              08/01/30
    02                  FLUSHING          NY  11358           O        1              2,265.60     85            335,000.00

    1993612    B90/G01  UBELL JR            DAVID    A      9.5000    ZZ             84,050.00     10              07/11/00
    0432165835          3715 PETERSON COURT                 9.2500     1             84,050.00     30              09/01/00
    901439831                                                 F       05                706.74    360              08/01/30
    02                  ROCKFORD          IL  61108           O        1                706.74     95             88,500.00

    1993636    116/116  DUNLAP              DAVID    D      8.2500    ZZ            650,000.00     00              07/20/00
    091067712           6 HAMPTON LODGE                     8.0000     1            650,000.00      0              09/01/00
    091067712                                                 F       03              4,883.24    360              08/01/30
    02                  THE WOODLANDS     TX  77381           O        1              4,883.24     80            813,024.00

    1993647    L75/L75  REICH               TERRY    D      9.0000    ZZ            385,000.00     00              06/30/00
    555640449           112 SPRING CREEK COURT              8.7500     1            384,789.70      0              08/01/00
    555640449                                                 F       03              3,097.80    360              07/01/30
    02                  WINSTON SALEM     NC  27106           O        1              3,097.80     80            485,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   26
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1993648    356/G01  BORDALAMPE          JEFFREY  J      8.3750    ZZ            650,000.00     00              07/20/00
    0432174928          357 CLIFFSIDE DRIVE                 8.1250     2            650,000.00      0              09/01/00
    2797264                                                   F       05              4,940.47    360              08/01/30
    02                  DANVILLE          CA  94526           O        1              4,940.47     37          1,800,000.00

    1993658    163/G01  SCHUESSLER          BARBARA  R      9.1250    ZZ            120,100.00     00              07/03/00
    0432166510          440 E YVON DRIVE                    8.8750     1            120,100.00      0              09/01/00
    181739468702173                                           F       05                977.17    360              08/01/30
    22                  TUCSON            AZ  85704           O        1                977.17     73            165,100.00

    1993659    G15/G01  FELDMAN             MARK            8.6250    T             600,000.00     00              07/20/00
    0432166411          880 SCOTT DRIVE                     8.3750     1            600,000.00      0              09/01/00
    FELDMAN                                                   F       05              4,666.74    360              08/01/30
    02                  MARCO ISLAND      FL  34145           O        1              4,666.74     58          1,050,000.00

    1993662    E47/G01  ROSEDALE            RONALD   E      8.7500    ZZ            376,000.00     00              06/30/00
    0432186781          1675 WELD COUNTY ROAD 12            8.5000     1            375,783.68      0              08/01/00
    7332014189                                                F       05              2,957.99    360              07/01/30
    02                  WELD              CO  80516           O        1              2,957.99     80            470,000.00

    1993687    A50/A50  STANFORD            STEPHEN  R      8.5000    ZZ            380,000.00     00              06/16/00
    131242              1913 RIVERWAY DRIVE                 8.2500     1            379,769.80      0              08/01/00
    131242                                                    F       03              2,921.87    360              07/01/30
    02                  BIRMINGHAM        AL  35243           O        1              2,921.87     80            475,000.00

    1993734    253/253  SAIPRASERT          VICKY    B      8.5000    ZZ            331,200.00     19              07/20/00
    955001              15352 BITTERN CT                    8.2500     1            331,200.00     25              09/01/00
    955001                                                    F       29              2,546.65    360              08/01/30
    02                  SAN LEANDRO       CA  94579           O        1              2,546.65     90            368,000.00

    1993741    893/G01  PATTISON            ALAN     D      8.0000    ZZ            550,000.00     00              07/20/00
    0432167849          193 FLYING CLOUD ISLE               7.7500     1            550,000.00      0              09/01/00
    00705021                                                  F       05              4,035.71    360              08/01/30
    02                  FOSTER CITY       CA  94404           O        1              4,035.71     66            838,000.00

    1993747    637/G01  FAULMANN            BRUCE    A      8.3750    ZZ            280,400.00     01              06/30/00
    0432168631          10453 GREEN LINKS DRIVE             8.1250     1            280,225.71     25              08/01/00
    0021262052                                                F       03              2,131.25    360              07/01/30
    02                  TAMPA             FL  33626           O        1              2,131.25     90            311,573.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   27
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1993751    624/G01  WHITTEN             JEFFREY  A      8.2500    ZZ            600,000.00     00              07/25/00
    0432169811          195 SIERRA COURT                    8.0000     1            600,000.00      0              09/01/00
    42700100096                                               F       05              4,507.60    360              08/01/30
    02                  MORGAN HILL       CA  95037           O        1              4,507.60     80            750,000.00

    1993762    H93/G01  DAKON               PATRICK  R      8.8750    ZZ             50,000.00     00              06/23/00
    0432168284          509 EAST MEADOW LANE                8.6250     5             49,971.97      0              08/01/00
    1000003608                                                F       05                397.82    360              07/01/30
    02                  ST JOSEPH         MO  64501           O        1                397.82     67             75,000.00

    1993766    470/G01  THOMAS              JASON           8.3750    ZZ            311,200.00     00              07/18/00
    0432169571          30 SAINT KITTS                      8.1250     1            311,200.00      0              09/01/00
    69030932                                                  F       03              2,365.35    360              08/01/30
    02                  DANA POINT        CA  92629           O        1              2,365.35     80            389,000.00

    1993769    811/G01  WYCKOFF             RAYMONA         8.6250    T             400,000.00     00              07/24/00
    0432169167          1225 DELONG PLACE                   8.3750     1            400,000.00      0              09/01/00
    02701038                                                  F       05              3,111.16    360              08/01/30
    22                  LEXINGTON         KY  40515           O        1              3,111.16     62            650,000.00

    1993773    637/G01  ROGERS              ROBERT          8.2500    ZZ            465,000.00     00              06/30/00
    0432167252          2699 TORREY COURT                   8.0000     1            464,703.49      0              08/01/00
    0015417249                                                F       03              3,493.39    360              07/01/30
    02                  PLEASANTON        CA  94588           O        1              3,493.39     68            685,000.00

    1993777    637/G01  BHARDWAJ            PANKAJ          8.3750    ZZ            370,400.00     00              07/01/00
    0432168540          613 LOS OLIVOS DRIVE                8.1250     1            370,400.00      0              09/01/00
    0021465968                                                F       05              2,815.31    360              08/01/30
    02                  SANTA CLARA       CA  95050           O        1              2,815.31     80            463,000.00

    1993780    H47/G01  ALONZI              DANIEL   J      8.3750    ZZ            300,000.00     00              06/30/00
    0432169308          9483 ASPEN HILL CIRCLE              8.1250     1            299,813.53      0              08/01/00
    522943743                                                 F       03              2,280.22    360              07/01/30
    02                  LITTLETON         CO  80124           O        1              2,280.22     70            430,226.00

    1993809    163/G01  STANISLOWSKI        ROBERT   S      8.5000    ZZ            324,000.00     04              07/03/00
    0432168722          106 SIMMONS WAY                     8.2500     1            324,000.00     25              09/01/00
    617464373021746                                           F       05              2,491.28    360              08/01/30
    02                  FOLSOM            CA  95630           O        1              2,491.28     90            360,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   28
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1993816    950/G01  STOLLEY             MICHAEL  R      9.1250    ZZ            145,825.00     14              06/12/00
    0432168466          8113 GOLDEN GIVEN ROAD EAST         8.8750     1            145,747.39     30              08/01/00
    401000508091                                              F       05              1,186.49    360              07/01/30
    02                  TACOMA            WA  98404           O        1              1,186.49     95            153,500.00

    1993823    163/G01  SWEET               MICHAEL  K      8.5000    ZZ            356,000.00     00              07/17/00
    0432168383          1425 SOUTH PITKIN AVENUE            8.2500     1            356,000.00      0              09/01/00
    181746692302174                                           F       03              2,737.33    360              08/01/30
    02                  SUPERIOR          CO  80027           O        1              2,737.33     80            445,000.00

    1993841    163/163  LANIER              RICHARD  L      8.3750    ZZ            261,250.00     10              06/30/00
    190504774           106 HARBOUR TOWN CT                 8.1250     1            261,087.62     30              08/01/00
    190504774                                                 F       05              1,985.69    360              07/01/30
    02                  MEBANE            NC  27302           O        1              1,985.69     95            275,000.00

    1993851    H22/G01  LOGIUDICE           FRANCESCA       8.7500    ZZ            175,000.00     00              07/27/00
    0432168359          15-26 147TH STREET                  8.5000     1            175,000.00      0              09/01/00
    0006026                                                   F       05              1,376.73    360              08/01/30
    22                  WHITESTONE        NY  11357           O        1              1,376.73     64            275,000.00

    1993862    163/G01  MACCHIOROLA         MICHAEL         8.3750    ZZ            300,000.00     11              07/21/00
    0432168623          3 ACADEMY CIRCLE                    8.1250     1            300,000.00     25              09/01/00
    321748902402174                                           F       05              2,280.22    360              08/01/30
    02                  OAKLAND           NJ  07436           O        1              2,280.22     86            350,000.00

    1993874    944/G01  MARVIN              LAURA           8.7500    ZZ            455,200.00     00              07/19/00
    0432169555          609 VIA ESTRADA                     8.5000     1            455,200.00      0              09/01/00
    00070469                                                  F       05              3,581.06    360              08/01/30
    02                  PALOS VERDES EST  CA  90274           O        1              3,581.06     80            569,000.00

    1993882    964/G01  DAVIS               IRENE           8.5000    ZZ            350,000.00     00              07/05/00
    0432170520          6508 HORSEMANS CANYON DRIVE         8.2500     1            350,000.00      0              09/01/00
    81914                                                     F       03              2,691.20    360              08/01/30
    22                  WALNUT CREEK      CA  94595           O        1              2,691.20     67            530,180.00

    1993910    685/G01  VAHDAT              SHAHRAM  N      8.6250    ZZ            544,000.00     00              06/28/00
    0432170108          4333 EMPRESS AVENUE                 8.3750     1            543,678.82      0              08/01/00
    122154              (ENCINO AREA)                         F       05              4,231.18    360              07/01/30
    02                  LOS ANGELES       CA  91436           O        1              4,231.18     80            680,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   29
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994015    637/G01  BYERS               THOMAS   P      8.5000    ZZ            420,000.00     00              06/27/00
    0432170793          616 WATERVIEW ISLE                  8.2500     1            419,745.56      0              08/01/00
    0021461314                                                F       05              3,229.44    360              07/01/30
    02                  ALAMEDA           CA  94501           O        1              3,229.44     80            525,000.00

    1994027    E11/G01  PALM                RICHARD  F      8.6250    ZZ            329,000.00     00              07/28/00
    0432170751          1690 CONCORDIA STREET               8.3750     1            329,000.00      0              09/01/00
    0003001022154                                             F       05              2,558.93    360              08/01/30
    02                  ORONO             MN  55391           O        1              2,558.93     64            519,000.00

    1994043    E45/G01  ASON                DAVID    P      8.8750    T             336,000.00     00              07/13/00
    0432174217          124 EAGLE NEST DR                   8.6250     2            336,000.00      0              09/01/00
    85809                                                     F       05              2,673.37    360              08/01/30
    02                  TYBEE ISLAND      GA  31328           O        1              2,673.37     75            450,000.00

    1994046    E45/G01  EVANS               MARK     T      8.5000    ZZ            360,000.00     00              07/14/00
    0432171981          939 ECTOR CHASE                     8.2500     4            360,000.00      0              09/01/00
    65104                                                     F       03              2,768.09    360              08/01/30
    02                  KENNESAW          GA  30152           O        1              2,768.09     80            455,000.00

    1994057    964/G01  DAY                 LAWRENCE        8.2500    ZZ            275,000.00     00              07/24/00
    0432176113          2630 APPALOOSA WAY                  8.0000     1            275,000.00      0              09/01/00
    81990                                                     F       05              2,065.98    360              08/01/30
    02                  ARROYO GRANDE     CA  93420           O        1              2,065.98     74            374,900.00

    1994150    225/225  NELSON              JOHN            8.3750    ZZ            368,000.00     00              06/06/00
    7193444             35 SILKWOOD                         8.1250     1            367,771.26      0              08/01/00
    7193444                                                   F       03              2,797.07    360              07/01/30
    02                  ALISO VEJO AREA   CA  92656           O        1              2,797.07     80            460,000.00

    1994151    225/225  CHOCK               ALLISON         8.7500    ZZ            324,000.00     00              06/07/00
    7195708             916 ACAPULCO STREET                 8.5000     1            323,813.59      0              08/01/00
    7195708                                                   F       05              2,548.91    360              07/01/30
    02                  LAGUNA BEACH      CA  92651           O        1              2,548.91     80            405,000.00

    1994156    225/225  DECOSTE JR          CHARLES  J      8.6250    ZZ            266,250.00     00              06/13/00
    7188722             18 CRYSTAL DRIVE                    8.3750     5            266,092.80      0              08/01/00
    7188722                                                   F       05              2,070.87    360              07/01/30
    02                  STONEHAM          MA  02180           O        1              2,070.87     75            355,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   30
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994157    225/225  ROBIN               DANA            8.5000    ZZ            300,000.00     00              06/20/00
    7190310             41 KNAPP ROAD                       8.2500     1            299,818.25      0              08/01/00
    7190310                                                   F       05              2,306.75    360              07/01/30
    02                  POUND RIDGE       NY  10576           O        1              2,306.75     37            811,000.00

    1994159    225/225  ONG                 NEWTON   W      8.6250    ZZ            296,800.00     00              06/08/00
    7195448             3200 GEOFFREY DRIVE                 8.3750     1            296,624.77      0              08/01/00
    7195448                                                   F       05              2,308.48    360              07/01/30
    02                  SAN BRUNO         CA  94066           O        1              2,308.48     80            371,000.00

    1994161    225/225  MONCRIEF            CHRISTIAN       8.7500    ZZ            364,000.00     00              06/14/00
    7198110             4072 HANOVER STREET                 8.5000     1            363,790.58      0              08/01/00
    7198110                                                   F       05              2,863.59    360              07/01/30
    02                  DALLAS            TX  75225           O        1              2,863.59     80            455,000.00

    1994162    025/025  AMATO               MARK     E      6.7500    ZZ            249,651.52     00              09/29/98
    0001387695          1904 BRECKENRIDGE DRIVE             6.5000     1            244,081.29      0              11/01/98
    0001387695                                                F       05              1,642.85    344              06/01/27
    02                  ATLANTA           GA  30345           O        1              1,642.85     80            315,000.00

    1994166    225/225  JERNIGAN JR         ARTHUR   F      8.5000    ZZ            274,000.00     11              06/14/00
    7195185             286 INGLESIDE DRIVE                 8.2500     2            273,834.00     30              08/01/00
    7195185                                                   F       05              2,106.83    360              07/01/30
    02                  MADISON           MS  39110           O        1              2,106.83     94            293,464.00

    1994171    B60/G01  HAYES               DAN      S      8.8750    ZZ            434,100.00     00              07/21/00
    0432191724          49151 AVENIDA ANSELMO               8.6250     2            434,100.00      0              09/01/00
    296477                                                    F       03              3,453.89    360              08/01/30
    22                  LA QUINTA         CA  92253           O        1              3,453.89     67            650,000.00

    1994175    B60/G01  HART                JULIE    D      8.5000    ZZ            323,400.00     00              07/11/00
    0432191682          210 LINCOLN AVENUE                  8.2500     5            323,400.00      0              09/01/00
    295288                                                    F       05              2,486.67    360              08/01/30
    02                  HUNTINGTON BEACH  CA  92648           O        1              2,486.67     74            440,000.00

    1994185    H22/G01  KONTEMENIOTIS       ANDREAS         8.8750    ZZ            650,000.00     00              07/31/00
    0432176865          110 CARSTENSEN DRIVE                8.6250     1            650,000.00      0              09/01/00
    0003008                                                   F       05              5,171.69    360              08/01/30
    22                  SCARSDALE         NY  10583           O        1              5,171.69     69            944,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   31
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994208    225/225  GARRICK             JAMESON  D      8.7500    ZZ            328,000.00     00              06/15/00
    7188856             318 WEST AVENUE                     8.5000     1            327,811.29      0              08/01/00
    7188856                                                   F       05              2,580.38    360              07/01/30
    02                  DARIEN            CT  06820           O        1              2,580.38     80            410,000.00

    1994211    225/225  PACE                PHILIP   M      8.3750    ZZ            400,250.00     10              06/12/00
    8777919             1232 GREENBRIAR DRIVE               8.1250     1            400,001.22     25              08/01/00
    8777919                                                   F       03              3,042.19    360              07/01/30
    02                  FAYETTEVILLE      NC  28394           O        1              3,042.19     90            444,750.00

    1994214    H22/G01  SAYED               MOHAMED  T      8.8750    ZZ            460,000.00     00              08/01/00
    0432183028          7 HIGHMEADOW ROAD                   8.6250     1            460,000.00      0              09/01/00
    0006036                                                   F       05              3,659.97    360              08/01/30
    02                  MANHASSET         NY  11030           O        1              3,659.97     80            575,000.00

    1994215    225/225  HAYMES              BRAD            8.5000    ZZ            295,200.00     00              06/26/00
    7195603             20346 FLINT LANE                    8.2500     1            295,021.16      0              08/01/00
    7195603                                                   F       05              2,269.84    360              07/01/30
    02                  MORRISON          CO  80465           O        1              2,269.84     80            369,000.00

    1994220    225/225  HANJAN              SANT            8.2500    ZZ            360,000.00     00              06/23/00
    7199762             1247 PINE SHADOW LANE               8.0000     1            359,770.44      0              08/01/00
    7199762                                                   F       05              2,704.56    360              07/01/30
    02                  CONCORD           CA  94521           O        1              2,704.56     80            450,000.00

    1994221    225/225  THOMPSON            W        S      8.2500    ZZ            274,500.00     10              06/02/00
    6202700             75 PLYMOUTH AVENUE                  8.0000     1            274,324.96     12              08/01/00
    6202700                                                   F       05              2,062.23    360              07/01/30
    02                  MAPLEWOOD         NJ  07040           O        1              2,062.23     84            328,000.00

    1994222    T44/G01  LECLAIR             RONALD          8.6250    ZZ            326,400.00     00              07/24/00
    0432179117          3556 RYAN DRIVE                     8.3750     1            326,400.00      0              09/01/00
    9040153                                                   F       05              2,538.71    360              08/01/30
    22                  ESCONDIDO         CA  92025           O        1              2,538.71     80            408,000.00

    1994225    K15/G01  WALDEN              SHARI    L      8.8750    ZZ            648,000.00     00              05/18/00
    0432182806          2723 AOLANI PLACE                   8.6250     1            647,270.75      0              07/01/00
    3038005                                                   F       05              5,155.78    360              06/01/30
    02                  HONOLULU          HI  96822           O        1              5,155.78     80            810,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   32
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994226    225/225  JENNINGS            WILLIAM  L      7.8750    ZZ            563,200.00     00              06/15/00
    6300359             735 CENTRAL STREET                  7.6250     1            562,812.41      0              08/01/00
    6300359                                                   F       05              4,083.59    360              07/01/30
    02                  EVANSTON          IL  60201           O        1              4,083.59     80            704,000.00

    1994229    225/225  REDA                KENNETH  W      8.7500    ZZ            350,000.00     00              06/13/00
    6501568             152 N COCONUT PALM BLVD             8.5000     5            349,798.63      0              08/01/00
    6501568                                                   F       05              2,753.45    360              07/01/30
    02                  PLANTATION KEY    FL  33070           O        1              2,753.45     70            500,000.00

    1994232    225/225  MAZUR               MICHAEL  A      8.7500    T             300,000.00     00              06/20/00
    6502141             359 W 12TH STREET                   8.5000     1            299,827.40      0              08/01/00
    6502141                                                   F       05              2,360.10    360              07/01/30
    02                  SHIP BOTTOM       NJ  08008           O        1              2,360.10     59            510,000.00

    1994234    225/225  CLOUTIER            JOSEPH   T      8.5000    ZZ            439,200.00     00              06/16/00
    6502734             79 TUPELO STREET                    8.2500     1            438,933.93      0              08/01/00
    6502734                                                   F       03              3,377.07    360              07/01/30
    02                  SANTA ROSA BEACH  FL  32459           O        1              3,377.07     80            549,000.00

    1994236    225/225  COWLEY              ERIC     W      8.2500    ZZ            456,050.00     00              06/01/00
    8771733             4 DAVID LAPSLEY ROAD                8.0000     2            455,397.39      0              07/01/00
    8771733                                                   F       05              3,426.15    360              06/01/30
    02                  BEDFORD           NY  10506           O        1              3,426.15     76            600,000.00

    1994240    225/225  GLASS               JEFFREY  D      7.7500    ZZ            510,000.00     00              06/05/00
    8771760             1730 RIVER BLUFF ROAD N             7.5000     1            509,640.05      0              08/01/00
    8771760                                                   F       05              3,653.70    360              07/01/30
    02                  JACKSONVILLE      FL  32211           O        1              3,653.70     68            756,620.00

    1994243    225/225  VERDORN             GERALD   M      8.7500    ZZ            440,000.00     00              06/06/00
    8794314             2 MARIA DRIVE                       8.5000     1            439,746.85      0              08/01/00
    8794314                                                   F       05              3,461.48    360              07/01/30
    02                  SPARTA TWP        NJ  07871           O        1              3,461.48     80            550,000.00

    1994247    225/225  PETERS              DOUGLAS  S      8.6250    ZZ            551,200.00     00              05/31/00
    8795848             1110 GRANDVIEW TERRACE              8.3750     1            550,546.80      0              07/01/00
    8795848                                                   F       09              4,287.18    360              06/01/30
    02                  RADNOR            PA  19087           O        1              4,287.18     80            689,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   33
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994250    225/225  ZACHARY             MICHAEL  N      9.0000    ZZ            383,200.00     00              06/23/00
    6500366             7231 PADDOCK WAY                    8.7500     1            382,990.69      0              08/01/00
    6500366                                                   F       05              3,083.31    360              07/01/30
    02                  WARRINGTON        VA  20186           O        1              3,083.31     80            479,000.00

    1994251    225/225  PAUL                JEFFREY         8.7500    ZZ            300,000.00     00              06/14/00
    6400611             329 ORENDA CIRCLE                   8.5000     1            299,827.40      0              08/01/00
    6400611                                                   F       05              2,360.10    360              07/01/30
    02                  WESTFIELD         NJ  07090           O        1              2,360.10     56            540,000.00

    1994254    225/225  MAXHEIM             JOHN     H      8.6250    ZZ            630,000.00     00              06/14/00
    6502833             1241 GULF OF MEXICO DR #208         8.3750     1            629,628.05      0              08/01/00
    6502833                                                   F       06              4,900.08    360              07/01/30
    02                  LONGBOAT KEY      FL  34228           O        1              4,900.08     70            900,000.00

    1994256    225/225  PHILLIPS            JOHN     C      8.3750    ZZ            263,000.00     00              06/13/00
    8652670             2111 HILLS AVENUE                   8.1250     2            262,836.53      0              08/01/00
    8652670                                                   F       05              1,998.99    360              07/01/30
    02                  TAMPA             FL  33606           O        1              1,998.99     76            350,000.00

    1994262    225/225  LOUGHRIDGE          MARK            8.7500    ZZ            740,000.00     00              06/29/00
    7197300             3 QUENTIN ROAD                      8.5000     1            739,574.24      0              08/01/00
    7197300                                                   F       05              5,821.59    360              07/01/30
    02                  WESTPORT          CT  06880           O        1              5,821.59     62          1,200,000.00

    1994264    225/225  MC NEILL            ROBERT          8.7500    ZZ            305,750.00     00              06/23/00
    7190279             2068 BASSWOOD COURT                 8.5000     1            305,574.09      0              08/01/00
    7190279                                                   F       05              2,405.34    360              07/01/30
    22                  TOMS RIVER        NJ  08753           O        1              2,405.34     80            382,198.00

    1994266    225/225  RINALDIS            CARMEN   A      8.5000    ZZ            312,000.00     00              07/10/00
    7192618             6275 NORTH LAKEPOINT PLACE          8.2500     1            312,000.00      0              09/01/00
    7192618                                                   F       05              2,399.02    360              08/01/30
    02                  PARKER            CO  80134           O        1              2,399.02     80            390,000.00

    1994269    225/225  WHISNANT            DAVID    W      8.5000    ZZ            306,500.00     00              06/28/00
    7197949             209 HEATHER POINT DRIVE             8.2500     2            306,500.00      0              09/01/00
    7197949                                                   F       05              2,659.88    240              08/01/20
    02                  LAKELAND          FL  33809           O        1              2,659.88     77            400,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   34
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994272    225/225  HOLT                GEOFFREY A      8.8750    ZZ            299,920.00     00              06/26/00
    7195518             134 MORRISSEY ROAD                  8.6250     1            299,751.86      0              08/01/00
    7195518                                                   F       05              2,386.30    360              07/01/30
    02                  MARLBOROUGH       MA  01752           O        1              2,386.30     80            374,900.00

    1994276    225/225  KINARD              MARK     P      8.5000    ZZ            412,000.00     00              06/19/00
    7197473             1800 BEN FRANKLIN DRIVE #505        8.2500     1            411,750.40      0              08/01/00
    7197473                                                   F       06              3,167.93    360              07/01/30
    02                  SARASOTA          FL  34236           O        1              3,167.93     80            515,000.00

    1994282    225/225  D'AGOSTINO          JOHN     B      8.1250    ZZ            425,000.00     00              07/06/00
    7199595             70 NORWOOD ROAD                     7.8750     5            425,000.00      0              09/01/00
    7199595                                                   F       05              3,155.62    360              08/01/30
    02                  WEST HARTFORD     CT  06117           O        1              3,155.62     75            572,000.00

    1994283    943/943  THOMPSON            WENDY    P      8.8750    ZZ            361,800.00     14              07/14/00
    2000007990          8140 GOLF VISTA DR                  8.6250     1            361,800.00     25              09/01/00
    2000007990                                                F       05              2,878.65    360              08/01/30
    02                  GREENCASTLE       PA  17225           O        1              2,878.65     90            402,000.00

    1994285    225/225  LARSEN              JEFFREY  P      8.7500    ZZ            270,000.00     00              06/09/00
    7193807             148 NASHAU ROAD                     8.5000     1            269,844.65      0              08/01/00
    7193807                                                   F       05              2,124.10    360              07/01/30
    02                  GROTON            MA  01470           O        1              2,124.10     80            339,550.00

    1994288    943/943  VILLEDO             BRAULIO  S      8.8750    ZZ            282,000.00     00              07/18/00
    200011541           2524 GLEN DUNDEE WAY                8.6250     2            282,000.00      0              09/01/00
    200011541                                                 F       05              2,243.72    360              08/01/30
    02                  SAN JOSE          CA  85148           O        1              2,243.72     51            560,000.00

    1994291    943/943  HEARD               JAMES    W      8.5000    ZZ            282,550.00     00              06/19/00
    9080061463          3528 GREENWAY DR                    8.2500     1            282,378.83      0              08/01/00
    9080061463                                                F       03              2,172.57    360              07/01/30
    02                  EVANS             GA  30809           O        1              2,172.57     80            353,228.00

    1994293    225/225  MARCUCCI            ROMOLO          8.3750    ZZ            896,500.00     00              07/13/00
    8796025             63 VAN HOUTON AVENUE                8.1250     1            896,500.00      0              09/01/00
    8796025                                                   F       05              6,814.05    360              08/01/30
    02                  CHATHAM           NJ  07928           O        1              6,814.05     76          1,195,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   35
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994300    225/225  WALTERS             MITCHELL L      7.8750    ZZ            266,900.00     00              06/07/00
    8798495             1566 COUNTRY WALK DRIVE             7.6250     1            266,716.32      0              08/01/00
    8798495                                                   F       03              1,935.21    360              07/01/30
    02                  ORANGE PARK       FL  32073           O        1              1,935.21     80            333,709.00

    1994304    225/225  FERRELL             SCOTT    D      8.2500    ZZ            310,000.00     00              06/14/00
    8798074             388 MILL VIEW WAY SOUTH             8.0000     1            309,802.32      0              08/01/00
    8798074                                                   F       03              2,328.93    360              07/01/30
    02                  PONTE VEDRA BEAC  FL  32082           O        1              2,328.93     80            387,500.00

    1994305    025/025  ARMSTRONG           JAMES    P      6.8750    ZZ            284,961.96     00              11/02/98
    0006239560          200 LAUREL LANE                     6.6250     1            277,564.84      0              12/01/98
    0006239560                                                F       05              1,965.08    311              10/01/24
    02                  PONTE VERDA BEAC  FL  32082           O        1              1,965.08     66            434,526.00

    1994306    225/225  KRAUS JR            GEORGE   R      8.1250    ZZ            320,000.00     00              07/07/00
    6504367             15449 BELLE ISLE DRIVE              7.8750     1            320,000.00      0              09/01/00
    6504367                                                   F       05              2,375.99    360              08/01/30
    02                  CORNELIUS         NC  28031           O        1              2,375.99     54            600,000.00

    1994308    225/225  MCCARTHY            CHRISTOPHS      8.3750    ZZ            332,800.00     00              06/30/00
    7197166             153 EASTLAWN STREET                 8.1250     1            332,593.14      0              08/01/00
    7197166                                                   F       05              2,529.53    360              07/01/30
    02                  FAIRFIELD         CT  06430           O        1              2,529.53     80            416,000.00

    1994314    025/025  BARLOW              FRANCIS  J      8.0000    ZZ            224,000.00     00              04/13/00
    0021087598          1190 MURFIELD WAY                   7.7500     2            223,546.09      0              06/01/00
    0021087598                                                F       05              1,643.63    360              05/01/30
    02                  NICEVILLE         FL  32578           O        1              1,643.63     70            322,000.00

    1994315    225/225  ECKHAUS             RACHEL          8.3750    ZZ            276,000.00     00              07/05/00
    7195274             186 LONGVIEW AVENUE                 8.1250     1            275,828.45      0              08/01/00
    7195274                                                   F       05              2,097.80    360              07/01/30
    02                  WHITE PLAINS      NY  10605           O        1              2,097.80     80            345,000.00

    1994316    025/025  BARROW              RODNEY   B      7.2500    ZZ            285,000.00     00              02/23/98
    6600738             591 STILLWATERS DRIVE               7.0000     5            277,952.46      0              04/01/98
    6600738                                                   F       05              1,944.20    360              03/01/28
    02                  MARIETTA          GA  30064           O        1              1,944.20     75            380,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   36
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994318    025/025  STEBBINS            MERILYN  J      7.5000    T             252,500.00     00              07/29/99
    682401              805 CORAL BEAN COVE                 7.2500     1            250,055.71      0              09/01/99
    682401                                                    F       03              1,774.91    353              01/01/29
    02                  VENICE            FL  34293           O        1              1,774.91     77            331,000.00

    1994319    225/225  SELMAN              JAY      M      8.3750    ZZ            475,200.00     00              06/27/00
    7197206             19041 LIVE OAK CANYON ROAD          8.1250     1            474,904.63      0              08/01/00
    7197206                                                   F       05              3,611.87    360              07/01/30
    02                  TRABUCO CANYON    CA  92679           O        1              3,611.87     80            594,000.00

    1994322    225/225  STEFFENS            MATTHEW  S      8.1250    ZZ            333,000.00     00              07/14/00
    6505886             51 RANKIN AVE                       7.8750     1            333,000.00      0              09/01/00
    6505886                                                   F       05              2,472.52    360              08/01/30
    02                  BERNARDS TWP      NJ  07920           O        1              2,472.52     75            445,000.00

    1994325    225/225  HANSER              ANDREW   D      8.3750    ZZ            300,000.00     00              07/05/00
    6502369             1332 BALLYCLARE COURT               8.1250     1            300,000.00      0              09/01/00
    6502369                                                   F       03              2,280.22    360              08/01/30
    02                  RALEIGH           NC  27614           O        1              2,280.22     53            569,000.00

    1994327    225/225  WANG                SONGTAO         8.5000    ZZ            340,800.00     00              06/29/00
    7196405             103 TEABERRY                        8.2500     1            340,593.54      0              08/01/00
    7196405                                                   F       05              2,620.46    360              07/01/30
    02                  VENETIA           PA  15367           O        1              2,620.46     80            426,000.00

    1994328    225/225  SHENKER             ISAI            8.5000    ZZ            599,200.00     00              06/29/00
    6500036             95 FAIR HILL DRIVE                  8.2500     1            598,837.00      0              08/01/00
    6500036                                                   F       05              4,607.33    360              07/01/30
    02                  WESTFIELD         NJ  07090           O        1              4,607.33     80            749,000.00

    1994332    225/225  SIODA               FRANK    K      8.5000    ZZ            328,000.00     00              06/08/00
    7190185             10837 EVERGREEN TERRACE SW          8.2500     1            327,801.29      0              08/01/00
    7190185                                                   F       03              2,522.04    360              07/01/30
    02                  LAKEWOOD          WA  98498           O        1              2,522.04     80            410,000.00

    1994335    225/225  THOMPSON            RICHARD  J      8.5000    ZZ            350,800.00     00              06/14/00
    7182187             1738 MIDVALE AVENUE                 8.2500     1            350,587.48      0              08/01/00
    7182187                                                   F       05              2,697.35    360              07/01/30
    02                  LOS ANGELES       CA  90024           O        1              2,697.35     79            445,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   37
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994337    225/225  BOYD                BENTON   R      8.7500    ZZ            432,750.00     00              06/07/00
    7191871             1209 PROVIDENCE LANE                8.5000     1            432,501.02      0              08/01/00
    7191871                                                   F       03              3,404.45    360              07/01/30
    02                  SOUTHLAKE         TX  76092           O        1              3,404.45     76            575,000.00

    1994338    225/225  KANG                DANNY           8.3750    ZZ            382,075.00     10              06/16/00
    7197426             19920 BEAR VALLEY LANE              8.1250     1            381,837.52     25              08/01/00
    7197426                                                   F       03              2,904.05    360              07/01/30
    02                  NORTHRIDGE AREA   CA  91326           O        1              2,904.05     90            425,000.00

    1994341    225/225  BAHAKEL             STEPHEN  A      8.3750    ZZ            409,600.00     00              07/06/00
    6504749             4116 MORROWICK ROAD                 8.1250     1            409,600.00      0              09/01/00
    6504749                                                   F       05              3,113.26    360              08/01/30
    02                  CHARLOTTE         NC  28226           O        1              3,113.26     80            512,000.00

    1994343    225/225  BRABENDER           WILLIAM  J      7.8750    ZZ            392,000.00     00              06/27/00
    7196699             4401 CHAUMONT ROAD                  7.6250     1            391,730.22      0              08/01/00
    7196699                                                   F       03              2,842.28    360              07/01/30
    02                  WOODLAND HILLS A  CA  91364           O        1              2,842.28     80            490,000.00

    1994347    225/225  DAUTARTAS           MINDAUGASF      8.3750    ZZ            345,150.00     14              06/16/00
    6503014             2006 SYCAMORE TRAIL                 8.1250     1            344,935.47     25              08/01/00
    6503014                                                   F       05              2,623.39    360              07/01/30
    02                  BLACKSBURG        VA  24060           O        1              2,623.39     90            383,500.00

    1994351    225/225  ABEL                ROBERT   J      8.6250    ZZ            300,000.00     00              06/02/00
    7195206             24547 FOOTHILLS DR                  8.3750     5            299,822.88      0              08/01/00
    7195206                                                   F       05              2,333.37    360              07/01/30
    02                  GOLDEN            CO  80401           O        1              2,333.37     62            485,000.00

    1994352    225/225  WILLIAMS            RONALD   A      7.8750    ZZ            293,000.00     00              05/18/00
    8796570             11400 ROCK ELM COURT                7.6250     1            292,595.40      0              07/01/00
    8796570                                                   F       05              2,124.45    360              06/01/30
    02                  MITCHELLVILLE     MD  20721           O        1              2,124.45     77            383,000.00

    1994367    A50/A50  COWART              JOHN     W      9.0000    ZZ            361,250.00     11              06/16/00
    207543              2625 MONTEVALLO RD                  8.7500     2            361,052.68     12              08/01/00
    207543                                                    F       05              2,906.70    360              07/01/30
    02                  BIRMINGHAM        AL  35223           O        1              2,906.70     85            425,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   38
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994378    893/G01  JOHNSON             DAN      B      8.3750    ZZ            266,250.00     00              07/25/00
    0432178341          656 CHERRY STREET                   8.1250     5            266,250.00      0              09/01/00
    M00629011                                                 F       05              2,023.69    360              08/01/30
    02                  NOVATO            CA  94945           O        1              2,023.69     75            355,000.00

    1994401    025/025  THRAILKILL          DOROTHY  S      7.0000    ZZ            244,000.00     00              04/29/99
    0009206624          3433 S WESTMORELAND DRIVE           6.7500     2            240,789.71      0              06/01/99
    0009206624                                                F       05              1,623.34    360              05/01/29
    02                  ORLANDO           FL  32805           O        1              1,623.34     61            401,000.00

    1994427    025/025  HARLOW              WILLIAM  S      8.7500    ZZ            300,000.00     04              02/15/00
    0020668166          5505 SW 62ND AVENUE                 8.5000     1            299,123.85     20              04/01/00
    0020668166                                                F       05              2,360.10    360              03/01/30
    02                  MIAMI             FL  33155           O        1              2,360.10     89            339,000.00

    1994428    025/025  KERTESZ             LOUIS    M      7.3750    ZZ            239,357.39     00              06/10/98
    543951              1510 LANTANA DRIVE                  7.1250     2            232,029.69      0              07/01/98
    543951                                                    F       03              1,731.83    309              03/01/24
    02                  FORT LAUDERDALE   FL  33332           O        1              1,731.83     75            323,000.00

    1994432    025/025  KLAWANS             BARRY    A      7.8750    ZZ            153,600.00     00              09/09/99
    8049157             8019 ROYAL BIRKDALE CIRCLE          7.6250     1            152,403.40      0              11/01/99
    8049157                                                   F       03              1,124.17    347              09/01/28
    02                  BRADENTON         FL  34202           O        1              1,124.17     40            392,111.00

    1994433    025/025  MORSE               STEVEN   B      7.0000    ZZ            372,000.00     00              06/03/99
    5208728             111 GRAYS CREEK COURT               6.7500     1            367,176.35      0              07/01/99
    5208728                                                   F       03              2,474.93    360              06/01/29
    02                  SAVANNAH          GA  31410           O        1              2,474.93     80            465,000.00

    1994434    025/025  BIERSCHENK          KEVIN    L      7.0000    ZZ            260,000.00     00              05/27/99
    169551              129 HAMPTON POINT                   6.7500     2            256,885.09      0              07/01/99
    169551                                                    F       05              1,729.79    360              06/01/29
    02                  SAINT SIMONS ISL  GA  31522           O        1              1,729.79     72            365,000.00

    1994445    025/025  CAMPBELL            JO       A      9.0000    ZZ            244,000.00     00              02/23/00
    266901              232 MYRA STREET                     8.7500     1            243,242.87      0              04/01/00
    266901                                                    F       05              1,979.17    346              01/01/29
    02                  NEPTUNE BEACH     FL  32266           O        1              1,979.17     75            326,461.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   39
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994449    025/025  CHERRY              JACK     M      8.7500    ZZ            440,000.00     00              05/05/00
    0021012646          5720 GENE SAREZEN DR                8.5000     1            438,976.29      0              06/01/00
    0021012646                                                F       03              3,461.48    360              05/01/30
    02                  BEASELTON         GA  30517           O        1              3,461.48     75            590,000.00

    1994450    025/025  COX                 THOMAS   F      6.8750    ZZ            500,000.00     00              09/25/98
    190439              4324 SIGNAL HILL DRIVE              6.6250     5            490,180.79      0              11/01/98
    190439                                                    F       05              3,284.65    360              10/01/28
    02                  NASHVILLE         TN  37205           O        1              3,284.65     71            705,000.00

    1994456    025/025  DUPUIS              MARK     H      7.1250    ZZ            300,000.00     00              01/25/99
    877924              81 BLACKLAND ROAD NW                6.8750     5            287,230.42      0              03/01/99
    877924                                                    F       05              2,021.16    360              02/01/29
    02                  ATLANTA           GA  30342           O        1              2,021.16     35            873,000.00

    1994459    025/025  EDMEADES            MICHAEL  D      7.0000    ZZ            475,000.00     00              06/01/99
    877931              1697 NOBLE DRIVE                    6.7500     1            469,757.37      0              08/01/99
    877931                                                    F       05              3,160.19    360              07/01/29
    02                  ATLANTA           GA  30306           O        1              3,160.19     76            625,000.00

    1994462    025/025  FERGET              FORD     J      7.3750    ZZ            355,678.76     00              05/04/98
    6201800             509 RIVER DRIVE                     7.1250     5            319,666.03      0              06/01/98
    6201800                                                   F       05              2,456.58    360              05/01/28
    02                  VERO BEACH        FL  32963           O        1              2,456.58     62            575,000.00

    1994469    025/025  MURRAY              ARTHUR   L      8.1250    ZZ            350,000.00     00              09/10/99
    0021035258          9415 PRESTWICK CLUB DRIVE           7.8750     1            347,639.49      0              11/01/99
    0021035258                                                F       05              2,598.74    360              10/01/29
    02                  DULUTH            GA  30097           O        1              2,598.74     63            561,610.00

    1994474    025/025  POWELL              DURWOOD  R      7.0000    ZZ            319,900.00     00              06/09/99
    573240              7616 WINGFOOT DRIVE                 6.7500     1            316,369.29      0              08/01/99
    573240                                                    F       05              2,128.30    360              07/01/29
    02                  RALEIGH           NC  27615           O        1              2,128.30     80            399,900.00

    1994477    025/025  RYAN JR             LELAND   F      7.5000    ZZ            284,000.00     00              06/17/99
    0008401424          600 AUTUMN LANE                     7.2500     1            281,154.84      0              08/01/99
    0008401424                                                F       05              1,985.77    360              07/01/29
    02                  LEXINGTON         KY  40502           O        1              1,985.77     80            356,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   40
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994483    025/025  SPARKMAN            MICHAEL  S      7.0000    ZZ            247,768.94     00              10/28/98
    542100              2106 N GOLFVIEW DRIVE               6.7500     2            241,328.69      0              12/01/98
    542100                                                    F       03              1,734.49    308              07/01/24
    02                  PLANT CITY        FL  33567           O        1              1,734.49     80            310,000.00

    1994487    025/025  STEVENSON           PAUL     L      7.0000    ZZ            272,000.00     00              06/21/99
    9999999             1012 RIVERSHORE RD                  6.7500     1            268,997.84      0              08/01/99
    9999999                                                   F       05              1,809.63    360              07/01/29
    02                  ELIZABETH CITY    NC  27909           O        1              1,809.63     80            340,000.00

    1994550    964/G01  LUCAS               LYNN     A      8.6250    ZZ            344,000.00     00              07/18/00
    0432181600          1425 LINDA VISTA AVENUE             8.3750     1            344,000.00      0              09/01/00
    80397                                                     F       05              2,675.60    360              08/01/30
    02                  PASADENA          CA  91103           O        1              2,675.60     80            430,000.00

    1994558    964/G01  PORTER              SUZANNE         8.2500    ZZ            360,000.00     00              07/27/00
    0432181691          6375 GOLDEN GATE DRIVE              8.0000     1            360,000.00      0              09/01/00
    82120                                                     F       03              2,704.56    360              08/01/30
    02                  YORBA LINDA       CA  92886           O        1              2,704.56     80            450,000.00

    1994559    964/G01  INGAN               EMILIO   Y      8.8750    ZZ            150,000.00     00              07/24/00
    0432177830          1557 SIXTEENTH STREET               8.6250     5            150,000.00      0              09/01/00
    82286                                                     F       05              1,193.47    360              08/01/30
    22                  LOS OSOS          CA  93402           O        1              1,193.47     60            252,000.00

    1994700    J40/G01  RIDDLE JR           RICHARD  F      9.1250    ZZ            290,000.00     10              06/26/00
    0432182582          513 CHERRY HILL DRIVE               8.8750     2            289,845.67     25              08/01/00
    RIDDLE                                                    F       05              2,359.54    360              07/01/30
    02                  MADISON           MS  39110           O        1              2,359.54     86            340,000.00

    1994718    808/G01  TUROS JR            DONALD   R      8.3750    ZZ            300,000.00     00              07/21/00
    0432177715          5005 FLIGHT DECK COURT              8.1250     1            300,000.00      0              09/01/00
    3100610                                                   F       05              2,280.22    360              08/01/30
    02                  FAIR OAKS         CA  95628           O        1              2,280.22     72            420,000.00

    1994720    893/G01  GURNARI             BRAYDEN  C      8.5000    ZZ            289,600.00     00              07/17/00
    0432178283          804 LARCHMONT DRIVE                 8.2500     1            289,600.00      0              09/01/00
    M00710071                                                 F       05              2,226.77    360              08/01/30
    02                  DALY CITY         CA  94015           O        1              2,226.77     80            362,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   41
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1994738    964/G01  FISHER              MARK     S      8.0000    ZZ            281,600.00     00              12/20/99
    0432183192          1004 STAR LAMB STREET               7.7500     1            280,107.48      0              02/01/00
    FISHER                                                    F       03              2,066.28    360              01/01/30
    02                  LAS VEGAS         NV  89128           O        1              2,066.28     80            352,122.00

    1994889    964/G01  ARCHER              KEVIN           8.2500    ZZ            650,000.00     00              07/21/00
    0432185296          2006 NORTH REFUGIO ROAD             8.0000     1            650,000.00      0              09/01/00
    82426                                                     F       05              4,883.23    360              08/01/30
    02                  SANTA YNEZ        CA  93460           O        1              4,883.23     75            869,000.00

    1994915    964/G01  BINDER              EDWARD   A      8.2500    ZZ            400,000.00     00              07/14/00
    0432191567          20395 VIA SANLUCAR                  8.0000     1            400,000.00      0              09/01/00
    81989                                                     F       03              3,005.07    360              08/01/30
    02                  YORBA LINDA       CA  92887           O        1              3,005.07     67            602,600.00

    1995009    470/G01  SECKMAN             DAVID    R      8.3750    ZZ            307,000.00     00              07/18/00
    0432186435          25832 ELDERBROOK LANE               8.1250     1            307,000.00      0              09/01/00
    01183721                                                  F       03              2,333.43    360              08/01/30
    02                  LAGUNA HILLS      CA  92653           O        1              2,333.43     47            657,000.00

    1995012    144/144  POORE               LINDA    N      8.6250    ZZ            340,000.00     00              07/26/00
    140653220           286 HALL AVENUE                     8.3750     2            340,000.00      0              09/01/00
    140653220                                                 F       05              2,644.49    360              08/01/30
    02                  WHITE PLAINS      NY  10604           O        1              2,644.49     80            425,000.00

    1995017    225/225  MILLAR              FREDRIC         8.2500    ZZ            387,500.00     00              07/05/00
    7199353             3148 WEYMOUTH COURT                 8.0000     1            387,500.00      0              09/01/00
    7199353                                                   F       05              2,911.16    360              08/01/30
    02                  PLEASANTON        CA  94588           O        1              2,911.16     80            484,400.00

    1995022    225/225  LIU                 ALAN            8.3750    ZZ            328,800.00     00              06/27/00
    7188249             42 CARPENTERIA                      8.1250     1            328,800.00      0              09/01/00
    7188249                                                   F       03              2,499.12    360              08/01/30
    02                  IRVINE            CA  92602           O        1              2,499.12     75            438,390.00

    1995041    964/G01  MYLES               DESHONE         7.8750    ZZ            311,450.00     10              01/03/00
    0432186716          4025 MANSION HALL COURT             7.6250     1            310,142.67     25              03/01/00
    MYLES                                                     F       03              2,258.23    360              02/01/30
    02                  LAS VEGAS         NV  82129           O        1              2,258.23     90            346,111.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   42
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1995171    F62/G01  SOUTO               LUCIO    G      8.8750    ZZ            295,250.00     04              07/14/00
    0432187045          901 SW 189TH AVENUE                 8.6250     1            295,250.00     25              09/01/00
    590343803                                                 F       03              2,349.14    360              08/01/30
    02                  PEMBROKE PINES    FL  33029           O        1              2,349.14     90            328,085.00

    1995177    K15/G01  MITCHELL            MICHAEL  D      8.8750    ZZ            296,400.00     11              07/20/00
    0432186948          12 PROSPECT PLACE                   8.6250     1            296,400.00     30              09/01/00
    3055463                                                   F       03              2,358.29    360              08/01/30
    02                  BELLAIRE          TX  77401           O        1              2,358.29     95            312,000.00

    1995225    B79/G01  MEZZERA             PAUL            8.7500    ZZ            332,000.00     00              07/17/00
    0432186914          260 GREENWAY DRIVE                  8.5000     1            332,000.00      0              09/01/00
    00060010                                                  F       05              2,611.85    360              08/01/30
    02                  PACIFICA          CA  94044           O        1              2,611.85     80            415,000.00

    1995236    964/G01  POLLARD             DONALD   R      8.5000    ZZ            261,600.00     00              07/27/00
    0432186369          15868 WEST MEADOW LANE              8.2500     1            261,600.00      0              09/01/00
    80790                                                     F       03              2,011.48    360              08/01/30
    02                  SISTERS           OR  97759           O        1              2,011.48     80            327,000.00

    1995238    964/G01  ROSE                MICHAEL  J      8.3750    ZZ            444,000.00     00              07/27/00
    0432186674          11251 FOSTER ROAD                   8.1250     1            444,000.00      0              09/01/00
    82067                                                     F       05              3,374.72    360              08/01/30
    02                  LOS ALAMITOS (AR  CA  90720           O        1              3,374.72     80            555,000.00

    1995281    K81/G01  KUBERSKI            MICHAEL  P      8.5000    ZZ            274,500.00     00              07/20/00
    0432189447          7880 GRIZZLY WAY                    8.2500     5            274,500.00      0              09/01/00
    7001545                                                   F       03              2,110.67    360              08/01/30
    02                  EVERGREEN         CO  80439           O        1              2,110.67     79            350,000.00

    1995370    G81/G01  MONTALI JR          LAWRENCE R      8.6250    ZZ            260,300.00     12              07/26/00
    0432190486          3315 MAPLE LANE                     8.3750     1            260,300.00     30              09/01/00
    200006071                                                 F       03              2,024.59    360              08/01/30
    02                  DAVIE             FL  33328           O        1              2,024.59     95            274,000.00

    1995380    964/G01  FEIGHNER            MARK     A      8.6250    ZZ            283,250.00     00              06/30/00
    0432191807          1825 SEVILLE DRIVE                  8.3750     1            283,250.00      0              09/01/00
    81182                                                     F       05              2,203.09    360              08/01/30
    02                  NAPA              CA  94559           O        1              2,203.09     80            354,063.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   43
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    1995414    163/G01  TAPLIN              JEFFREY  S      8.7500    ZZ            346,500.00     11              07/12/00
    0432191096          43 STURBRIDGE LANE                  8.5000     1            346,500.00     25              09/01/00
    1000228249                                                F       05              2,725.92    360              08/01/30
    02                  CUMBERLAND        ME  04021           O        1              2,725.92     90            385,000.00

    1995441    163/G01  SHEPTOCK            MATTHEW  J      8.6250    ZZ            272,000.00     00              07/25/00
    0432190130          9474 SOUTH DOLTON WAY               8.3750     1            272,000.00      0              09/01/00
    1817490121                                                F       05              2,115.59    360              08/01/30
    02                  LITTLETON         CO  80126           O        1              2,115.59     80            340,000.00

    1995614    A50/A50  PARSONS III         CLIFFORD D      8.6250    ZZ            276,000.00     00              06/27/00
    201428              6100 MARTHAS GLENN ROAD             8.3750     1            275,837.05      0              08/01/00
    201428                                                    F       05              2,146.70    360              07/01/30
    02                  COLUMBIA          SC  29209           O        1              2,146.70     80            345,000.00

    2934342    076/076  CRADDOCK            STEPHEN  M      8.0000    ZZ            256,400.00     14              07/21/99
    9352297             64 DAY LILY CIR                     7.7500     1            254,152.15     30              09/01/99
    9352297                                                   F       05              1,881.37    360              08/01/29
    02                  WAKEFIELD         RI  02879           O        1              1,881.37     95            271,000.00

    2955497    638/G01  PURYEAR             WILLIAM         8.5000    ZZ            452,000.00     00              10/01/99
    0431575505          3909 FOX GLEN DRIVE                 8.2500     1            449,464.61      0              12/01/99
    08925844                                                  F       05              3,475.49    360              11/01/29
    02                  IRVING            TX  75062           O        1              3,475.49     80            565,000.00

    3371055    E22/G01  THOMPSON JR         BOBBY    G      9.1250    ZZ             75,000.00     00              04/14/00
    0411897705          12397 HARPERS RUN ROAD              8.8750     1             74,879.36      0              06/01/00
    0411897705          UNIT # C4                             F       05                610.22    360              05/01/30
    02                  BEALETON          VA  22712           O        1                610.22     63            120,000.00

    3379494    F28/G01  SARRO               MARK     A      8.0000    ZZ            327,500.00     00              12/13/99
    0431998319          15 CONCORD ST                       7.7500     2            325,011.91      0              02/01/00
    5269273                                                   F       05              2,403.08    360              01/01/30
    02                  NEEDHAM           MA  02494           O        1              2,403.08     80            412,000.00

    3425808    B68/G01  DOWNER              BRIAN    J      8.0000    ZZ            320,000.00     00              04/28/00
    0432022085          23 TURNER DRIVE                     7.7500     1            319,351.54      0              06/01/00
    1031021328                                                F       05              2,348.05    360              05/01/30
    02                  NORTH READING     MA  01864           O        1              2,348.05     69            469,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   44
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3435052    E22/G01  ABERNATHY           KEITH           9.7500    ZZ             39,100.00     10              05/11/00
    0411955115          718 OAKHILL DRIVE                   9.5000     1             39,063.37     30              07/01/00
    0411955115                                                F       05                335.93    360              06/01/30
    02                  RUSSELLVILLE      AL  35653           O        1                335.93     95             41,200.00

    3441163    526/526  SELZER              WILLIAM  E      8.0000    ZZ            510,000.00     00              04/14/00
    401848              10030 PARK TRAIL                    7.7500     1            508,966.54      0              06/01/00
    401848                                                    F       05              3,742.20    360              05/01/30
    02                  HOUSTON           TX  77024           O        1              3,742.20     58            890,000.00

    3446850    E22/G01  BINNS               CHRISTOPH       9.7500    ZZ            134,550.00     01              05/12/00
    0411940562          845 MULE DEER CIRCLE                9.5000     1            134,420.87     25              07/01/00
    0411940562                                                F       05              1,155.99    360              06/01/30
    02                  SOUTH LAKE TAHOE  CA  96150           O        1              1,155.99     90            149,500.00

    3457155    601/G01  GILLESPIE           JOHN     W      8.0000    ZZ            400,000.00     00              02/10/00
    0432046381          1 BARROW PLACE                      7.7500     2            398,640.03      0              04/01/00
    1423438                                                   F       03              2,935.06    360              03/01/30
    02                  JACKSON           LA  70748           O        1              2,935.06     71            570,000.00

    3457418    601/G01  BARRY               GENE     N      8.0000    ZZ            328,374.00     10              04/27/00
    0432046761          4141 THOMPSON ROAD                  7.7500     2            327,358.75     12              06/01/00
    60184488                                                  F       05              2,409.50    360              05/01/30
    02                  NOME              TX  77629           O        1              2,409.50     85            390,000.00

    3472660    E22/G01  MONTANTES           JAVIER          9.7500    ZZ             92,150.00     01              05/22/00
    0411944960          3807 CLOVER HILL LANE               9.5000     1             92,063.67     30              07/01/00
    0411944960                                                F       05                791.71    360              06/01/30
    02                  CARROLLTON        TX  75007           O        1                791.71     95             97,000.00

    3472670    E22/G01  DENNIS              VERNON   R      9.7500    T              97,600.00     00              05/23/00
    0411958242          3610 BETTY RAE LANE                 9.5000     1             97,508.57      0              07/01/00
    0411958242                                                F       05                838.53    360              06/01/30
    02                  SOUTH LAKE TAHOE  CA  96150           O        1                838.53     80            122,000.00

    3476513    E22/G01  LARSON              JENNIFER E      9.5000    ZZ            120,650.00     11              05/23/00
    0411950900          521 HAMBELTON ROAD                  9.2500     1            120,496.80     30              07/01/00
    0411950900                                                F       05              1,014.49    360              06/01/30
    02                  TIETON            WA  98947           O        1              1,014.49     95            127,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   45
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3485147    F28/G01  BOLINGER            TODD     F      7.1250    ZZ            650,000.00     00              05/20/99
    0432078970          28860 KING ARTHUR CT                6.8750     1            642,435.23      0              07/01/99
    4800134                                                   F       05              4,379.18    360              06/01/29
    02                  RANCHO PALOS VER  CA  90275           O        1              4,379.18     78            840,000.00

    3485162    F28/G01  O'CONNOR            KEVIN    F      8.1250    ZZ            351,000.00     00              11/18/99
    0432079101          54 ONION HILL ROAD                  7.8750     1            349,119.02      0              01/01/00
    5201464                                                   F       05              2,606.17    360              12/01/29
    02                  DUXBURY           MA  02332           O        1              2,606.17     62            572,500.00

    3485179    F28/G01  LITSCHER            PAULA    P      8.0000    ZZ            377,250.00     00              04/10/00
    0432079259          1 JOHN MATTHEW RD                   7.7500     1            376,485.56      0              06/01/00
    5393162                                                   F       05              2,768.12    360              05/01/30
    02                  HOPKINTON         MA  01748           O        1              2,768.12     59            640,000.00

    3485184    F28/G01  LUGOSI              KAREN    L      8.2500    ZZ            275,000.00     00              05/02/00
    0432079309          4515 EAST MOUNTAIN VIEW ROAD        8.0000     5            274,648.07      0              07/01/00
    5515982                                                   F       03              2,065.99    360              06/01/30
    02                  PHOENIX           AZ  85028           O        1              2,065.99     62            450,000.00

    3485191    F28/G01  HARWOOD             RICHARD         8.2500    ZZ            318,000.00     00              04/19/00
    0432112795          617 WAVERLY LN                      8.0000     1            317,387.47      0              06/01/00
    5569524                                                   F       05              2,389.03    360              05/01/30
    02                  COPPELL           TX  75019           O        1              2,389.03     80            397,500.00

    3485193    F28/G01  DAVIS               CHARLES  M      8.0000    ZZ            280,800.00     04              05/01/00
    0432079382          1204 FAIRFAX WOODS DR               7.7500     1            280,421.92     25              07/01/00
    5588989                                                   F       03              2,060.41    360              06/01/30
    02                  APEX              NC  27502           O        1              2,060.41     90            312,000.00

    3485194    F28/G01  LINDESMITH          JAMES    R      8.0000    ZZ            278,500.00     00              05/05/00
    0432079390          7802 KILLEEN STREET NW              7.7500     1            278,125.01      0              07/01/00
    5591633                                                   F       05              2,043.54    360              06/01/30
    02                  MASSILLON         OH  44646           O        1              2,043.54     70            397,900.00

    3488250    F28/G01  WAFFLE              ROBERT   W      7.7500    ZZ            300,000.00     00              12/01/99
    0432079481          867 LEXINGTON ST                    7.5000     2            298,488.79      0              02/01/00
    5352499                                                   F       05              2,149.24    360              01/01/30
    02                  ARLINGTON         VA  22204           O        1              2,149.24     75            400,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   46
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3489372    163/163  RICHARDSON          SHERRY   A      8.0000    ZZ            412,000.00     00              04/28/00
    1000219140          4 WINGATE COURT                     7.7500     1            411,165.13      0              06/01/00
    1000219140                                                F       03              3,023.11    360              05/01/30
    02                  STRATHAM          NH  03885           O        1              3,023.11     80            515,000.00

    3492012    637/G01  MORGAN              DONALD   A      8.3750    ZZ            163,600.00     14              05/10/00
    0432088474          29611 FINCH COURT                   8.1250     2            163,395.91     25              07/01/00
    0019167766                                                F       05              1,243.48    360              06/01/30
    02                  MECHANICSVILLE    MD  20659           O        1              1,243.48     90            182,500.00

    3494869    E22/G01  LEWIS               LARRY    M      8.8750    ZZ            152,850.00     10              06/05/00
    0411957012          1106 TROTTERS BLVD.                 8.6250     1            152,764.31     30              08/01/00
    0411957012                                                F       05              1,216.14    360              07/01/30
    02                  SUMMERVILLE       SC  29483           O        1              1,216.14     95            160,900.00

    3496700    286/286  HUTCHINSON          BRUCE    O      8.1250    ZZ            373,000.00     00              04/24/00
    0000029283          1381 WEST GULL LAKE DRIVE           7.8750     2            372,263.04      0              06/01/00
    0000029283                                                F       05              2,769.52    360              05/01/30
    02                  RICHLAND          MI  49083           O        1              2,769.52     65            575,000.00

    3496701    286/286  ALSTON-SAKO         JENNIFER D      8.0000    ZZ            258,850.00     04              04/27/00
    0000029960          5252 DRESDEN CIR                    7.7500     1            258,321.68     30              06/01/00
    0000029960                                                F       03              1,899.35    360              05/01/30
    02                  ROANOKE           VA  24012           O        1              1,899.35     95            272,500.00

    3496708    286/286  MUTASCIO            MICHAEL  C      8.0000    T             367,920.00     00              05/01/00
    0000034892          26 48TH STREET                      7.7500     1            367,424.61      0              07/01/00
    0000034892                                                F       05              2,699.67    360              06/01/30
    02                  SEA ISLE CITY     NJ  08243           O        1              2,699.67     80            459,900.00

    3496726    286/286  MASON               PAUL     O      8.0000    ZZ            332,000.00     00              04/28/00
    0000045713          11114 TATTERSALL TRAIL              7.7500     1            331,327.23      0              06/01/00
    0000045713                                                F       05              2,436.10    360              05/01/30
    02                  OAKTON            VA  22124           O        1              2,436.10     80            415,000.00

    3497536    E84/G01  BRUCK               MICHAEL  C      8.6250    ZZ            375,000.00     00              04/28/00
    0432067213          4617 GRAND AVENUE                   8.3750     5            374,331.02      0              06/01/00
    11401703                                                  F       05              2,916.71    360              05/01/30
    02                  WESTERN SPRINGS   IL  60558           O        1              2,916.71     58            650,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   47
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3499912    E84/G01  TRAYLOR             SCOTT           8.6250    ZZ            300,000.00     00              04/27/00
    0432115780          1015 NORTH KENILWORTH AVENUE        8.3750     1            299,464.81      0              06/01/00
    11003776                                                  F       05              2,333.37    360              05/01/30
    02                  OAK PARK          IL  60302           O        1              2,333.37     64            469,000.00

    3500330    E84/G01  PARKINSON           WILLIAM  D      8.3750    ZZ            280,000.00     00              04/21/00
    0432174258          7841 DEERTRAIL DRIVE                8.1250     1            279,474.25      0              06/01/00
    80008266                                                  F       05              2,128.20    360              05/01/30
    22                  PARKER            CO  80138           O        1              2,128.20     70            405,000.00

    3503461    E84/G01  BRIONES             LOUIS    M      8.6250    ZZ            620,000.00     00              04/19/00
    0432174068          143 SANTA ROSA AVENUE               8.3750     1            618,647.73      0              06/01/00
    10001000                                                  F       05              4,822.30    360              05/01/30
    02                  SAUSALITO         CA  94965           O        1              4,822.30     80            775,000.00

    3510824    E22/G01  LOCK                TROY     A      9.7500    ZZ             67,500.00     00              06/02/00
    0411970569          2440 CEDAR STREET                   9.5000     1             67,468.51      0              08/01/00
    0411970569                                                F       05                579.93    360              07/01/30
    02                  SWEET HOME        OR  97386           O        1                579.93     80             85,000.00

    3513238    J40/G01  PHIPPS              JASON           9.1250    ZZ             63,650.00     10              05/30/00
    0432115772          141 SWOPE ROAD                      8.8750     1             63,582.00     30              07/01/00
    7672511                                                   F       05                517.88    360              06/01/30
    02                  CARTHAGE          TN  37030           O        1                517.88     95             67,000.00

    3516368    F27/F27  COCHRAN             ROBERT   E      7.8750    ZZ            303,100.00     11              01/18/00
    6060079682          2430  ABIGAIL COURT                 7.6250     4            301,827.70     25              03/01/00
    6060079682                                                F       03              2,197.69    360              02/01/30
    02                  PRINCE FREDERICK  MD  20678           O        1              2,197.69     90            336,800.00

    3517969    526/526  NGUYEN              DAO      Q      8.1250    ZZ            142,800.00     00              04/27/00
    0403499             4707  225TH PL SW                   7.8750     1            142,517.85      0              06/01/00
    0403499                                                   F       05              1,060.29    360              05/01/30
    22                  MOUNTLAKE TERRAC  WA  98043           O        1              1,060.29     60            238,000.00

    3518386    E22/G01  EICHER              JEFFREY  K      8.8750    ZZ            155,600.00     00              06/13/00
    0412005704          3836 FOREST LANE                    8.6250     1            155,512.77      0              08/01/00
    0412005704                                                F       05              1,238.02    360              07/01/30
    02                  GREENFIELD        IN  46140           O        1              1,238.02     80            194,500.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   48
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3520879    E84/G01  CERCHIAI            GINO     S      8.5000    ZZ            332,000.00     00              05/16/00
    0432174167          1734 BAY STREET  #106               8.2500     1            331,596.33      0              07/01/00
    10001085                                                  F       01              2,552.79    360              06/01/30
    02                  SAN FRANCISO      CA  94123           O        1              2,552.79     80            415,000.00

    3526895    T35/G01  OBRINSKE            CARRIE          8.3750    ZZ             67,000.00     00              06/16/00
    0400286183          9640 SPRINGPORT ROAD                8.1250     1             66,958.35      0              08/01/00
    0400286183                                                F       05                509.25    360              07/01/30
    02                  PARMA             MI  49269           O        1                509.25     80             84,000.00

    3533708    E22/G01  BLAKEY              LYNDEN   M      9.1250    ZZ             75,500.00     00              06/13/00
    0412005563          7201 E 66TH PLACE                   8.8750     5             75,459.82      0              08/01/00
    0412005563                                                F       05                614.29    360              07/01/30
    02                  COMMERCE CITY     CO  80022           O        1                614.29     62            122,000.00

    3538025    E22/G01  HOELLWARTH          DALTON          8.8750    ZZ            236,550.00     11              06/15/00
    0412003436          629 NORTH PRISCILLA LANE            8.6250     1            236,417.38     30              08/01/00
    0412003436                                                F       05              1,882.10    360              07/01/30
    02                  BURBANK           CA  91505           O        1              1,882.10     95            249,000.00

    3539522    E82/G01  SWEENEY JR          JOSEPH   F      8.8750    ZZ            168,000.00     00              06/15/00
    0400281150          271 EAST 3RD AVENUE                 8.6250     2            167,905.82      0              08/01/00
    0400281150                                                F       05              1,336.68    360              07/01/30
    02                  TRAPPE            PA  19426           O        1              1,336.68     80            210,000.00

    3541594    E22/G01  HANSON              RICHARD  R      9.2500    ZZ             78,350.00     04              06/21/00
    0411990245          401 WOODLAWN                        9.0000     1             78,309.38     30              08/01/00
    0411990245                                                F       05                644.57    360              07/01/30
    02                  MAXWELL           IA  50161           O        1                644.57     95             82,500.00

    3544353    943/943  MULA                LILIA    L      8.2500    ZZ            306,000.00     11              04/19/00
    2000003123          434 EAST 52ND STREET APT 6D         8.0000     1            305,410.58     12              06/01/00
    2000003123                                                F       11              2,298.88    360              05/01/30
    02                  NEW YORK          NY  10022           O        1              2,298.88     85            360,000.00

    3544355    943/943  VICKERY             JASON    R      8.0000    ZZ            399,000.00     00              05/24/00
    2000003774          32 PENNY LANE                       7.7500     1            398,462.76      0              07/01/00
    2000003774                                                F       05              2,927.73    360              06/01/30
    02                  SCARSDALE         NY  10583           O        1              2,927.73     67            599,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   49
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3544409    943/943  HAYMES              JANET    A      8.0000    BB            514,500.00     00              04/05/00
    9080051067          11 DEERWOOD TRAIL                   7.7500     1            510,829.86      0              06/01/00
    9080051067                                                F       29              3,775.22    360              05/01/30
    02                  WARREN TOWNSHIP   NJ  07059           O        1              3,775.22     70            735,000.00

    3544431    943/943  PEACHEY             GARY     M      8.1250    ZZ            325,000.00     00              05/19/00
    9080052823          9620 DEER TRACK COURT               7.8750     5            324,573.36      0              07/01/00
    9080052823                                                F       03              2,413.12    360              06/01/30
    02                  BRENTWOOD         TN  37027           O        1              2,413.12     42            775,000.00

    3544468    943/943  CHEN                EDWARD   H      8.0000    ZZ            699,950.00     00              04/18/00
    9080054862          829 TRESTLE GLEN ROAD               7.7500     1            698,531.61      0              06/01/00
    9080054862                                                F       05              5,135.99    360              05/01/30
    02                  OAKLAND           CA  94610           O        1              5,135.99     72            975,000.00

    3544527    943/943  FORTIER             ALFRED   G      8.1250    ZZ            490,000.00     00              05/10/00
    9080056663          664 KING ROAD                       7.8750     1            489,356.26      0              07/01/00
    9080056663                                                F       05              3,638.24    360              06/01/30
    02                  FRANKLIN LAKES    NJ  07417           O        1              3,638.24     54            910,000.00

    3544547    943/943  MELZER              JAMES    R      8.1250    ZZ            400,000.00     00              04/18/00
    9080057995          12884 STONEBROOK DRIVE              7.8750     1            399,208.79      0              06/01/00
    9080057995                                                F       03              2,969.99    360              05/01/30
    02                  DAVIE             FL  33330           O        1              2,969.99     50            810,290.00

    3544648    943/943  STEINBERG           ELLIOT          8.5000    ZZ            310,000.00     00              05/17/00
    9090000549          515 EAST 79TH STREET APT 16B        8.2500     1            309,119.51      0              07/01/00
    9090000549                                                F       11              2,383.64    360              06/01/30
    02                  NEW YORK          NY  10021           O        1              2,383.64     55            565,000.00

    3544657    943/943  MACAFFER            BRUCE    D      8.0000    ZZ            273,000.00     00              04/28/00
    9090001458          235 EAST 22ND ST APT 12L            7.7500     1            272,446.79      0              06/01/00
    9090001458                                                F       11              2,003.18    360              05/01/30
    02                  NEW YORK          NY  10010           O        1              2,003.18     60            455,000.00

    3544665    943/943  KAISER              PAULO    F      8.0000    ZZ            600,000.00     00              04/28/00
    9090002126          200 RIVERSIDE BLVD UNIT 38C         7.7500     1            598,784.16      0              06/01/00
    9090002126                                                F       06              4,402.59    360              05/01/30
    02                  NEW YORK          NY  10069           O        1              4,402.59     58          1,045,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   50
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3546293    E22/G01  UDDIN               SALIM           8.6250    ZZ             95,400.00     04              06/20/00
    0411949467          4919 W. KIRK STREET                 8.3750     1             95,343.68     25              08/01/00
    0411949167                                                F       01                742.01    360              07/01/30
    02                  SKOKIE            IL  60077           O        1                742.01     90            106,000.00

    3546309    E22/G01  STEARNS             MICHAEL         8.8750    T             206,400.00     00              06/19/00
    0412000820          18373 GOA WAY                       8.6250     1            206,284.29      0              08/01/00
    0412000820                                                F       05              1,642.21    360              07/01/30
    02                  NEVADA CITY       CA  95959           O        1              1,642.21     80            258,000.00

    3546312    E22/G01  WAMBOLDT            TIMOTHY         8.7500    ZZ            118,800.00     01              06/22/00
    0412003469          2310 SW 34 AVENUE                   8.5000     1            118,731.65     30              08/01/00
    0412003469                                                F       05                934.60    360              07/01/30
    02                  FT. LAUDERDALE    FL  33312           O        1                934.60     95            125,100.00

    3547167    808/G01  JACKSON             CURTIS   A      8.8750    ZZ            308,250.00     01              06/15/00
    0432133486          11413 26 MILE ROAD                  8.6250     1            308,077.19     25              08/01/00
    9417370                                                   F       05              2,452.58    360              07/01/30
    02                  OAKDALE           CA  95361           O        1              2,452.58     90            342,500.00

    3550891    T35/G01  SLAUGHTER           JEFF            8.1250    ZZ            350,000.00     00              06/21/00
    0400286076          11511 SOUTHWEST MILITARY LANE       7.8750     1            349,771.05      0              08/01/00
    0400286076                                                F       05              2,598.74    360              07/01/30
    02                  PORTLAND          OR  97219           O        1              2,598.74     48            735,000.00

    3551100    405/405  GILBERT             GRAY     W      8.0000    ZZ            340,000.00     00              06/27/00
    11676632            1929 MILFORD STREET                 7.7500     1            339,531.78      0              07/01/00
    11676632                                                  F       05              2,494.80    360              06/01/30
    02                  HOUSTON           TX  77098           O        1              2,494.80     68            500,000.00

    3551101    405/405  MCELHANON           GEOFF           8.0000    ZZ            324,800.00     00              06/27/00
    11684818            10009 SWAN VALLEY LANE              7.7500     1            324,141.82      0              07/01/00
    11684818                                                  F       05              2,383.27    360              06/01/30
    02                  AUSTIN            TX  78759           O        1              2,383.27     80            406,015.00

    3551105    405/405  O'NEILL             KIRT            8.1250    ZZ            300,000.00     00              05/24/00
    11702131            12618 STONE HENGE DR                7.8750     1            299,606.19      0              07/01/00
    11702131                                                  F       03              2,227.49    360              06/01/30
    02                  SAN ANTONIO       TX  78230           O        1              2,227.49     80            375,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   51
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3557628    T35/G01  EVANS               EILEEN   S      8.3750    ZZ             63,200.00     00              06/21/00
    0400289187          112 N SPRINGHILL                    8.1250     2             63,160.71      0              08/01/00
    0400289187                                                F       05                480.37    360              07/01/30
    02                  BELFTN.           OH  43311           O        1                480.37     80             79,000.00

    3563181    163/163  LLOYD               GEORGE   W      8.3750    ZZ            500,000.00     00              05/19/00
    771733988           7947 WYNWOOD ROAD                   8.1250     1            499,310.83      0              07/01/00
    771733988                                                 F       05              3,800.36    360              06/01/30
    02                  TRUSSVILLE        AL  35173           O        1              3,800.36     77            651,500.00

    3564555    E22/G01  HOLMES              GLORIA          8.8750    ZZ            224,000.00     00              06/19/00
    0411987639          2277 EL NIDO COURT                  8.6250     1            223,874.43      0              08/01/00
    0411987639                                                F       05              1,782.24    360              07/01/30
    22                  CAMARILLO         CA  93010           O        1              1,782.24     60            374,000.00

    3564568    E22/G01  DE BRETTEVILLE      JASON           8.5000    ZZ            456,000.00     00              06/23/00
    0412001836          122 NORTH LAUREL AVENUE             8.2500     1            455,723.75      0              08/01/00
    0412001836                                                F       05              3,506.25    360              07/01/30
    02                  LOS ANGELES       CA  90048           O        1              3,506.25     80            570,000.00

    3564601    E22/G01  JARVIS              JACK            8.7500    ZZ            110,000.00     00              06/29/00
    0412030751          2417 MIDNIGHT DRIVE                 8.5000     1            109,936.71      0              08/01/00
    0412030751                                                F       05                865.37    360              07/01/30
    02                  PLANO             TX  75093           O        1                865.37     80            137,500.00

    3568157    F28/G01  HEIL                DONALD   J      8.6250    ZZ            588,000.00     00              06/14/00
    0432127579          1895 CANTWELL GROVE                 8.3750     2            587,652.85      0              08/01/00
    5141074                                                   F       03              4,573.40    360              07/01/30
    02                  COLORADO SPRINGS  CO  80906           O        1              4,573.40     80            735,000.00

    3568171    F28/G01  POLONSKY JR         STANFORD I      8.7500    T             340,000.00     00              05/30/00
    0432127736          846 COROLLA DRIVE                   8.5000     1            339,607.35      0              07/01/00
    5477280                                                   F       05              2,674.78    360              06/01/30
    02                  COROLLA           NC  27927           O        1              2,674.78     80            425,000.00

    3568183    F28/G01  WATTS               MICHAEL  B      8.8750    ZZ            400,000.00     00              05/10/00
    0432130607          3100 CRESTLINE DR                   8.6250     5            399,549.84      0              07/01/00
    991137                                                    F       05              3,182.58    360              06/01/30
    02                  PARK CITY         UT  84060           O        1              3,182.58     61            665,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   52
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3568192    F28/G01  COHEN               STEVEN          8.0000    ZZ            357,000.00     00              04/28/00
    0432127991          20 AMALFI DRIVE                     7.7500     1            356,276.58      0              06/01/00
    5583028                                                   F       05              2,619.54    360              05/01/30
    02                  CORTLANDT MANOR   NY  10567           O        1              2,619.54     70            510,000.00

    3568200    F28/G01  GOTTLIEB            GERALD   L      8.1250    ZZ            500,000.00     00              06/14/00
    0432128080          164 BIGELOW ROAD                    7.8750     1            499,672.93      0              08/01/00
    5603016                                                   F       05              3,712.49    360              07/01/30
    02                  WEST NEWTON       MA  02465           O        1              3,712.49     20          2,525,000.00

    3568218    F28/G01  HALEY               JOHN     F      9.0000    ZZ            280,000.00     00              06/16/00
    0432128379          1601 WEST BANBURY ROAD              8.7500     1            279,847.06      0              08/01/00
    5684834                                                   F       05              2,252.94    360              07/01/30
    02                  INVERNESS         IL  60067           O        1              2,252.94     62            452,500.00

    3568395    637/G01  BUI                 TUE MINH        8.5000    ZZ            332,000.00     00              06/01/00
    0432122653          3315 MT EVEREST DRIVE               8.2500     1            331,798.87      0              08/01/00
    0021461785                                                F       05              2,552.80    360              07/01/30
    02                  SAN JOSE          CA  95127           O        1              2,552.80     80            415,000.00

    3569028    405/405  BALDWIN             BRYAN    E      8.3750    ZZ            288,000.00     00              06/05/00
    11664174            2601 NE 12TH STREET                 8.1250     1            286,411.22      0              08/01/00
    11664174                                                  F       05              2,189.01    360              07/01/30
    02                  MOORE             OK  73160           O        1              2,189.01     80            360,000.00

    3569029    405/405  ANTILLA             GARY     A      8.5000    ZZ            331,200.00     00              05/19/00
    11684453            3233 SW 138TH WAY                   8.2500     1            330,797.28      0              07/01/00
    11684453                                                  F       03              2,546.65    360              06/01/30
    02                  DAVIE             FL  33330           O        1              2,546.65     80            414,022.00

    3569030    405/405  MAROSEK             MITCHELL        8.3750    ZZ            288,000.00     00              05/17/00
    11692555            5282 ALLSTONE DRIVE                 8.1250     1            287,640.73      0              07/01/00
    11692555                                                  F       05              2,189.01    360              06/01/30
    02                  HUNTINGTON BEACH  CA  92649           O        1              2,189.01     57            510,000.00

    3569031    405/405  STRINGFIELD         DAVID    A      8.3750    ZZ            330,750.00     10              06/22/00
    16653693            1124 WYNDEGATE DR                   8.1250     1            330,544.42     25              08/01/00
    16653693                                                  F       05              2,513.94    360              07/01/30
    02                  ORANGE PARK       FL  32073           O        1              2,513.94     90            367,500.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   53
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3569032    405/405  WALLETT             CHRISTINE       9.1250    ZZ            187,500.00     00              06/23/00
    16680506            1590 CLERMONT DR #203               8.8750     1            187,400.21      0              08/01/00
    16680506                                                  F       01              1,525.57    360              07/01/30
    22                  NAPLES            FL  34109           O        1              1,525.57     75            250,000.00

    3569033    405/405  RAMIREZ             LORI            8.7500    ZZ            300,000.00     00              06/13/00
    16683906            2534 BELMONT WAY                    8.5000     1            299,827.40      0              08/01/00
    16683906                                                  F       03              2,360.10    360              07/01/30
    02                  EL DORADO HILLS   CA  95762           O        1              2,360.10     80            375,000.00

    3569034    405/405  KOSSAKOWSKI         LESZEK   M      8.8750    ZZ            650,000.00     00              06/06/00
    16709446            5 DUARTE COURT                      8.6250     1            649,635.60      0              08/01/00
    16709446                                                  F       05              5,171.69    360              07/01/30
    22                  MORAGA            CA  94556           O        1              5,171.69     74            890,000.00

    3569035    405/405  KIMBERLIN           DIANE    L      8.6250    ZZ            420,000.00     00              06/15/00
    16715625            6142 MARYLAND DRIVE                 8.3750     1            419,752.03      0              08/01/00
    16715625                                                  F       05              3,266.72    360              07/01/30
    02                  LOS ANGELES       CA  90048           O        1              3,266.72     80            525,000.00

    3569036    405/405  CARLSON             LANCE    G      8.6250    ZZ            307,200.00     00              06/21/00
    16717324            1122 CREEKWOOD DRIVE                8.3750     1            307,018.62      0              08/01/00
    16717324                                                  F       03              2,389.38    360              07/01/30
    02                  GARLAND           TX  75044           O        1              2,389.38     80            384,000.00

    3569037    405/405  JAVID               SHABON   H      8.0000    ZZ            335,300.00     00              06/19/00
    16724338            5970 145TH PLACE SE                 7.7500     1            335,075.01      0              08/01/00
    16724338                                                  F       03              2,460.32    360              07/01/30
    02                  BELLEVUE          WA  98006           O        1              2,460.32     71            475,500.00

    3569038    405/405  HALPERN             XIN      S      8.7500    ZZ            426,750.00     00              06/19/00
    16725574            4012 MIDWAY AVENUE                  8.5000     1            426,504.47      0              08/01/00
    16725574                                                  F       05              3,357.25    360              07/01/30
    22                  CULVER CITY       CA  90232           O        1              3,357.25     75            569,000.00

    3569039    405/405  DUGALL              JOSEPH   J      8.6250    ZZ            301,600.00     00              06/19/00
    16732430            5010 TIMBER CIRCLE DRIVE            8.3750     1            301,421.93      0              08/01/00
    16732430                                                  F       03              2,345.82    360              07/01/30
    02                  MCKINNEY          TX  75070           O        1              2,345.82     80            377,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   54
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3569041    405/405  CAUDILL             ROBERT   E      8.6250    ZZ             89,900.00     00              06/27/00
    16742181            12407 E COBBLESTONE CIRCLE #3       8.3750     1             89,825.46      0              08/01/00
    16742181                                                  F       03                699.24    360              07/01/30
    22                  JACKSONVILLE      FL  32225           O        1                699.24     72            124,900.00

    3569042    405/405  SPITZ               MARC            8.5000    ZZ            299,000.00     00              06/14/00
    16742546            18 PURPLE SAGE                      8.2500     1            298,818.86      0              08/01/00
    16742546                                                  F       03              2,299.06    360              07/01/30
    02                  IRVINE            CA  92612           O        1              2,299.06     67            449,000.00

    3569043    405/405  MULLIGAN            RONALD          8.3750    ZZ            499,600.00     00              06/20/00
    16744476            226 NORTH BEACHWOOD DRIVE           8.1250     1            499,289.47      0              08/01/00
    16744476                                                  F       05              3,797.32    360              07/01/30
    02                  LOS ANGELES       CA  90004           O        1              3,797.32     80            624,500.00

    3569044    405/405  MULLEN              DAVID    F      8.3750    ZZ            482,050.00     00              06/26/00
    16752214            275 MOUNTAIN LAUREL RD              8.1250     1            481,750.38      0              08/01/00
    16752214                                                  F       05              3,663.93    360              07/01/30
    02                  FAIRFIELD         CT  06430           O        1              3,663.93     80            602,600.00

    3569046    405/405  ZIMAN               DANIEL   H      8.5000    ZZ            360,000.00     00              06/22/00
    16755720            210 EMARON DRIVE                    8.2500     1            359,781.91      0              08/01/00
    16755720                                                  F       05              2,768.09    360              07/01/30
    02                  SAN BRUNO         CA  94066           O        1              2,768.09     80            450,000.00

    3569047    405/405  CALLAGHAN           JERRY    T      8.1250    ZZ            300,000.00     00              04/04/00
    11577178            2151 WEST SNEAD STREET              7.6250     1            299,407.25      0              06/01/00
    11577178                                                  F       03              2,227.50    360              05/01/30
    02                  LA HABRA          CA  90631           O        1              2,227.50     53            568,528.00

    3569048    405/405  GRAHAM              PAMELA   L      8.2500    ZZ            373,000.00     00              05/23/00
    11676756            19643 (CHATSWORTH AREA) HORACE      7.7500     2            371,694.10      0              07/01/00
    11676756            ST                                    F       05              2,802.23    360              06/01/30
    02                  LOS ANGELES       CA  91311           O        1              2,802.23     74            510,000.00

    3569049    405/405  CASTILLO            FRANCISCO       8.1250    ZZ            325,000.00     00              05/02/00
    11682937            220 WEST CHESTNUT AVENUE            7.6250     2            322,961.91      0              07/01/00
    11682937                                                  F       05              2,413.12    360              06/01/30
    02                  SAN GABRIEL       CA  91776           O        1              2,413.12     79            412,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   55
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3569050    405/405  CARDENAS            AMBROCIO L      8.6250    ZZ             82,500.00     00              06/15/00
    16618241            2530 RAE PLACE                      8.1250     2             82,451.29      0              08/01/00
    16618241                                                  F       05                641.68    360              07/01/30
    22                  NATIONAL CITY     CA  91950           O        1                641.68     64            130,000.00

    3569051    405/405  MCDONALD            KARLA    P      8.5000    ZZ            472,500.00     00              06/13/00
    16635153            2 BARNEBURG                         8.0000     1            472,213.75      0              08/01/00
    16635153                                                  F       05              3,633.12    360              07/01/30
    22                  DOVE CANYON       CA  92679           O        1              3,633.12     65            726,900.00

    3569052    405/405  TRUST               GRUND           8.2500    T             650,000.00     00              06/06/00
    16658247            48810 VIA LINDA                     7.7500     2            649,585.51      0              08/01/00
    16658247                                                  F       05              4,883.24    360              07/01/30
    02                  LA QUINTA         CA  92253           O        1              4,883.24     45          1,460,000.00

    3569053    405/405  TOOMA               WILLIAM         8.6250    ZZ             43,029.00     00              06/02/00
    16665747            1292 SHADY LANE                     8.1250     1             43,003.59      0              08/01/00
    16665747                                                  F       05                334.68    360              07/01/30
    22                  TURLOCK           CA  95382           O        1                334.68     31            143,029.00

    3569054    405/405  MOROSO              RONALD   R      8.8750    ZZ            432,000.00     00              06/16/00
    16705196            33000 ROLLING RANCH ROAD            8.3750     1            431,757.81      0              08/01/00
    16705196                                                  F       05              3,437.19    360              07/01/30
    02                  ACTON             CA  93510           O        1              3,437.19     80            540,000.00

    3569055    405/405  VAN PATTEN          MARTA    A      8.5000    ZZ            160,000.00     00              06/20/00
    16730178            11831 COURTLEIGH DRIVE              8.0000     5            159,903.06      0              08/01/00
    16730178                                                  F       01              1,230.27    360              07/01/30
    02                  LOS ANGELES       CA  90066           O        1              1,230.27     80            200,000.00

    3569056    405/405  CISNEROS            ENRIQUE  J      8.5000    ZZ            157,250.00     10              06/16/00
    16732141            4361 CITY TERRACE                   8.0000     2            157,154.73     12              08/01/00
    16732141                                                  F       05              1,209.12    360              07/01/30
    02                  LOS ANGELES       CA  90063           O        3              1,209.12     85            185,000.00

    3569057    405/405  VICTORIN            DAVID    G      8.5000    ZZ            261,250.00     10              06/15/00
    16733859            12339 HERBERT STREET                8.0000     1            261,091.71     30              08/01/00
    16733859                                                  F       05              2,008.79    360              07/01/30
    02                  CULVER CITY       CA  90066           O        1              2,008.79     95            275,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   56
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3569058    405/405  WANG                SHU-YI          8.3750    ZZ            383,200.00     00              06/20/00
    16734469            527 NEVADA STREET                   7.8750     1            382,961.82      0              08/01/00
    16734469                                                  F       01              2,912.60    360              07/01/30
    22                  SAUSALITO         CA  94965           O        1              2,912.60     80            479,000.00

    3569060    405/405  VIVADO              JOSE     A      8.2500    ZZ            268,000.00     00              06/13/00
    16736688            737 NORTH ROSE STREET               7.7500     2            267,829.10      0              08/01/00
    16736688                                                  F       05              2,013.40    360              07/01/30
    22                  BURBANK           CA  91505           O        1              2,013.40     69            390,000.00

    3569062    405/405  PESCH               ELIZABETHM      8.0000    ZZ            370,000.00     00              06/21/00
    16743320            116 WOOL STREET                     7.5000     1            369,751.74      0              08/01/00
    16743320                                                  F       05              2,714.93    360              07/01/30
    02                  SAN FRANCISCO     CA  94110           O        1              2,714.93     65            575,000.00

    3569063    405/405  CLUNE               WILLIAM         8.0000    ZZ            376,000.00     00              06/20/00
    16748816            10745 BOTHWELL ROAD                 7.5000     1            375,747.71      0              08/01/00
    16748816                                                  F       05              2,758.96    360              07/01/30
    02                  LOS ANGELES       CA  91311           O        1              2,758.96     80            470,000.00

    3570063    E22/G01  VAZQUEZ             NICOLAS         9.0000    ZZ            127,750.00     01              06/29/00
    0411974611          127 MILL RACE DRIVE                 8.7500     1            127,680.22     30              08/01/00
    0411974611                                                F       05              1,027.91    360              07/01/30
    02                  WINCHESTER        VA  22602           O        1              1,027.91     95            134,900.00

    3570087    E22/G01  SULLIVAN            KEVIN    F      8.8750    ZZ            356,000.00     01              06/30/00
    0412004640          20 ELM STREET                       8.6250     1            355,800.42     25              08/01/00
    0412004640                                                F       05              2,832.50    360              07/01/30
    02                  VALHALLA          NY  10595           O        1              2,832.50     90            396,000.00

    3570121    E22/G01  HANCOCK             JAMES    T      8.3750    ZZ            385,900.00     00              06/30/00
    0412022931          119 NATCHES TRACE                   8.1250     1            385,660.14      0              08/01/00
    0412022931                                                F       03              2,933.12    360              07/01/30
    02                  COPPELL           TX  75019           O        1              2,933.12     80            482,395.00

    3570123    E22/G01  WHYTE               SCOTT    L      8.8750    ZZ            110,250.00     10              06/26/00
    0412022998          2447 RIVER VILLAGE LANE             8.6250     2            110,188.19     30              08/01/00
    0412022998                                                F       05                877.20    360              07/01/30
    02                  LINCOLNTON        NC  28092           O        1                877.20     95            117,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   57
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3570153    E22/G01  MICHAELS            RICHARD  E      8.8750    ZZ            130,800.00     00              06/30/00
    0412034910          7 GULEDISGONIHI COURT               8.6250     1            130,726.67      0              08/01/00
    0412034910                                                F       05              1,040.70    360              07/01/30
    02                  BREVARD           NC  28712           O        1              1,040.70     80            163,500.00

    3570596    T35/G01  SICKLESTEEL         THOMAS          8.2500    ZZ            294,100.00     31              06/29/00
    0400289740          21192 STARBIRD CREEK LANE           8.0000     1            293,912.46     12              08/01/00
    0400289740                                                F       05              2,209.48    360              07/01/30
    02                  MOUNT VERNON      WA  98274           O        1              2,209.48     85            346,000.00

    3574715    E22/G01  ALBERT              SCOTT    M      8.5000    ZZ            332,500.00     00              06/16/00
    0411997927          694 COLDBROOK PLACE                 8.2500     2            332,298.57      0              08/01/00
    0411997927                                                F       03              2,556.64    360              07/01/30
    02                  SIMI VALLEY       CA  93065           O        1              2,556.64     76            440,000.00

    3574720    E22/G01  MENO                LIONEL   R      8.6250    ZZ            330,000.00     00              06/26/00
    0412002589          8001 PROSPECT WAY                   8.3750     1            329,805.17      0              08/01/00
    0412002859                                                F       05              2,566.71    360              07/01/30
    02                  LA MESA           CA  91941           O        1              2,566.71     77            430,000.00

    3576084    G13/G01  KOETTER             FREDERICKA      8.9900    ZZ             80,223.00     00              06/27/00
    0432139368          464-130 CHRISTIE STREET             8.7400     5             80,179.08      0              08/03/00
    11450                                                     F       05                644.92    360              07/03/30
    02                  JAMESVILLE        CA  96114           O        1                644.92     54            150,000.00

    3578507    E22/G01  MINER III           PHILIP   T      8.8750    ZZ            540,000.00     00              06/29/00
    0412011181          443 HUNTERS TROPHY                  8.6250     2            539,697.27      0              08/01/00
    0412011181                                                F       05              4,296.48    360              07/01/30
    02                  NEW BRAUNFELS     TX  78132           O        1              4,296.48     80            675,000.00

    3578516    E22/G01  SKJERVEN            JAY      D      8.5000    ZZ            510,000.00     00              06/27/00
    0412023186          1771 SKYLINE DRIVE                  8.2500     2            509,691.04      0              08/01/00
    0412023186                                                F       05              3,921.46    360              07/01/30
    22                  SANTA ANA         CA  92705           O        1              3,921.46     60            850,000.00

    3578681    461/461  SALOUM              VINCENT  F      8.7500    ZZ            325,000.00     00              06/09/00
    9023345176          2940 WEST WHITMAN COURT             8.5000     1            324,813.01      0              08/01/00
    9023345176                                                F       03              2,556.78    360              07/01/30
    22                  ANTHEM            AZ  85086           O        1              2,556.78     80            409,990.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   58
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578684    461/461  LAWTON              JAY      B      8.3750    ZZ            340,000.00     00              05/23/00
    9023381064          5264 CAMPO ROAD                     8.1250     1            339,575.86      0              07/01/00
    9023381064                                                F       05              2,584.25    360              06/01/30
    02                  WOODLAND HILLS    CA  91364           O        1              2,584.25     80            425,000.00

    3578685    461/461  LIEN                KENNETH  J      8.2500    ZZ            440,000.00     00              05/18/00
    9023383516          5662 SUNMIST DRIVE                  8.0000     1            439,341.84      0              07/01/00
    9023383516                                                F       05              3,305.58    360              06/01/30
    02                  RANCHO PALOS VER  CA  90275           O        1              3,305.58     80            550,000.00

    3578688    461/461  MCGRAW              JOHN     J      8.8750    ZZ            612,000.00     00              05/25/00
    9023386139          37 DEER PARK ROAD                   8.6250     2            611,311.26      0              07/01/00
    9023386139                                                F       05              4,869.35    360              06/01/30
    22                  MANITOWISH WATER  WI  54545           O        1              4,869.35     60          1,020,000.00

    3578689    461/461  GORDON              CARY            8.0000    ZZ            287,200.00     00              05/19/00
    9023389844          3670 CORINTH AVENUE                 7.7500     1            286,813.29      0              07/01/00
    9023389844                                                F       05              2,107.38    360              06/01/30
    02                  LOS ANGELES       CA  90066           O        1              2,107.38     80            359,000.00

    3578690    461/461  OADES               STEVEN   A      8.3750    ZZ            484,000.00     00              05/22/00
    9023391022          3760 JULIETTE CIRCLE                8.1250     1            483,396.24      0              07/01/00
    9023391022                                                F       05              3,678.75    360              06/01/30
    02                  CORONA            CA  92881           O        1              3,678.75     80            605,670.00

    3578692    461/461  ZOHREHVAND          FRED            8.2500    ZZ            280,000.00     00              05/25/00
    9023396625          5029 DUNSMORE AVENUE                8.0000     2            279,821.45      0              08/01/00
    9023396625                                                F       05              2,103.55    360              07/01/30
    02                  GLENDALE          CA  91214           O        1              2,103.55     80            350,000.00

    3578693    461/461  ONQUIT              TOMAS    S      8.7500    ZZ            353,000.00     00              05/26/00
    9023399710          41 S 16TH ST                        8.5000     2            352,796.90      0              08/01/00
    9023399710                                                F       05              2,777.06    360              07/01/30
    02                  SAN JOSE          CA  95112           O        1              2,777.06     79            450,000.00

    3578694    461/461  CENDROWSKI          MARK            8.2500    ZZ            584,000.00     00              06/05/00
    9023399876          12425 SARAH STREET                  8.0000     1            583,627.60      0              08/01/00
    9023399876                                                F       05              4,387.40    360              07/01/30
    02                  STUDIO CITY       CA  91604           O        1              4,387.40     80            730,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   59
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578695    461/461  SCHORZ              HENRY    P      8.1250    ZZ            315,000.00     00              06/13/00
    9023401607          26536 SHELDON AVENUE                7.8750     1            314,793.94      0              08/01/00
    9023401607                                                F       03              2,338.87    360              07/01/30
    02                  SANTA CLARITA     CA  91351           O        1              2,338.87     80            393,841.00

    3578696    461/461  DAVIDSON            ALBERT          8.6250    ZZ            415,000.00     00              05/24/00
    9023402225          18956 LA AMISTAD PLACE              8.3750     1            414,506.02      0              07/01/00
    9023402225                                                F       05              3,227.83    360              06/01/30
    22                  TARZANA           CA  91356           O        1              3,227.83     66            635,000.00

    3578697    461/461  MOEN                RICK     E      8.5000    ZZ            420,000.00     00              05/31/00
    9023403413          408 CAMINO VISTA VERDE              8.2500     1            419,745.56      0              08/01/00
    9023403413                                                F       03              3,229.44    360              07/01/30
    02                  SAN CLEMENTE      CA  92673           O        1              3,229.44     65            650,000.00

    3578699    461/461  JERVIS              ANDREW          8.7500    ZZ            350,000.00     00              06/02/00
    9023405293          2127  24TH STREET                   8.5000     1            349,798.62      0              08/01/00
    9023405293                                                F       09              2,753.46    360              07/01/30
    02                  SAN FRANCISCO     CA  94107           O        1              2,753.46     70            501,000.00

    3578700    461/461  WASSERMAN           RICHARD  L      8.8750    ZZ            598,500.00     00              06/02/00
    9023405368          23336 PARK SOLDI                    8.6250     1            598,164.47      0              08/01/00
    9023405368                                                F       03              4,761.94    360              07/01/30
    02                  CALABASAS         CA  91302           O        1              4,761.94     75            798,000.00

    3578701    461/461  DUARTE              MARIA    L      9.1250    ZZ             82,000.00     00              05/24/00
    9023406325          85 GLADSTONE DRIVE                  8.8750     2             81,912.39      0              07/01/00
    9023406325                                                F       05                667.18    360              06/01/30
    22                  SAN FRANCISCO     CA  94112           O        1                667.18     26            323,000.00

    3578702    461/461  SWARZ               SAMUEL          8.2500    ZZ            425,000.00     00              06/15/00
    9023407182          1245 SOUTH BEDFORD DRIVE            8.0000     1            424,728.99      0              08/01/00
    9023407182                                                F       05              3,192.89    360              07/01/30
    02                  LOS ANGELES       CA  90035           O        1              3,192.89     55            779,000.00

    3578703    461/461  ARAI                WADE     S      8.3750    ZZ            523,000.00     00              06/05/00
    9023408933          26939 BOLAN LANE                    8.1250     2            522,674.92      0              08/01/00
    9023408933                                                F       05              3,975.18    360              07/01/30
    02                  PALOS VERDES      CA  90274           O        1              3,975.18     78            675,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   60
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578704    461/461  EDWARDS             TODD     A      8.3750    ZZ            460,000.00     00              06/07/00
    9023411689          5050 EMERALD STREET                 8.1250     1            459,714.08      0              08/01/00
    9023411689                                                F       05              3,496.34    360              07/01/30
    02                  CAPITOLA          CA  95010           O        3              3,496.34     80            575,000.00

    3578705    461/461  CALDWELL            WILLIAM  J      8.8750    ZZ            337,000.00     00              05/25/00
    9023412042          29386 AVOCET LANE                   8.6250     2            336,811.07      0              08/01/00
    9023412042                                                F       03              2,681.33    360              07/01/30
    02                  LAGUNA NIGUEL     CA  92677           O        1              2,681.33     75            452,000.00

    3578706    461/461  GATES               RICHARD  B      8.1250    ZZ            380,000.00     00              06/09/00
    9023412562          822 BRIDGEWAY CIRCLE                7.8750     1            379,751.43      0              08/01/00
    9023412562                                                F       03              2,821.49    360              07/01/30
    02                  EL SOBRANTE       CA  94803           O        1              2,821.49     80            475,000.00

    3578707    461/461  FLAMM               STEPHEN  K      8.6250    ZZ            580,000.00     00              05/26/00
    9023412950          1661 SHASTA AVENUE                  8.3750     1            579,657.56      0              08/01/00
    9023412950                                                F       03              4,511.19    360              07/01/30
    02                  SAN JOSE          CA  95128           O        1              4,511.19     78            751,000.00

    3578710    461/461  CHISHOLM            MICHAEL  J      8.7500    ZZ            350,000.00     00              06/02/00
    9023414915          4219 KONYA DRIVE                    8.5000     1            349,798.62      0              08/01/00
    9023414915                                                F       05              2,753.46    360              07/01/30
    02                  TORRANCE          CA  90503           O        1              2,753.46     67            525,000.00

    3578711    461/461  GLOBUS              RUTH     K      8.6250    ZZ            379,100.00     00              06/05/00
    9023415086          744 EDGEMAR AVENUE                  8.3750     1            378,876.17      0              08/01/00
    9023415086                                                F       05              2,948.61    360              07/01/30
    02                  PACIFICA          CA  94044           O        1              2,948.61     80            473,888.00

    3578712    461/461  FLICKINGER          JANET    A      8.7500    ZZ            264,000.00     00              05/31/00
    9023415128          65 LA PALOMA                        8.5000     1            263,848.11      0              08/01/00
    9023415128                                                F       01              2,076.89    360              07/01/30
    02                  DANA POINT        CA  92629           O        1              2,076.89     80            330,000.00

    3578715    461/461  FRIZELL             WILLIAM  F      8.7500    ZZ            360,000.00     00              06/09/00
    9023417413          3577 CROPLEY AVENUE                 8.5000     1            359,792.87      0              08/01/00
    9023417413                                                F       05              2,832.13    360              07/01/30
    02                  SAN JOSE          CA  95132           O        1              2,832.13     80            450,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   61
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578719    461/461  HUTCHINSON          SAMUEL   W      8.8750    ZZ            303,200.00     00              06/06/00
    9023419047          4235 HORTON ROAD                    8.6250     1            303,030.02      0              08/01/00
    9023419047                                                F       05              2,412.40    360              07/01/30
    02                  WEST LINN         OR  97068           O        1              2,412.40     80            379,000.00

    3578720    461/461  ANGELO              PAUL     J      8.7500    ZZ            354,000.00     00              06/09/00
    9023419229          2572 PIERPONT BOULEVARD             8.5000     2            353,796.33      0              08/01/00
    9023419229                                                F       05              2,784.92    360              07/01/30
    02                  VENTURA           CA  93001           O        1              2,784.92     78            455,000.00

    3578722    461/461  AMODEO              JOHN            8.5000    ZZ            300,000.00     00              06/08/00
    9023420946          12210 ADDISON STREET                8.2500     1            299,818.25      0              08/01/00
    9023420946                                                F       05              2,306.75    360              07/01/30
    02                  LOS ANGELES       CA  91607           O        1              2,306.75     79            380,000.00

    3578724    461/461  QUEZADAZ            FRANCISCO       8.5000    ZZ            275,000.00     00              06/08/00
    9023423098          208 4TH AVENUE                      8.2500     2            274,833.40      0              08/01/00
    9023423098                                                F       05              2,114.52    360              07/01/30
    02                  REDWOOD CITY      CA  94063           O        1              2,114.52     72            385,000.00

    3578725    461/461  AMIRI               MADINA          8.8750    ZZ            450,000.00     00              06/13/00
    9023423288          4010 FAIRWAY AVENUE                 8.6250     2            449,747.71      0              08/01/00
    9023423288                                                F       05              3,580.41    360              07/01/30
    22                  LOS ANGELES       CA  91604           O        1              3,580.41     67            675,000.00

    3578727    461/461  MONTANA             JEFFREY         8.5000    ZZ            322,500.00     00              06/01/00
    9023423783          11 BUFFALO COURT                    8.2500     2            322,304.63      0              08/01/00
    9023423783                                                F       05              2,479.75    360              07/01/30
    02                  PACIFICA          CA  94044           O        1              2,479.75     75            430,000.00

    3578730    461/461  COOK JR             PAUL     H      8.8750    ZZ            379,500.00     00              06/26/00
    9023425069          134 SUMMIT COUNTY ROAD 1041         8.6250     2            379,287.24      0              08/01/00
    9023425069                                                F       05              3,019.48    360              07/01/30
    22                  FRISCO            CO  80443           O        1              3,019.48     56            683,000.00

    3578731    461/461  RASMUS JR           JOHN     J      8.6250    ZZ            496,000.00     00              06/20/00
    9023425747          211 DUXBURY COURT                   8.3750     2            495,707.16      0              08/01/00
    9023425747                                                F       05              3,857.84    360              07/01/30
    02                  SAN RAMON         CA  94583           O        1              3,857.84     80            620,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   62
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578732    461/461  WILLIS              CLYDE           8.7500    ZZ            190,000.00     00              05/31/00
    9023425846          4381 MALCOLM AVENUE                 8.5000     2            189,890.68      0              08/01/00
    9023425846                                                F       05              1,494.74    360              07/01/30
    22                  OAKLAND           CA  94605           O        1              1,494.74     56            344,000.00

    3578733    461/461  MCINTOSH            JAMES    G      8.5000    ZZ            400,000.00     00              06/01/00
    9023426273          8035 SHELBORNE DRIVE                8.2500     1            399,757.67      0              08/01/00
    9023426273                                                F       03              3,075.66    360              07/01/30
    02                  GRANITE BAY       CA  95746           O        1              3,075.66     48            837,000.00

    3578734    461/461  HOANG               PHI      H      8.3750    ZZ            320,000.00     00              06/05/00
    9023426463          1477 FONTAINBLEU AVENUE             8.1250     1            319,801.09      0              08/01/00
    9023426463                                                F       05              2,432.24    360              07/01/30
    02                  MILPITAS          CA  95035           O        1              2,432.24     80            400,000.00

    3578737    461/461  HARO                FRANCISCO       9.2500    ZZ            152,000.00     00              06/13/00
    9023427594          6858 CALHOUN AVENUE                 9.0000     1            151,921.20      0              08/01/00
    9023427594                                                F       05              1,250.47    360              07/01/30
    22                  LOS ANGELES       CA  91405           O        1              1,250.47     80            190,000.00

    3578738    461/461  SMITH               TERRI    S      8.8750    ZZ            296,000.00     00              06/16/00
    9023427784          16548 CELADON COURT                 8.6250     1            295,834.06      0              08/01/00
    9023427784                                                F       03              2,355.11    360              07/01/30
    02                  CHINO HILLS       CA  91709           O        1              2,355.11     80            370,000.00

    3578739    461/461  SUWARSA             JONKIE   L      8.5000    ZZ            373,000.00     00              06/02/00
    9023429129          19652 ISLAND BAY LANE               8.2500     2            372,774.03      0              08/01/00
    9023429129                                                F       05              2,868.05    360              07/01/30
    02                  HUNTINGTON BEACH  CA  92648           O        1              2,868.05     60            630,000.00

    3578740    461/461  MIZE                WILLIAM         8.5000    ZZ            338,500.00     00              06/05/00
    9023429517          1132 INDIAN SPRINGS DRIVE           8.2500     1            338,294.93      0              08/01/00
    9023429517                                                F       05              2,602.78    360              07/01/30
    02                  GLENDORA          CA  91741           O        1              2,602.78     79            433,500.00

    3578741    461/461  PURER               GERALD   D      8.2500    ZZ            389,680.00     00              06/13/00
    9023430820          4142 BENEDICT CANYON DRIVE          8.0000     1            389,431.51      0              08/01/00
    9023430820                                                F       05              2,927.54    360              07/01/30
    02                  SHERMAN OAKS      CA  91423           O        1              2,927.54     80            487,100.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   63
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578742    461/461  ESTASSI             EMILE           8.6250    ZZ            434,500.00     00              06/21/00
    9023432024          106 SAN BENANCIO CANYON ROAD        8.3750     2            433,865.79      0              08/01/00
    9023432024                                                F       05              3,379.50    360              07/01/30
    02                  SALINAS           CA  93908           O        1              3,379.50     75            585,000.00

    3578743    461/461  CURA                ROLAND   M      8.8750    ZZ            275,500.00     14              06/12/00
    9023432339          28349 COLE PLACE                    8.6250     1            275,345.54     30              08/01/00
    9023432339                                                F       05              2,192.01    360              07/01/30
    02                  HAYWARD           CA  94544           O        1              2,192.01     95            290,000.00

    3578744    461/461  GILL                GEOFFREY W      9.2500    ZZ            349,000.00     00              06/14/00
    9023433014          11401 WEMBLEY ROAD                  9.0000     2            348,819.07      0              08/01/00
    9023433014                                                F       05              2,871.14    360              07/01/30
    02                  LOS ALAMITOS      CA  90720           O        1              2,871.14     75            470,000.00

    3578746    461/461  MARTINS             ROY      A      8.7500    ZZ            408,000.00     00              06/13/00
    9023434020          4007 EVERTS STREET #2E              8.5000     1            407,765.26      0              08/01/00
    9023434020                                                F       01              3,209.74    360              07/01/30
    02                  SAN DIEGO         CA  92109           O        1              3,209.74     80            510,000.00

    3578748    461/461  LAN                 JERRY    S      8.6250    ZZ          1,000,000.00     00              06/09/00
    9023436082          6 VIA AVORIA                        8.3750     1            999,409.60      0              08/01/00
    9023436082                                                F       03              7,777.90    360              07/01/30
    02                  NEWPORT COAST     CA  92657           O        1              7,777.90     60          1,675,440.00

    3578749    461/461  WELLS               RITCH           8.2500    ZZ            548,000.00     00              06/20/00
    9023436876          5301 LA FOREST DRIVE                8.0000     1            547,650.55      0              08/01/00
    9023436876                                                F       05              4,116.95    360              07/01/30
    02                  LA CANADA FLINTR  CA  91011           O        1              4,116.95     80            685,000.00

    3578750    461/461  WILDER              ROBERT   E      8.5000    ZZ            280,000.00     00              06/19/00
    9023436959          5051 APOLLO CIRCLE                  8.2500     1            279,830.37      0              08/01/00
    9023436959                                                F       03              2,152.96    360              07/01/30
    02                  LOS ALAMITOS      CA  90720           O        1              2,152.96     80            350,000.00

    3578751    461/461  WALLO               THOMAS   E      8.1250    ZZ            267,600.00     00              06/09/00
    9023436983          1606 HONEYSUCKLE COURT              7.8750     1            267,424.94      0              08/01/00
    9023436983                                                F       05              1,986.93    360              07/01/30
    02                  ENCINITAS         CA  92024           O        1              1,986.93     80            334,500.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   64
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578752    461/461  OUWERKERK           DAVID    B      8.1250    ZZ            375,000.00     00              06/15/00
    9023437049          23323 IRIS AVENUE                   7.8750     1            374,754.69      0              08/01/00
    9023437049                                                F       05              2,784.37    360              07/01/30
    02                  TORRANCE          CA  90505           O        1              2,784.37     71            535,000.00

    3578753    461/461  NICOSIA             JOHN     J      8.6250    ZZ            634,000.00     00              06/21/00
    9023437056          4020 BLUFF PLACE                    8.3750     2            633,625.69      0              08/01/00
    9023437056                                                F       05              4,931.19    360              07/01/30
    22                  LOS ANGELES       CA  90731           O        1              4,931.19     67            950,000.00

    3578755    461/461  LIU                 RICHARD         7.8750    ZZ            480,700.00     00              06/19/00
    9023437072          452 MILL RIVER LANE                 7.6250     1            480,369.18      0              08/01/00
    9023437072                                                F       03              3,485.41    360              07/01/30
    02                  SAN JOSE          CA  95134           O        1              3,485.41     80            600,888.00

    3578756    461/461  MCLOUGHLIN          DONNA           8.6250    ZZ            577,500.00     00              06/13/00
    9023437783          4240 TRIAS STREET                   8.3750     1            577,159.04      0              08/01/00
    9023437783                                                F       05              4,491.74    360              07/01/30
    22                  SAN DIEGO         CA  92103           O        1              4,491.74     70            825,000.00

    3578757    461/461  MCCRAE              DOUGLAS  J      8.2500    ZZ            271,920.00     00              06/26/00
    9023437940          2617 VANDERBILT LANE #B             8.0000     1            271,746.60      0              08/01/00
    9023437940                                                F       01              2,042.85    360              07/01/30
    02                  REDONDO BEACH     CA  90278           O        1              2,042.85     80            339,900.00

    3578758    461/461  BELLOWS             LOGAN    G      8.6250    ZZ            480,000.00     00              06/28/00
    9023438682          1176 BARCELONA DRIVE                8.3750     2            479,716.60      0              08/01/00
    9023438682                                                F       05              3,733.40    360              07/01/30
    02                  SAN DIEGO         CA  92107           O        1              3,733.40     75            640,000.00

    3578759    461/461  PIFER               CRAIG           8.2500    ZZ            288,000.00     00              06/23/00
    9023439292          5520 MANSION COURT                  8.0000     1            287,816.35      0              08/01/00
    9023439292                                                F       05              2,163.65    360              07/01/30
    02                  LA VERNE          CA  91750           O        1              2,163.65     80            360,000.00

    3578760    461/461  STAVROU             HARRY    J      8.5000    ZZ            532,000.00     00              06/19/00
    9023439615          26021 RED CORRAL ROAD               8.2500     1            531,677.71      0              08/01/00
    9023439615                                                F       03              4,090.62    360              07/01/30
    02                  LAGUNA HILLS      CA  92653           O        1              4,090.62     80            665,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   65
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578761    461/461  TRAN                HEN      D      8.5000    ZZ            650,000.00     00              06/16/00
    9023440142          2533 BENTLEY RIDGE DRIVE            8.2500     1            649,606.23      0              08/01/00
    9023440142                                                F       05              4,997.94    360              07/01/30
    22                  SAN JOSE          CA  95138           O        1              4,997.94     51          1,299,000.00

    3578762    461/461  NGUYEN              NICHOLAS T      8.5000    ZZ            300,000.00     00              06/16/00
    9023440373          8470 HIALEAH WAY                    8.2500     1            299,818.25      0              08/01/00
    9023440373                                                F       05              2,306.75    360              07/01/30
    02                  FAIR OAKS         CA  95628           O        1              2,306.75     80            375,000.00

    3578764    461/461  MASAKI              GAYLE    T      8.3750    ZZ            368,000.00     00              06/20/00
    9023441975          6084 SPRINGER WAY                   8.1250     1            367,771.26      0              08/01/00
    9023441975                                                F       05              2,797.07    360              07/01/30
    02                  SAN JOSE          CA  95123           O        1              2,797.07     80            460,000.00

    3578766    461/461  RAMAY               WAYNE           8.6250    ZZ            405,000.00     00              06/16/00
    9023443567          565 AQUEDUCT COURT                  8.3750     2            404,760.89      0              08/01/00
    9023443567                                                F       05              3,150.05    360              07/01/30
    02                  SIMI VALLEY       CA  93065           O        1              3,150.05     78            520,000.00

    3578769    461/461  NGUYEN              CAN      T      8.7500    ZZ            304,000.00     00              06/19/00
    9023444060          10111 NORTHAMPTON AVENUE            8.5000     1            303,825.10      0              08/01/00
    9023444060                                                F       03              2,391.57    360              07/01/30
    02                  WESTMINSTER       CA  92683           O        1              2,391.57     80            380,000.00

    3578772    461/461  RAMOS               RAFAEL          8.5000    ZZ            345,600.00     00              06/20/00
    9023445448          9 CALISTOGA                         8.2500     1            345,390.63      0              08/01/00
    9023445448                                                F       03              2,657.37    360              07/01/30
    02                  IRVINE            CA  92602           O        1              2,657.37     70            493,975.00

    3578773    461/461  PUGLISI             DANIEL   V      8.3750    ZZ            306,400.00     00              06/15/00
    9023446131          7583 MC CONNELL AVENUE              8.1250     1            306,209.55      0              08/01/00
    9023446131                                                F       05              2,328.87    360              07/01/30
    02                  LOS ANGELES       CA  90045           O        1              2,328.87     80            383,000.00

    3578774    461/461  SMALL               AHNA     G      8.3750    ZZ            350,000.00     00              06/20/00
    9023446545          27286 EASTVALE ROAD                 8.1250     1            349,782.45      0              08/01/00
    9023446545                                                F       05              2,660.26    360              07/01/30
    02                  PALOS VERDES      CA  90274           O        1              2,660.26     50            700,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   66
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578775    461/461  RUF                 TONY     A      8.3750    ZZ            290,000.00     00              06/22/00
    9023446834          3182 COURSER AVENUE                 8.1250     2            289,819.75      0              08/01/00
    9023446834                                                F       05              2,204.21    360              07/01/30
    02                  SAN DIEGO         CA  92117           O        1              2,204.21     74            392,000.00

    3578776    461/461  RICKRODE            DAVID    A      8.2500    ZZ            325,000.00     00              06/20/00
    9023446883          11 STONEMILL                        8.0000     1            324,792.76      0              08/01/00
    9023446883                                                F       03              2,441.62    360              07/01/30
    02                  DOVE CANYON       CA  92679           O        1              2,441.62     77            425,000.00

    3578777    461/461  PRICE               JAMES    E      8.3750    ZZ            464,000.00     00              06/22/00
    9023447295          1289 BEVERLY GREEN DRIVE            8.1250     1            463,711.59      0              08/01/00
    9023447295                                                F       05              3,526.74    360              07/01/30
    02                  LOS ANGELES       CA  90035           O        1              3,526.74     80            580,000.00

    3578779    461/461  PERDUE II           JACK     R      9.1250    ZZ            280,250.00     10              06/27/00
    9023450067          4501 EAST MELANIE DRIVE             8.8750     1            280,000.86     30              08/01/00
    9023450067                                                F       03              2,280.21    360              07/01/30
    02                  CAVE CREEK        AZ  85331           O        1              2,280.21     95            295,000.00

    3578782    461/461  LANGER              CHRISTOPHA      8.2500    ZZ            398,000.00     00              06/28/00
    9023452857          292 MORAGA WAY                      8.0000     1            398,000.00      0              09/01/00
    9023452857                                                F       05              2,990.05    360              08/01/30
    02                  SAN JOSE          CA  95119           O        1              2,990.05     80            498,000.00

    3578784    461/461  SPANO               MARTHA   A      8.5000    ZZ            436,000.00     00              06/27/00
    9023454879          2434 DELISLE COURT                  8.2500     1            435,735.86      0              08/01/00
    9023454879                                                F       05              3,352.47    360              07/01/30
    02                  GLENDALE          CA  91208           O        1              3,352.47     80            545,000.00

    3578785    461/461  RUIZ                TITO     R      8.8750    ZZ            150,000.00     00              06/23/00
    9023455090          4924 WEST 133RD STREET              8.6250     2            149,915.90      0              08/01/00
    9023455090                                                F       05              1,193.47    360              07/01/30
    22                  HAWTHORNE AREA    CA  90250           O        1              1,193.47     70            216,000.00

    3578786    461/461  COHEN               ERIC     R      8.3750    ZZ            422,000.00     00              05/11/00
    9023754104          4421 GRIMES PLACE                   8.1250     1            421,473.57      0              07/01/00
    9023754104                                                F       05              3,207.51    360              06/01/30
    02                  ENCINO            CA  91316           O        1              3,207.51     80            527,500.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   67
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578787    461/461  RIOS                THOMAS   B      8.3750    ZZ            296,000.00     00              05/31/00
    9023780802          11611 REAGAN STREET                 8.1250     1            295,816.01      0              08/01/00
    9023780802                                                F       05              2,249.82    360              07/01/30
    02                  LOS ALAMITOS      CA  90720           O        1              2,249.82     80            370,000.00

    3578788    461/461  MANNINA             SCOTT           8.3750    ZZ            318,400.00     00              06/14/00
    9030005763          1369 LANSING AVENUE                 8.1250     1            318,202.09      0              08/01/00
    9030005763                                                F       05              2,420.08    360              07/01/30
    02                  SAN JOSE          CA  95118           O        1              2,420.08     80            398,000.00

    3578789    461/461  WHANG               CHRISTOPH       8.2500    ZZ            400,000.00     00              06/02/00
    9030010565          18815 FAIRFIELD ROAD                8.0000     1            399,650.00      0              08/01/00
    9030010565                                                F       03              3,005.07    360              07/01/30
    02                  NORTHRIDGE        CA  91326           O        1              3,005.07     80            500,000.00

    3578790    461/461  WERNKE              ROBERT   F      8.3750    ZZ            344,423.00     00              05/15/00
    9030010599          1220 GLENRIDGE COURT                8.1250     1            343,993.34      0              07/01/00
    9030010599                                                F       03              2,617.87    360              06/01/30
    02                  FULLERTON         CA  92831           O        1              2,617.87     80            430,500.00

    3578792    461/461  RICK                JONATHAN L      8.3750    ZZ            300,000.00     00              06/21/00
    9030016349          7014 WOODSTONE PLACE                8.1250     1            299,813.53      0              08/01/00
    9030016349                                                F       03              2,280.22    360              07/01/30
    22                  LOS ANGELES       CA  91307           O        1              2,280.22     64            475,000.00

    3578793    461/461  SCHEIDKER           ERIC     J      8.1250    ZZ            280,800.00     00              06/02/00
    9030017099          1521 JOSIE AVENUE                   7.8750     1            262,616.31      0              08/01/00
    9030017099                                                F       05              2,084.94    360              07/01/30
    02                  LONG BEACH        CA  90815           O        1              2,084.94     80            351,000.00

    3578794    461/461  BARBARICS           JASON           8.5000    ZZ            271,200.00     00              06/07/00
    9030018816          3630 MOUNTAIN VIEW AVENUE           8.2500     1            271,035.70      0              08/01/00
    9030018816                                                F       05              2,085.30    360              07/01/30
    02                  PASADENA          CA  91107           O        1              2,085.30     80            339,000.00

    3578795    461/461  EMAMI               KOUROSH         8.7500    ZZ            340,000.00     00              05/25/00
    9030020259          24795 HENDON STREET                 8.5000     2            339,607.33      0              07/01/00
    9030020259                                                F       05              2,674.79    360              06/01/30
    02                  LAGUNA HILLS      CA  92653           O        1              2,674.79     80            425,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   68
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578796    461/461  PANIAGUA            ERNEST   E      8.2500    ZZ            395,000.00     00              06/05/00
    9030020978          717 E  FAIRMOUNT ROAD               8.0000     2            394,748.12      0              08/01/00
    9030020978                                                F       05              2,967.51    360              07/01/30
    02                  BURBANK           CA  91501           O        1              2,967.51     80            495,000.00

    3578797    461/461  DAVEY               CHARLES  E      8.6250    ZZ            650,000.00     00              06/21/00
    9030022602          5919 FOLIGNO WAY                    8.3750     5            649,616.24      0              08/01/00
    9030022602                                                F       03              5,055.64    360              07/01/30
    02                  SAN JOSE          CA  95138           O        1              5,055.64     52          1,250,000.00

    3578799    461/461  YEE                 JOHN     L      7.8750    ZZ            404,000.00     00              06/22/00
    9030028781          6042 LITTLEFIELD DRIVE              7.6250     1            403,721.96      0              08/01/00
    9030028781                                                F       05              2,929.29    360              07/01/30
    02                  HUNTINGTON BEACH  CA  92648           O        1              2,929.29     80            505,000.00

    3578800    461/461  WAGNER              DAVID    W      8.5000    ZZ            294,000.00     00              06/16/00
    9030029813          9606 NIGHTINGALE AVENUE             8.2500     5            293,821.89      0              08/01/00
    9030029813                                                F       05              2,260.61    360              07/01/30
    02                  FOUNTAIN VALLEY   CA  92708           O        1              2,260.61     74            400,000.00

    3578801    461/461  YEE-OUCHIDA         LISA            8.5000    ZZ            300,000.00     00              06/15/00
    9030031322          709 HARVARD AVENUE                  8.2500     1            299,818.25      0              08/01/00
    9030031322                                                F       05              2,306.75    360              07/01/30
    02                  SUNNYVALE         CA  94087           O        1              2,306.75     49            620,000.00

    3578802    461/461  KENNERLY II         RICHARD  C      8.3750    ZZ            332,000.00     00              06/14/00
    9030031397          9521 SMOKEY CIRCLE                  8.1250     1            331,793.64      0              08/01/00
    9030031397                                                F       05              2,523.44    360              07/01/30
    02                  HUNTINGTON BEACH  CA  92646           O        1              2,523.44     80            415,000.00

    3578804    461/461  BARTON              CHRISTOPH       8.5000    ZZ            400,000.00     00              06/08/00
    9030031603          2271 SAN GORGONIO ROAD              8.2500     1            399,757.67      0              08/01/00
    9030031603                                                F       05              3,075.66    360              07/01/30
    02                  LA CANADA FLINTR  CA  91011           O        1              3,075.66     69            588,000.00

    3578805    461/461  CHEN                LYNN            8.5000    ZZ            330,000.00     00              06/08/00
    9030031892          10670 MORENGO DRIVE                 8.2500     5            329,800.08      0              08/01/00
    9030031892                                                F       05              2,537.42    360              07/01/30
    22                  CUPERTINO         CA  95014           O        1              2,537.42     60            550,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   69
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3578807    461/461  HALIM               GHANDI          8.2500    ZZ            330,000.00     00              06/19/00
    9030038434          6242 SURFBOARD CIRCLE               8.0000     1            329,789.57      0              08/01/00
    9030038434                                                F       03              2,479.18    360              07/01/30
    22                  HUNTINGTON BEACH  CA  92648           O        1              2,479.18     63            524,000.00

    3579876    E60/G01  SHAW                KELVIN          8.7500    ZZ            400,000.00     00              06/13/00
    0432131183          29925 VIA SERRITO                   8.5000     1            399,769.86      0              08/01/00
    512521                                                    F       05              3,146.81    360              07/01/30
    02                  TEMECULA          CA  92592           O        1              3,146.81     80            500,000.00

    3579937    F36/G01  ROMVARI             FRED     J      9.0000    ZZ            387,000.00     00              06/23/00
    0432136596          25208 153RD PLACE SE                8.7500     2            386,788.61      0              08/01/00
    06401140                                                  F       05              3,113.89    360              07/01/30
    22                  MONROE            WA  98272           O        1              3,113.89     71            550,000.00

    3583102    E22/G01  SENA                LARRY    A      8.5000    ZZ            188,000.00     00              06/29/00
    0411998784          10342 MELVIN AVENUE                 8.2500     2            188,000.00      0              09/01/00
    0411998784                                                F       05              1,445.56    360              08/01/30
    22                  LOS ANGELES       CA  91326           O        1              1,445.56     53            358,000.00

    3583106    E22/G01  MYERS               BARRY    W      8.7500    ZZ            135,500.00     00              07/07/00
    0412008807          1551 HORSESHOE DRIVE                8.5000     1            135,500.00      0              09/01/00
    0412008807                                                F       05              1,065.98    360              08/01/30
    22                  ORTONVILLE        MI  48462           O        1              1,065.98     69            197,500.00

    3583113    E22/G01  CRABTREE            DAVID    0      8.7500    ZZ            128,000.00     00              06/30/00
    0412021263          33020 WINTERMUTE LANE               8.5000     1            128,000.00      0              09/01/00
    0412021263                                                F       05              1,006.98    360              08/01/30
    02                  TOLLHOUSE         CA  93677           O        1              1,006.98     72            178,000.00

    3583116    E22/G01  FOSTER              LAWRENCE D      8.3750    ZZ            364,000.00     00              06/30/00
    0412024028          6895 HUNTERS WAY                    8.1250     2            363,718.03      0              08/01/00
    0412024028                                                F       05              2,766.66    360              07/01/30
    02                  DENHAM SPRINGS    LA  70726           O        1              2,766.66     80            455,000.00

    3589155    E22/G01  MATTIS              MARK            8.6250    ZZ            639,200.00     00              07/07/00
    0411994528          3525 LAUREL AVENUE                  8.3750     1            639,200.00      0              09/01/00
    0411994528                                                F       05              4,971.63    360              08/01/30
    02                  MANHATTAN BEACH   CA  90266           O        1              4,971.63     80            799,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   70
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3589156    E22/G01  HALL                DEREK           8.6250    ZZ             31,800.00     01              07/10/00
    0412000622          4770 NW 10TH COURT                  8.3750     1             31,800.00     30              09/01/00
    0412000622          UNIT #304                             F       01                247.34    360              08/01/30
    02                  PLANTATION        FL  33313           O        1                247.34     95             33,500.00

    3589159    E22/G01  HAMM                DAVID    G      8.3750    ZZ            126,000.00     11              06/19/00
    0412013807          908 FULTON STREET                   8.1250     2            125,921.69     25              08/01/00
    0412013807                                                F       05                957.69    360              07/01/30
    02                  AURORA            CO  80010           O        1                957.69     90            140,000.00

    3589186    E22/G01  PAGE, JR.           JON      P      8.2500    ZZ            604,000.00     00              07/10/00
    0412044703          4530 RHEIMS AVENUE                  8.0000     1            604,000.00      0              09/01/00
    0412044703                                                F       05              4,537.65    360              08/01/30
    02                  HIGHLAND PARK     TX  75205           O        1              4,537.65     80            755,000.00

    3590987    A06/G01  HILL                DAVID           8.7500    ZZ            337,500.00     00              06/30/00
    0432158251          17410 FAIRWAY DRIVE                 8.5000     5            337,500.00      0              09/01/00
    HILL                                                      F       05              2,655.12    360              08/01/30
    02                  DETROIT           MI  48221           O        1              2,655.12     75            450,000.00

    3592288    F27/F27  TARPEY              JOHN     P      8.0000    ZZ            434,500.00     00              06/28/00
    6061116050          9654 SHERMAN OAKS COURT             7.7500     1            434,208.46      0              08/01/00
    6061116050                                                F       05              3,188.21    360              07/01/30
    02                  FAIRFAX           VA  22032           O        1              3,188.21     80            543,125.00

    3592399    168/168  RIBAUDO             MARK     A      8.6250    ZZ            262,400.00     00              07/05/00
    0189610395          35 LAKEVIEW ROAD                    8.3750     1            262,400.00      0              09/01/00
    0189610395                                                F       05              2,040.92    360              08/01/30
    02                  NORTH SALEM       NY  10560           O        1              2,040.92     80            328,000.00

    3593315    E22/G01  BRADFORD            LARCE           9.0000    ZZ             68,400.00     04              07/06/00
    0412029993          5517 HOLLIS                         8.7500     2             68,400.00     25              09/01/00
    0412029993                                                F       05                550.36    360              08/01/30
    02                  SPENCER           OK  73084           O        1                550.36     89             77,000.00

    3595611    926/926  MCDONNELL           RHETT    M      8.7500    ZZ            207,000.00     00              06/30/00
    163019684           3 FAIRWAY DRIVE                     8.5000     1            206,880.91      0              08/01/00
    163019684                                                 F       03              1,628.47    360              07/01/30
    22                  BLUFFTON          SC  29910           O        1              1,628.47     75            276,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   71
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3596137    T35/G01  HO                  BRYAN    T      7.8750    ZZ            148,250.00     00              06/30/00
    0400295531          7154 PEABODY STREET                 7.6250     2            148,250.00      0              09/01/00
    0400295531                                                F       05              1,074.92    360              08/01/30
    02                  LONG BEACH        CA  90808           O        1              1,074.92     66            225,000.00

    3597148    168/168  MCQUADE             LAWRENCE R      8.0000    ZZ            324,000.00     00              07/05/00
    0189565128          8 MARYS LANE                        7.7500     1            324,000.00      0              09/01/00
    0189565128                                                F       05              2,377.40    360              08/01/30
    02                  CENTERPORT        NY  11721           O        1              2,377.40     80            405,000.00

    3597386    227/G01  KERSTIENS           RICHARD  J      8.7500    ZZ            372,000.00     00              06/23/00
    0432133882          330 THORN APPLE WAY                 8.5000     1            371,785.97      0              08/01/00
    062300                                                    F       03              2,926.53    360              07/01/30
    02                  CASTLE ROCK       CO  80104           O        1              2,926.53     80            465,000.00

    3597502    696/G01  UPTON JR            DENNIS   L      8.2500    ZZ            324,800.00     00              07/06/00
    0432133254          35865 BOWEN PLACE                   8.0000     2            324,800.00      0              09/01/00
    10000002                                                  F       05              2,440.11    360              08/01/30
    02                  PURCELLVILLE      VA  20132           O        1              2,440.11     80            406,000.00

    3598268    E84/G01  WATERMAN            RANDAL   A      8.5000    ZZ            316,000.00     00              06/23/00
    0432146553          1812 NE 244TH AVENUE                8.2500     1            315,808.56      0              08/01/00
    41800002                                                  F       05              2,429.77    360              07/01/30
    02                  CAMAS             WA  98607           O        1              2,429.77     80            395,000.00

    3598393    E84/G01  LINDERMAN           RUSSELL  J      8.5000    ZZ            325,000.00     00              06/30/00
    0432146538          14305 WEST LYLE COURT               8.2500     1            324,803.11      0              08/01/00
    11103221                                                  F       03              2,498.97    360              07/01/30
    02                  GREEN OAKS        IL  60048           O        1              2,498.97     74            444,718.00

    3598414    E22/G01  GERMANO             JENNIFER        8.7500    ZZ             87,500.00     00              07/05/00
    0411932270          1160 KENNY WAY                      8.5000     2             87,500.00      0              09/01/00
    0411932270                                                F       05                688.36    360              08/01/30
    22                  CARSON CITY       NV  89701           O        1                688.36     68            130,000.00

    3598421    E22/G01  AKERS               DONALD   L      8.7500    ZZ             55,500.00     00              07/07/00
    0412009623          333 HUTCHINSON                      8.5000     5             55,500.00      0              09/01/00
    0412009623                                                F       05                436.62    360              08/01/30
    02                  KALAMAZOO         MI  49001           O        1                436.62     72             78,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   72
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3598429    E22/G01  WEDIN               JAMES    A      8.8750    ZZ            138,000.00     00              07/06/00
    0412025108          7759 COUNTRY LANE                   8.6250     5            138,000.00      0              09/01/00
    0412025108                                                F       05              1,097.99    360              08/01/30
    22                  PLEASANTON        CA  94566           O        1              1,097.99     10          1,500,000.00

    3598434    E22/G01  PAREJA              LUCIANO         9.1250    ZZ             52,250.00     10              07/12/00
    0412033474          5150 RIDGESTONE LANE                8.8750     1             52,250.00     25              09/01/00
    0412033474                                                F       03                425.12    360              08/01/30
    02                  HOUSTON           TX  77053           O        1                425.12     95             55,000.00

    3598436    E22/G01  GRAFF               ROBERT   Y      8.5000    ZZ            285,250.00     00              07/07/00
    0412034654          8210 WINDSOR CREST COURT            8.2500     1            285,250.00      0              09/01/00
    0412034654                                                F       03              2,193.33    360              08/01/30
    02                  LAS VEGAS         NV  89123           O        1              2,193.33     80            356,608.00

    3598551    E84/G01  JACKSON             BARBARA  A      9.0000    ZZ            265,000.00     00              06/01/00
    0432146629          27 VISTA VIEW COURT                 8.7500     2            264,855.25      0              08/01/00
    16400067                                                  F       09              2,132.25    360              07/01/30
    02                  SAN FRANCISCO     CA  94124           O        1              2,132.25     76            350,000.00

    3598694    E84/G01  KLETZ               ANN      E      8.6250    ZZ            300,000.00     00              06/23/00
    0432146660          5601 BROADWAY                       8.3750     1            299,822.88      0              08/01/00
    23001230                                                  F       05              2,333.37    360              07/01/30
    02                  OAKLAND           CA  94618           O        1              2,333.37     80            375,000.00

    3598767    E84/G01  HAZUKA              THOMAS   B      8.7500    T             650,000.00     00              06/09/00
    0432146512          17615 SUNNIT AVENUE                 8.5000     1            649,626.03      0              08/01/00
    75300130                                                  F       05              5,113.55    360              07/01/30
    02                  GUERNEVILLE       CA  95446           O        1              5,113.55     72            910,000.00

    3599018    E84/G01  BARKSDALE           CRAIG    M      8.5000    ZZ            334,400.00     00              06/01/00
    0432146587          3730 GAVIOTA PLACE                  8.2500     1            334,197.42      0              08/01/00
    75500134                                                  F       03              2,571.25    360              07/01/30
    02                  DAVIS             CA  95616           O        1              2,571.25     80            418,000.00

    3599099    E84/G01  WHITLEY             SHANNON         8.3750    ZZ            340,000.00     00              06/14/00
    0432146603          1118 PARK AVENUE                    8.1250     1            339,788.67      0              08/01/00
    53500068                                                  F       05              2,584.25    360              07/01/30
    22                  ALAMEDA           CA  94501           O        1              2,584.25     80            425,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   73
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3599199    E84/G01  DAGO                PEDRO    L      8.6250    ZZ            354,400.00     00              06/08/00
    0432146405          5716 NORTH SACRAMENTO AVENUE        8.3750     2            354,190.76      0              08/01/00
    11203365                                                  F       05              2,756.49    360              07/01/30
    02                  NORTHBROOK        IL  60659           O        1              2,756.49     80            443,000.00

    3599221    168/168  MCCALL              JAMES    R      8.3750    ZZ            256,000.00     00              06/29/00
    0209455543          418 ARBOR COURT                     8.1250     1            255,840.89      0              08/01/00
    0209455543                                                F       05              1,945.78    360              07/01/30
    02                  LIBERTYVILLE      IL  60048           O        1              1,945.78     80            320,000.00

    3599333    E84/G01  CARL                JOSH     I      8.7500    ZZ            280,000.00     00              06/26/00
    0432146421          657 CHESTNUT                        8.5000     1            279,838.91      0              08/01/00
    11004996                                                  F       05              2,202.76    360              07/01/30
    02                  DEERFIELD         IL  60015           O        1              2,202.76     70            405,000.00

    3599377    E84/G01  KISH                THOMAS   J      8.8750    ZZ            319,200.00     00              06/23/00
    0432146652          439 WEST BLACKHAWK STREET 7         8.6250     1            319,021.05      0              08/01/00
    11203661                                                  F       09              2,539.70    360              07/01/30
    02                  CHICAGO           IL  60610           O        1              2,539.70     80            399,000.00

    3600814    E22/G01  BALDWIN             JODY     H      8.3750    ZZ            171,000.00     00              07/03/00
    0412026452          2625 KOKOMO ROAD                    8.1250     1            171,000.00      0              09/01/00
    0412026452                                                F       05              1,299.72    360              08/01/30
    22                  HAIKU             HI  96708           O        1              1,299.72     33            521,000.00

    3600819    E22/G01  PETELL              JAMES    K      8.6250    ZZ            486,300.00     00              07/12/00
    0412040925          16825 MEYER LANE                    8.3750     1            486,300.00      0              09/01/00
    0412040925                                                F       05              3,782.39    360              08/01/30
    02                  GRASS VALLEY      CA  95949           O        1              3,782.39     80            608,000.00

    3601683    E82/G01  EMERY               GERARD   J      8.6250    ZZ            420,000.00     00              07/13/00
    0400288668          9 OLD FOREST ROAD                   8.3750     1            420,000.00      0              09/01/00
    0400288668                                                F       03              3,266.72    360              08/01/30
    02                  NEWTOWN SQUARE    PA  19073           O        1              3,266.72     80            525,000.00

    3601684    E82/G01  GEBOY               DEBORAH         8.3750    ZZ            171,000.00     04              07/07/00
    0400262358          475 NORTH MAIN STREET               8.1250     2            171,000.00     30              09/01/00
    0400262358                                                F       05              1,299.72    360              08/01/30
    02                  WEST MANSFIELD    OH  43358           O        1              1,299.72     95            180,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   74
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3601831    F36/G01  JAMES III           MORTON   S      7.8750    ZZ            353,000.00     00              09/21/99
    0432154318          1421 WEST BAY DRIVE NW              7.6250     4            352,740.68      0              08/01/00
    5000718                                                   F       05              2,575.88    351              10/01/29
    02                  OLYMPIA           WA  98502           O        1              2,575.88     62            570,000.00

    3601871    E82/G01  HOWARD              JOHN            8.6250    ZZ            345,900.00     00              07/06/00
    0400271029          1817 GREENBERRY ROAD                8.3750     2            345,900.00      0              09/01/00
    0400271029                                                F       05              2,690.37    360              08/01/30
    02                  BALTIMORE         MD  21209           O        1              2,690.37     79            442,000.00

    3604724    E22/G01  CLARKE              JOHN            8.7500    ZZ            308,400.00     00              07/14/00
    0412026973          30624 TURTLE CREEK                  8.5000     1            308,400.00      0              09/01/00
    0412026973                                                F       05              2,426.19    360              08/01/30
    02                  FARMINGTON HILLS  MI  48331           O        1              2,426.19     80            385,500.00

    3604737    E22/G01  BORCHARDT           LAWRENCE D      8.6250    ZZ            165,000.00     00              07/10/00
    0412034951          3314 WEST 11TH AVENUE DRIVE         8.3750     5            165,000.00      0              09/01/00
    0412034951                                                F       05              1,283.35    360              08/01/30
    02                  BROOMFIELD        CO  80020           O        1              1,283.35     73            228,000.00

    3604747    E22/G01  PALACIOS            RAFAEL          8.5000    ZZ            436,000.00     00              07/14/00
    0412046971          9 PUMPKIN CAY ROAD, UNIT#PC-9A      8.2500     1            436,000.00      0              09/01/00
    0412046971                                                F       01              3,352.46    360              08/01/30
    02                  KEY LARGO         FL  33037           O        1              3,352.46     80            545,000.00

    3604894    696/G01  VARGAS              CECILIA  Q      8.6250    ZZ             90,650.00     00              07/14/00
    0432138246          19017 CHERRY BEND DRIVE             8.3750     1             90,650.00      0              09/01/00
    30200067                                                  F       09                705.07    360              08/01/30
    22                  GERMANTOWN        MD  20874           O        1                705.07     70            129,500.00

    3604898    696/G01  BROWN               CHRISTOPHW      8.5000    ZZ            469,600.00     00              06/30/00
    0432137628          2391 NORTH DANVILLE STREET          8.2500     1            469,315.51      0              08/01/00
    25300056                                                  F       05              3,610.82    360              07/01/30
    02                  ARLINGTON         VA  22207           O        1              3,610.82     80            587,000.00

    3605449    E82/G01  KUTRIK              JOHN            8.7500    ZZ            162,400.00     00              07/07/00
    0400287561          1035 WINTHROPE PARK DRIVE           8.5000     2            162,400.00      0              09/01/00
    0400287561                                                F       03              1,277.60    360              08/01/30
    02                  ALPHARETTA        GA  30004           O        1              1,277.60     80            203,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   75
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3605487    E86/G01  HIGH                DANNY           9.0000    ZZ             28,500.00     10              06/23/00
    0432173144          1806 ADAMS                          8.7500     1             28,484.43     30              08/01/00
    07001176                                                  F       05                229.32    360              07/01/30
    02                  TILTON            IL  61833           O        1                229.32     95             30,000.00

    3605870    765/G01  MOHAMED             FIFI            8.5000    ZZ            384,000.00     00              06/29/00
    0432150936          782 DANFORTH TERRACE                8.2500     2            383,767.37      0              08/01/00
    182609                                                    F       09              2,952.63    360              07/01/30
    22                  SUNNYVALE         CA  94087           O        1              2,952.63     73            530,000.00

    3610117    637/G01  PARNALA             GODOFREDO       8.7500    ZZ            312,000.00     00              06/23/00
    0432142651          355 IRVINGTON STREET                8.5000     1            311,820.49      0              08/01/00
    0021466057                                                F       05              2,454.51    360              07/01/30
    02                  DALY CITY         CA  94014           O        1              2,454.51     80            390,000.00

    3612332    136/136  BARKHORDAR          SAGHI           8.5000    ZZ            220,000.00     00              06/30/00
    4596450             891 ELDA LANE                       8.2500     1            219,866.72      0              08/01/00
    4596450                                                   F       05              1,691.61    360              07/01/30
    22                  WESTBURY          NY  11590           O        1              1,691.61     74            300,000.00

    3615249    964/G01  BURK                WILLIAM  R      8.3750    ZZ            290,000.00     00              07/12/00
    0432176279          26272 CANNES CIRCLE                 8.1250     1            290,000.00      0              09/01/00
    81980                                                     F       03              2,204.21    360              08/01/30
    22                  MISSION VIEJO     CA  92692           O        1              2,204.21     58            500,000.00

    3616882    E22/G01  WELLS               CONE     J      8.5000    ZZ            160,000.00     00              06/29/00
    0411994312          12907 BLANCHE COKER DRIVE           8.2500     1            159,903.06      0              08/01/00
    0411994312                                                F       03              1,230.27    360              07/01/30
    22                  SAN ANTONIO       TX  78216           O        1              1,230.26     52            310,400.00

    3616889    E22/G01  RUSSELL             PAUL            8.7500    ZZ             82,000.00     00              07/13/00
    0412021693          28068 CEDAR HILL ROAD               8.5000     2             82,000.00      0              09/01/00
    0412021693                                                F       05                645.09    360              08/01/30
    02                  ARDMORE           AL  35739           O        1                645.09     74            111,000.00

    3616897    E22/G01  MACADAEG            BERNADETTC      8.5000    ZZ            320,000.00     00              07/11/00
    0412034894          128 ADA AVENUE UNIT#2               8.2500     5            320,000.00      0              09/01/00
    0412034894                                                F       01              2,460.52    360              08/01/30
    02                  MOUNTAIN VIEW     CA  94043           O        1              2,460.52     61            525,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   76
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3617000    696/G01  GILKESON            JAMES    W      8.1250    ZZ            277,400.00     00              07/14/00
    0432144426          6129 MOUNTAIN SPRINGS LANE          7.8750     1            277,400.00      0              09/01/00
    24600125                                                  F       03              2,059.69    360              08/01/30
    02                  CLIFTON           VA  20124           O        1              2,059.69     75            369,900.00

    3617002    696/G01  GAMBOA              MARIO    R      8.5000    ZZ            199,900.00     00              07/17/00
    0432143816          865 NORTH NOTTINGHAM STREET         8.2500     1            199,900.00      0              09/01/00
    22600097                                                  F       05              1,537.06    360              08/01/30
    02                  ARLINGTON         VA  22205           O        1              1,537.06     80            249,900.00

    3617044    E84/G01  SANTOS              MARIA           8.7500    ZZ            360,000.00     00              06/14/00
    0432146397          3297 FOLSOM STREET                  8.5000     5            359,792.88      0              08/01/00
    75300203                                                  F       07              2,832.12    360              07/01/30
    02                  SAN FRANCISCO     CA  94110           O        1              2,832.12     50            725,000.00

    3617114    E84/G01  WILSON              ERICH           8.7500    ZZ            280,000.00     00              06/28/00
    0432146363          6849 DOMINGO DRIVE                  8.5000     1            279,838.91      0              08/01/00
    75500748                                                  F       03              2,202.76    360              07/01/30
    02                  RANCHO MURIETA    CA  95683           O        1              2,202.76     80            350,000.00

    3617197    637/G01  SPENCER             JOSEPH          9.0000    ZZ            109,250.00     01              06/26/00
    0432146751          7745 SUMMER PLACE                   8.7500     1            109,190.33     30              08/01/00
    0017683749                                                F       05                879.05    360              07/01/30
    02                  BATON ROUGE       LA  70811           O        4                879.05     95            115,000.00

    3617257    637/G01  CHEEMA              HEIDI           8.5000    ZZ            278,400.00     00              06/27/00
    0432167971          6889 MAPLE DRIVE                    8.2500     1            278,231.34      0              08/01/00
    0019587468                                                F       05              2,140.66    360              07/01/30
    02                  DUBLIN            CA  94568           O        1              2,140.66     80            348,000.00

    3619490    E84/G01  HOUTZ               LESTER   C      8.6250    T             650,000.00     00              07/12/00
    0432146819          4915 30TH PLACE NW                  8.3750     1            650,000.00      0              09/01/00
    80010136                                                  F       05              5,055.63    360              08/01/30
    02                  WASHINGTON        DC  20008           O        1              5,055.63     70            941,100.00

    3619762    E82/G01  DINSMORE            RICHARD         8.7500    ZZ            262,000.00     04              07/12/00
    0400294435          21511 SITIO VERANO                  8.5000     2            262,000.00     12              09/01/00
    0400294435                                                F       03              2,061.16    360              08/01/30
    02                  LAKE FOREST       CA  92630           O        1              2,061.16     83            316,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   77
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3619764    E82/G01  LANDERS             PEGGY           7.8750    ZZ            237,400.00     00              07/17/00
    0400299665          19250 SIXPENNY LANE                 7.6250     1            237,400.00      0              09/01/00
    0400299665                                                F       03              1,721.31    360              08/01/30
    02                  MONUMENT          CO  80132           O        1              1,721.31     49            487,400.00

    3621011    E22/G01  BRINGHURST          DENNIS   L      8.3750    ZZ            358,000.00     00              07/12/00
    0412024069          2047 ESSENAY AVENUE                 8.1250     2            358,000.00      0              09/01/00
    0412024069                                                F       05              2,721.06    360              08/01/30
    02                  WALNUT CREEK      CA  94596           O        1              2,721.06     69            520,000.00

    3621015    E22/G01  SARKISIAN           ANDREA          8.3750    ZZ            360,700.00     00              07/07/00
    0412032716          1745 HAVEMEYER LANE                 8.1250     1            360,700.00      0              09/01/00
    0412032716                                                F       05              2,741.58    360              08/01/30
    02                  REDONDO BEACH     CA  90278           O        1              2,741.58     80            450,900.00

    3621486    B37/G01  SMITH               CRAIG    A      8.8750    ZZ            269,645.00     00              07/14/00
    0432177277          1901 WARWICK CRESCENT COURT         8.6250     1            269,645.00      0              09/01/00
    558459                                                    F       03              2,145.42    360              08/01/30
    02                  DENTON            TX  76226           O        1              2,145.42     80            337,557.00

    3622285    E84/G01  TENNA               SEBHAT          8.8750    ZZ            274,075.00     10              07/07/00
    0432146645          9410 18TH AVENUE SOUTHWEST          8.6250     1            274,075.00     30              09/01/00
    61501401                                                  F       05              2,180.66    360              08/01/30
    02                  SEATTLE           WA  98106           O        1              2,180.66     95            288,500.00

    3623461    168/168  DILEMME             JOSEPH          8.7500    ZZ            340,000.00     00              07/12/00
    0189611391          393 STEWART AVENUE                  8.5000     1            340,000.00      0              09/01/00
    0189611391                                                F       05              2,674.78    360              08/01/30
    02                  GARDEN CIIY       NY  11530           O        1              2,674.78     42            825,000.00

    3623531    M32/M32  JAIN                SANJEEV         8.1250    ZZ            400,000.00     00              05/10/00
    503532004           45 JERNEE DRIVE                     7.8750     1            399,474.91      0              07/01/00
    503532004                                                 F       05              2,969.99    360              06/01/30
    02                  EAST BRUNSWICK    NJ  08816           O        1              2,969.99    100            400,000.00

    3623853    M32/M32  SHAY                STEPHEN  W      8.3750    ZZ            839,000.00     00              06/14/00
    503614208           14230 194TH AVE NE                  8.1250     1            838,478.51      0              08/01/00
    503614208                                                 F       05              6,377.01    360              07/01/30
    02                  WOODINVILLE       WA  98072           O        1              6,377.01    100            839,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   78
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3623880    M32/M32  FAYYAD              KAMEEL   M      8.5000    ZZ            560,000.00     00              06/30/00
    503290405           4008 VIRGILIA STREET                8.2500     1            559,660.75      0              08/01/00
    503290405                                                 F       05              4,305.92    360              07/01/30
    02                  CHEVY CHASE       MD  20815           O        1              4,305.92    100            560,000.00

    3623935    M32/M32  JEZNACH             JEFFREY  F      8.3750    ZZ            400,000.00     00              06/30/00
    503340804           21 BRINDLE PATH                     8.1250     1            399,751.38      0              08/01/00
    503340804                                                 F       05              3,040.29    360              07/01/30
    02                  SHREWBURY         MA  01545           O        1              3,040.29     73            550,000.00

    3623956    M32/M32  CALLAHAN            MICHAEL  F      8.3750    ZZ            560,000.00     00              06/30/00
    503331100           10 SMITH LANE                       8.1250     1            559,651.92      0              08/01/00
    503331100                                                 F       05              4,256.41    360              07/01/30
    02                  SWAMPSCOTT        MA  01907           O        1              4,256.41    100            560,000.00

    3624924    E22/G01  ADCOCK              WILLIAM  E      8.8750    ZZ            172,000.00     00              07/20/00
    0412015125          4115 DANCEGLEN DRIVE                8.6250     1            172,000.00      0              09/01/00
    0412015125                                                F       03              1,368.51    360              08/01/30
    02                  COLORADO SPRINGS  CO  80906           O        1              1,368.51     80            215,000.00

    3624927    E22/G01  MABALE              MELVIN   G      8.5000    ZZ            188,500.00     11              07/13/00
    0412027633          11800 VERMONT DRIVE                 8.2500     1            188,500.00     30              09/01/00
    0412027633                                                F       03              1,449.40    360              08/01/30
    02                  RANCHO CUCAMONGA  CA  91730           O        1              1,449.40     95            198,467.00

    3624931    E22/G01  MCCARTHY            DENNIS   G      8.5000    T             350,000.00     00              07/18/00
    0412031890          12 HIGHPOINT DRIVE                  8.2500     1            350,000.00      0              09/01/00
    0412031890                                                F       05              2,691.20    360              08/01/30
    02                  GULF BREEZE       FL  32561           O        1              2,691.20     62            570,000.00

    3625068    757/G01  BUCKLEY             JOHN     F      7.8750    ZZ            320,000.00     00              07/17/00
    0432181311          133 MURPHY ROAD                     7.6250     1            320,000.00      0              09/01/00
    4209623                                                   F       05              2,320.23    360              08/01/30
    02                  PENDLETON         SC  29670           O        1              2,320.23     80            400,000.00

    3625521    696/G01  CALKINS             DAVID    E      8.6250    ZZ            639,200.00     00              07/19/00
    0432150803          14048 LEE HIGHWAY                   8.3750     1            639,200.00      0              09/01/00
    50100068                                                  F       05              4,971.63    360              08/01/30
    02                  AMISSVILLE        VA  20106           O        1              4,971.63     80            799,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   79
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3625522    696/G01  SLACK               GARY     C      8.0000    ZZ            400,000.00     00              07/19/00
    0432150878          19417 DIAMOND COURT                 7.7500     1            400,000.00      0              09/01/00
    21400006                                                  F       05              2,935.06    360              08/01/30
    02                  LEESBURG          VA  20175           O        1              2,935.06     73            552,967.00

    3627195    E84/G01  TAJALLI             FRED     F      8.6250    ZZ            360,000.00     00              07/05/00
    0432164192          5150 REDWOOD ROAD                   8.3750     1            360,000.00      0              09/01/00
    53500040                                                  F       05              2,800.04    360              08/01/30
    02                  OAKLAND           CA  94619           O        1              2,800.04     60            600,000.00

    3627353    313/G01  CARMICHAEL 1V       DANIEL   L      8.7500    ZZ            353,000.00     00              07/10/00
    0432160992          290 RIVER COVE ROAD                 8.5000     4            352,796.90      0              08/01/00
    0006859995                                                F       05              2,777.06    360              07/01/30
    02                  SOCIAL CIRCLE     GA  30025           O        1              2,777.06     74            480,000.00

    3628299    E22/G01  BERMUDEZ, JR        RAUL            8.0000    ZZ            280,000.00     00              07/19/00
    0411862204          553 NORTH 17TH STREET               7.7500     1            280,000.00      0              09/01/00
    0411862204                                                F       05              2,054.54    360              08/01/30
    02                  SAN JOSE          CA  95112           O        1              2,054.54     80            350,000.00

    3628300    E22/G01  JOLLEY, JR          ROBERT   L      8.5000    ZZ            323,800.00     00              07/21/00
    0411934805          7411 BELLINGHAM DRIVE               8.2500     1            323,800.00      0              09/01/00
    0411934805                                                F       05              2,489.74    360              08/01/30
    02                  KNOXVILLE         TN  37919           O        1              2,489.74     80            404,750.00

    3628314    E22/G01  KAVANAGH            MICHELE  M      8.3750    ZZ            265,600.00     00              07/21/00
    0412025439          6312 SOFT THUNDER TRAIL             8.1250     1            265,600.00      0              09/01/00
    0412025439                                                F       03              2,018.75    360              08/01/30
    02                  COLUMBIA          MD  21045           O        1              2,018.75     80            332,000.00

    3628755    696/G01  DUDAR               MARY     E      8.8750    ZZ            192,500.00     00              07/20/00
    0432153237          14505 MILLTOWN ROAD                 8.6250     1            192,500.00      0              09/01/00
    24000087                                                  F       05              1,531.62    360              08/01/30
    02                  LOVETTSVILLE      VA  20180           O        1              1,531.62     70            275,000.00

    3628882    815/G01  YOUMANS             DAN      E      8.0000    ZZ            360,000.00     00              06/23/00
    0432168698          7471 FALKLAND DRIVE                 7.7500     1            359,758.44      0              08/01/00
    313271                                                    F       03              2,641.56    360              07/01/30
    02                  GAINESVILLE       VA  20155           O        1              2,641.56     80            450,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   80
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3629080    405/405  ARMENT              KEITH    R      8.2500    ZZ            302,100.00     00              07/25/00
    11697695            5521 GOLDEN HEIGHTS DRIVE           8.0000     1            301,907.36      0              08/01/00
    11697695                                                  F       05              2,269.58    360              07/01/30
    02                  FAYETTEVILLE      NY  13066           O        1              2,269.58     80            377,650.00

    3629082    405/405  STAFFORD            DONALD   R      8.2500    ZZ            437,200.00     00              07/25/00
    11755758            3226 RIVER FOREST DRIVE             8.0000     1            436,921.21      0              08/01/00
    11755758                                                  F       03              3,284.54    360              07/01/30
    02                  RICHMOND          TX  77469           O        1              3,284.54     80            546,500.00

    3629084    405/405  MERZA               HUSSAIN         8.7500    ZZ            350,000.00     00              07/25/00
    11766680            3557 CROWNRIDGE COURT               8.5000     1            350,000.00      0              09/01/00
    11766680                                                  F       05              2,753.45    360              08/01/30
    22                  FAIRFIELD         CA  94533           O        1              2,753.45     80            440,000.00

    3629085    405/405  WILLIAMS            DAVID    R      8.5000    ZZ            330,000.00     00              07/25/00
    11770690            8140 LAKELAND DRIVE                 8.2500     1            329,800.09      0              09/01/00
    11770690                                                  F       05              2,537.41    360              08/01/30
    02                  GRANITE BAY       CA  95746           O        1              2,537.41     69            485,000.00

    3629086    405/405  MUTTI               JOSEPH   A      8.3750    ZZ            511,900.00     00              07/25/00
    11771615            5830 MEADERS LANE                   8.1250     1            511,581.83      0              08/01/00
    11771615                                                  F       05              3,890.81    360              07/01/30
    02                  DALLAS            TX  75230           O        1              3,890.81     80            639,900.00

    3629087    405/405  PARMALEE            BERNARD         8.5000    ZZ            290,000.00     00              07/25/00
    11775319            10000 LAKE VISTA CIRCLE             8.2500     1            289,824.32      0              09/01/00
    11775319                                                  F       03              2,229.85    360              08/01/30
    02                  DAVIE             FL  33328           O        1              2,229.85     54            538,814.00

    3629088    405/405  VELLANDI            ALEXANDERS      8.7500    ZZ            328,000.00     00              07/25/00
    16678476            4 ANDISSA                           8.5000     1            328,000.00      0              09/01/00
    16678476                                                  F       03              2,580.38    360              08/01/30
    02                  IRVINE            CA  92614           O        1              2,580.38     80            410,000.00

    3629089    405/405  ZURZOLO             VINCENT  P      8.2500    ZZ            540,000.00     00              07/25/00
    16708026            11239 MONTANA AVENUE                8.0000     1            540,000.00      0              09/01/00
    16708026                                                  F       05              4,056.84    360              08/01/30
    02                  LOS ANGELES       CA  90049           O        1              4,056.84     52          1,040,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   63
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3629090    405/405  BOGART              STEVEN   L      8.3750    ZZ            619,500.00     00              07/25/00
    16716219            16312 WAYFARER LANE                 8.1250     1            619,500.00      0              09/01/00
    16716219                                                  F       05              4,708.65    360              08/01/30
    22                  HUNTINGTON BEACH  CA  92649           O        1              4,708.65     70            885,000.00

    3629091    405/405  ACKER               TERRI    L      8.5000    ZZ            275,250.00     00              07/25/00
    16718603            30568 ROADRUNNER RIDGE              8.2500     1            275,250.00      0              09/01/00
    16718603                                                  F       05              2,116.44    360              08/01/30
    22                  VALLEY CENTER     CA  92082           O        1              2,116.44     75            367,000.00

    3629092    405/405  LANGE               SUSAN           8.8750    ZZ            390,000.00     00              07/25/00
    16736696            54 PROSPECT AVENUE                  8.6250     1            390,000.00      0              09/01/00
    16736696                                                  F       05              3,103.02    360              08/01/30
    22                  SEA CLIFF         NY  11579           O        2              3,103.02     65            600,000.00

    3629093    405/405  CORNEJO             RICARDO  J      8.3750    ZZ            279,200.00     00              07/25/00
    16738775            11301 STEVENS AVENUE                8.1250     1            279,200.00      0              09/01/00
    16738775                                                  F       05              2,122.13    360              08/01/30
    22                  CULVER CITY       CA  90230           O        1              2,122.13     80            349,000.00

    3629094    405/405  DEMENT              R        B      8.3750    ZZ            441,000.00     00              07/25/00
    16752594            13540 WEST MCCARTHY ROAD            8.1250     5            441,000.00      0              09/01/00
    16752594                                                  F       05              3,351.92    360              08/01/30
    02                  LEMONT            IL  60439           O        1              3,351.92     37          1,200,000.00

    3629095    405/405  KUHN                GARY     Q      8.3750    ZZ            256,000.00     00              07/25/00
    16753667            43 HATTON AVENUE                    8.1250     2            256,000.00      0              09/01/00
    16753667                                                  F       05              1,945.79    360              08/01/30
    02                  SPRECKELS         CA  93962           O        1              1,945.79     80            320,000.00

    3629096    405/405  HUNTER              LISA     P      8.3750    ZZ            360,000.00     00              07/25/00
    16754681            136 CORDOVA WALK                    8.1250     1            360,000.00      0              09/01/00
    16754681                                                  F       05              2,736.26    360              08/01/30
    02                  LONG BEACH        CA  90803           O        1              2,736.26     80            450,000.00

    3629097    405/405  CLARK               DANIEL   J      8.2500    ZZ            290,000.00     00              07/25/00
    16755753            5902 FLINTSHIRE COURT               8.0000     1            290,000.00      0              09/01/00
    16755753                                                  F       05              2,178.68    360              08/01/30
    02                  DALLAS            TX  75252           O        1              2,178.68     69            425,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   82
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3629098    405/405  BERRY               PATRICK  R      8.5000    ZZ            372,000.00     00              07/25/00
    16757932            13312 VIEW RIDGE COURT              8.2500     1            372,000.00      0              09/01/00
    16757932                                                  F       05              2,860.36    360              08/01/30
    02                  AUSTIN            TX  78737           O        1              2,860.36     79            472,000.00

    3629099    405/405  TALLMAN             KENNETH  P      8.5000    ZZ            375,000.00     00              07/25/00
    16759573            17431 BLUE JAY DRIVE                8.2500     1            375,000.00      0              09/01/00
    16759573                                                  F       03              2,883.43    360              08/01/30
    02                  MORGAN HILL       CA  95037           O        1              2,883.43     51            748,000.00

    3629100    405/405  DANSICKER           ANDREW   M      8.2500    ZZ            295,150.00     00              07/25/00
    16759680            12306 STEEPLECHASE DR               8.0000     1            295,150.00      0              09/01/00
    16759680                                                  F       03              2,217.37    360              08/01/30
    02                  REISTERSTOWN      MD  21136           O        1              2,217.37     80            368,979.00

    3629101    405/405  CUNHA               JOANNE          8.6250    ZZ            284,000.00     00              07/25/00
    16759698            2315 EAGLE CREEK LANE               8.3750     1            284,000.00      0              09/01/00
    16759698                                                  F       05              2,208.93    360              08/01/30
    02                  OXNARD            CA  93030           O        1              2,208.93     80            355,000.00

    3629102    405/405  MAYCROFT            PAMELA   S      8.5000    ZZ            360,000.00     00              07/25/00
    16760233            2746 STANTON HEIGHTS COUR           8.2500     1            360,000.00      0              09/01/00
    16760233                                                  F       05              2,768.09    360              08/01/30
    02                  CASTRO VALLEY     CA  94546           O        1              2,768.09     80            450,000.00

    3629103    405/405  KANURI              RAMBABU         8.2500    ZZ            302,400.00     00              07/25/00
    16761835            43653 WINTHROP COURT                8.0000     1            302,400.00      0              09/01/00
    16761835                                                  F       03              2,271.84    360              08/01/30
    02                  ASBURN            VA  20147           O        1              2,271.84     80            378,048.00

    3629104    405/405  BURNETT             ALAN     D      8.6250    ZZ            392,000.00     00              07/25/00
    16763187            4848 RUE CALAIS                     8.3750     1            392,000.00      0              09/01/00
    16763187                                                  F       05              3,048.94    360              08/01/30
    02                  SAN JOSE          CA  95136           O        1              3,048.94     80            490,000.00

    3629105    405/405  PAINTEN             JAMES           8.3750    ZZ            332,000.00     00              07/25/00
    16765737            90 NORTH MAIN STREET                8.1250     1            332,000.00      0              09/01/00
    16765737                                                  F       05              2,523.44    360              08/01/30
    02                  ESSEX             CT  06426           O        1              2,523.44     80            415,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   83
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3629106    405/405  GALLEGOS            JOSE     L      8.1250    ZZ            294,000.00     00              07/25/00
    16766990            280 AVIANO PL                       7.8750     1            294,000.00      0              09/01/00
    16766990                                                  F       05              2,182.95    360              08/01/30
    02                  GOLETA            CA  93117           O        1              2,182.95     80            367,500.00

    3629107    405/405  WELLER              JAMES           8.3750    ZZ            349,000.00     00              07/25/00
    16767741            14 PLYMOUTH RD                      8.1250     1            349,000.00      0              09/01/00
    16767741                                                  F       05              2,652.66    360              08/01/30
    02                  DIX HILLS         NY  11746           O        1              2,652.66     70            499,000.00

    3629109    405/405  GONZALEZ            BERNARDO        8.3750    ZZ            351,920.00     00              07/25/00
    16777021            29 TIMBERLAND                       8.1250     1            351,920.00      0              09/01/00
    16777021                                                  F       03              2,674.85    360              08/01/30
    22                  ALISO VIEJO       CA  92656           O        1              2,674.85     80            439,900.00

    3629200    405/405  GOULD               JAMES    W      8.2500    ZZ            450,000.00     00              07/25/00
    11726437            933 SECOND STREET                   7.7500     1            449,713.05      0              08/01/00
    11726437                                                  F       05              3,380.70    360              07/01/30
    02                  CORONADO          CA  92118           O        1              3,380.70     72            626,000.00

    3629201    405/405  ANTIERI             PAUL     J      7.0000    ZZ            649,950.00     00              12/21/98
    15556863            346 N LAS CASAS AVE                 6.5000     2            639,278.03      0              02/01/99
    15556863                                                  F       05              4,324.14    360              01/01/29
    02                  PACIFIC PALISADE  CA  90272           O        1              4,324.14     77            850,000.00

    3629202    405/405  ACKERMAN            STEVE           8.2500    ZZ            439,200.00     00              07/25/00
    16665127            22717 SPARROWDELL DRIVE             7.7500     1            438,919.93      0              08/01/00
    16665127                                                  F       05              3,299.57    360              07/01/30
    02                  CALABASAS         CA  91302           O        1              3,299.57     80            549,000.00

    3629203    405/405  GRIGORIAN           JORES           8.3750    ZZ            290,550.00     00              07/25/00
    16672123            5733 OCEAN VIEW BLVD                7.8750     1            290,550.00      0              09/01/00
    16672123                                                  F       05              2,208.39    360              08/01/30
    02                  LA CANADA         CA  91011           O        1              2,208.39     65            447,000.00

    3629204    405/405  GAMBOA              MARCO    A      8.8750    ZZ            280,000.00     00              07/25/00
    16711376            5053 COLLEGE VIEW AVE               8.3750     1            279,843.02      0              08/01/00
    16711376                                                  F       05              2,227.81    360              07/01/30
    02                  LOS ANGELES       CA  90041           O        1              2,227.81     80            350,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   84
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3629205    405/405  GARABEDIAN          RAFFI           8.3750    ZZ            320,000.00     00              07/25/00
    16724924            3164 CHADNEY DR                     7.8750     1            319,801.10      0              08/01/00
    16724924                                                  F       05              2,432.23    360              07/01/30
    02                  GLENDALE          CA  91206           O        1              2,432.23     80            400,000.00

    3629206    405/405  ZARRILLO            JAMES           7.8750    ZZ            296,250.00     00              07/25/00
    16732364            17495 KINGSTON WAY                  7.3750     1            296,046.12      0              08/01/00
    16732364                                                  F       05              2,148.02    360              07/01/30
    02                  CASTRO VALLEY     CA  94546           O        1              2,148.02     75            395,000.00

    3629207    405/405  LI                  ROGER    R      8.0000    ZZ            500,000.00     00              07/25/00
    16733651            3694 HAPPY VALLEY RD                7.5000     1            499,664.50      0              08/01/00
    16733651                                                  F       05              3,668.83    360              07/01/30
    02                  LAFAYETTE         CA  94549           O        1              3,668.83     65            775,000.00

    3629208    405/405  CARLL               PAUL     L      8.1250    ZZ            270,000.00     10              07/25/00
    16740086            5823 W 78TH PL                      7.6250     1            269,823.37     25              08/01/00
    16740086                                                  F       05              2,004.75    360              07/01/30
    02                  LOS ANGELES       CA  90045           O        1              2,004.75     86            315,000.00

    3629209    405/405  URMACHER            URI             8.2500    ZZ            404,000.00     00              07/25/00
    16740847            3 SILVER EAGLE RD                   7.7500     1            404,000.00      0              09/01/00
    16740847                                                  F       05              3,035.12    360              08/01/30
    02                  ROLLING HILLS     CA  90274           O        1              3,035.12     80            505,000.00

    3629211    405/405  SORENSSON           CHRISTER        8.3750    ZZ            340,000.00     00              07/25/00
    16745655            5127 VARNA AVENUE                   7.8750     1            339,788.67      0              08/01/00
    16745655                                                  F       05              2,584.25    360              07/01/30
    02                  LOS ANGELES       CA  91423           O        1              2,584.25     80            425,000.00

    3629213    405/405  CHANG               YVONNE          8.3750    ZZ            327,900.00     00              07/25/00
    16747263            1 BENICIA                           7.8750     1            327,696.19      0              08/01/00
    16747263                                                  F       05              2,492.28    360              07/01/30
    02                  IRVINE            CA  92602           O        1              2,492.28     80            409,930.00

    3629214    405/405  KURTZMAN            ALEX            8.3750    ZZ            412,800.00     00              07/25/00
    16750937            855 NORTH BEVERLY GLEN B            7.8750     1            412,800.00      0              09/01/00
    16750937                                                  F       05              3,137.58    360              08/01/30
    02                  LOS ANGELES       CA  90077           O        1              3,137.58     80            516,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   85
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3629215    405/405  CHEN                CHING    C      8.2500    ZZ            315,000.00     00              07/25/00
    16754160            6835 NORTH VISTA STREET             7.7500     1            314,799.14      0              08/01/00
    16754160                                                  F       05              2,366.49    360              07/01/30
    22                  SAN GABRIEL       CA  91775           O        1              2,366.49     75            425,000.00

    3629216    405/405  FIX                 RICHARD         8.7500    ZZ            360,000.00     00              07/25/00
    16756116            24241 BELLA COURT                   8.2500     2            359,792.88      0              08/01/00
    16756116                                                  F       03              2,832.12    360              07/01/30
    02                  SANTA CLARITA     CA  91321           O        1              2,832.12     80            455,000.00

    3629217    405/405  ARNOLD              MARVIN          8.2500    ZZ            312,000.00     00              07/25/00
    16759011            11935 DORAL AVENUE                  7.7500     1            311,801.04      0              08/01/00
    16759011                                                  F       05              2,343.96    360              07/01/30
    22                  LOS ANGELES       CA  91326           O        1              2,343.96     78            400,000.00

    3629218    405/405  SO                  GEORGE   J      8.2500    ZZ            650,000.00     00              07/25/00
    16767907            1817 ELM AVENUE                     7.7500     1            650,000.00      0              09/01/00
    16767907                                                  F       05              4,883.24    360              08/01/30
    02                  MANHATTAN BEACH   CA  90266           O        1              4,883.24     62          1,065,000.00

    3629290    405/405  MESLER              GREGORY  W      8.6250    ZZ            390,950.00     00              07/25/00
    11713393            55 HOLLINGERS ISLAND                8.3750     1            390,719.18      0              08/01/00
    11713393                                                  F       03              3,040.77    360              07/01/30
    02                  KATY              TX  77450           O        1              3,040.77     80            488,739.00

    3629291    405/405  LANKFORD III        BUFORD   B      8.2500    ZZ            262,000.00     00              07/25/00
    11757481            38 SUNSPREE PLACE                   8.0000     1            261,832.93      0              08/01/00
    11757481                                                  F       03              1,968.32    360              07/01/30
    02                  THE WOODLANDS     TX  77382           O        1              1,968.32     72            365,001.00

    3629294    405/405  BACA                ELAINE          9.0000    ZZ            254,400.00     00              07/25/00
    16660342            648 LOTTIE STREET                   8.7500     1            254,400.00      0              09/01/00
    16660342                                                  F       05              2,046.96    360              08/01/30
    22                  MONTEREY          CA  93940           O        1              2,046.96     80            318,000.00

    3629295    405/405  SCHOLZ              HANZ            8.5000    ZZ            316,000.00     00              07/25/00
    16669236            147 KNOLLWOOD AVENUE                8.2500     1            315,808.56      0              08/01/00
    16669236                                                  F       05              2,429.77    360              07/01/30
    02                  MAMARONECK        NY  10543           O        1              2,429.77     80            395,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   86
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3629296    405/405  WILMER              ROBERT          8.3750    ZZ            320,000.00     00              07/25/00
    16671513            1673 BUENA VISTA STREET             8.1250     1            319,801.09      0              08/01/00
    16671513                                                  F       05              2,432.23    360              07/01/30
    02                  VENTURA           CA  93001           O        1              2,432.23     80            400,000.00

    3629298    405/405  LEEDS               DANIEL   D      8.3750    ZZ            308,000.00     00              07/25/00
    16684375            20831 GOSHEN ROAD                   8.1250     1            307,808.55      0              08/01/00
    16684375                                                  F       05              2,341.03    360              07/01/30
    02                  GAITHERSBURG      MD  20882           O        1              2,341.03     80            385,000.00

    3629299    405/405  VINCENT             DAVID    W      8.6250    ZZ            299,900.00     00              07/25/00
    16733966            1108 AMELIA PLACE                   8.3750     1            299,722.93      0              08/01/00
    16733966                                                  F       05              2,332.60    360              07/01/30
    02                  ESCONDIDO         CA  92026           O        1              2,332.60     80            374,900.00

    3629302    405/405  ZANOWICZ            EDWARD   T      8.0000    ZZ            304,000.00     00              07/25/00
    16739575            4218 PALOMINO COURT                 7.7500     1            303,796.02      0              08/01/00
    16739575                                                  F       05              2,230.65    360              07/01/30
    02                  MIDDLETOWN        MD  21769           O        1              2,230.65     80            380,000.00

    3629303    405/405  BENDERLY            JASON           8.3750    ZZ            300,000.00     00              07/25/00
    16739765            54 FLEETWOOD ROAD                   8.1250     1            300,000.00      0              09/01/00
    16739765                                                  F       05              2,280.22    360              08/01/30
    02                  COMMACK           NY  11725           O        1              2,280.22     73            411,500.00

    3629304    405/405  HEWETT              CHARLES  M      8.7500    ZZ            265,000.00     00              06/25/00
    16741696            26410 VIA DE LARGA VIDA             8.5000     1            264,847.53      0              08/01/00
    16741696                                                  F       05              2,084.76    360              07/01/30
    02                  TEMECULA          CA  92590           O        1              2,084.76     64            415,000.00

    3629305    405/405  MILLS               JAMES    E      8.2500    ZZ            530,000.00     00              07/25/00
    16741845            516 PAWLEYS PLANTATION W            8.0000     2            530,000.00      0              09/01/00
    16741845                                                  F       03              3,981.72    360              08/01/30
    02                  PAWLEYS ISLAND    SC  29585           O        1              3,981.72     80            668,200.00

    3629306    405/405  LOREDO SR           RUBEN           8.5000    ZZ            323,200.00     00              07/25/00
    16742744            5321 HERITAGE PLACE                 8.2500     1            323,004.20      0              08/01/00
    16742744                                                  F       05              2,485.13    360              07/01/30
    02                  CULVER CITY       CA  90230           O        1              2,485.13     80            404,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   87
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3629308    405/405  DRUGAN              JAMES    S      8.5000    ZZ            573,750.00     00              07/25/00
    16744757            4713 VINETA AVENUE                  8.2500     5            573,402.42      0              08/01/00
    16744757                                                  F       05              4,411.64    360              07/01/30
    02                  LA CANADA FLINTR  CA  91011           O        1              4,411.64     75            765,000.00

    3629309    405/405  DELAPP              JON      M      8.0000    ZZ            294,400.00     00              07/25/00
    16744872            20503 IVORY PASS COURT              7.7500     1            294,202.46      0              08/01/00
    16744872                                                  F       03              2,160.21    360              07/01/30
    02                  GAITHERSBURG      MD  20879           O        1              2,160.21     80            368,000.00

    3629310    405/405  ZOBITZ              THOMAS   W      8.3750    ZZ            360,000.00     00              07/25/00
    16745002            2211 BRAEMAR DR                     8.1250     1            359,776.24      0              08/01/00
    16745002                                                  F       03              2,736.26    360              07/01/30
    02                  FORT WAYNE        IN  46814           O        1              2,736.26     74            490,000.00

    3629311    405/405  HULAHAN             THOMAS   S      8.5000    ZZ            352,000.00     00              07/25/00
    16746679            2121 NOBLE VIEW DRIVE               8.2500     1            351,786.75      0              08/01/00
    16746679                                                  F       05              2,706.58    360              07/01/30
    02                  RANCHO PALOS VER  CA  90275           O        1              2,706.58     80            440,000.00

    3629312    405/405  BAER                ALAN     C      8.1250    T             500,000.00     00              07/25/00
    16747040            9521 BAY COURT                      7.8750     1            499,672.93      0              08/01/00
    16747040                                                  F       03              3,712.49    360              07/01/30
    02                  CARMEL            CA  93923           O        1              3,712.49     60            842,500.00

    3629313    405/405  ROSSI               RICHARD  J      8.3750    ZZ            300,000.00     00              07/25/00
    16747891            15702 RICHORO COURT                 8.1250     1            299,813.53      0              08/01/00
    16747891                                                  F       05              2,280.22    360              07/01/30
    02                  TAMPA             FL  33647           O        1              2,280.22     58            519,900.00

    3629314    405/405  TRUST               TRAUGHBER       8.7500    ZZ            354,000.00     00              07/25/00
    16748808            310 ST.THOMAS DRIVE                 8.5000     1            353,796.33      0              08/01/00
    16748808                                                  F       03              2,784.92    360              07/01/30
    02                  OAK PARK          CA  91377           O        1              2,784.92     77            465,000.00

    3629315    405/405  URICE               RONEL           8.5000    ZZ            263,500.00     00              07/25/00
    16751182            18507 CABIN ROAD                    8.2500     1            263,340.37      0              08/01/00
    16751182                                                  F       05              2,026.09    360              07/01/30
    02                  TRIANGLE          VA  22172           O        1              2,026.09     80            330,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   88
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3629316    405/405  BELL                JO       A      8.7500    ZZ            999,950.00     00              07/25/00
    16754632            6 CECILIA COURT                     8.5000     1            999,374.69      0              08/01/00
    16754632                                                  F       05              7,866.61    360              07/01/30
    22                  TIBURON           CA  94920           O        1              7,866.61     49          2,080,000.00

    3629317    405/405  NEIGHBORS           STEVEN   P      8.3750    ZZ            388,000.00     00              07/25/00
    16754814            7747 LIVE OAK AVENUE                8.1250     1            387,758.84      0              08/01/00
    16754814                                                  F       05              2,949.08    360              07/01/30
    02                  SANTA PAULA       CA  93060           O        1              2,949.08     80            485,000.00

    3629318    405/405  LABROW              CHARLES  A      8.5000    ZZ            300,000.00     00              07/25/00
    16756371            76352 FAIRWAY DRIVE                 8.2500     1            299,818.26      0              08/01/00
    16756371                                                  F       05              2,306.74    360              07/01/30
    02                  INDIAN WELLS      CA  92210           O        1              2,306.74     63            477,500.00

    3629319    405/405  WEISS               MATTHIAS        8.2500    ZZ            500,000.00     00              07/25/00
    16757478            9625 SKY PINES ROAD                 8.0000     2            500,000.00      0              09/01/00
    16757478                                                  F       05              3,756.34    360              08/01/30
    02                  MINOCQUA          WI  54548           O        1              3,756.34     76            663,000.00

    3629320    405/405  KOLIA               RAFIQAHMAF      8.2500    ZZ            312,000.00     00              07/25/00
    16758047            7407 SEABROOK LANE                  8.0000     1            311,801.04      0              08/01/00
    16758047                                                  F       03              2,343.96    360              07/01/30
    02                  SPRINGFIELD       VA  22153           O        1              2,343.96     80            390,000.00

    3629321    405/405  PATTISAPU           RAM             8.6250    ZZ            388,000.00     00              07/25/00
    16765349            1601 DOWLING DRIVE                  8.3750     1            388,000.00      0              09/01/00
    16765349                                                  F       03              3,017.83    360              08/01/30
    02                  IRVING            TX  75038           O        1              3,017.83     80            485,000.00

    3629322    405/405  STURDIVANT          BRIAN    M      8.7500    ZZ            420,000.00     00              07/25/00
    16766255            4166 LAKESHORE AVENUE               8.5000     1            420,000.00      0              09/01/00
    16766255                                                  F       05              3,304.14    360              08/01/30
    02                  OAKLAND           CA  94610           O        1              3,304.14     80            525,000.00

    3629330    815/G01  ROSENWALD           JOSEPH   M      8.7500    ZZ            576,000.00     00              06/02/00
    0432168557          5916 BOWIS MILL COURT               8.5000     1            575,334.78      0              07/01/00
    313987                                                    F       05              4,531.40    360              06/01/30
    02                  ROCKVILLE         MD  20855           O        1              4,531.40     80            720,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   89
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3630505    E82/G01  CAMPBELL            JEFFERY         8.7500    ZZ            199,200.00     00              07/19/00
    0400291720          294 E STACEY LANE                   8.5000     2            199,200.00      0              09/01/00
    0400291720                                                F       03              1,567.11    360              08/01/30
    02                  TEMPE             AZ  85284           O        1              1,567.11     78            256,000.00

    3630517    T35/G01  GIBSON              CODY            8.7500    ZZ            140,000.00     00              07/20/00
    0400288957          4930 DOGWOOD DRIVE                  8.5000     1            140,000.00      0              09/01/00
    0400288957                                                F       05              1,101.38    360              08/01/30
    02                  EVERETT           WA  98203           O        1              1,101.38     80            175,000.00

    3630891    815/G01  LEFF                LAWRENCE W      8.8750    ZZ            360,000.00     00              07/07/00
    0432168573          37 CLAYTON DRIVE                    8.6250     1            360,000.00      0              09/01/00
    315207                                                    F       05              2,864.33    360              08/01/30
    02                  DIX HILLS         NY  11746           O        1              2,864.33     80            450,000.00

    3631130    815/G01  LOWENSTEIN          SAMUEL   D      8.2500    ZZ            320,000.00     00              06/26/00
    0432168490          1510 SNUGHILL COURT                 8.0000     1            319,795.94      0              08/01/00
    314178                                                    F       03              2,404.06    360              07/01/30
    02                  VIENNA            VA  22182           O        1              2,404.06     80            400,000.00

    3631364    815/G01  SCHOENFELD          PHILIP          8.2500    ZZ            280,000.00     00              06/26/00
    0432168433          6 CEDER DRIVE                       8.0000     1            279,821.45      0              08/01/00
    313266                                                    F       05              2,103.55    360              07/01/30
    02                  STONY BROOK       NY  11790           O        1              2,103.55     68            414,000.00

    3632901    E22/G01  POMAR               OSWALDO         8.8750    ZZ            274,050.00     01              07/13/00
    0412023715          17491 SW 35 STREET                  8.6250     1            274,050.00     30              09/01/00
    0412023715                                                F       03              2,180.46    360              08/01/30
    02                  MIRAMAR           FL  33029           O        1              2,180.46     95            288,480.00

    3633093    696/G01  SMITH               GEORGE   J      8.5000    ZZ            328,000.00     00              07/24/00
    0432157584          20591 WOODMERE COURT                8.2500     1            328,000.00      0              09/01/00
    23500026                                                  F       03              2,522.04    360              08/01/30
    02                  STERLING          VA  20165           O        1              2,522.04     80            410,000.00

    3633187    F97/F97  PATLOVICH           MICHAEL  J      9.1250    ZZ            500,000.00     00              06/30/00
    02000215271         320 BELLE FORET DRIVE               8.8750     1            499,733.92      0              08/01/00
    02000215271                                               F       05              4,068.16    360              07/01/30
    22                  LAKE BLUFF        IL  60044           O        1              4,068.16     47          1,085,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   90
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3636950    E22/G01  WORRALL             NEIL     K      8.5000    ZZ            460,000.00     00              07/14/00
    0412025991          6904 SOUTH BROOKSHIRE COURT         8.2500     1            460,000.00      0              09/01/00
    0412025991                                                F       03              3,537.00    360              08/01/30
    02                  SPOKANE           WA  99223           O        1              3,537.00     80            575,000.00

    3636958    E22/G01  MCGUIRE             THOMAS   C      8.3750    ZZ            360,000.00     00              07/05/00
    0412037087          786 WEST 11TH STREET                8.1250     1            360,000.00      0              09/01/00
    0412037087                                                F       05              2,736.26    360              08/01/30
    02                  CLAREMONT         CA  91711           O        1              2,736.26     80            450,000.00

    3636966    E22/G01  MENDELSOHN          BRIAN    G      8.3750    ZZ            351,200.00     00              07/18/00
    0412047854          4368 AUTUMNMEADOW CIRCLE            8.1250     1            351,200.00      0              09/01/00
    0412047854                                                F       03              2,669.37    360              08/01/30
    02                  MOORPARK          CA  93021           O        1              2,669.37     80            439,000.00

    3637360    696/G01  SVENSON             JON      S      8.7500    ZZ            499,000.00     00              07/21/00
    0432161792          34854 VINTAGE PLACE                 8.5000     1            499,000.00      0              09/01/00
    23300114                                                  F       03              3,925.64    360              08/01/30
    02                  ROUND HILL        VA  20141           O        1              3,925.64     63            799,999.00

    3637361    696/G01  DRURY               MARK     A      8.6250    ZZ            300,800.00     00              07/21/00
    0432161800          3126 ELMENDORF DRIVE                8.3750     1            300,800.00      0              09/01/00
    23500035                                                  F       03              2,339.59    360              08/01/30
    02                  OAKTON            VA  22124           O        1              2,339.59     80            376,000.00

    3638338    B57/G01  SULLIVAN            LYNDA           8.2500    ZZ            300,000.00     00              07/10/00
    0432164622          1501 NORTH CREEKSIDE COURT UNI      8.0000     1            300,000.00      0              09/01/00
    2012368             A                                     F       01              2,253.80    360              08/01/30
    02                  PASADENA          CA  91107           O        1              2,253.80     80            375,000.00

    3639232    163/163  CUNNINGHAM          JOEL     M      9.0000    ZZ            268,000.00     00              06/29/00
    100105738           20 BLACKBERRY COURT                 8.7500     1            267,853.61      0              08/01/00
    100105738                                                 F       05              2,156.39    360              07/01/30
    02                  LAFAYETTE         IN  47905           O        1              2,156.39     80            335,000.00

    3640138    E22/G01  MECALE              LAURA    E      9.0000    ZZ             90,800.00     00              07/21/00
    0412045965          205 HILLANDALE                      8.7500     2             90,800.00      0              09/01/00
    0412045965                                                F       05                730.60    360              08/01/30
    02                  EAST FLAT ROCK    NC  28726           O        1                730.60     79            116,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   91
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3640139    E22/G01  WISLER              DAVID    J      8.5000    ZZ            570,000.00     00              07/20/00
    0412046070          21261 GARDENA DRIVE                 8.2500     1            570,000.00      0              09/01/00
    0412046070                                                F       05              4,382.81    360              08/01/30
    02                  CUPERTINO         CA  95014           O        1              4,382.81     69            836,000.00

    3640151    E22/G01  BAROSSI             GINA     M      8.5000    ZZ            310,000.00     00              07/19/00
    0412054611          530 ELY ROAD NORTH                  8.2500     2            310,000.00      0              09/01/00
    0412054611                                                F       05              2,383.63    360              08/01/30
    02                  PETALUMA          CA  94954           O        1              2,383.63     57            552,500.00

    3640152    E22/G01  WIER                ROBERT   C      8.8750    ZZ            110,200.00     00              07/21/00
    0412055519          112 CHERRYBARK DRIVE                8.6250     2            110,200.00      0              09/01/00
    0412055519                                                F       05                876.80    360              08/01/30
    22                  COPPELL           TX  75019           O        1                876.80     73            151,000.00

    3640156    E22/G01  DAVIS               BARBARA  S      8.7500    ZZ            307,000.00     00              07/21/00
    0412059743          6361 MASSEY HILL DRIVE SOUTH        8.5000     2            307,000.00      0              09/01/00
    0412059743                                                F       03              2,415.17    360              08/01/30
    22                  MEMPHIS           TN  38120           O        1              2,415.17     53            580,000.00

    3640470    E82/G01  JONES               MARLA           7.8750    ZZ            286,800.00     00              07/25/00
    0400291886          15 EAST ROCK WING PLACE             7.6250     1            286,800.00      0              09/01/00
    0400291886                                                F       03              2,079.50    360              08/01/30
    02                  THE WOODLANDS     TX  77381           O        1              2,079.50     80            358,500.00

    3641162    765/G01  WHITCHER            ROBERT   M      8.1250    ZZ            319,200.00     00              07/17/00
    0432164895          9871 SILVER STRAND DRIVE            7.8750     1            319,200.00      0              09/01/00
    356117                                                    F       05              2,370.06    360              08/01/30
    02                  HUNTINGTON BEACH  CA  92646           O        1              2,370.06     80            399,000.00

    3641409    163/163  HIBEL               NEIL            8.0000    ZZ            360,000.00     00              01/31/00
    1000192046          15 BREAKNECK HILL ROAD              7.7500     1            358,526.27      0              03/01/00
    1000192046                                                F       05              2,641.56    360              02/01/30
    02                  HOPKINTON         MA  01748           O        1              2,641.56     80            450,000.00

    3641478    163/163  ROBERTS             ANDREW   C      9.0000    ZZ            301,500.00     14              06/22/00
    80097895            1708 S COLLEGE AVE                  8.7500     1            301,335.31     25              08/01/00
    80097895                                                  F       05              2,425.94    360              07/01/30
    02                  TYLER             TX  75701           O        1              2,425.94     90            335,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   92
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3641571    163/163  RIEGEL              ROBERT   L      8.3750    ZZ            330,000.00     00              06/21/00
    7860398             18 MANCHESTER DRIVE                 8.1250     5            329,794.89      0              08/01/00
    7860398                                                   F       05              2,508.24    360              07/01/30
    02                  WESTFIELD         NJ  07090           O        1              2,508.24     75            444,000.00

    3641602    163/163  STEVENS             WARD     C      8.5000    ZZ            633,750.00     00              06/30/00
    1000158626          2 TRAILING RIDGE ROAD               8.2500     1            633,366.07      0              08/01/00
    1000158626                                                F       05              4,872.99    360              07/01/30
    02                  BROOKFIELD        CT  06804           O        1              4,872.99     75            845,000.00

    3641646    163/163  HEMPSTEAD           DOUGLAS  E      8.2500    ZZ            352,000.00     00              06/30/00
    1000227074          116 CHESTNUT HILL ROAD              8.0000     1            351,775.54      0              08/01/00
    1000227074                                                F       05              2,644.46    360              07/01/30
    02                  NORWALK           CT  06851           O        1              2,644.46     80            440,000.00

    3641677    163/163  MORGAN              WILLIAM  A      8.7500    ZZ            332,500.00     00              06/23/00
    5819675655          3 GRANDVIEW LANE                    8.5000     1            332,308.70      0              08/01/00
    5819675655                                                F       05              2,615.78    360              07/01/30
    02                  MANALAPAN         NJ  07726           O        1              2,615.78     77            432,500.00

    3641696    765/G01  SMALLEN             KEVIN    D      8.6250    ZZ            292,000.00     00              07/18/00
    0432169217          29270 VIA NORTE                     8.3750     1            292,000.00      0              09/01/00
    356141                                                    F       03              2,271.15    360              08/01/30
    02                  TEMECULA          CA  92591           O        1              2,271.15     80            365,000.00

    3641735    163/163  WILSON              DAVID    J      8.7500    ZZ            314,000.00     00              06/16/00
    7717449424          2648 NE 26 AVENUE                   8.5000     1            313,819.34      0              08/01/00
    7717449424                                                F       05              2,470.24    360              07/01/30
    02                  FT LAUDERDALE     FL  33305           O        1              2,470.24     80            392,500.00

    3641831    163/163  ROMANO              MICHAEL  J      8.2500    ZZ            327,600.00     00              06/23/00
    1000216251          17230 BELLHAVEN WALK COURT          8.0000     1            327,391.10      0              08/01/00
    1000216251                                                F       03              2,461.15    360              07/01/30
    02                  CHARLOTTE         NC  28277           O        1              2,461.15     80            410,980.00

    3641837    931/G01  SIMKO JR            VINCENT  M      8.8750    ZZ            286,000.00     00              07/19/00
    0432174878          33 SPINNING WHEEL ROAD              8.6250     5            286,000.00      0              09/01/00
    050222                                                    F       05              2,275.54    360              08/01/30
    02                  MONROE            CT  06468           O        1              2,275.54     75            385,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   93
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3641907    163/163  LONGDEN             JOHN     M      8.7500    ZZ            430,000.00     00              06/27/00
    1000175691          204 POPE ROAD                       8.5000     1            429,752.60      0              08/01/00
    1000175691                                                F       05              3,382.82    360              07/01/30
    02                  ACTON             MA  01720           O        1              3,382.82     49            886,000.00

    3641956    765/G01  NEU                 JEAN     L      8.5000    ZZ            183,750.00     00              07/18/00
    0432166197          6836 BIRCHWOOD STREET               8.2500     1            183,750.00      0              09/01/00
    147122                                                    F       05              1,412.88    360              08/01/30
    22                  SAN DIEGO         CA  92120           O        1              1,412.88     75            245,000.00

    3642010    163/163  MESEK               FRED     K      8.7500    ZZ            386,600.00     00              06/19/00
    1417421456          1504 HAMILTON LANE                  8.5000     2            386,377.58      0              08/01/00
    1417421456                                                F       05              3,041.38    360              07/01/30
    02                  ESCONDIDO         CA  92029           O        1              3,041.38     57            679,000.00

    3642096    163/163  REVERENDO           DENNY    A      8.6250    ZZ            302,400.00     00              06/27/00
    1000212596          589 SHERWOOD PARKWAY                8.3750     1            302,221.46      0              08/01/00
    1000212596                                                F       05              2,352.04    360              07/01/30
    02                  WESTFIELD         NJ  07090           O        1              2,352.04     80            378,000.00

    3642140    163/163  DUISBERG            ERIK     C      8.5000    ZZ            406,800.00     00              07/07/00
    1000225357          180 MORSE ROAD                      8.2500     1            406,800.00      0              09/01/00
    1000225357                                                F       05              3,127.95    360              08/01/30
    02                  SUDBURY           MA  01776           O        1              3,127.95     80            508,500.00

    3642212    163/163  CAMPAGNA            JASON    A      8.8750    ZZ            303,920.00     00              06/15/00
    7868557             60 ARLMONT STREET                   8.6250     1            303,749.61      0              08/01/00
    7868557                                                   F       05              2,418.13    360              07/01/30
    02                  ARLINGTON         MA  02476           O        1              2,418.13     80            379,900.00

    3642345    163/163  RAMOS               JANICE   R      8.2500    ZZ            274,200.00     11              06/23/00
    1817456270          15220 IRONTON STREET                8.0000     1            274,025.16     25              08/01/00
    1817456270                                                F       05              2,059.97    360              07/01/30
    02                  BRIGHTON          CO  80601           O        1              2,059.97     90            304,686.00

    3642867    D12/D12  BAUZ                N        T      8.6250    ZZ            520,000.00     00              07/19/00
    TUK01005750         2835 INVERNESS DRIVE                8.3750     1            520,000.00      0              09/01/00
    TUK01005750                                               F       05              4,044.51    360              08/01/30
    02                  LA JOLLA          CA  92037           O        1              4,044.51     80            650,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   94
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3643944    E22/G01  WOJDAK              WENDELL  W      8.5000    ZZ            350,000.00     00              07/13/00
    0412034159          22261 ROMAR STREET                  8.2500     1            350,000.00      0              09/01/00
    0412034159                                                F       05              2,691.20    360              08/01/30
    02                  CHATSWORTH        CA  91311           O        1              2,691.20     66            535,000.00

    3643948    E22/G01  FINAN               MARK            8.2500    ZZ            320,800.00     00              07/14/00
    0412039125          1701 FARMINGTON COURT               8.0000     1            320,800.00      0              09/01/00
    0412039125                                                F       05              2,410.06    360              08/01/30
    02                  EL DORADO HILLS   CA  95762           O        1              2,410.06     80            401,000.00

    3644211    696/G01  KING                DONALD   P      8.0000    ZZ            276,000.00     00              07/26/00
    0432165553          1406 N. GLEBE ROAD                  7.7500     1            276,000.00      0              09/01/00
    23300104                                                  F       05              2,025.19    360              08/01/30
    02                  ARLINGTON         VA  22207           O        1              2,025.19     80            345,000.00

    3644250    M32/M32  RUSSO               VINCENT  T      8.1250    ZZ            331,250.00     00              06/30/00
    503103806           239 MOSS CREEK DRIVE                7.8750     1            331,033.31      0              08/01/00
    503103806                                                 F       05              2,459.53    360              07/01/30
    02                  HILTON HEAD       SC  29926           O        1              2,459.53    100            331,250.00

    3644739    163/163  KELLEY              DANNY    R      8.1250    ZZ            335,000.00     00              06/30/00
    499997777           3156 WOLF RUN COURT                 7.8750     1            334,780.86      0              08/01/00
    499997777                                                 F       03              2,487.37    360              07/01/30
    02                  CINCINNATI        OH  45244           O        1              2,487.37     77            440,000.00

    3644884    163/163  ROBINSON JR         RALPH    L      8.8750    ZZ            361,000.00     00              07/07/00
    3917448079          10711 HICKORY  LANE                 8.6250     2            361,000.00      0              09/01/00
    3917448079                                                F       05              2,872.28    360              08/01/30
    02                  PLYMOUTH          MI  48170           O        1              2,872.28     63            577,000.00

    3645006    163/163  BROMLEY             KENT     D      8.1250    ZZ            287,000.00     00              06/30/00
    1000201221          937 COLUMBIAN AVENUE                7.8750     1            286,812.26      0              08/01/00
    1000201221                                                F       05              2,130.97    360              07/01/30
    02                  OAK PARK          IL  60302           O        1              2,130.97     75            387,000.00

    3645137    163/163  MARTIN              ANDREW   D      8.7500    ZZ            305,000.00     00              06/14/00
    717453095           1031 WALLACE AVENUE                 8.5000     5            304,824.52      0              08/01/00
    717453095                                                 F       05              2,399.44    360              07/01/30
    02                  APTOS             CA  95003           O        1              2,399.44     66            466,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   95
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3645242    163/163  PRICE               JOANN    H      8.5000    ZZ            404,800.00     00              07/14/00
    0400947224          45 HERITAGE DRIVE                   8.2500     1            404,800.00      0              09/01/00
    0400947224                                                F       29              3,112.57    360              08/01/30
    02                  AVON              CT  06001           O        1              3,112.57     80            506,045.00

    3645357    163/163  DUNN                JAMES    W      8.2500    ZZ            332,000.00     00              07/18/00
    1000158625          62 DRIFTWOOD DRIVE                  8.0000     1            332,000.00      0              09/01/00
    1000158625                                                F       09              2,494.21    360              08/01/30
    02                  SOMERS            NY  10589           O        1              2,494.21     80            415,000.00

    3645372    956/G01  CHIN                CHIH     C      8.3750    ZZ            399,200.00     00              07/10/00
    0432187342          18738 WEST PLACE                    8.1250     1            399,200.00      0              09/01/00
    610060126                                                 F       05              3,034.21    360              08/01/30
    02                  ARTESIA           CA  90701           O        1              3,034.21     80            499,000.00

    3645509    163/163  KUHN                HOWARD   A      8.5000    ZZ            300,000.00     00              07/07/00
    401391206           199 MASON DRIVE                     8.2500     1            300,000.00      0              09/01/00
    401391206                                                 F       05              2,306.74    360              08/01/30
    02                  ORANGEBURG        SC  29115           O        1              2,306.74     77            390,000.00

    3645609    163/163  SHANNON             MOIRA           8.5000    ZZ            257,400.00     10              07/13/00
    401414727           4965 EAST CALLE GUEBABI             8.2500     1            257,400.00     25              09/01/00
    401414727                                                 F       03              1,979.18    360              08/01/30
    02                  TUCSON            AZ  85718           O        1              1,979.18     90            286,000.00

    3645617    956/G01  MENTCH              BRUCE    A      8.3750    ZZ            310,000.00     00              07/01/00
    0432166452          821 BLOSSOM COURT                   8.1250     1            310,000.00      0              09/01/00
    810060060                                                 F       05              2,356.22    360              08/01/30
    02                  PETALUMA          CA  94952           O        1              2,356.22     48            650,000.00

    3645706    956/G01  LEE                 TERRENCE C      8.3750    ZZ            477,400.00     00              07/07/00
    0432191310          117 YULUPA CIRCLE                   8.1250     1            477,400.00      0              09/01/00
    810060122                                                 F       03              3,628.58    360              08/01/30
    02                  SANTA ROSA        CA  95405           O        1              3,628.58     80            596,805.00

    3645708    168/168  VIRGA               MATTHEW         8.6250    ZZ            300,000.00     00              07/20/00
    0189603232          103 COLLINS AVENUE                  8.3750     1            300,000.00      0              09/01/00
    0189603232                                                F       05              2,333.37    360              08/01/30
    02                  SAYVILLE          NY  11782           O        1              2,333.37     80            375,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   96
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3645716    163/163  CURCIO              ALBERT          9.0000    ZZ            412,000.00     00              06/05/00
    1000163169          18 GRIFFEN COURT                    8.7500     1            411,774.95      0              08/01/00
    1000163169                                                F       05              3,315.05    360              07/01/30
    02                  MILLER PLACE      NY  11764           O        1              3,315.05     80            515,000.00

    3645777    956/G01  CORRELL             BROOKE   C      8.3750    ZZ            500,000.00     00              07/13/00
    0432166361          1150 HEAVEN HILL ROAD               8.1250     2            500,000.00      0              09/01/00
    810070028                                                 F       05              3,800.36    360              08/01/30
    02                  SONOMA            CA  95476           O        1              3,800.36     77            650,000.00

    3645839    956/G01  SANCHEZ JR          HENRY    L      8.5000    ZZ            383,200.00     00              07/10/00
    0432190171          1821 SINCLAIR DRIVE                 8.2500     1            383,200.00      0              09/01/00
    210060122                                                 F       05              2,946.48    360              08/01/30
    02                  PLEASANTON        CA  94588           O        1              2,946.48     80            479,000.00

    3645947    956/G01  PARKER              THOMAS   D      8.3750    ZZ            289,000.00     00              07/19/00
    0432166601          14255 DOVE DRIVE                    8.1250     1            289,000.00      0              09/01/00
    2310070023                                                F       05              2,196.61    360              08/01/30
    02                  CARMEL            IN  46033           O        1              2,196.61     75            389,000.00

    3646448    163/163  KELLEY              THOMAS   G      8.5000    ZZ            344,000.00     00              07/13/00
    917460744           2314 VAN BUREN COURT                8.2500     1            344,000.00      0              09/01/00
    917460744                                                 F       09              2,645.06    360              08/01/30
    02                  ARLINGTON         VA  22205           O        1              2,645.06     80            430,000.00

    3646476    956/G01  BLOCK               THOMAS   R      8.1250    ZZ            367,200.00     00              07/06/00
    0432166353          7316 OGELSBY AVENUE                 7.8750     1            367,200.00      0              09/01/00
    609587                                                    F       05              2,726.45    360              08/01/30
    02                  LOS ANGELES       CA  90045           O        1              2,726.45     80            459,000.00

    3646502    943/943  IRVING              JOHN     F      8.5000    ZZ            296,000.00     00              05/30/00
    2000002618          140 ASHAROKEN AVE                   8.2500     1            295,640.09      0              07/01/00
    2000002618                                                F       05              2,275.99    360              06/01/30
    22                  NORTHPORT         NY  11768           O        1              2,275.99     46            655,000.00

    3646504    943/943  RIEMER              SCOTT           8.3750    ZZ            699,000.00     00              06/27/00
    2000004416          42 ETON ROAD                        8.1250     1            698,565.53      0              08/01/00
    2000004416                                                F       05              5,312.91    360              07/01/30
    02                  LARCHMONT         NY  10538           O        1              5,312.91     72            975,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   97
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646505    943/943  FOLEY               CHRISTOPHD      8.6250    ZZ            393,750.00     00              05/10/00
    2000005400          225 OLD SLEEPY HOLLOW ROAD          8.3750     5            393,283.39      0              07/01/00
    2000005400                                                F       05              3,062.55    360              06/01/30
    02                  PLEASANTVIL       NY  10570           O        1              3,062.55     75            525,000.00

    3646506    943/943  MASI                RENEE           7.1250    ZZ            400,000.00     00              06/22/00
    2000008037          30 CANTERBURY ROAD                  6.8750     1            399,680.12      0              08/01/00
    2000008037                                                F       05              2,694.88    360              07/01/30
    02                  NEWTON            MA  02461           O        1              2,694.88     77            520,000.00

    3646507    943/943  WATT                J               8.6250    ZZ            360,000.00     00              06/15/00
    2000008106          4 OLD BARN WAY                      8.3750     1            359,787.45      0              08/01/00
    2000008106                                                F       05              2,800.05    360              07/01/30
    02                  ACTON             MA  01720           O        1              2,800.05     80            450,000.00

    3646508    943/943  ELLIS               APRIL    E      8.6250    ZZ            268,000.00     00              06/01/00
    2000008755          7663 E WINDROSE DR                  8.3750     1            267,841.77      0              08/01/00
    2000008755                                                F       05              2,084.48    360              07/01/30
    02                  SCOTTSDALE        AZ  85260           O        1              2,084.48     73            368,000.00

    3646509    943/943  STANCIL             JAMES    G      8.3750    ZZ            362,000.00     00              06/16/00
    2000008800          116 TAYLORS CREEK LANE              8.1250     5            361,774.99      0              08/01/00
    2000008800                                                F       03              2,751.47    360              07/01/30
    02                  BEAUFORT          NC  28516           O        1              2,751.47     55            670,000.00

    3646510    943/943  VADEN               ANDREW   T      8.5000    ZZ            700,000.00     00              07/10/00
    2000008944          1021 LAWRENCE AVENUE                8.2500     1            700,000.00      0              09/01/00
    2000008944                                                F       05              5,382.40    360              08/01/30
    02                  WESTFIELD         NJ  07090           O        1              5,382.40     64          1,100,000.00

    3646511    943/943  D'ANNA              MICHAEL  J      8.6250    ZZ            296,000.00     00              06/29/00
    2000009387          335 COLUMBUS AVE                    8.3750     1            295,825.24      0              08/01/00
    2000009387                                                F       05              2,302.26    360              07/01/30
    02                  VALHALLA          NY  10595           O        1              2,302.26     80            370,000.00

    3646512    943/943  PALYHA              STEVEN          7.6250    ZZ            336,000.00     00              06/27/00
    2000009455          4012 PARK AVENUE                    7.3750     1            335,756.81      0              08/01/00
    2000009455                                                F       05              2,378.19    360              07/01/30
    02                  EDISON            NJ  08820           O        1              2,378.19     80            420,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   96
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646513    943/943  INGERMAN            PETER           8.6250    T             350,000.00     00              06/09/00
    2000009457          3 QUARRY ROAD                       8.3750     1            349,793.36      0              08/01/00
    2000009457                                                F       05              2,722.27    360              07/01/30
    22                  LOCUST VALL       NY  11560           O        1              2,722.27     58            610,000.00

    3646514    943/943  SCANLON             ROBERT   M      8.6250    ZZ            392,250.00     00              06/09/00
    2000009817          3868 RIPPLETON RD                   8.3750     5            392,018.41      0              08/01/00
    2000009817                                                F       05              3,050.89    360              07/01/30
    02                  CAZENOVIA         NY  13035           O        1              3,050.89     75            523,000.00

    3646516    943/943  MAHONEY             PETER    C      7.8750    ZZ            255,000.00     00              06/15/00
    2000010017          1 OVERLOOK DRIVE                    7.6250     1            254,824.51      0              08/01/00
    2000010017                                                F       05              1,848.93    360              07/01/30
    22                  FRANKLIN          MA  02038           O        1              1,848.93     72            355,000.00

    3646517    943/943  NAPOLEON            EDWARD   J      8.7500    ZZ            333,000.00     04              07/05/00
    2000010252          71 SUNSET DRIVE                     8.5000     1            333,000.00     25              09/01/00
    2000010252                                                F       05              2,619.72    360              08/01/30
    02                  OSSINING          NY  10562           O        1              2,619.72     90            370,000.00

    3646518    943/943  NELSON              MICHAEL  W      8.1250    ZZ            275,000.00     00              06/21/00
    2000010261          703 PRINCE GEORGE COURT             7.8750     1            274,393.19      0              08/01/00
    2000010261                                                F       03              2,041.87    360              07/01/30
    22                  SOUTHLAKE         TX  76092           O        1              2,041.87     64            435,000.00

    3646521    943/943  HOFELDT             ALBERT   J      9.0000    ZZ            308,000.00     00              06/30/00
    2000011260          21 KINGSBEACH ROAD                  8.7500     1            307,831.43      0              08/01/00
    2000011260                                                F       05              2,478.24    360              07/01/30
    02                  LYNN              MA  01902           O        1              2,478.24     80            385,000.00

    3646522    943/943  HALL                STEVE    R      8.5000    ZZ            272,000.00     00              06/16/00
    2000011882          115 GUNPOWDER VIEW CIRCLE           8.2500     1            271,835.22      0              08/01/00
    2000011882                                                F       03              2,091.45    360              07/01/30
    02                  GRANITE FALLS     NC  28630           O        1              2,091.45     80            340,000.00

    3646523    943/943  MANGUM              CHARLES         8.2500    T             365,000.00     00              05/24/00
    9080020962          LOT 2 AND 2A TRILLIUM LINKS         8.0000     2            364,532.95      0              07/01/00
    9080020962                                                F       05              2,742.13    360              06/01/30
    02                  CASHIERS          NC  28717           O        1              2,742.13     77            475,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :   99
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646524    943/943  FITZPATRICK         THOMAS   E      7.6250    ZZ            289,300.00     00              05/30/00
    9080049021          306 QUINN COURT                     7.3750     1            288,879.88      0              07/01/00
    9080049021                                                F       03              2,047.65    360              06/01/30
    02                  WEST WHITELAND T  PA  19341           O        1              2,047.65     66            439,000.00

    3646525    943/943  BYERS               JENNIFER S      8.3750    ZZ            316,200.00     00              06/07/00
    9080050890          1627 WINDING VIEW                   8.1250     1            316,003.46      0              08/01/00
    9080050890                                                F       03              2,403.35    360              07/01/30
    02                  SAN ANTONIO       TX  78258           O        1              2,403.35     80            395,289.00

    3646526    943/943  BLANCHARD           ROBERT   P      8.6250    ZZ            265,200.00     11              03/01/00
    9080051152          4618 BULOVA STREET                  8.3750     1            264,566.92     12              05/01/00
    9080051152                                                F       05              2,062.70    360              04/01/30
    02                  TORRANCE          CA  90503           O        1              2,062.70     85            312,000.00

    3646527    943/943  MAROLI              ALLAN    N      8.1250    BB            290,000.00     00              06/02/00
    9080051344          15 FISHER FARM ROAD                 7.8750     1            289,810.30      0              08/01/00
    9080051344                                                F       05              2,153.24    360              07/01/30
    02                  MONTGOMERY TOWNS  NJ  08502           O        1              2,153.24     50            589,900.00

    3646528    943/943  HEDGES              BRYAN    C      8.6250    ZZ            432,000.00     00              06/01/00
    9080051610          2024 PALMER DRIVE                   8.3750     1            431,488.02      0              07/01/00
    9080051610                                                F       05              3,360.05    360              06/01/30
    02                  LAWRENCE          KS  66047           O        1              3,360.05     80            540,000.00

    3646529    943/943  VOSS                BEN      J      8.6250    ZZ            259,200.00     10              04/12/00
    9080052216          9116 NORTH 138TH EAST AVENUE        8.3750     2            258,284.72     25              06/01/00
    9080052216                                                F       03              2,016.03    360              05/01/30
    02                  OWASSO            OK  74055           O        1              2,016.03     90            288,000.00

    3646530    943/943  ANDERSON            MICHAEL         8.5000    ZZ            300,000.00     00              02/22/00
    9080052291          1503 ROUTE Z                        8.2500     2            299,265.28      0              05/01/00
    9080052291                                                F       05              2,306.74    360              04/01/30
    02                  CENTERTOWN        MO  65109           O        1              2,306.74     79            380,000.00

    3646531    943/943  LESSARD             DAVID    P      7.8750    ZZ            258,000.00     11              05/31/00
    9080052852          9 PEGASUS PLACE                     7.6250     1            257,643.78     12              07/01/00
    9080052852                                                F       03              1,870.68    360              06/01/30
    02                  WASHINGTON TOWNS  NJ  07882           O        1              1,870.68     84            308,990.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  100
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646532    943/943  ALVAREZ JR          FREDERICKW      8.2500    ZZ            327,000.00     00              05/31/00
    9080053858          17 SEA FOX LANE                     8.0000     1            326,581.54      0              07/01/00
    9080053858                                                F       05              2,456.64    360              06/01/30
    02                  GLOUCESTER        MA  01930           O        1              2,456.64     68            482,000.00

    3646533    943/943  MAAG                WILLIAM  R      8.5000    ZZ            436,800.00     00              06/23/00
    9080053980          9 ANJA DRIVE                        8.2500     1            436,535.39      0              08/01/00
    9080053980                                                F       03              3,358.61    360              07/01/30
    02                  SIMSBURY          CT  06070           O        1              3,358.61     80            546,000.00

    3646534    943/943  BREIDENBACH         JAMES    C      8.1250    ZZ            528,000.00     00              05/31/00
    9080054658          10820 HUNTSMAN ROAD                 7.8750     2            527,306.87      0              07/01/00
    9080054658                                                F       03              3,920.39    360              06/01/30
    02                  COLORADO SPRINGS  CO  80908           O        1              3,920.39     80            660,000.00

    3646535    943/943  BENSON JR           MICHAEL  R      8.3750    ZZ            650,000.00     00              04/21/00
    9080054812          111 ANN STREET                      8.1250     1            648,778.67      0              06/01/00
    9080054812                                                F       05              4,940.47    360              05/01/30
    02                  CLARENDON HILLS   IL  60514           O        1              4,940.47     79            822,854.00

    3646536    943/943  EDWARDS             TODD     D      8.6250    ZZ            433,500.00     00              05/17/00
    9080055681          3550 GOLF WALK CIRCLE N             8.3750     2            432,985.86      0              07/01/00
    9080055681                                                F       03              3,371.72    360              06/01/30
    02                  MEMPHIS           TN  38125           O        1              3,371.72     55            800,000.00

    3646537    943/943  SWEENEY             GARY     A      8.6250    ZZ            266,330.00     00              05/16/00
    9080055854          21322 FORSYTHIA LANE                8.3750     2            266,014.43      0              07/01/00
    9080055854                                                F       05              2,071.49    360              06/01/30
    02                  ELKTON            VA  22827           O        1              2,071.49     63            425,000.00

    3646539    943/943  DUONG               TAO      H      8.5000    ZZ            578,000.00     00              05/17/00
    9080056060          11825 BORUM AVE                     8.2500     1            577,297.27      0              07/01/00
    9080056060                                                F       03              4,444.32    360              06/01/30
    02                  TUSTIN            CA  92782           O        1              4,444.32     80            722,500.00

    3646540    943/943  HOLCOMB             THOMAS   J      8.1250    ZZ            275,592.00     00              05/25/00
    9080056102          15110 69TH AVENUE SE                7.8750     1            275,230.22      0              07/01/00
    9080056102                                                F       03              2,046.27    360              06/01/30
    02                  SNOHOMISH         WA  98296           O        1              2,046.27     80            344,490.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  101
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646542    943/943  ALLEY               CRAIG    E      8.3750    ZZ            290,800.00     00              05/26/00
    9080056948          1660 POPPY PEAK DRIVE               8.1250     1            290,437.28      0              07/01/00
    9080056948                                                F       05              2,210.30    360              06/01/30
    02                  PASADENA          CA  91105           O        1              2,210.30     65            451,000.00

    3646543    943/943  MCDONALD            BRIEN    A      8.8750    ZZ            415,000.00     00              06/07/00
    9080057081          11 EASLEY TERRACE                   8.6250     1            414,767.34      0              08/01/00
    9080057081                                                F       05              3,301.93    360              07/01/30
    02                  CONVENT STATION   NJ  07961           O        1              3,301.93     64            650,000.00

    3646544    943/943  TOMBES              THOMAS   H      8.3750    ZZ            300,000.00     12              05/30/00
    9080057564          3011 RIVER HILLS LANE               8.1250     1            299,625.73     25              07/01/00
    9080057564                                                F       05              2,280.22    360              06/01/30
    02                  MIDLOTHIAN        VA  23113           O        1              2,280.22     86            350,000.00

    3646545    943/943  GOLDBERG            MICHAEL  D      8.6250    ZZ            300,000.00     00              04/28/00
    9080057739          6513 DANVILLE COURT                 8.3750     1            299,463.57      0              06/01/00
    9080057739                                                F       05              2,333.37    360              05/01/30
    02                  ROCKVILLE         MD  20852           O        1              2,333.37     80            375,000.00

    3646546    943/943  SHAW                RICHELLE T      9.2500    ZZ            280,250.00     04              03/29/00
    9080058086          6557 SOLITARY AVENUE                9.0000     1            279,662.12     30              05/01/00
    9080058086                                                F       03              2,305.55    360              04/01/30
    02                  LAS VEGAS         NV  89110           O        1              2,305.55     95            295,000.00

    3646547    943/943  ROARTY              ROBERT   M      8.0000    ZZ            285,500.00     00              06/08/00
    9080058133          11 HASTINGS LANE                    7.7500     1            285,308.43      0              08/01/00
    9080058133                                                F       05              2,094.90    360              07/01/30
    02                  FLEMINGTON        NJ  08822           O        1              2,094.90     79            365,000.00

    3646548    943/943  HULL                THOMAS   L      8.0000    ZZ            284,850.00     00              06/13/00
    9080059424          6565 TWILIGHT GLOW DRIVE            7.7500     1            284,658.87      0              08/01/00
    9080059424                                                F       05              2,090.13    360              07/01/30
    02                  ELDERSBURG        MD  21784           O        1              2,090.13     80            356,094.00

    3646549    943/943  GREGG               VALERIE  J      8.6250    ZZ            279,200.00     00              05/25/00
    9080059507          7808 ACCOTINK PLACE                 8.3750     1            278,869.18      0              07/01/00
    9080059507                                                F       05              2,171.59    360              06/01/30
    02                  ALEXANDRIA        VA  22308           O        1              2,171.59     80            349,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  102
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646550    943/943  LORBER              JOHN     R      8.0000    ZZ            508,000.00     00              06/15/00
    9080059607          6320 BEVERLEYS MILL ROAD            7.7500     1            507,659.15      0              08/01/00
    9080059607                                                F       05              3,727.52    360              07/01/30
    02                  BROAD RUN         VA  20137           O        1              3,727.52     80            635,000.00

    3646551    943/943  WHITEHURST          DARRELL  D      8.1250    ZZ            501,900.00     00              06/15/00
    9080059613          1862 ISLAND WAY                     7.8750     1            501,570.71      0              08/01/00
    9080059613                                                F       03              3,726.60    360              07/01/30
    02                  OSPREY            FL  34229           O        1              3,726.60     70            717,000.00

    3646552    943/943  WAGNER              DONALD          8.3750    ZZ            332,000.00     00              05/01/00
    9080059631          1890 NORTH FERN STREET              8.1250     1            331,585.84      0              07/01/00
    9080059631                                                F       05              2,523.44    360              06/01/30
    02                  ORANGE            CA  92867           O        1              2,523.44     80            415,000.00

    3646553    943/943  REIMERS             PAUL     A      8.2500    ZZ            389,800.00     00              05/11/00
    9080059685          217 CORNWELL STREET NW              8.0000     2            389,301.17      0              07/01/00
    9080059685                                                F       05              2,928.44    360              06/01/30
    02                  LEESBURG          VA  20176           O        1              2,928.44     52            755,000.00

    3646554    943/943  HOWARD              TIMOTHY  R      8.2500    ZZ            287,000.00     00              05/11/00
    9080059703          2555 BRANCIFORTE DR                 8.0000     2            285,942.63      0              07/01/00
    9080059703                                                F       05              2,156.14    360              06/01/30
    02                  SANTA CRUZ        CA  95065           O        1              2,156.14     58            500,000.00

    3646555    943/943  ELLIOT              JOHN            8.2500    ZZ            475,000.00     00              06/01/00
    9080059734          18332 HIDEAWAY RD                   8.0000     2            474,392.12      0              07/01/00
    9080059734                                                F       05              3,568.52    360              06/01/30
    02                  CHARLOTTE         NC  28278           O        1              3,568.52     59            810,000.00

    3646556    943/943  TAING               EAO             8.3750    ZZ            320,000.00     00              05/10/00
    9080059742          3350 217TH PL NE                    8.1250     1            319,600.80      0              07/01/00
    9080059742                                                F       05              2,432.24    360              06/01/30
    02                  REDMOND           WA  98053           O        1              2,432.24     65            492,500.00

    3646557    943/943  APPEL               GENE     B      8.3750    ZZ            290,000.00     00              05/23/00
    9080059800          36 HUMMINGBIRD LANE                 8.1250     1            289,638.29      0              07/01/00
    9080059800                                                F       03              2,204.21    360              06/01/30
    02                  HENDERSON         NV  89014           O        1              2,204.21     77            380,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  103
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646558    943/943  LAM                 VINH     T      8.3750    ZZ            639,150.00     00              05/05/00
    9080059808          11815 BORUM AVENUE                  8.1250     1            638,352.69      0              07/01/00
    9080059808                                                F       03              4,858.00    360              06/01/30
    02                  TUSTIN            CA  92782           O        1              4,858.00     80            798,960.00

    3646559    943/943  KEE                 STEVEN   W      8.2500    ZZ            261,000.00     00              05/24/00
    9080059825          2232 WINDWARD SHORE DRIVE           8.0000     2            260,665.99      0              07/01/00
    9080059825                                                F       05              1,960.81    360              06/01/30
    02                  VIRGINIA BE       VA  23451           O        1              1,960.81     70            375,000.00

    3646560    943/943  SCOVILLE            THOMAS   J      8.0000    ZZ            328,000.00     00              05/24/00
    9080059826          654 ANGELL STREET                   7.7500     1            327,558.35      0              07/01/00
    9080059826                                                F       05              2,406.75    360              06/01/30
    02                  PROVIDENCE        RI  02906           O        1              2,406.75     80            410,000.00

    3646561    943/943  HENDRICKSON         ROBERT   G      8.2500    ZZ            468,000.00     00              05/25/00
    9080059941          7213 BALMORAL DRIVE                 8.0000     1            467,401.09      0              07/01/00
    9080059941                                                F       03              3,515.93    360              06/01/30
    02                  COLLEYVILLE       TX  76034           O        1              3,515.93     80            585,000.00

    3646562    943/943  LAMB JR             EDWARD   J      8.2500    ZZ            531,900.00     00              06/16/00
    9080059968          2932 LEATHERLEAF DRIVE              8.0000     2            531,528.81      0              08/01/00
    9080059968                                                F       05              4,028.00    348              07/01/29
    02                  TOANO             VA  23168           O        1              4,028.00     80            665,000.00

    3646563    943/943  COLLINS             FREDDIE  L      8.5000    ZZ            300,000.00     00              06/08/00
    9080059997          101 BIRCH TERRACE COURT             8.2500     2            299,818.26      0              08/01/00
    9080059997                                                F       03              2,306.74    360              07/01/30
    02                  LEXINGTON         SC  29072           O        1              2,306.74     75            400,000.00

    3646564    943/943  O'BRIEN JR          BRADLEY  V      8.8750    ZZ            400,000.00     00              06/26/00
    9080060031          40 PACER COURT                      8.6250     1            399,775.75      0              08/01/00
    9080060031                                                F       05              3,182.58    360              07/01/30
    02                  BASKING RIDGE     NJ  07920           O        1              3,182.58     47            865,000.00

    3646565    943/943  RAMER               JOHN     K      8.3750    ZZ            367,600.00     00              05/26/00
    9080060169          811 INDIAN SPRINGS LN               8.1250     2            367,141.42      0              07/01/00
    9080060169                                                F       05              2,794.03    360              06/01/30
    02                  CHAPEL HILL       NC  27514           O        1              2,794.03     80            464,500.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  104
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646566    943/943  DROMS               RALPH    E      8.5000    ZZ            391,900.00     00              06/16/00
    9080060182          21 PINE RIDGE ROAD                  8.2500     1            391,662.59      0              08/01/00
    9080060182                                                F       05              3,013.37    360              07/01/30
    02                  WESTFORD          MA  01886           O        1              3,013.37     80            489,900.00

    3646567    943/943  HARRISON            JEFFREY  J      8.3750    ZZ            261,250.00     10              05/31/00
    9080060187          710 SILVER SADDLE ROAD              8.1250     1            260,924.08     30              07/01/00
    9080060187                                                F       03              1,985.69    360              06/01/30
    02                  MONUMENT          CO  80132           O        1              1,985.69     95            275,000.00

    3646569    943/943  SCOTT               KAREN    M      8.5000    ZZ            335,200.00     00              06/16/00
    9080060269          11900 LAKEWOOD LANE                 8.2500     1            334,996.93      0              08/01/00
    9080060269                                                F       05              2,577.40    360              07/01/30
    02                  FAIRFAX STATION   VA  22039           O        1              2,577.40     80            419,000.00

    3646570    943/943  OR                  RIN             8.5000    ZZ            432,000.00     00              05/03/00
    9080060293          1341 PEACOCK COURT                  8.2500     1            431,474.73      0              07/01/00
    9080060293                                                F       05              3,321.71    360              06/01/30
    02                  GILROY            CA  95020           O        1              3,321.71     80            540,000.00

    3646571    943/943  DAO                 THANH           8.2500    ZZ            459,850.00     00              05/08/00
    9080060295          5847 PALA MESA DRIVE                8.0000     1            459,261.52      0              07/01/00
    9080060295                                                F       03              3,454.70    360              06/01/30
    02                  SAN JOSE          CA  95123           O        1              3,454.70     80            574,844.00

    3646572    943/943  BUTLER              NORMAN          8.3750    ZZ            351,321.00     00              06/05/00
    9080060307          1407 BERSHIRE LANE                  8.1250     1            350,586.21      0              07/01/00
    9080060307                                                F       03              2,670.30    360              06/01/30
    02                  CHARLOTTE         NC  28262           O        1              2,670.30     80            439,151.00

    3646573    943/943  PANTOLIANO          MICHAEL  W      8.2500    ZZ            379,900.00     00              06/01/00
    9080060589          7 HOLMES ROAD                       8.0000     1            379,413.88      0              07/01/00
    9080060589                                                F       05              2,854.07    360              06/01/30
    02                  BOXFORD           MA  01921           O        1              2,854.07     80            479,900.00

    3646574    943/943  ZIMMERMAN           FRAN     P      8.6250    ZZ            460,000.00     00              05/24/00
    9080060616          9807 THUNDERHILL COURT              8.3750     1            459,454.89      0              07/01/00
    9080060616                                                F       03              3,577.83    360              06/01/30
    02                  GREAT FALLS       VA  22066           O        1              3,577.83     80            575,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  105
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646575    943/943  ALSOP               DAVID           8.6250    ZZ            388,000.00     00              06/16/00
    9080060799          29 WHEELER ROAD                     8.3750     1            387,770.93      0              08/01/00
    9080060799                                                F       05              3,017.82    360              07/01/30
    02                  NEWTON            MA  02159           O        1              3,017.82     80            485,000.00

    3646576    943/943  MCDONALD            FRANK    B      8.6250    ZZ            454,500.00     04              05/25/00
    9080060942          7330 FAIRWAY LANE                   8.3750     1            453,961.41     25              07/01/00
    9080060942                                                F       03              3,535.05    360              06/01/30
    02                  PARKER            CO  80134           O        1              3,535.05     90            505,000.00

    3646577    943/943  GRABER JR           RAYMOND  W      8.6250    ZZ            315,000.00     00              06/08/00
    9080061099          3 MARTHA DRIVE                      8.3750     5            314,814.02      0              08/01/00
    9080061099                                                F       05              2,450.04    360              07/01/30
    02                  MORRISTOWN        NJ  07960           O        1              2,450.04     75            420,000.00

    3646578    943/943  SCHUMAN             JILL            8.8750    ZZ            500,000.00     00              05/30/00
    9080061191          820 ELKHORN MOUNTAIN ROAD           8.6250     2            499,236.39      0              07/01/00
    9080061191                                                F       03              3,978.22    360              06/01/30
    02                  DURANGO           CO  81301           O        1              3,978.22     29          1,750,000.00

    3646579    943/943  BLANTON             GERALD   B      8.6250    ZZ            361,800.00     04              04/26/00
    9080061205          13840 STONEY GATE PLACE             8.3750     1            360,460.08     25              06/01/00
    9080061205                                                F       03              2,814.04    360              05/01/30
    02                  SAN DIEGO         CA  92128           O        1              2,814.04     90            402,000.00

    3646580    943/943  HAUBEN              KATARINA H      8.6250    ZZ            266,000.00     10              05/30/00
    9080061208          100 COLLEGE HILL ROAD               8.3750     1            265,684.72     30              07/01/00
    9080061208                                                F       05              2,068.93    360              06/01/30
    02                  MONTROSE          NY  10548           O        1              2,068.93     95            280,000.00

    3646581    943/943  WARREN              RANDALL  T      8.0000    ZZ            292,000.00     00              06/05/00
    9080061336          2985 DALE DRIVE                     7.7500     1            291,804.07      0              08/01/00
    9080061336                                                F       05              2,142.60    360              07/01/30
    02                  ATLANTA           GA  30305           O        1              2,142.60     80            365,000.00

    3646582    943/943  HO                  THONG    H      8.7500    ZZ            440,000.00     00              05/04/00
    9080061341          320 & 328 NORTH CENTRAL AVENUE      8.5000     1            439,491.86      0              07/01/00
    9080061341                                                F       05              3,461.48    360              06/01/30
    02                  CAMBPELL          CA  95008           O        2              3,461.48     80            550,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  106
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646583    943/943  PLANAS              ANTONIO  T      8.5000    ZZ            300,000.00     00              06/19/00
    9080061343          108 WINDRUSH DRIVE                  8.2500     1            299,818.25      0              08/01/00
    9080061343                                                F       05              2,306.75    360              07/01/30
    02                  RIDGELAND         MS  39157           O        1              2,306.75     66            457,000.00

    3646584    943/943  BASKA               SUSAN    S      8.2500    ZZ            435,100.00     00              05/31/00
    9080061427          44322 DEEP HOLLOW CIRCLE            8.0000     1            434,543.14      0              07/01/00
    9080061427                                                F       05              3,268.76    360              06/01/30
    02                  NORTHVILLE        MI  48167           O        1              3,268.76     80            543,900.00

    3646586    943/943  BARROS              ANTHONY         8.5000    ZZ            265,600.00     00              05/22/00
    9080061441          13920 STRAWBERRY CIRCLE             8.2500     1            265,277.06      0              07/01/00
    9080061441                                                F       03              2,042.23    360              06/01/30
    02                  PENN VALLEY       CA  95946           O        1              2,042.23     80            332,000.00

    3646587    943/943  SHAPLETON           GEORGE          9.5000    ZZ            367,200.00     00              05/25/00
    9080061469          2108 SHELBY CIRCLE                  9.2500     1            366,837.35      0              07/01/00
    9080061469                                                F       05              3,087.62    360              06/01/30
    02                  EL DORADO HILLS   CA  95762           O        1              3,087.62     80            459,000.00

    3646588    943/943  MAYEAUX JR MDM      LOVELL   J      8.7500    ZZ            468,900.00     12              05/17/00
    9080061949          1444 HWY 115                        8.5000     2            467,986.30     25              07/01/00
    9080061949                                                F       05              3,688.84    360              06/01/30
    02                  MARKSVILLE        LA  71351           O        1              3,688.84     82            575,000.00

    3646589    943/943  WIMBERLY            DAVID    T      8.8750    ZZ            272,000.00     00              06/15/00
    9080062198          1 DRURY PLAINS ROAD                 8.6250     1            271,847.51      0              08/01/00
    9080062198                                                F       05              2,164.16    360              07/01/30
    02                  STRATHAM          NH  03885           O        1              2,164.16     80            340,000.00

    3646590    943/943  CARLSON             PAMELA   B      7.8750    ZZ            277,500.00     00              06/14/00
    9080062478          54 ALMA ROCK ROAD                   7.6250     1            277,309.02      0              08/01/00
    9080062478                                                F       05              2,012.07    360              07/01/30
    02                  STAMFORD          CT  06903           O        1              2,012.07     59            475,000.00

    3646591    943/943  LOLMAUGH            DAVID    W      8.2500    ZZ            350,000.00     00              05/05/00
    9080062585          797 GOZA RD                         8.0000     2            349,552.11      0              07/01/00
    9080062585                                                F       05              2,629.43    360              06/01/30
    02                  FAYETTEVILLE      GA  30215           O        1              2,629.43     63            560,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  107
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646592    943/943  MURPHY              PATRICIA M      9.3750    ZZ            264,000.00     00              05/24/00
    9080062834          319 NORTH ASHWOOD AVENUE            9.1250     5            263,732.32      0              07/01/00
    9080062834                                                F       05              2,195.82    360              06/01/30
    02                  VENTURA           CA  93003           O        1              2,195.82     70            380,000.00

    3646593    943/943  WILSON              DONALD   C      9.0000    ZZ            355,000.00     00              06/02/00
    9080063392          1534 ALKI AVENUE SW UNIT 402        8.7500     1            354,806.09      0              08/01/00
    9080063392                                                F       08              2,856.41    360              07/01/30
    02                  SEATTLE           WA  98116           O        1              2,856.41     62            574,950.00

    3646594    943/943  ANDERSON            LISA     K      8.8750    ZZ            306,000.00     01              06/05/00
    9080064080          4115 MARK ALAN DRIVE                8.6250     1            305,828.45     25              08/01/00
    9080064080                                                F       05              2,434.68    360              07/01/30
    02                  SAN ANTONIO       TX  78261           O        1              2,434.68     90            340,000.00

    3646595    943/943  BAIO                JOHN     R      8.3750    ZZ            293,550.00     04              05/22/00
    9080064177          421 LIBERTY DRIVE                   8.1250     1            293,183.77     30              07/01/00
    9080064177                                                F       05              2,231.19    360              06/01/30
    02                  SMYRNA            TN  37167           O        1              2,231.19     95            309,032.00

    3646596    943/943  SERPA               GREGORY  S      8.8750    ZZ            272,250.00     12              06/06/00
    9080064200          10332 NORTH PAGE AVENUE             8.6250     1            272,097.38     25              08/01/00
    9080064200                                                F       03              2,166.14    360              07/01/30
    02                  FRESNO            CA  93720           O        1              2,166.14     90            302,500.00

    3646597    943/943  MASTROFRANCESCO     LOIS            8.6250    ZZ            464,000.00     00              06/16/00
    9080064203          8030 MONTICELLO DRIVE               8.3750     1            463,726.05      0              08/01/00
    9080064203                                                F       05              3,608.95    360              07/01/30
    02                  DUNWOODY          GA  30350           O        1              3,608.95     80            580,000.00

    3646598    943/943  POOLE               PETER    D      7.8750    ZZ            560,000.00     00              06/14/00
    9080064333          311 RIVER OAKS                      7.6250     1            559,614.07      0              08/01/00
    9080064333                                                F       03              4,060.39    360              07/01/30
    02                  MEMPHIS           TN  38120           O        1              4,060.39     78            725,000.00

    3646599    943/943  CERVANTES           AIDA     G      8.2500    ZZ            350,000.00     00              05/10/00
    9080064349          329 SAN MARINO LANE                 8.0000     1            349,552.08      0              07/01/00
    9080064349                                                F       05              2,629.44    360              06/01/30
    02                  BRENTWOOD         CA  94513           O        1              2,629.44     67            524,217.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  108
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646600    943/943  GORMAN              JOHN     M      8.1250    ZZ            336,000.00     00              06/07/00
    9080064380          3310 MID LANE                       7.8750     1            335,779.38      0              08/01/00
    9080064380                                                F       05              2,494.79    360              07/01/30
    02                  HOUSTON           TX  77027           O        1              2,494.79     80            420,000.00

    3646601    943/943  CHAMBLEE            GARY     D      8.3750    ZZ            350,000.00     00              06/30/00
    9080064577          2424 HARTMILL COURT                 8.1250     1            349,782.46      0              08/01/00
    9080064577                                                F       03              2,660.25    360              07/01/30
    02                  CHARLOTTE         NC  28226           O        1              2,660.25     73            480,500.00

    3646602    943/943  OWEN                STEPHEN         8.6250    ZZ            375,200.00     00              06/20/00
    9080064578          73 WINSLOW AVENUE                   8.3750     1            373,467.70      0              08/01/00
    9080064578                                                F       05              2,918.27    360              07/01/30
    02                  SOMERVILLE        MA  02144           O        1              2,918.27     80            469,000.00

    3646603    943/943  WESTBROOK           RICHARD  S      8.5000    ZZ            592,000.00     00              06/12/00
    9080064643          1201 SILVER HILL DRIVE              8.2500     1            591,641.36      0              08/01/00
    9080064643                                                F       05              4,551.97    360              07/01/30
    02                  AUSTIN            TX  78746           O        1              4,551.97     80            740,000.00

    3646604    943/943  STOCKWELL           LAURA    L      8.7500    ZZ            268,000.00     00              06/30/00
    9080065018          21 WILDEWOOD DR                     8.5000     1            267,845.81      0              08/01/00
    9080065018                                                F       05              2,108.36    360              07/01/30
    02                  CANTON            MA  02021           O        1              2,108.36     80            335,000.00

    3646605    943/943  CASEY               KEVIN           8.3750    ZZ            319,700.00     00              06/16/00
    9080065644          96 ARGILLA RD                       8.1250     1            319,501.29      0              08/01/00
    9080065644                                                F       05              2,429.95    360              07/01/30
    02                  IPSWICH           MA  01938           O        1              2,429.95     80            400,000.00

    3646606    943/943  GARDNER             GARY     G      8.0000    ZZ            304,000.00     00              06/26/00
    9080065679          7272 S SUNDOWN CIRCLE               7.7500     1            303,796.02      0              08/01/00
    9080065679                                                F       03              2,230.65    360              07/01/30
    02                  LITTLETON         CO  80120           O        1              2,230.65     80            380,000.00

    3646607    943/943  GATTEN              O        J      8.5000    ZZ            310,000.00     00              06/26/00
    9080065796          256 E BOYNTON RD                    8.2500     5            309,812.20      0              08/01/00
    9080065796                                                F       05              2,383.63    360              07/01/30
    02                  KAYSVILLE         UT  84037           O        1              2,383.63     62            500,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  109
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646608    943/943  FERNANDEZ           ALEXIS   C      8.5000    ZZ            299,500.00     00              06/21/00
    9080066505          23518 HERITAGE OAK CT               8.2500     1            299,318.60      0              08/01/00
    9080066505                                                F       03              2,302.90    360              07/01/30
    02                  SANTA CLARITA     CA  91321           O        1              2,302.90     72            419,500.00

    3646609    943/943  TOBIN               BERTRAM         8.6250    T             325,000.00     00              06/27/00
    9080066799          6425 W BURCHER ROAD                 8.3750     1            324,808.10      0              08/01/00
    9080066799                                                F       05              2,527.82    360              07/01/30
    02                  WILSON            WY  83014           O        1              2,527.82     55            595,000.00

    3646610    943/943  WERNER              PAUL     R      8.5000    ZZ            360,000.00     00              06/29/00
    9080067665          727 NORTH C STREET                  8.2500     1            359,781.90      0              08/01/00
    9080067665                                                F       05              2,768.09    360              07/01/30
    02                  TACOMA            WA  98403           O        1              2,768.09     56            650,000.00

    3646611    943/943  OLSON               JAMES    M      9.0000    ZZ            455,400.00     12              06/16/00
    9090002114          29 LONG ACRE DRIVE                  8.7500     1            455,151.24     25              08/01/00
    9090002114                                                F       05              3,664.26    360              07/01/30
    02                  HUNTINGTON        NY  11743           O        1              3,664.26     90            506,000.00

    3646612    943/943  ZLOTKOWSKI          MIREK           8.8750    ZZ            516,000.00     00              06/23/00
    9090003121          196 FERNDALE ROAD                   8.6250     1            515,710.72      0              08/01/00
    9090003121                                                F       05              4,105.53    360              07/01/30
    02                  SCARSDALE         NY  10583           O        1              4,105.53     80            645,000.00

    3646613    943/943  FOTO                VITO     F      8.5000    ZZ            499,000.00     00              06/27/00
    9090003655          5 EVAN PLACE                        8.2500     1            498,668.58      0              08/01/00
    9090003655                                                F       05              3,836.88    360              07/01/30
    02                  ARMONK            NY  10504           O        1              3,836.88     74            675,000.00

    3646614    943/943  LIONG               CHRISTOPH       8.6250    ZZ            322,000.00     00              06/20/00
    9090003745          200 RIVERSIDE BLVD 15G              8.3750     1            321,809.89      0              08/01/00
    9090003745                                                F       06              2,504.49    360              07/01/30
    02                  NEW YORK          NY  10069           O        1              2,504.49     70            460,000.00

    3646615    943/943  GRIFFIN             ADRIAN          7.8750    ZZ            304,200.00     00              06/15/00
    9090003852          63 LONGACRE DRIVE                   7.6250     1            303,990.64      0              08/01/00
    9090003852                                                F       05              2,205.67    360              07/01/30
    02                  COLLEGEVILLE      PA  19426           O        1              2,205.67     80            381,400.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  110
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646616    943/943  KOEPPEL             HARVEY          8.7500    ZZ            699,000.00     00              06/12/00
    9090003942          200 RIVERSIDE BLVD UNIT 12A         8.5000     1            698,597.84      0              08/01/00
    9090003942                                                F       06              5,499.04    360              07/01/30
    02                  NEW YORK          NY  10069           O        1              5,499.04     69          1,022,500.00

    3646617    943/943  HEFFERNAN           RICHARD  G      8.6250    ZZ            290,000.00     00              06/05/00
    9090004089          305 EAST 40TH STREET APT 12S        8.3750     1            289,828.78      0              08/01/00
    9090004089                                                F       11              2,255.60    360              07/01/30
    02                  NEW YORK          NY  10016           O        1              2,255.60     74            395,000.00

    3646618    943/943  SUN                 LIHONG          8.5000    ZZ            290,400.00     00              06/01/00
    9090004180          15 MYSTIC VIEW TERRACE              8.2500     1            290,046.31      0              07/01/00
    9090004180                                                F       05              2,232.93    360              06/01/30
    02                  ARLINGTON         MA  02474           O        1              2,232.93     80            363,000.00

    3646619    943/943  HARBUTT             CHARLES         8.5000    ZZ            404,000.00     00              06/09/00
    9090004342          299A CARROLL STREET UNIT HH         8.2500     1            403,555.25      0              08/01/00
    9090004342                                                F       01              3,106.42    360              07/01/30
    02                  BROOKLYN          NY  11231           O        1              3,106.42     80            505,000.00

    3646620    943/943  PECK                RANDALL  P      8.6250    ZZ            656,000.00     00              06/21/00
    9090004364          32 ASPEN RD                         8.3750     1            655,612.69      0              08/01/00
    9090004364                                                F       05              5,102.31    360              07/01/30
    02                  SCARSDALE         NY  10583           O        1              5,102.31     80            820,000.00

    3646621    943/943  THIES               HAROLD          8.5000    ZZ            500,000.00     00              06/20/00
    9090004374          41 SHORE PARK ROAD                  8.2500     1            499,697.10      0              08/01/00
    9090004374                                                F       05              3,844.57    360              07/01/30
    02                  GREAT NECK        NY  11023           O        1              3,844.57     67            750,000.00

    3646622    943/943  ARIKATA             JON             8.3750    ZZ            264,700.00     00              06/14/00
    9090004563          1845 FINDLEY DRIVE                  8.1250     1            264,535.47      0              08/01/00
    9090004563                                                F       05              2,011.92    360              07/01/30
    02                  MILPITAS          CA  95035           O        1              2,011.92     80            330,980.00

    3646623    943/943  GHOSTLAW            DAVID    L      8.5000    ZZ            280,000.00     00              06/12/00
    9090004574          64 GRINNELL STREET                  8.2500     5            279,830.37      0              08/01/00
    9090004574                                                F       05              2,152.96    360              07/01/30
    02                  RHINECLIFF        NY  12574           O        1              2,152.96     70            405,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  111
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646624    943/943  KRAUSS              ALVIN           8.7500    ZZ            640,000.00     00              06/28/00
    9090004637          146 REDPOLE PATH                    8.5000     1            639,631.78      0              08/01/00
    9090004637                                                F       01              5,034.89    360              07/01/30
    02                  ROSLYN HEIGHTS    NY  11577           O        1              5,034.89     80            801,000.00

    3646625    943/943  THI                 NGUYEN   L      8.8750    ZZ            256,000.00     00              06/09/00
    9090004735          337 E CONCORD WAY                   8.6250     1            255,856.47      0              08/01/00
    9090004735                                                F       03              2,036.86    360              07/01/30
    02                  PLACENTIA         CA  92870           O        1              2,036.86     80            320,000.00

    3646626    943/943  ANTON               ALEX            8.6250    ZZ            378,000.00     12              06/09/00
    9090004837          33 WINKLE POINT ROAD                8.3750     1            377,776.83     25              08/01/00
    9090004837                                                F       05              2,940.05    360              07/01/30
    02                  EATONS NECK       NY  11768           O        1              2,940.05     90            420,000.00

    3646627    943/943  BREGER              SCOTT           8.5000    ZZ            276,000.00     00              06/29/00
    9090004939          134 CLEVELAND AVENUE                8.2500     1            275,832.79      0              08/01/00
    9090004939                                                F       05              2,122.21    360              07/01/30
    02                  ROCKVILLE CENTRE  NY  11570           O        2              2,122.21     80            345,000.00

    3646628    943/943  SHEERIN             MATTHEW  J      8.8750    ZZ            325,000.00     00              06/16/00
    9090004968          22 MARION PLACE                     8.6250     1            324,817.80      0              08/01/00
    9090004968                                                F       05              2,585.85    360              07/01/30
    02                  HUNTINGTON        NY  11746           O        1              2,585.85     80            407,000.00

    3646629    943/943  SHIELDS             JOHN     T      8.2500    ZZ            435,200.00     00              05/23/00
    9090005005          512 NORTH GOWER STREET              8.0000     1            434,643.05      0              07/01/00
    9090005005                                                F       05              3,269.52    360              06/01/30
    02                  LOS ANGELES       CA  90004           O        1              3,269.52     80            544,000.00

    3646630    943/943  STRAND              JASON    A      8.5000    ZZ            292,000.00     00              06/16/00
    9090005034          108 ROSES COURT                     8.2500     1            291,823.10      0              08/01/00
    9090005034                                                F       05              2,245.23    360              07/01/30
    02                  WASHINGTON        NJ  08691           O        1              2,245.23     80            365,000.00

    3646631    943/943  PURDOM              EDWARD   W      8.5000    ZZ            550,000.00     00              05/16/00
    9090005100          15 PROSPECT AVE                     8.2500     5            549,331.24      0              07/01/00
    9090005100                                                F       05              4,229.03    360              06/01/30
    02                  SAN ANSELMO       CA  94960           O        1              4,229.03     46          1,200,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  112
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646632    943/943  MALTEZOS            LOUIS    P      8.7500    ZZ            351,200.00     00              06/15/00
    9090005202          2515 SHERMAN AVE                    8.5000     1            350,997.93      0              08/01/00
    9090005202                                                F       05              2,762.90    360              07/01/30
    02                  EVANSTON          IL  60201           O        1              2,762.90     80            439,000.00

    3646633    943/943  BAKSH               MOHAMMED R      8.6250    ZZ            280,000.00     00              06/20/00
    9090005338          26-22 UTOPIA PARKWAY                8.3750     1            279,834.68      0              08/01/00
    9090005338                                                F       05              2,177.82    360              07/01/30
    02                  FLUSHING          NY  11358           O        1              2,177.82     80            350,000.00

    3646634    943/943  SEGMULLER           WOLFGANG        8.0000    ZZ            339,200.00     00              06/16/00
    9090005403          10 PINE ROAD                        7.7500     1            338,972.40      0              08/01/00
    9090005403                                                F       05              2,488.93    360              07/01/30
    02                  VALHALLA          NY  10595           O        1              2,488.93     80            424,000.00

    3646635    943/943  STANDIG             KENNETH         8.6250    ZZ            320,000.00     00              06/30/00
    9090005783          264 HILLTURN LANE                   8.3750     1            319,811.07      0              08/01/00
    9090005783                                                F       05              2,488.93    360              07/01/30
    02                  ROSLYN HEIGHTS    NY  11577           O        1              2,488.93     80            405,000.00

    3646636    943/943  KAPELMAN            DAVID           8.8750    ZZ            645,000.00     00              06/14/00
    9090005912          636 WEST 254TH STREET               8.6250     1            643,132.31      0              08/01/00
    9090005912                                                F       05              5,131.91    360              07/01/30
    02                  BRONX             NY  10471           O        1              5,131.91     77            845,000.00

    3646637    943/943  KOBRIN              CRAIG    J      8.2500    ZZ            436,000.00     00              06/26/00
    9090005933          624 EAST BROAD STREET               8.0000     1            435,721.97      0              08/01/00
    9090005933                                                F       05              3,275.53    360              07/01/30
    02                  WESTFIELD         NJ  07090           O        1              3,275.53     77            570,000.00

    3646638    943/943  GRIECI              CORRADO         8.3750    ZZ            365,000.00     00              06/21/00
    9090006086          9 MOUNT PLEASANT STREET             8.1250     1            364,773.13      0              08/01/00
    9090006086                                                F       05              2,774.27    360              07/01/30
    02                  WINCHESTER        MA  01890           O        1              2,774.27     65            565,000.00

    3646639    943/943  HICKS               KIMBERLY H      8.7500    ZZ            310,000.00     00              06/06/00
    9090006184          487 CRESTMONT DRIVE                 8.5000     5            309,821.64      0              08/01/00
    9090006184                                                F       05              2,438.78    360              07/01/30
    02                  OAKLAND           CA  94619           O        1              2,438.78     67            465,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  113
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646640    943/943  SAVCI               HALUK           9.0000    ZZ            396,000.00     00              06/29/00
    9090006197          443 MARLBOROUGH RD                  8.7500     1            395,783.69      0              08/01/00
    9090006197                                                F       05              3,186.31    360              07/01/30
    02                  BROOKLYN          NY  11226           O        1              3,186.31     80            495,000.00

    3646642    943/943  LYNCH               FRANCIS  S      8.7500    T             352,066.00     00              05/24/00
    9090006495          1680 WILLIAMSPORT STREET            8.5000     1            351,658.61      0              07/01/00
    9090006495                                                F       03              2,769.71    360              06/01/30
    02                  HENDERSON         NV  89012           O        1              2,769.71     80            444,583.00

    3646643    943/943  BRADY               MICHAEL  I      8.8750    ZZ            700,000.00     00              06/15/00
    9090006555          461 NORTH CANAL STREET              8.6250     1            699,607.56      0              08/01/00
    9090006555                                                F       29              5,569.52    360              07/01/30
    02                  CHICAGO           IL  60610           O        1              5,569.52     66          1,069,000.00

    3646644    943/943  SUAREZ              JAMES           8.6250    ZZ            344,000.00     00              06/02/00
    9090006975          1540 SCARAWAY DRIVE                 8.3750     1            343,491.62      0              07/01/00
    9090006975                                                F       05              2,675.60    360              06/01/30
    02                  SAN JOSE          CA  95132           O        1              2,675.60     80            430,000.00

    3646645    943/943  SIEG                GREG     S      8.2500    ZZ            391,600.00     00              06/22/00
    9090007260          3209 BONNIE HILL DR                 8.0000     1            391,000.28      0              08/01/00
    9090007260                                                F       05              2,941.97    360              07/01/30
    02                  LOS ANGELES       CA  90068           O        1              2,941.97     80            489,500.00

    3646646    943/943  BOLTON              WILLIAM  D      9.2500    ZZ            368,000.00     00              06/05/00
    9090007320          2978 SONDRA CT                      9.0000     2            361,055.67      0              08/01/00
    9090007320                                                F       03              3,027.45    360              07/01/30
    02                  CARLSBAD          CA  92009           O        1              3,027.45     80            460,000.00

    3646647    943/943  CHOINKA             KEITH    A      8.7500    ZZ            415,000.00     00              06/30/00
    9090007603          26 GURLEY ROAD                      8.5000     1            414,761.23      0              08/01/00
    9090007603                                                F       05              3,264.81    360              07/01/30
    02                  STAMFORD          CT  06902           O        1              3,264.81     69            605,000.00

    3646648    943/943  ADLER               JAMES    L      8.8750    ZZ            500,000.00     00              07/11/00
    9090007831          21 ROUND HILL ROAD                  8.6250     1            500,000.00      0              09/01/00
    9090007831                                                F       05              3,978.23    360              08/01/30
    02                  SCARSDALE         NY  10583           O        1              3,978.23     58            876,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  114
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646649    943/943  MAIER               DROR            8.5000    ZZ            409,600.00     00              06/13/00
    9090007924          4357 CEDARHURST CIRCLE              8.2500     1            409,351.86      0              08/01/00
    9090007924                                                F       05              3,149.47    360              07/01/30
    02                  LOS ANGELES       CA  90027           O        1              3,149.47     80            512,000.00

    3646650    943/943  MILLER              ERIC     L      8.5000    ZZ            352,000.00     00              07/03/00
    9090007970          2414 VERWOOD DRIVE                  8.2500     1            351,786.75      0              08/01/00
    9090007970                                                F       05              2,706.58    360              07/01/30
    02                  SAN JOSE          CA  95130           O        1              2,706.58     80            440,000.00

    3646651    943/943  SMITH               LISA            8.1250    ZZ            383,200.00     00              06/13/00
    9090008146          1117 S DUNSMUIR AVE                 7.8750     1            382,894.58      0              08/01/00
    9090008146                                                F       05              2,845.25    360              07/01/30
    02                  LOS ANGELES       CA  90019           O        1              2,845.25     80            479,000.00

    3646652    943/943  FITZPATRICK         NEIL            8.7500    ZZ            300,000.00     00              06/16/00
    9090008342          23 WATERS EDGE                      8.5000     1            299,827.39      0              08/01/00
    9090008342          UNIT 23                               F       01              2,360.11    360              07/01/30
    02                  CHAPPAQUA         NY  10514           O        1              2,360.11     80            376,000.00

    3646653    943/943  BRIZER              DAVID           8.1250    ZZ            360,000.00     00              06/28/00
    9090008686          17 CHESTNUT DRIVE                   7.8750     1            359,764.51      0              08/01/00
    9090008686                                                F       05              2,672.99    360              07/01/30
    02                  HASTINGS ON       NY  10706           O        1              2,672.99     53            689,000.00

    3646654    943/943  WILLIAMSON          DAVID    P      8.3750    ZZ            429,600.00     00              06/23/00
    9090008772          1364 VIA DE LOS REYES               8.1250     1            429,332.97      0              08/01/00
    9090008772                                                F       05              3,265.28    360              07/01/30
    02                  SAN JOSE          CA  95120           O        1              3,265.28     80            537,000.00

    3646655    943/943  SAVIT               LESTER   J      8.1250    ZZ            550,000.00     00              06/23/00
    9090008930          1620 LOUISE STREET                  7.8750     1            549,640.22      0              08/01/00
    9090008930                                                F       05              4,083.74    360              07/01/30
    02                  LAGUNA BEACH      CA  92651           O        1              4,083.74     56            995,000.00

    3646656    943/943  GWYNN               MARY     E      8.5000    ZZ            300,000.00     00              07/11/00
    9090009233          2299 SACRAMENTO ST UNIT 12          8.2500     1            300,000.00      0              09/01/00
    9090009233                                                F       08              2,306.75    360              08/01/30
    02                  SAN FRANCIS       CA  94115           O        1              2,306.75     54            563,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  115
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3646657    943/943  MORALES             DAVID    C      8.6250    ZZ            364,000.00     00              06/22/00
    9518600832          3403 THORNAPPLE STREET              8.3750     1            363,785.09      0              08/01/00
    9518600832                                                F       05              2,831.16    360              07/01/30
    02                  CHEVY CHASE       MD  20815           O        1              2,831.16     80            455,000.00

    3646658    943/943  KOPP                ALEXANDERB      9.0000    T             332,000.00     00              06/21/00
    9532600809          62 SEQUOIA RIDGE ROAD               8.7500     1            331,818.65      0              08/01/00
    9532600809                                                F       05              2,671.35    360              07/01/30
    02                  CAZADERO          CA  95421           O        1              2,671.35     80            415,000.00

    3646659    943/943  WILDER              JO       W      8.2500    ZZ            300,000.00     00              04/20/00
    9542400675          888 BRICKELL KEY DRIVE UNIT 2       8.0000     1            299,422.14      0              06/01/00
    9542400675                                                F       06              2,253.80    360              05/01/30
    02                  MIAMI             FL  33131           O        1              2,253.80     77            390,000.00

    3646660    943/943  LEVIN               NATHANIEL       8.6250    ZZ            500,000.00     00              06/30/00
    9550601282          5 OVERDALE ROAD                     8.3750     1            499,704.80      0              08/01/00
    9550601282                                                F       05              3,888.95    360              07/01/30
    02                  RYE               NY  10580           O        1              3,888.95     52            977,500.00

    3646661    943/943  KELLOGG             KATRINA         9.1250    ZZ            292,000.00     00              06/29/00
    9576700429          1438 S ATLANTIC DRIVE               8.8750     1            291,844.61      0              08/01/00
    9576700429                                                F       05              2,375.81    360              07/01/30
    02                  LANTANA           FL  33462           O        1              2,375.81     80            365,000.00

    3646662    943/943  COWAN               MARK     E      7.8750    ZZ            325,000.00     00              06/22/00
    9581400354          99 ARLINGTON AVENUE                 7.6250     5            324,732.81      0              08/01/00
    9581400354                                                F       05              2,356.48    360              07/01/30
    02                  KENSINGTON        CA  94707           O        1              2,356.48     60            550,000.00

    3646730    956/G01  KO                  DANIEL   K      8.1250    ZZ            336,000.00     00              07/17/00
    0432183986          1028 GREENFIELD AVENUE              7.8750     1            336,000.00      0              09/01/00
    510060137                                                 F       05              2,494.79    360              08/01/30
    02                  ARCADIA           CA  91006           O        1              2,494.79     75            448,000.00

    3646762    163/163  OATES JR            RICHARD  H      8.2500    ZZ            500,000.00     00              07/10/00
    20845480            2889 ARDON LANE                     8.0000     4            500,000.00      0              09/01/00
    20845480                                                  F       05              3,756.33    360              08/01/30
    02                  CASPER            WY  82609           O        1              3,756.33     80            625,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  116
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3647305    956/G01  KURTZ               THOMAS   H      8.3750    ZZ            292,000.00     00              07/24/00
    0432180172          17784 ICON TRAIL                    8.1250     1            292,000.00      0              09/01/00
    3510070050                                                F       05              2,219.41    360              08/01/30
    02                  LAKEVILLE         MN  55044           O        1              2,219.41     80            365,000.00

    3647803    E22/G01  GARNSEY             HILARY   J      8.5000    ZZ            159,000.00     00              07/28/00
    0412059040          1090 JERSEY STREET                  8.2500     1            159,000.00      0              09/01/00
    0412059040                                                F       05              1,222.57    360              08/01/30
    22                  DENVER            CO  80220           O        1              1,222.57     70            229,000.00

    3648058    956/G01  SHIELDS             KELLY    J      8.2500    ZZ            359,000.00     00              07/24/00
    0432175537          4290 QUEEN AVENUE SOUTH             8.0000     1            359,000.00      0              09/01/00
    3510060154                                                F       05              2,697.05    360              08/01/30
    02                  MINNEAPOLIS       MN  55410           O        1              2,697.05     68            535,000.00

    3648080    956/G01  BILEK               CYNTHIA  L      8.3750    ZZ            427,950.00     00              07/10/00
    0432191336          107 MORELAND COURT                  8.1250     1            427,950.00      0              09/01/00
    310060362                                                 F       05              3,252.73    360              08/01/30
    02                  FOLSOM            CA  95630           O        1              3,252.73     80            535,000.00

    3648095    696/G01  OGBEBOR             THEOPHILUA      8.3750    ZZ            271,200.00     00              07/28/00
    0432165900          911 O STREET, NW                    8.1250     1            271,200.00      0              09/01/00
    24600185                                                  F       05              2,061.32    360              08/01/30
    02                  WASHINGTON        DC  20001           O        1              2,061.32     80            339,000.00

    3648097    696/G01  JARKAS              AIDA     T      8.6250    ZZ            650,000.00     00              07/26/00
    0432165959          3804 VILLAGE PARK DRIVE             8.3750     1            650,000.00      0              09/01/00
    32600116                                                  F       03              5,055.63    360              08/01/30
    02                  CHEVY CHASE       MD  20815           O        1              5,055.63     69            950,000.00

    3648098    696/G01  COLEMAN             ROBERT   L      8.1250    ZZ            451,900.00     00              07/27/00
    0432166007          2790 WELBOURNE COURT                7.8750     1            451,900.00      0              09/01/00
    21700099                                                  F       03              3,355.34    360              08/01/30
    02                  OAKTON            VA  22124           O        1              3,355.34     80            564,900.00

    3648099    696/G01  POPE III            ALEXANDERS      8.6250    ZZ            284,000.00     00              07/20/00
    0432165793          10904 NEW ENGLAND DRIVE             8.3750     2            284,000.00      0              09/01/00
    20200013                                                  F       05              2,208.92    360              08/01/30
    02                  CLINTON           MD  20735           O        1              2,208.92     80            355,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  117
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3648295    163/163  LUFBURROW           HOWARD   W      9.1250    ZZ            266,850.00     10              06/30/00
    80069166            40 CEDAR TRAILS                     8.8750     1            266,707.99     25              08/01/00
    80069166                                                  F       05              2,171.18    360              07/01/30
    02                  BELTON            TX  76513           O        1              2,171.18     91            294,500.00

    3648481    163/163  PERILLO             VINCENT         8.8750    ZZ            600,000.00     00              06/27/00
    1000153035          41 LONG BEACH BOULEVARD             8.6250     5            599,663.63      0              08/01/00
    1000153035                                                F       05              4,773.87    360              07/01/30
    22                  LOVELADIES        NJ  08008           O        1              4,773.87     33          1,850,000.00

    3648849    163/163  SANDERS             WILLIAM         8.5000    ZZ            322,100.00     11              07/03/00
    717478563           6230 NORTH RANGER AVENUE            8.2500     1            322,100.00     25              09/01/00
    717478563                                                 F       05              2,476.67    360              08/01/30
    02                  CLOVIS            CA  93611           O        1              2,476.67     90            357,900.00

    3648980    163/163  PASTUSAK            PAUL            8.8750    ZZ            428,000.00     00              06/28/00
    217468523           4122 ANN ARBOR ROAD                 8.6250     1            428,000.00      0              09/01/00
    217468523                                                 F       05              3,405.36    360              08/01/30
    02                  LAKEWOOD          CA  90712           O        1              3,405.36     80            535,000.00

    3650163    163/163  FINLEY              MARK     D      8.5000    ZZ            290,000.00     00              06/08/00
    401380466           3633 RIVER OAKS                     8.2500     1            289,824.32      0              08/01/00
    401380466                                                 F       03              2,229.85    360              07/01/30
    02                  TYLER             TX  75707           O        1              2,229.85     74            395,000.00

    3650301    163/163  GLUECK              BRIAN    J      8.3750    ZZ            440,000.00     00              07/06/00
    1000192450          10 OLD FIELD LANE                   8.1250     1            440,000.00      0              09/01/00
    1000192450                                                F       05              3,344.32    360              08/01/30
    02                  LAKE SUCCESS      NY  11020           O        1              3,344.32     80            550,000.00

    3650415    163/163  FUSCHETTI           DEAN            8.6250    ZZ            461,600.00     00              07/06/00
    1000149527          500 SEVEN BRIDGES ROAD              8.3750     1            461,600.00      0              09/01/00
    1000149527                                                F       05              3,590.28    360              08/01/30
    02                  LITTLE SILVER     NJ  07739           O        1              3,590.28     80            580,000.00

    3650512    893/G01  DE SMIDT            TODD     M      8.7500    ZZ            336,000.00     00              07/21/00
    0432166189          6277 WEST DEER VALLEY ROAD          8.5000     1            336,000.00      0              09/01/00
    M00703011                                                 F       03              2,643.31    360              08/01/30
    02                  GLENDALE          AZ  85308           O        1              2,643.31     80            420,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  118
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3652130    956/G01  BARLOW              GEORGE   W      8.1250    ZZ            360,000.00     00              07/19/00
    0432190197          2591 HILGARD AVENUE                 7.8750     1            360,000.00      0              09/01/00
    110070028                                                 F       01              2,672.99    360              08/01/30
    02                  BERKELEY          CA  94709           O        1              2,672.99     80            450,000.00

    3652408    696/G01  LOMBARDI            DENESE   N      8.5000    ZZ            359,200.00     00              07/26/00
    0432166924          3853 OLIVER STREET NW               8.2500     1            359,200.00      0              09/01/00
    31200137                                                  F       05              2,761.94    360              08/01/30
    02                  WASHINGTON        DC  20015           O        1              2,761.94     80            449,000.00

    3652410    696/G01  DIFRONZO            VINCENT  P      8.5000    ZZ            263,200.00     00              07/28/00
    0432167245          4204 WAKEFIELD DRIVE                8.2500     1            263,200.00      0              09/01/00
    21700095                                                  F       05              2,023.78    360              08/01/30
    02                  ANNANDALE         VA  22003           O        1              2,023.78     80            329,000.00

    3652411    696/G01  OUTTARAC            MALICA   M      8.6250    ZZ            296,850.00     00              07/28/00
    0432167278          312 SENATE COURT                    8.3750     1            296,850.00      0              09/01/00
    21400091                                                  F       03              2,308.87    360              08/01/30
    02                  HERNDON           VA  20170           O        1              2,308.87     80            371,075.00

    3652412    696/G01  MELNYK              CARY     S      8.5000    ZZ            584,000.00     00              07/25/00
    0432167385          6018 CHESTERBROOK ROAD              8.2500     2            584,000.00      0              09/01/00
    10000037                                                  F       05              4,490.45    360              08/01/30
    02                  MCLEAN            VA  22101           O        1              4,490.45     80            730,000.00

    3653088    E84/G01  MILLER              CHARLES  R      8.7500    ZZ            270,000.00     10              07/17/00
    0432182053          300 FAIRWAY COURT                   8.5000     1            270,000.00     25              09/01/00
    11701637                                                  F       29              2,124.09    360              08/01/30
    02                  SAINT CLAIR       MI  48079           O        1              2,124.09     90            300,000.00

    3653295    E84/G01  HIATT               STEVEN   J      8.3750    ZZ            444,000.00     00              07/12/00
    0432182517          2682 LAS AROMAS                     8.1250     1            444,000.00      0              09/01/00
    54000361                                                  F       05              3,374.72    360              08/01/30
    02                  OAKLAND           CA  94611           O        1              3,374.72     80            555,000.00

    3653395    E84/G01  WILFORD             DAVID    A      8.5000    ZZ            292,000.00     00              07/24/00
    0432182343          131 MOHAWK DRIVE                    8.2500     1            292,000.00      0              09/01/00
    11203873                                                  F       05              2,245.23    360              08/01/30
    02                  BARRINGTON        IL  60010           O        1              2,245.23     80            365,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  119
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3653560    M01/G01  PALMER              MICHAEL  V      8.5000    ZZ            325,000.00     00              07/26/00
    0432191518          6568 IVYGLEN DRIVE                  8.2500     1            325,000.00      0              09/01/00
    0410840                                                   F       05              2,498.97    360              08/01/30
    02                  DALLAS            TX  75240           O        1              2,498.97     66            497,000.00

    3653579    E84/G01  MILLER              STEVEN   W      8.5000    ZZ            269,600.00     00              07/21/00
    0432182137          5408 CAROLINE AVENUE                8.2500     1            269,600.00      0              09/01/00
    11401636                                                  F       05              2,072.99    360              08/01/30
    02                  WESTERN SPRINGS   IL  60558           O        1              2,072.99     80            337,000.00

    3654450    E84/G01  ANDERSON            JAMES           8.7500    ZZ            483,450.00     00              07/03/00
    0432181964          760 CHILES AVENUE                   8.5000     1            483,450.00      0              09/01/00
    100001447                                                 F       03              3,803.30    360              08/01/30
    02                  ST HELENA         CA  94574           O        1              3,803.30     80            604,314.00

    3654800    E84/G01  GIROUX              MONIQUE  L      8.6250    ZZ            304,800.00     00              06/27/00
    0432182244          20109 NE WOODINVILLE  DUVALL R      8.3750     1            304,620.05      0              08/01/00
    43990298            D                                     F       05              2,370.70    360              07/01/30
    02                  WOODINVILLE       WA  98072           O        1              2,370.70     80            381,000.00

    3654838    168/168  ISRAEL              ROBERT          8.5000    ZZ            541,500.00     00              07/25/00
    0189611278          50 OXFORD COURT                     8.2500     1            541,500.00      0              09/01/00
    0189611278                                                F       05              4,163.67    360              08/01/30
    02                  SUFFERN           NY  10901           O        1              4,163.67     80            676,876.00

    3654859    E84/G01  MCCARTHY            BRUCE    G      8.3750    ZZ            302,600.00     00              07/17/00
    0432182426          827 WEST BRADLEY PLACE  NO 4W       8.1250     1            302,600.00      0              09/01/00
    11005290                                                  F       01              2,299.98    360              08/01/30
    02                  CHICAGO           IL  60613           O        1              2,299.98     77            397,500.00

    3656049    E22/G01  CHASAN              MARK            8.3750    ZZ            650,000.00     00              07/12/00
    0412036071          480 WESTLAKE BOULEVARD              8.1250     1            650,000.00      0              09/01/00
    0412036071                                                F       05              4,940.47    360              08/01/30
    22                  MALIBU            CA  90265           O        1              4,940.47     60          1,100,000.00

    3656050    E22/G01  CREEDON             MICHAEL  K      8.6250    ZZ            352,000.00     00              07/25/00
    0412041287          8246 ARDENNESS DRIVE                8.3750     2            352,000.00      0              09/01/00
    0412041287                                                F       05              2,737.82    360              08/01/30
    02                  SACRAMENTO        CA  95829           O        1              2,737.82     80            440,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  120
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3656071    E22/G01  KARIMI              CYRUS           8.2500    ZZ            507,400.00     00              07/31/00
    0412077448          4421 BEULAH DRIVE                   8.0000     1            507,400.00      0              09/01/00
    0412077448                                                F       05              3,811.93    360              08/01/30
    22                  LA CANADA FLINTR  CA  91011           O        1              3,811.93     70            725,000.00

    3656271    696/G01  MCCONNELL           JAMES    C      8.0000    ZZ            460,000.00     00              07/28/00
    0432168318          6731 TOMLINSON TERRACE              7.7500     1            460,000.00      0              09/01/00
    31200143                                                  F       05              3,375.32    360              08/01/30
    02                  CABIN JOHN        MD  20818           O        1              3,375.32     80            575,000.00

    3656272    696/G01  BURNETTE            JULIE    A      8.2500    ZZ            369,150.00     00              07/28/00
    0432168482          304 PURE SPRING CRESCENT            8.0000     1            369,150.00      0              09/01/00
    32700047                                                  F       03              2,773.30    360              08/01/30
    02                  ROCKVILLE         MD  20850           O        1              2,773.30     80            461,440.00

    3656273    696/G01  KOSZTOLNIK          JOHN     W      8.7500    ZZ            312,000.00     00              07/28/00
    0432168599          11209 SEPTEMBER LANE                8.5000     1            312,000.00      0              09/01/00
    23100038                                                  F       05              2,454.51    360              08/01/30
    02                  FAIRFAX STATION   VA  22039           O        1              2,454.51     80            390,000.00

    3656675    E22/G01  MITCHELL            JANET    S      8.8750    ZZ             53,000.00     00              07/26/00
    0411999246          345 E. WILSON AVE                   8.6250     5             53,000.00      0              09/01/00
    0411999246                                                F       05                421.69    360              08/01/30
    02                  PILOT POINT       TX  76258           O        1                421.69     75             70,850.00

    3656684    E22/G01  RATKOVIC            DOUGLAS  A      8.6250    ZZ            295,200.00     00              07/24/00
    0412024267          1616 DALE AVENUE                    8.3750     1            295,200.00      0              09/01/00
    0412024267                                                F       05              2,296.04    360              08/01/30
    02                  SAN MATEO         CA  94401           O        1              2,296.04     65            460,000.00

    3656709    E22/G01  JEROME              JANICE   L      8.6250    ZZ             76,000.00     00              07/31/00
    0412047359          54 ROPE FERRY ROAD UNIT A-8         8.3750     1             76,000.00      0              09/01/00
    0412047359                                                F       01                591.12    360              08/01/30
    22                  WATERFORD         CT  06385           O        1                591.12     61            125,000.00

    3658790    956/G01  KOSES               JEFFREY  A      8.0000    ZZ            291,200.00     00              07/26/00
    0432170629          8526 WILD SPRUCE DRIVE              7.7500     1            291,200.00      0              09/01/00
    2810070032                                                F       05              2,136.72    360              08/01/30
    02                  SPRINGFIELD       VA  22153           O        1              2,136.72     80            364,001.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  121
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3660183    E22/G01  HANSEN              HEATHER  J      9.0000    ZZ            469,900.00     00              07/25/00
    0412062028          106 AMALFI WAY                      8.7500     1            469,900.00      0              09/01/00
    0412062028                                                F       01              3,780.92    360              08/01/30
    02                  REDWOOD CITY      CA  94065           O        1              3,780.92     80            587,400.00

    3660641    822/G01  MARTINI             ROBERT          8.6250    ZZ            350,000.00     00              07/06/00
    0432169977          133 MENDHAM COURT                   8.3750     1            350,000.00      0              09/01/00
    1016001231                                                F       01              2,722.27    360              08/01/30
    02                  HOLMDEL           NJ  07733           O        1              2,722.27     76            464,564.00

    3660651    A35/G01  REDMOND             MARTIN   J      8.8750    ZZ            296,850.00     14              07/31/00
    0432172757          725 PINE TREE COURT                 8.6250     1            296,850.00     25              09/01/00
    REDMOND                                                   F       05              2,361.87    360              08/01/30
    02                  PORT JEFFERSON    NY  11777           O        1              2,361.87     90            332,500.00

    3660661    696/G01  SALTER              SHANE    L      8.8750    ZZ            376,000.00     00              07/28/00
    0432170462          43243 BROWNSTONE COURT              8.6250     1            376,000.00      0              09/01/00
    25200077                                                  F       03              2,991.62    360              08/01/30
    02                  ASHBURN           VA  20147           O        1              2,991.62     80            470,000.00

    3662283    956/G01  SQUIRES             CHARLES  E      8.1250    ZZ            334,000.00     00              07/25/00
    0432177996          1210 BROOKVIEW DRIVE                7.8750     1            334,000.00      0              09/01/00
    2710060152                                                F       05              2,479.94    360              08/01/30
    02                  ATHENS            GA  30606           O        1              2,479.94     80            417,500.00

    3663027    025/025  VAN DEN BERG        EGERTON  K      7.1250    ZZ            650,000.00     00              04/14/99
    920372              1245 HOWELL POINT                   6.8750     1            641,870.53      0              06/01/99
    920372                                                    F       05              4,379.17    360              05/01/29
    02                  WINTER PARK       FL  32792           O        1              4,379.17     61          1,075,000.00

    3664548    E22/G01  WOOTEN              MICHAEL  E      8.5000    ZZ            303,600.00     00              07/25/00
    0412059800          4208 PANCHO ROAD                    8.2500     1            303,600.00      0              09/01/00
    0412059800                                                F       05              2,334.42    360              08/01/30
    02                  CAMARILLO         CA  93012           O        1              2,334.42     80            379,500.00

    3664966    696/G01  RUSSIN              DAVID    A      8.5000    ZZ            281,350.00     00              07/31/00
    0432171486          21227 HICKORY FOREST WAY            8.2500     1            281,350.00      0              09/01/00
    31200023                                                  F       03              2,163.34    360              08/01/30
    02                  GERMANTOWN        MD  20876           O        1              2,163.34     80            351,714.001

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  122
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3664967    696/G01  FARZIN              SINA     P      8.5000    ZZ            324,000.00     00              07/31/00
    0432171627          14101 CALABASH LANE                 8.2500     1            324,000.00      0              09/01/00
    32700077                                                  F       03              2,491.28    360              08/01/30
    02                  ROCKVILLE         MD  20850           O        1              2,491.28     80            405,000.00

    3664968    696/G01  PAVLOCK             A        T      8.5000    ZZ            360,000.00     00              07/31/00
    0432171817          1945 PANHANDLE ROAD                 8.2500     2            360,000.00      0              09/01/00
    10000038                                                  F       05              2,768.09    360              08/01/30
    02                  FRONT ROYAL       VA  22630           O        1              2,768.09     80            450,000.00

    3664969    696/G01  SCHULZ              GARY     D      8.6250    ZZ            322,500.00     00              07/31/00
    0432171734          7 STEED PLACE                       8.3750     5            322,500.00      0              09/01/00
    23500040                                                  F       03              2,508.37    360              08/01/30
    02                  STERLING          VA  20165           O        1              2,508.37     75            430,000.00

    3665642    E47/G01  PILCHER             DARREN   S      9.1250    ZZ            171,950.00     01              06/29/00
    0432181485          5341 SOUTH GENOA STREET             8.8750     1            171,858.50     30              08/01/00
    7332014126                                                F       05              1,399.04    360              07/01/30
    02                  AURORA            CO  80015           O        1              1,399.04     95            182,000.00

    3668758    E84/G01  REICHBACH           MICHAEL  H      8.1250    ZZ            464,160.00     00              05/31/00
    0432182624          26 ELDWICK COURT                    7.8750     1            463,444.35      0              07/01/00
    15300734                                                  F       03              3,446.37    360              06/01/30
    02                  POTOMAC           MD  20854           O        1              3,446.37     80            580,200.00

    3672976    757/G01  CONNELLY JR         ROBERT   L      8.1250    ZZ            440,000.00     00              07/31/00
    0432184869          4124 CLUB DRIVE                     7.8750     1            440,000.00      0              09/01/00
    4216180                                                   F       05              3,266.99    360              08/01/30
    02                  ATLANTA           GA  30319           O        1              3,266.99     80            550,000.00

    3673719    956/G01  HANSEN              KIMBERLY        8.8750    ZZ            306,600.00     10              07/24/00
    0432190254          3433 WHITE BARK PINE STREET         8.6250     1            306,600.00     25              09/01/00
    1110070038                                                F       03              2,439.45    360              08/01/30
    02                  LAS VEGAS         NV  89129           O        1              2,439.45     90            341,000.00

    3673810    956/G01  DOBIES              DAVID    R      8.5000    ZZ            479,200.00     00              07/27/00
    0432190262          11 TRINITY TERRACE                  8.2500     1            479,200.00      0              09/01/00
    2810070008                                                F       05              3,684.63    360              08/01/30
    02                  NEWTON            MA  02459           O        1              3,684.63     80            599,000.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  123
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3673811    956/G01  LONDERVILLE         SARAH           8.5000    ZZ            276,000.00     00              07/27/00
    0432190312          25381 COMFORT DRIVE WEST            8.2500     1            276,000.00      0              09/01/00
    3510060149                                                F       05              2,122.20    360              08/01/30
    02                  FOREST LAKE       MN  55025           O        1              2,122.20     80            345,000.00

    3673820    956/G01  STACKPOOL           MICHAEL  J      8.3750    ZZ            339,900.00     00              08/01/00
    0432181659          294 RED TAIL TRAIL                  8.1250     1            339,900.00      0              09/01/00
    2410070107                                                F       05              2,583.49    360              08/01/30
    02                  EVERGREEN         CO  80439           O        1              2,583.49     80            424,900.00

    3675089    956/G01  KANE                STEVEN   W      8.1250    ZZ            315,000.00     00              07/27/00
    0432191245          5 EDINBURGH LANE                    7.8750     1            315,000.00      0              09/01/00
    3410060139                                                F       05              2,338.87    360              08/01/30
    02                  MADISON           CT  06443           O        1              2,338.87     78            408,000.00

    3675603    956/G01  BERNASCONI          JAY      A      8.5000    ZZ            303,900.00     00              07/27/00
    0432190205          615 LIBERTY STREET                  8.2500     1            303,900.00      0              09/01/00
    2810060086                                                F       05              2,336.73    360              08/01/30
    02                  BRAINTREE         MA  02184           O        1              2,336.73     80            379,900.00

    3675760    956/G01  RUAN                JASON    J      7.7500    ZZ            438,850.00     00              07/27/00
    0432190239          708 WILLOWBEND DRIVE                7.5000     1            438,850.00      0              09/01/00
    2610050297                                                F       03              3,143.98    360              08/01/30
    02                  BLUEBELL          PA  19422           O        1              3,143.98     80            548,576.00

    3676991    956/G01  MCCARTHY            WARD            8.3750    ZZ            460,000.00     00              07/21/00
    0432180768          894 VIRGINIA AVENUE                 8.1250     1            460,000.00      0              09/01/00
    2710060182                                                F       05              3,496.33    360              08/01/30
    02                  ATLANTA           GA  30306           O        1              3,496.33     80            575,000.00

    3680764    696/G01  MORHARDT            FRANCIA         8.5000    ZZ            400,000.00     00              08/04/00
    0432182483          201 WEST UHLER TERRACE              8.2500     5            400,000.00      0              09/01/00
    10000040                                                  F       05              3,075.65    360              08/01/30
    02                  ALEXANDRIA        VA  22301           O        1              3,075.65     80            500,000.00

    3680766    696/G01  BOERS               JAN      E      9.2500    ZZ            650,000.00     00              08/04/00
    0432182608          11439 WOOLINGTON ROAD               9.0000     4            650,000.00      0              09/01/00
    10000017                                                  F       05              5,347.39    360              08/01/30
    02                  GREAT FALLS       VA  22066           O        1              5,347.39     80            812,874.00

  RUN ON     : 09/01/00                                RFC DISCLOSURE SYSTEM                                            PAGE :  124
  AT         : 09.12.27                               FIXED RATE LOAN LISTING                    AMORTIZED BALANCE      RFFSD157-01
  SERIES     : RFMSI 2000 S10                                                                    CUT-OFF DATE: 08/01/00
  POOL       : 0004451
             :
  POOL STATUS: F

  RFC LOAN #  S/S CODE  MORTGAGOR NAME                   ORIG RATE LN FEATURE  ORIGINAL  BAL   MI CO CODE     NOTE    DATE
  SERVICER LOAN #       ADDRESS                          CURR NET  LOAN PURP   PRINCIPAL BAL   MI CVG         1ST PMT DATE
  SELLER   LOAN #                                        PMT  TYPE PROP TYPE   ORIGINAL P & I  ORIG TERM      MATURITY DATE
  DOCUMENTATION TYPE    CITY            STATE  ZIP       OCCP CODE # OF UNITS  CURRENT P & I   LTV            VALUE
  --------------------  -------------------------------- --------- ----------  --------------  ----------     -------------
    3681442    163/163  SOMBROTTO           VINCENT  J      8.5000    ZZ            364,000.00     00              07/28/00
    1000210477          4 COVE LANE                         8.2500     1            364,000.00      0              09/01/00
    1000210477                                                F       05              2,798.85    360              08/01/30
    02                  FORT WASHINGTON   NY  11050           O        1              2,798.85     80            455,000.00

    3685567    L46/L46  SKROBECK            ROGER    L      8.5000    T             318,000.00     00              07/10/00
    0000918672          2919 NW TORCH LAKE DRIVE            8.2500     1            317,807.35      0              08/01/00
    0000918672                                                F       05              2,445.15    360              07/01/30
    02                  KEWADIN           MI  49648           O        1              2,445.15     63            510,000.00

    3688859    696/G01  RICHARDS            DARRYL   G      8.6250    ZZ            152,750.00     00              07/31/00
    0432191179          10200 RUNNING BROOK LANE            8.3750     1            152,750.00      0              09/01/00
    30100124                                                  F       03              1,188.07    360              08/01/30
    02                  UPPER MARLBORO    MD  20772           O        1              1,188.07     70            218,221.00

   TOTAL NUMBER OF LOANS   :        987

   TOTAL ORIGINAL BALANCE  :   340,087,478.57

   TOTAL PRINCIPAL BALANCE :   339,687,562.69

   TOTAL ORIGINAL P+I      :     2,609,501.10

   TOTAL CURRENT P+I       :     2,609,501.09


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                   EXHIBIT TWO
                         SCHEDULE OF DISCOUNT FRACTIONS

LOAN NUMBER   CURRENT BALANCE    NET MORTGAGE RATE    DISCOUNT FRACTION    PO BALANCE
-----------   ---------------    -----------------    -----------------    ----------
  3629201      $639,278.03            0.0647               0.16516129      $105,583.98
  1994162      $244,081.29            0.0647               0.16516129       $40,312.78
  1994450      $490,180.79           0.06595              0.149032258       $73,052.75
  1994305      $277,564.84           0.06595              0.149032258       $41,366.11
  1994487      $268,997.84            0.0672              0.132903226       $35,750.68
  1994483      $241,328.69            0.0672              0.132903226       $32,073.36
  1994474      $316,369.29            0.0672              0.132903226       $42,046.50
  1994459      $469,757.37            0.0672              0.132903226       $62,432.27
  1994433      $367,176.35            0.0672              0.132903226       $48,798.92
  1994401      $240,789.71            0.0672              0.132903226       $32,001.73
  1994434      $256,885.09            0.0672              0.132903226       $34,140.86
  3485147      $642,435.23           0.06845              0.116774194       $75,019.86
  1994456      $287,230.42           0.06845              0.116774194       $33,541.10
  3663027      $641,870.53           0.06845              0.116774194       $74,953.91
  3646506      $399,680.12           0.06845              0.116774194       $46,672.32
  1994316      $277,952.46            0.0697              0.100645161       $27,974.57
  1994462      $319,666.03           0.07095              0.084516129       $27,016.94
  1994428      $232,029.69           0.07095              0.084516129       $19,610.25
  1994318      $250,055.71            0.0722              0.068387097       $17,100.58
  1994477      $281,154.84            0.0722              0.068387097       $19,227.36
  3646524      $288,879.88           0.07345              0.052258065       $15,096.30
  3646512      $335,756.81           0.07345              0.052258065       $17,546.00
  3629206      $296,046.12           0.07345              0.052258065       $15,470.80
  3629207      $499,664.50            0.0747              0.036129032       $18,052.39
  3488250      $298,488.79            0.0747              0.036129032       $10,784.11
  3675760      $438,850.00            0.0747              0.036129032       $15,855.23
  3569063      $375,747.71            0.0747              0.036129032       $13,575.40
  1989517       $82,574.81            0.0747              0.036129032        $2,983.35
  3569062      $369,751.74            0.0747              0.036129032       $13,358.77
  1994240      $509,640.05            0.0747              0.036129032       $18,412.80
  3516368      $301,827.70           0.07595                     0.02        $6,036.55
  3646662      $324,732.81           0.07595                     0.02        $6,494.66
  3596137      $148,250.00           0.07595                     0.02        $2,965.00
  3578799      $403,721.96           0.07595                     0.02        $8,074.44
  1995041      $310,142.67           0.07595                     0.02        $6,202.85
  3625068      $320,000.00           0.07595                     0.02        $6,400.00
  3569047      $299,407.25           0.07595                     0.02        $5,988.15
  3569049      $322,961.91           0.07595                     0.02        $6,459.24
  3578755      $480,369.18           0.07595                     0.02        $9,607.38
  3646516      $254,824.51           0.07595                     0.02        $5,096.49
  3646590      $277,309.02           0.07595                     0.02        $5,546.18
  1994226      $562,812.41           0.07595                     0.02       $11,256.25
  1994300      $266,716.32           0.07595                     0.02        $5,334.33
  3601831      $352,740.68           0.07595                     0.02        $7,054.81
  3646531      $257,643.78           0.07595                     0.02        $5,152.88

LOAN NUMBER   CURRENT BALANCE    NET MORTGAGE RATE    DISCOUNT FRACTION    PO BALANCE
  3619764      $237,400.00           0.07595                      0.02       $4,748.00
  3646598      $559,614.07           0.07595                      0.02      $11,192.28
  3640470      $286,800.00           0.07595                      0.02       $5,736.00
  1994352      $292,595.40           0.07595                      0.02       $5,851.91
  3629208      $269,823.37           0.07595                      0.02       $5,396.47
  1994432      $152,403.40           0.07595                      0.02       $3,048.07
  3646615      $303,990.64           0.07595                      0.02       $6,079.81
  1994343      $391,730.22           0.07595                      0.02       $7,834.60
  2934342      $254,152.15            0.0772               0.003870968         $983.81
  3485194      $278,125.01            0.0772               0.003870968       $1,076.61
  3485193      $280,421.92            0.0772               0.003870968       $1,085.50
  3485179      $376,485.56            0.0772               0.003870968       $1,457.36
  1993741      $550,000.00            0.0772               0.003870968       $2,129.03
  1991278      $293,802.73            0.0772               0.003870968       $1,137.30
  3457418      $327,358.75            0.0772               0.003870968       $1,267.20
  3457155      $398,640.03            0.0772               0.003870968       $1,543.12
  3441163      $508,966.54            0.0772               0.003870968       $1,970.19
  1994738      $280,107.48            0.0772               0.003870968       $1,084.29
  3379494      $325,011.91            0.0772               0.003870968       $1,258.11
  3569037      $335,075.01            0.0772               0.003870968       $1,297.06
  1992027      $609,590.70            0.0772               0.003870968       $2,359.71
  1994314      $223,546.09            0.0772               0.003870968         $865.34
  1989324      $271,511.84            0.0772               0.003870968       $1,051.01
  3425808      $319,351.54            0.0772               0.003870968       $1,236.20
  3646547      $285,308.43            0.0772               0.003870968       $1,104.42
  3629202      $438,919.93            0.0772               0.003870968       $1,699.04
  3629209      $404,000.00            0.0772               0.003870968       $1,563.87
  3629215      $314,799.14            0.0772               0.003870968       $1,218.58
  3629217      $311,801.04            0.0772               0.003870968       $1,206.97
  3629218      $650,000.00            0.0772               0.003870968       $2,516.13
  3629302      $303,796.02            0.0772               0.003870968       $1,175.98
  3629309      $294,202.46            0.0772               0.003870968       $1,138.85
  3551101      $324,141.82            0.0772               0.003870968       $1,254.74
  3644211      $276,000.00            0.0772               0.003870968       $1,068.39
  3628299      $280,000.00            0.0772               0.003870968       $1,083.87
  3646548      $284,658.87            0.0772               0.003870968       $1,101.91
  3646550      $507,659.15            0.0772               0.003870968       $1,965.13
  3646560      $327,558.35            0.0772               0.003870968       $1,267.97
  3646581      $291,804.07            0.0772               0.003870968       $1,129.56
  3646606      $303,796.02            0.0772               0.003870968       $1,175.98
  3646634      $338,972.40            0.0772               0.003870968       $1,312.15
  3656271      $460,000.00            0.0772               0.003870968       $1,780.65
  3658790      $291,200.00            0.0772               0.003870968       $1,127.23
  3641409      $358,526.27            0.0772               0.003870968       $1,387.84
  3568192      $356,276.58            0.0772               0.003870968       $1,379.14

LOAN NUMBER   CURRENT BALANCE    NET MORTGAGE RATE    DISCOUNT FRACTION    PO BALANCE
3496701          $258,321.68         0.0772               0.003870968          $999.95
3496708          $367,424.61         0.0772               0.003870968        $1,422.29
3496726          $331,327.23         0.0772               0.003870968        $1,282.56
3544355          $398,462.76         0.0772               0.003870968        $1,542.44
3544409          $510,829.86         0.0772               0.003870968        $1,977.41
3544468          $698,531.61         0.0772               0.003870968        $2,703.99
3544657          $272,446.79         0.0772               0.003870968        $1,054.63
3544665          $598,784.16         0.0772               0.003870968        $2,317.87
3629200          $449,713.05         0.0772               0.003870968        $1,740.82
1951082          $348,817.34         0.0772               0.003870968        $1,350.26
3628882          $359,758.44         0.0772               0.003870968        $1,392.61
3569048          $371,694.10         0.0772               0.003870968        $1,438.82
3569052          $649,585.51         0.0772               0.003870968        $2,514.52
3569060          $267,829.10         0.0772               0.003870968        $1,036.76
3578689          $286,813.29         0.0772               0.003870968        $1,110.25
3592288          $434,208.46         0.0772               0.003870968        $1,680.81
3597148          $324,000.00         0.0772               0.003870968        $1,254.19
3625522          $400,000.00         0.0772               0.003870968        $1,548.39
3489372          $411,165.13         0.0772               0.003870968        $1,591.61
3551100          $339,531.78         0.0772               0.003870968        $1,314.32
110           $39,132,514.74                               3.21753692%   $1,259,103.11

                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

                  (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                  (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                  (iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

                  (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the Guaranteed Distribution for such Distribution Date, and the respective portions thereof allocable to principal and interest for the Insured Certificates;

                  (vii) the amount of any Certificate Insurance Payment made on such Distribution Date, the amount of any reimbursement payment made to the Certificate Insurer on such Distribution Date pursuant to Section 4.02(a)(xvi) and the amount of Cumulative Insurance Payments after giving effect to any such Certificate Insurance Payment or any such reimbursement payment to the Certificate Insurer;

                  (viii) the aggregate Certificate Principal Balance of each Class of Certificates and the Senior Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                  (ix) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

                  (x) on the basis of the most recent reports furnished to it by Sub-Servicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

                  (xi) the number, aggregate principal balance and book value of any REO Properties;

                  (xii) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                  (xiii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

                  (xiv) the weighted average Pool Strip Rate for such Distribution Date and the Pass- Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

                  (xv)     [RESERVED];

                  (xvi) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

                  (xvii)   the occurrence of the Credit Support Depletion Date;

                  (xviii) the related Senior Accelerated Distribution Percentage applicable to such distribution;

                  (xix) the related Senior Percentage for such Distribution
         Date;

                  (xx) the aggregate amount of Realized Losses for such Distribution Date;

                  (xxi) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

                  (xxii) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                  (xxiii) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                  (xxiv) if any of the Class M Certificates are held by a Depository, a legend substantially in the form of Exhibit H-3 to the Standard Terms, referencing such Certificates; and

                  (xxv) the amount of any payment made from the Reserve Fund on such Distribution Date and the balance of the Reserve Fund after giving effect to such amounts.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                     AGREEMENT DATED AS OF DECEMBER 1, 1999

================================================================================









                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT




                          Dated as of December 1, 1999




                 Residential Funding Mortgage Securities I, Inc.




                       Mortgage Pass-Through Certificates












================================================================================

                                TABLE OF CONTENTS

                                      PAGE


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01      DEFINITIONS............................................................................1
         Section 1.02      USE OF WORDS AND PHRASES..............................................................29

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES
         Section 2.01      CONVEYANCE OF MORTGAGE LOANS..........................................................29
         Section 2.02      ACCEPTANCE BY TRUSTEE.................................................................35
         Section 2.03      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER AND THE
                           COMPANY...............................................................................37
         Section 2.04      REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................38

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                 OF MORTGAGE LOANS
         Section 3.01      MASTER SERVICER TO ACT AS SERVICER....................................................40
         Section 3.02      SUBSERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUBSERVICERS;
                           ENFORCEMENT OF SUBSERVICERS' AND SELLERS' OBLIGATIONS.................................42
         Section 3.03      SUCCESSOR SUBSERVICERS................................................................43
         Section 3.04      LIABILITY OF THE MASTER SERVICER......................................................43
         Section 3.05      NO CONTRACTUAL RELATIONSHIP BETWEEN SUBSERVICER AND TRUSTEE OR
                           CERTIFICATEHOLDERS....................................................................43
         Section 3.06      ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY TRUSTEE.......................44
         Section 3.07      COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS;  DEPOSITS TO CUSTODIAL
                           ACCOUNT...............................................................................44
         Section 3.08      SUBSERVICING ACCOUNTS; SERVICING ACCOUNTS.............................................47
         Section 3.09      ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE
                           MORTGAGE LOANS........................................................................48
         Section 3.10      PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT......................................48
         Section 3.11      MAINTENANCE OF THE PRIMARY INSURANCE POLICIES; COLLECTIONS THEREUNDER
                            .....................................................................................50
         Section 3.12      MAINTENANCE OF FIRE INSURANCE AND OMISSIONS AND FIDELITY COVERAGE.....................51
         Section 3.13      ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AND MODIFICATION
                           AGREEMENTS; CERTAIN ASSIGNMENTS.......................................................52
         Section 3.14      REALIZATION UPON DEFAULTED MORTGAGE LOANS.............................................54
         Section 3.15      TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.......................................58
         Section 3.16      SERVICING AND OTHER COMPENSATION; COMPENSATING INTEREST...............................59

                                                         i




         Section 3.17      REPORTS TO THE TRUSTEE AND THE COMPANY................................................60
         Section 3.18      ANNUAL STATEMENT AS TO COMPLIANCE.....................................................60
         Section 3.19      ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT...............................61
         Section 3.20      RIGHTS OF THE COMPANY IN RESPECT OF THE MASTER SERVICER...............................61
         Section 3.21      ADMINISTRATION OF BUYDOWN FUNDS.......................................................61

                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS
         Section 4.01      CERTIFICATE ACCOUNT...................................................................62
         Section 4.02      DISTRIBUTIONS.........................................................................63
         Section 4.03      STATEMENTS TO CERTIFICATEHOLDERS......................................................63
         Section 4.04      DISTRIBUTION OF REPORTS TO THE TRUSTEE AND THE COMPANY; ADVANCES BY THE
                           MASTER SERVICER.......................................................................64
         Section 4.05      ALLOCATION OF REALIZED LOSSES.........................................................65
         Section 4.06      REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY.........................65
         Section 4.07      OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.........................................65
         Section 4.08      SURETY BOND...........................................................................66

                                                     ARTICLE V

                                                 THE CERTIFICATES
         Section 5.01      THE CERTIFICATES......................................................................66
         Section 5.02      REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.................................68
         Section 5.03      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.....................................74
         Section 5.04      PERSONS DEEMED OWNERS.................................................................74
         Section 5.05      APPOINTMENT OF PAYING AGENT...........................................................74
         Section 5.06      OPTIONAL PURCHASE OF CERTIFICATES.....................................................75

                                                    ARTICLE VI

                                        THE COMPANY AND THE MASTER SERVICER
         Section 6.01      RESPECTIVE LIABILITIES OF THE COMPANY AND THE MASTER SERVICER.........................76
         Section 6.02      MERGER OR CONSOLIDATION OF THE COMPANY OR THE MASTER SERVICER;
                           ASSIGNMENT
                           OF RIGHTS AND DELEGATION OF DUTIES BY MASTER SERVICER.................................77
         Section 6.03      LIMITATION ON LIABILITY OF THE COMPANY, THE MASTER SERVICER AND OTHERS
                            .....................................................................................77
         Section 6.04      COMPANY AND MASTER SERVICER NOT TO RESIGN.............................................78

                                                    ARTICLE VII

                                                      DEFAULT
         Section 7.01      EVENTS OF DEFAULT.....................................................................79
         Section 7.02      TRUSTEE OR COMPANY TO ACT; APPOINTMENT OF SUCCESSOR...................................81
         Section 7.03      NOTIFICATION TO CERTIFICATEHOLDERS....................................................82
         Section 7.04      WAIVER OF EVENTS OF DEFAULT...........................................................82


                                       ii





                                                   ARTICLE VIII

                                              CONCERNING THE TRUSTEE
         Section 8.01      DUTIES OF TRUSTEE.....................................................................82
         Section 8.02      CERTAIN MATTERS AFFECTING THE TRUSTEE.................................................84
         Section 8.03      TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.................................86
         Section 8.04      TRUSTEE MAY OWN CERTIFICATES..........................................................86
         Section 8.05      MASTER SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION...................86
         Section 8.06      ELIGIBILITY REQUIREMENTS FOR TRUSTEE..................................................87
         Section 8.07      RESIGNATION AND REMOVAL OF THE TRUSTEE................................................87
         Section 8.08      SUCCESSOR TRUSTEE.....................................................................88
         Section 8.09      MERGER OR CONSOLIDATION OF TRUSTEE....................................................89
         Section 8.10      APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.........................................89
         Section 8.11      APPOINTMENT OF CUSTODIANS.............................................................90
         Section 8.12      APPOINTMENT OF OFFICE OR AGENCY.......................................................90

                                                    ARTICLE IX

                                                    TERMINATION
         Section 9.01      TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR THE COMPANY OR
                           LIQUIDATION OF ALL MORTGAGE LOANS.....................................................91
         Section 9.02      ADDITIONAL TERMINATION REQUIREMENTS...................................................93
         Section 9.03      TERMINATION OF MULTIPLE REMICS........................................................94

                                                     ARTICLE X

                                                 REMIC PROVISIONS
         Section 10.01     REMIC ADMINISTRATION..................................................................94
         Section 10.02     MASTER SERVICER, REMIC ADMINISTRATOR AND TRUSTEE INDEMNIFICATION......................98
         Section 10.03     DESIGNATION OF REMIC(S)...............................................................98

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS
         Section 11.01     AMENDMENT.............................................................................98
         Section 11.02     RECORDATION OF AGREEMENT; COUNTERPARTS...............................................101
         Section 11.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS...........................................101
         Section 11.04     GOVERNING LAW........................................................................102
         Section 11.05     NOTICES..............................................................................102
         Section 11.06     REQUIRED NOTICES TO RATING AGENCY AND SUBSERVICER....................................102
         Section 11.07     SEVERABILITY OF PROVISIONS...........................................................103
         Section 11.08     SUPPLEMENTAL PROVISIONS FOR RESECURITIZATION.........................................103

EXHIBITS

Exhibit A:        Form of Class A Certificate
Exhibit B:        Form of Class M Certificate
Exhibit C:        Form of Class B Certificate
Exhibit D:        Form of Class R Certificate
Exhibit E:        Form of Seller/Servicer Contract
Exhibit F:        Forms of Request for Release
Exhibit G-1:      Form of Transfer Affidavit and Agreement
Exhibit G-2:      Form of Transferor Certificate
Exhibit H-1:      Form of Investor Representation Letter
Exhibit H-2:      Form of ERISA Representation Letter
Exhibit H-3:      Form of ERISA Legend
Exhibit I:        Form of Transferor Representation Letter
Exhibit J:        Form of Rule 144A Investment Representation Letter
Exhibit K:        Text of Amendment to Pooling and Servicing Agreement Pursuant
                  to Section 11.01(e) for a Limited Guaranty
Exhibit L:        Form of Limited Guaranty
Exhibit M:        Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:        Request for Exchange Form

         This is the Standard Terms of Pooling and Servicing Agreement, dated as of December 1, 1999 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

         The Company intends to sell certain mortgage pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
         Section 1.01      DEFINITIONS.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         ACCRETION TERMINATION DATE:  As defined in the Series Supplement.

         ACCRUAL CERTIFICATES:  As defined in the Series Supplement.

         ACCRUED CERTIFICATE INTEREST: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

         (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess Special Hazard

                  Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property or (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

         (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

         ADDENDUM AND ASSIGNMENT AGREEMENT: The Addendum and Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

         ADDITIONAL COLLATERAL: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

         ADDITIONAL COLLATERAL LOAN: Each Mortgage Loan that is supported by Additional Collateral.

         ADJUSTED MORTGAGE RATE: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

         ADVANCE: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

         AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         AMBAC: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

         AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

         APPRAISED VALUE: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

         ASSIGNED CONTRACTS: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

         ASSIGNMENT: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

         ASSIGNMENT AGREEMENT: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

         ASSIGNMENT OF PROPRIETARY LEASE: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

         AVAILABLE DISTRIBUTION AMOUNT: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and
(y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in the related Prepayment Period, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

         BANKRUPTCY CODE:  The Bankruptcy Code of 1978, as amended.

         BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         BOOK-ENTRY CERTIFICATE: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

         BUYDOWN FUNDS: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

         BUYDOWN MORTGAGE LOAN: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

         CASH LIQUIDATION: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         CERTIFICATE ACCOUNT DEPOSIT DATE: As to any Distribution Date, the Business Day prior thereto.

         CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; PROVIDED, HOWEVER, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         CERTIFICATE PRINCIPAL BALANCE: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

          (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

          (ii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

          (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding.

         CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: The register maintained and the registrar appointed pursuant to Section 5.02.

         CLASS: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

         CLASS A-P CERTIFICATE: Any one of the Certificates designated as a Class A-P Certificate.

         CLASS A-P COLLECTION SHORTFALL: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

         CLASS A-P PRINCIPAL DISTRIBUTION AMOUNT: As defined in Section 4.02.

         CLASS A-V CERTIFICATE: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

         CLASS B CERTIFICATE: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

         CLASS M CERTIFICATE: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

         CLOSING DATE:  As defined in the Series Supplement.

         CODE:  The Internal Revenue Code of 1986.

         COMBINED COLLATERAL LLC: Combined Collateral LLC, a Delaware limited liability company.

         COMPENSATING INTEREST: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

         COOPERATIVE: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

         COOPERATIVE APARTMENT: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

         COOPERATIVE LEASE: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

         COOPERATIVE LOANS: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

         COOPERATIVE STOCK: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

         COOPERATIVE STOCK CERTIFICATE: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

         CREDIT SUPPORT DEPLETION DATE: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

         CREDIT SUPPORT PLEDGE AGREEMENT: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

         CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         CUSTODIAL ACCOUNT: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         CUSTODIAL AGREEMENT: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

         CUSTODIAN:  A custodian appointed pursuant to a Custodial Agreement.

         CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

         DCR: Duff & Phelps Credit Rating Company, or its successor in interest.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         DEFINITIVE CERTIFICATE: Any Certificate other than a Book-Entry Certificate.

         DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         DELINQUENT: AS USED HEREIN, A MORTGAGE LOAN IS CONSIDERED TO BE: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

         DEPOSITORY: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DESTROYED MORTGAGE NOTE: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         DETERMINATION DATE: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

         DISCOUNT FRACTION: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

         DISCOUNT MORTGAGE LOAN: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

         DISCOUNT NET MORTGAGE RATE: As defined in the Series Supplement.

         DISQUALIFIED ORGANIZATION: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         DISTRIBUTION DATE: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

         DUE DATE: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

         DUE PERIOD: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

         ELIGIBLE ACCOUNT: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

         EVENT OF DEFAULT: As defined in Section 7.01.

         EXCESS BANKRUPTCY LOSS: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         EXCESS FRAUD LOSS: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         EXCESS SPECIAL HAZARD LOSS: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

         EXCESS SUBORDINATE PRINCIPAL AMOUNT: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

         EXTRAORDINARY EVENTS: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

         (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

         (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

         (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

                  1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                  2.       by military, naval or air forces; or

                  3. by an agent of any such government, power, authority or forces;

         (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

         (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

         EXTRAORDINARY LOSSES: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

         FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

         FITCH IBCA: Fitch IBCA, Inc. or its successor in interest.

         FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FORECLOSURE PROFITS: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

         FRAUD LOSSES: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

         HIGHEST PRIORITY: As of any date of determination, the Class of Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

         INDEPENDENT: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof,

(ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

         INITIAL MONTHLY PAYMENT FUND: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

         INITIAL NOTIONAL AMOUNT: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

         INITIAL SUBORDINATE CLASS PERCENTAGE: As defined in the Series Supplement.

         INSURANCE PROCEEDS: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         INSURER: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

         INTEREST ACCRUAL PERIOD: As defined in the Series Supplement.

         INTEREST ONLY CERTIFICATES: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

         JUNIOR CERTIFICATEHOLDER: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

         JUNIOR CLASS OF CERTIFICATES: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

         LATE COLLECTIONS: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation

Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         LIQUIDATION PROCEEDS: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

         LOAN GROUP: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

         LOAN-TO-VALUE RATIO: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         LOWER PRIORITY: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02(a).

         LOWEST PRIORITY: As of any date of determination, the Class of Subordinate Certificates then outstanding with the latest priority for payments pursuant to Section 4.02(a), in the following order:
Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1
Certificates.

         MATURITY DATE: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

         MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

         MODIFIED MORTGAGE LOAN: Any Mortgage Loan that has been the subject of a Servicing Modification.

         MODIFIED NET MORTGAGE RATE: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

         MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         MONTHLY PAYMENT: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

         MOODY'S: Moody's Investors Service, Inc., or its successor in interest.

         MORTGAGE: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         MORTGAGE LOANS: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         MORTGAGE LOAN SCHEDULE: As defined in the Series Supplement.

         MORTGAGE NOTE: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

         MORTGAGE POOL: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

         MORTGAGE RATE: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

         MORTGAGED PROPERTY: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

         MORTGAGOR:  The obligor on a Mortgage Note.

         NET MORTGAGE RATE: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

         NON-DISCOUNT MORTGAGE LOAN: A Mortgage Loan that is not a Discount Mortgage Loan.

         NON-PRIMARY RESIDENCE LOANS: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

         NON-UNITED STATES PERSON: Any Person other than a United States Person.

         NONRECOVERABLE ADVANCE: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

         NONSUBSERVICED MORTGAGE LOAN: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

         NOTIONAL AMOUNT: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

         OFFICERS' CERTIFICATE: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

         OPINION OF COUNSEL: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

         OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

         OWNERSHIP INTEREST: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         PASS-THROUGH RATE: As defined in the Series Supplement.

         PAYING AGENT: The Trustee or any successor Paying Agent appointed by the Trustee.

         PERCENTAGE INTEREST: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         PERMITTED INVESTMENTS: One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

PROVIDED, HOWEVER, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's, Fitch IBCA and DCR and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's, D-1 in the case of DCR and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch IBCA in the case of Fitch IBCA.

         PERMITTED TRANSFEREE: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

         PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PLEDGED AMOUNT: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

         PLEDGED ASSET LOAN: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

         PLEDGED ASSETS: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

         PLEDGED ASSET MORTGAGE SERVICING AGREEMENT: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

         POOLING AND SERVICING AGREEMENT OR AGREEMENT: With respect to any Series, this Standard Terms together with the related Series Supplement.

         POOL STATED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan.

         POOL STRIP RATE: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

         PREPAYMENT DISTRIBUTION TRIGGER: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

         PREPAYMENT INTEREST SHORTFALL: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

         PREPAYMENT PERIOD: As to any Distribution Date, the calendar month preceding the month of distribution.

         PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

         PRINCIPAL ONLY CERTIFICATES: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

         PRINCIPAL PREPAYMENT: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

         PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

         PROGRAM GUIDE: Collectively, the Client Guide and the Servicer Guide for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

         PURCHASE PRICE: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

          (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

          (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

          (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution;

          (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

          (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

          (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

          (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

          (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

         RATING AGENCY: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

         REALIZED LOSS:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

          (b) which is the subject of a Servicing Modification, (i) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a

               Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

          (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

          (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         RECORD DATE: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

         REGULAR CERTIFICATE: Any of the Certificates other than a Class R Certificate.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC ADMINISTRATOR: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REO ACQUISITION: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

         REO DISPOSITION: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

         REO PROCEEDS: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

         REO PROPERTY: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         REQUEST FOR RELEASE: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

         REQUIRED SURETY PAYMENT: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

         RESIDENTIAL FUNDING: Residential Funding Corporation, a Delaware corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

         RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

         RETAIL CERTIFICATES: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

         SCHEDULE OF DISCOUNT FRACTIONS: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

         SECURITY AGREEMENT: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

         SELLER: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

         SELLER'S AGREEMENT: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

         SENIOR ACCELERATED DISTRIBUTION PERCENTAGE: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

         (i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

         (ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

         (iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

         (iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

         (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

PROVIDED, HOWEVER,

         (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

                  (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and

         (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                  (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

         (ii) that for any Distribution Date on which the Senior Percentage is greater than the Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

         SENIOR CERTIFICATE:  As defined in the Series Supplement.

         SENIOR PERCENTAGE:  As defined in the Series Supplement.

         SENIOR SUPPORT CERTIFICATE: A Senior Certificate that provides additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

         SERIES: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

         SERIES SUPPLEMENT: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

         SERVICING ACCOUNTS: The account or accounts created and maintained pursuant to Section 3.08.

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the

Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

         SERVICING FEE: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

         SERVICING MODIFICATION: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).

         SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

         SPECIAL HAZARD LOSS: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

         STANDARD & POOR'S: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

         SUBCLASS: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

         SUBORDINATE CERTIFICATE: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

         SUBORDINATE CLASS PERCENTAGE: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         SUBORDINATE PERCENTAGE: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

         SUBSERVICED MORTGAGE LOAN: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

         SUBSERVICER: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

         SUBSERVICER ADVANCE: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

         SUBSERVICING ACCOUNT: An account established by a Subservicer in accordance with Section 3.08.

         SUBSERVICING AGREEMENT: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

         SUBSERVICING FEE: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

         SURETY: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

         SURETY BOND: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

         TAX RETURNS: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         TRANSFER: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

         TRANSFEREE: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         TRANSFEROR: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         TRUST FUND: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

         (i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

         (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

         (iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

         (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01, and

         (v)  all proceeds of clauses (i) through (iv) above.

         UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

         UNINSURED CAUSE: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         UNITED STATES PERSON: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in
Section 7701(a)(30)(E) of the Code.

         VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in Article XI of the Series Supplement.

         Section 1.02      USE OF WORDS AND PHRASES.

         "Herein," "hereby," "hereunder," 'hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01      CONVEYANCE OF MORTGAGE LOANS.

         (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

         (b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

                           (i) The original Mortgage Note, endorsed without
                  recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                           (ii) The original Mortgage, noting the presence of
                  the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                           (iii) Unless the Mortgage Loan is registered on the
                  MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                           (iv) The original recorded assignment or assignments
                  of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                           (v) The original of each modification, assumption
                  agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

                  and (II) with respect to each Cooperative Loan so assigned:

                           (i) The original Mortgage Note, endorsed without
                  recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;


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



                           (ii) A counterpart of the Cooperative Lease and the
                  Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                           (iii) The related Cooperative Stock Certificate,
                  representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                           (iv) The original recognition agreement by the
                  Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                           (v)      The Security Agreement;

                           (vi) Copies of the original UCC-1 financing
                  statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                           (vii) Copies of the filed UCC-3 assignments of the
                  security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                           (viii) An executed assignment of the interest of the
                  originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                           (ix) The original of each modification, assumption
                  agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                           (x) An executed UCC-1 financing statement showing the
                  Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

         (c) The Company may, in lieu of delivering the documents set forth in
Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within thirty Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in
Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and
(x) (or copies thereof as permitted by such Section) for any Mortgage Loan and
(ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

         (d) In connection with any Mortgage Loan, if the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

         The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

         If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee within 45 days after the Closing Date, as contemplated by Section 2.02.

         Any of the items set forth in Sections 2.01(b)(I)(iv) and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

         In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, on or prior to the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         (e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

         (f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. However, if the Mortgage Loans and any Uncertificated REMIC Regular Interests are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and any Uncertificated REMIC Regular Interests, then it is intended that (a) this Agreement shall be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents, goods, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 8-106, 9-305 and 9-115 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

         The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

         (g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of any REMIC,
(2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

         (h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) all security interests in and lien of the Company as owner of such Mortgage Loan in the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that is credited to the Custodial Account, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

         Section 2.02      ACCEPTANCE BY TRUSTEE.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgment only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

         If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, it is understood and


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



agreed that the Master Servicer shall use its best efforts to substitute, within 60 days of the Closing Date, Qualified Substitute Mortgage Loans to replace any of the Mortgage Loans identified on Schedule I hereto with respect to which any document or documents constituting a part of the Mortgage File are missing or defective in any material respect if the Master Servicer cannot cure such omission or defect within such 60 day period.

         Section 2.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER AND THE COMPANY.

         (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

                           (i) The Master Servicer is a corporation duly
                  organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                           (ii) The execution and delivery of this Agreement by
                  the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                           (iii) This Agreement, assuming due authorization,
                  execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                           (iv) The Master Servicer is not in default with
                  respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                           (v) No litigation is pending or, to the best of the
                  Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;



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



                           (vi) The Master Servicer will comply in all material
                  respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                           (vii) No information, certificate of an officer,
                  statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

                           (viii) The Master Servicer has examined each
                  existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof.
                  The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

                           (ix) The Master Servicer is a member of MERS in good
                  standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

         (b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

         Section 2.04      REPRESENTATIONS AND WARRANTIES OF SELLERS.

         The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution).
Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01      MASTER SERVICER TO ACT AS SERVICER.

         (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re- recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer.
Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of
Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

         (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

         (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

         Section 3.02 SUBSERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUBSERVICERS; ENFORCEMENT OF SUBSERVICERS' AND SELLERS' OBLIGATIONS.

         (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; PROVIDED, HOWEVER, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section 3.03      SUCCESSOR SUBSERVICERS.

         The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; PROVIDED, HOWEVER, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         Section 3.04      LIABILITY OF THE MASTER SERVICER.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05 NO CONTRACTUAL RELATIONSHIP BETWEEN SUBSERVICER AND TRUSTEE OR CERTIFICATEHOLDERS.

         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in
Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section 2.02 hereof.

         Section 3.06 ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY TRUSTEE.

         (a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

         (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section 3.07 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS; DEPOSITS TO CUSTODIAL ACCOUNT.

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; PROVIDED, HOWEVER, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; PROVIDED, HOWEVER, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); PROVIDED, HOWEVER, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

         (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                           (i) All payments on account of principal, including
                  Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                           (ii) All payments on account of interest at the
                  Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                           (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                           (iv) All proceeds of any Mortgage Loans purchased
                  pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section
                  2.03 or 2.04;

                           (v) Any amounts required to be deposited pursuant to
                  Section 3.07(c) or 3.21;



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



                           (vi) All amounts transferred from the Certificate
                  Account to the Custodial Account in accordance with Section 4.02(a);

                           (vii) Any amounts realized by the Subservicer and
                  received by the Master Servicer in respect of any Additional Collateral; and

                           (viii) Any amounts received by the Master Servicer in
                  respect of Pledged Assets.

         The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so.
If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

         (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

         Section 3.08      SUBSERVICING ACCOUNTS; SERVICING ACCOUNTS.

         (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

         (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

         (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

         (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         Section 3.09 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

         If compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

         Section 3.10      PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT.

         (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

                           (i) to make deposits into the Certificate Account in
                  the amounts and in the manner provided for in Section 4.01;

                           (ii) to reimburse itself or the related Subservicer
                  for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04
                  or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular


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



                  Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03,
                  2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and
                  (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

                           (iii) to pay to itself or the related Subservicer (if
                  not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                           (iv) to pay to itself as additional servicing
                  compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                           (v) to pay to itself as additional servicing
                  compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

                           (vi) to pay to itself, a Subservicer, a Seller,
                  Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

                           (vii) to reimburse itself or the related Subservicer
                  for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to
                  Section 4.02(a);

                           (viii) to reimburse itself or the Company for
                  expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01
                  or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

                           (ix) to reimburse itself for Servicing Advances
                  expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or
                  (viii) above; and

                           (x) to withdraw any amount deposited in the Custodial
                  Account that was not required to be deposited therein pursuant to Section 3.07.

         (b) Since, in connection with withdrawals pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

         (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

         Section 3.11 MAINTENANCE OF THE PRIMARY INSURANCE POLICIES; COLLECTIONS THEREUNDER.

         (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value

Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

         (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

         Section 3.12 MAINTENANCE OF FIRE INSURANCE AND OMISSIONS AND FIDELITY COVERAGE.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; PROVIDED, HOWEVER, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained.
The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

         (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

         Section 3.13 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AND MODIFICATION AGREEMENTS; CERTAIN ASSIGNMENTS.

         (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

                           (i) the Master Servicer shall not be deemed to be in
                  default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

                           (ii) if the Master Servicer determines that it is
                  reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; PROVIDED, HOWEVER, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

         Section 3.14      REALIZATION UPON DEFAULTED MORTGAGE LOANS.

         (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall


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determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

         In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

         For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged


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Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

         Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections
2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

         (b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

         (c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within three full years after the taxable year of its


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acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10.
Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that, if such recovery is of an amount previously allocated to one or more Classes of Certificates as a Realized Loss, such recovery shall be allocated among such Classes in the same proportions as the allocation of such Realized Losses and, if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

         (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any


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successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

         Section 3.15      TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.


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         (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.16      SERVICING AND OTHER COMPENSATION; COMPENSATING
                           INTEREST.

         (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

         (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

         (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

         (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

         (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating


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Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

         Section 3.17      REPORTS TO THE TRUSTEE AND THE COMPANY.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

         Section 3.18      ANNUAL STATEMENT AS TO COMPLIANCE.

         The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.



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         Section 3.19   ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

         Section 3.20 RIGHTS OF THE COMPANY IN RESPECT OF THE MASTER SERVICER.

         The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations.
Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 3.21      ADMINISTRATION OF BUYDOWN FUNDS.

         (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.


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         (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01      CERTIFICATE ACCOUNT.

         (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

         (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or


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order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         Section 4.02      DISTRIBUTIONS.

         As provided in Section 4.02 of the Series Supplement.

         Section 4.03      STATEMENTS TO CERTIFICATEHOLDERS.

         (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

         (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.



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         Section 4.04      DISTRIBUTION OF REPORTS TO THE TRUSTEE AND THE
                           COMPANY; ADVANCES BY THE MASTER SERVICER.

         (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

         (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.


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         If the Master Servicer determines as of the Business Day preceding any
Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         The Trustee shall deposit all funds it receives pursuant to this
Section 4.04 into the Certificate Account.

         Section 4.05      ALLOCATION OF REALIZED LOSSES.

         As provided in Section 4.05 of the Series Supplement.

         Section 4.06 REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY.

         The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

         Section 4.07      OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.


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



         If, however the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

         Section 4.08      SURETY BOND.

         (a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety.
The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

         (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

         (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01      THE CERTIFICATES.

         (a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such


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Certificate has been duly authenticated and delivered hereunder. All
Certificates shall be dated the date of their authentication.

         (b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.
Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.



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



         (c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent verification, rely on, and shall be protected in relying on, Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

         Section 5.02     REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate


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Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; PROVIDED, HOWEVER, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or
(ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

         (e) (i) In the case of any Senior Support, Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Senior Support, Class M, Class B


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



or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H-1 (with respect to any Class B Certificate), Exhibit H-2 (with respect to any Senior Support Certificate or Class M Certificate) or paragraph fourteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Senior Support, Class M or Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company").

                           (ii) Notwithstanding the foregoing, an Opinion of
                  Counsel or certification will not be required with respect to the transfer of any Senior Support Certificate or Class M Certificate to a Depository, or for any subsequent transfer of any interest in a Senior Support Certificate or Class M Certificate for so long as such Certificate is a Book-Entry Certificate (each such Senior Support Certificate or Class M Certificate, a "Book-Entry Mezzanine Certificate"). Any Transferee of a Book-Entry Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either
                  (a) such Transferee is not a Plan Investor or (b) such Transferee is a Complying Insurance Company.

                           (iii) (A) If any Senior Support Certificate or Class
                  M Certificate (or any interest therein) is acquired or held in violation of the provisions of Section (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor or (ii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Senior Support Certificate or Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                                    (B) Any purported Certificate Owner whose
                           acquisition or holding of any Book-Entry Mezzanine Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold


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                           harmless the Company, the Trustee, the Master
                           Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                                    (A) Each Person holding or acquiring any
                           Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                           of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                                    (C) Notwithstanding the delivery of a
                           Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                                    (D) Each Person holding or acquiring any
                           Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer


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



                           its Ownership Interest in a Class R Certificate and
                           (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

                                    (E) Each Person holding or acquiring an
                           Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

                           (ii) The Trustee will register the Transfer of any
                  Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

                           (iii) (A) If any Disqualified Organization shall
                  become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                           a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the


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                           instructions of the Master Servicer. Such purchaser
                           may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause
                           (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                           (iv) The Master Servicer, on behalf of the Trustee,
                  shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
                  Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

                           (v) The provisions of this Section 5.02(f) set forth
                  prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                                    (A) written notification from each Rating
                           Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                                    (B) subject to Section 10.01(f), an
                           Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.


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         (g) No service charge shall be made for any transfer or exchange of
Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         Section 5.03      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04      PERSONS DEEMED OWNERS.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

         Section 5.05      APPOINTMENT OF PAYING AGENT.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.



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         The Trustee shall cause each Paying Agent to execute and deliver to the
Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

         Section 5.06      OPTIONAL PURCHASE OF CERTIFICATES.

         (a) On any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.

         (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

                           (i) the Distribution Date upon which purchase of the
                  Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                           (ii)     the purchase price therefor, if known, and

                           (iii) that the Record Date otherwise applicable to
                  such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

         (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest


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thereon for the related Interest Accrual Period and any previously unpaid
Accrued Certificate Interest with respect thereto.

         (d) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this
Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

         Section 6.01 RESPECTIVE LIABILITIES OF THE COMPANY AND THE MASTER SERVICER.

         The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.



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         Section 6.02      MERGER OR CONSOLIDATION OF THE COMPANY OR THE
                           MASTER SERVICER; ASSIGNMENT OF RIGHTS AND DELEGATION OF DUTIES BY MASTER SERVICER.

         (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 6.03 LIMITATION ON LIABILITY OF THE COMPANY, THE MASTER SERVICER AND OTHERS.

         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties


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or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master
Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

         Section 6.04      COMPANY AND MASTER SERVICER NOT TO RESIGN.

         Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.



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                                   ARTICLE VII

                                     DEFAULT

         Section 7.01      EVENTS OF DEFAULT.

         Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) the Master Servicer shall fail to distribute or
                  cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                           (ii) the Master Servicer shall fail to observe or
                  perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

                           (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                           (iv) the Master Servicer shall consent to the
                  appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

                           (v) the Master Servicer shall admit in writing its
                  inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a


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                  voluntary case under, any applicable insolvency or
                  reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                           (vi) the Master Servicer shall notify the Trustee
                  pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.



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         Section 7.02      TRUSTEE OR COMPANY TO ACT; APPOINTMENT OF SUCCESSOR.

         (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); PROVIDED, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

         (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its


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records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

         Section 7.03      NOTIFICATION TO CERTIFICATEHOLDERS.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04      WAIVER OF EVENTS OF DEFAULT.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; PROVIDED, HOWEVER, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.
No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01      DUTIES OF TRUSTEE.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has


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occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                           (i) Prior to the occurrence of an Event of Default,
                  and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                           (ii) The Trustee shall not be personally liable for
                  an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;



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                           (iii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                           (iv) The Trustee shall not be charged with knowledge
                  of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of
                  Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

                           (v) Except to the extent provided in Section 7.02, no
                  provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

         Section 8.02      CERTAIN MATTERS AFFECTING THE TRUSTEE.

         (a)      Except as otherwise provided in Section 8.01:

                           (i) The Trustee may rely and shall be protected in
                  acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee may consult with counsel and any
                  Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken


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                  or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) The Trustee shall be under no obligation to
                  exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                           (iv) The Trustee shall not be personally liable for
                  any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of an Event of Default
                  hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                           (vi) The Trustee may execute any of the trusts or
                  powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                           (vii) To the extent authorized under the Code and the
                  regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall


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                  indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

         (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

         Section 8.03     TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

         Section 8.04      TRUSTEE MAY OWN CERTIFICATES.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05 MASTER SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION.

         (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.



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         (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

                           (i) with respect to any such claim, the Trustee shall
                  have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                           (ii) while maintaining control over its own defense,
                  the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                           (iii) notwithstanding anything in this Agreement to
                  the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

         No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

         Section 8.06      ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

         Section 8.07      RESIGNATION AND REMOVAL OF THE TRUSTEE.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the


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Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.
If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

         Section 8.08      SUCCESSOR TRUSTEE.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as


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trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 8.09      MERGER OR CONSOLIDATION OF TRUSTEE.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

         Section 8.10      APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.



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         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.
Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11      APPOINTMENT OF CUSTODIANS.

         The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

         Section 8.12      APPOINTMENT OF OFFICE OR AGENCY.

         The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in


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Section 11.05 of the Series Supplement where notices and demands to or upon the
Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01 TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR THE COMPANY OR LIQUIDATION OF ALL MORTGAGE LOANS.

         (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                           (i) the later of the final payment or other
                  liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                           (ii) the purchase by the Master Servicer or the
                  Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage


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Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

         (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                           (i) the anticipated Final Distribution Date upon
                  which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                           (ii) the amount of any such final payment, if known,
                  and

                           (iii) that the Record Date otherwise applicable to
                  such Distribution Date is not applicable, and in the case of the Senior Certificates and Class M Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

         (c) In the case of the Senior, Class M or Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase


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price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

         (d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

         Section 9.02      ADDITIONAL TERMINATION REQUIREMENTS.

         (a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                           (i) The Master Servicer shall establish a 90-day
                  liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under
                  Section 860F of the Code and regulations thereunder;

                           (ii) The Master Servicer shall notify the Trustee at
                  the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and



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                           (iii) If the Master Servicer or the Company is
                  exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

         Section 9.03      TERMINATION OF MULTIPLE REMICS.

         If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                    ARTICLE X

                                REMIC PROVISIONS

         Section 10.01     REMIC ADMINISTRATION.

         (a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

         (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

         (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and


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the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

         (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

         (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

         (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust


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Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.



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         (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

         (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (j) Neither the Master Servicer nor the Trustee shall (subject to
Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by any Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

         (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

         (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.



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         Section 10.02     MASTER SERVICER, REMIC ADMINISTRATOR AND TRUSTEE
                           INDEMNIFICATION.

         (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

         (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; PROVIDED, HOWEVER, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

         (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this
Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


         Section 10.03     DESIGNATION OF REMIC(S).

         As provided in Section 10.03 of the Series Supplement.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01     AMENDMENT.

         (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

                           (i) to cure any ambiguity,

                           (ii) to correct or supplement any provisions herein
                   or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,



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                           (iii) to modify, eliminate or add to any of its
                  provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                           (iv) to change the timing and/or nature of deposits
                  into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

                           (v) to modify, eliminate or add to the provisions of
                  Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

                           (vi) to make any other provisions with respect to
                  matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, or

                           (vii) to amend any provision herein or therein that
                   is not material to any of the Certificateholders.

         (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying


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in any manner the rights of the Holders of Certificates of such Class; PROVIDED,
HOWEVER, that no such amendment shall:

                           (i) reduce in any manner the amount of, or delay the
                   timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

                           (ii) reduce the aforesaid percentage of Certificates
                  of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the


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Trustee, as applicable; provided that the Company obtains (subject to Section
10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit K, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

         Section 11.02     RECORDATION OF AGREEMENT; COUNTERPARTS.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.



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         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04     GOVERNING LAW.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05     NOTICES.

         As provided in Section 11.05 of the Series Supplement.

         Section 11.06     REQUIRED NOTICES TO RATING AGENCY AND SUBSERVICER.

         The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

         (a)      a material change or amendment to this Agreement,

         (b)      the occurrence of an Event of Default,

         (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

         (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
3.12 or the cancellation or modification of coverage under any such instrument,

         (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

         (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

         (g) a change in the location of the Custodial Account or the Certificate Account,

         (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

         (i) the occurrence of the Final Distribution Date, and

         (j) the repurchase of or substitution for any Mortgage Loan,

PROVIDED, HOWEVER, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

         Section 11.07     SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.08     SUPPLEMENTAL PROVISIONS FOR RESECURITIZATION.

         This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

         Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

                                    EXHIBIT A

       FORM OF CLASS A CERTIFICATE, [PRINCIPAL ONLY/CLASS A-P] CERTIFICATE
                    AND [INTEREST ONLY/CLASS A-V] CERTIFICATE


     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _______________. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ___% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

     [NO TRANSFER OF THIS CLASS A-__ CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED EITHER (A) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THE COMPANY AND THE MASTER SERVICER WITH RESPECT TO THE PERMISSIBILITY

OF SUCH TRANSFER UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND SECTION 4975 OF THE CODE AND STATING, AMONG OTHER THINGS, THAT THE TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE OR (B) A REPRESENTATION LETTER, IN THE FORM DESCRIBED IN THE AGREEMENT, EITHER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR
SECTION 4975 OF THE CODE (A "PLAN"), OR ANY OTHER PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF ANY PLAN (A "PLAN INVESTOR"), OR STATING THAT (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED BY IT TO PURCHASE THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A "COMPLYING INSURANCE COMPANY").]

Certificate No._______             [______%][Adjustable][Variable] Pass-Through
Class [A-___] Senior               Rate [based on a Notional Amount]
Date of Pooling and Servicing      [Percentage Interest: _____%]
Agreement and Cut-off Date:        Aggregate Initial [Certificate Principal
________________                   Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:           Amount] [Subclass Notional Amount] of the
________________                   Class [A-___] Certificates:
Master Servicer:                   [Initial] [Certificate Principal
Residential Funding                Balance] [Interest Only/Class A-V] [Subclass]
Corporation                        Notional Amount] of this Certificate:
Assumed Final                      $________________]
Distribution Date:                 CUSIP _______-_______


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES ________

          EVIDENCING A PERCENTAGE INTEREST IN THE DISTRIBUTIONS ALLOCABLE TO THE CLASS [A- ] CERTIFICATES WITH RESPECT TO A TRUST FUND CONSISTING PRIMARILY OF A POOL OF CONVENTIONAL ONE- TO FOUR-FAMILY FIXED INTEREST RATE FIRST MORTGAGE LOANS FORMED AND SOLD BY RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          THIS CERTIFICATE IS PAYABLE SOLELY FROM THE ASSETS OF THE TRUST FUND, AND DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., THE MASTER SERVICER, THE TRUSTEE REFERRED TO BELOW OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., THE MASTER SERVICER, THE TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR AFFILIATES. NONE OF THE COMPANY, THE MASTER SERVICER, GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR AFFILIATES WILL HAVE ANY OBLIGATION WITH RESPECT TO ANY CERTIFICATE OR OTHER OBLIGATION SECURED BY OR PAYABLE FROM PAYMENTS ON THE CERTIFICATES.

          THIS CERTIFIES THAT _____________________________ IS THE REGISTERED OWNER OF THE PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE [(OBTAINED BY DIVIDING THE [INITIAL CERTIFICATE PRINCIPAL BALANCE] [INITIAL [INTEREST ONLY/CLASS A-V] NOTIONAL AMOUNT] OF THIS CERTIFICATE BY THE AGGREGATE [INITIAL CERTIFICATE PRINCIPAL BALANCE OF ALL CLASS A- CERTIFICATES] [INITIAL ------ [INTEREST ONLY/CLASS A-V] NOTIONAL AMOUNTS OF ALL [INTEREST ONLY/CLASS A-V] CERTIFICATES], BOTH AS SPECIFIED ABOVE)] IN CERTAIN DISTRIBUTIONS WITH RESPECT TO THE TRUST FUND CONSISTING PRIMARILY OF AN INTEREST IN A POOL OF CONVENTIONAL ONE- TO FOUR-FAMILY FIXED INTEREST RATE FIRST MORTGAGE LOANS (THE "MORTGAGE LOANS"), FORMED AND SOLD BY RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (HEREINAFTER CALLED THE

"COMPANY," WHICH TERM INCLUDES ANY SUCCESSOR ENTITY UNDER THE AGREEMENT REFERRED TO BELOW). THE TRUST FUND WAS CREATED PURSUANT TO A SERIES SUPPLEMENT, DATED AS SPECIFIED ABOVE, TO THE STANDARD TERMS OF POOLING AND SERVICING AGREEMENT DATED AS OF ________________ (TOGETHER, THE "POOLING AND SERVICING AGREEMENT" OR THE "AGREEMENT") AMONG THE COMPANY, THE MASTER SERVICER AND _______________, AS TRUSTEE (THE "TRUSTEE"), A SUMMARY OF CERTAIN OF THE PERTINENT PROVISIONS OF WHICH IS SET FORTH HEREAFTER. TO THE EXTENT NOT DEFINED HEREIN, THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS ASSIGNED IN THE AGREEMENT. THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE AGREEMENT, TO WHICH AGREEMENT THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND BY WHICH SUCH HOLDER IS BOUND.

          PURSUANT TO THE TERMS OF THE AGREEMENT, A DISTRIBUTION WILL BE MADE ON THE 25TH DAY OF EACH MONTH OR, IF SUCH 25TH DAY IS NOT A BUSINESS DAY, THE BUSINESS DAY IMMEDIATELY FOLLOWING (THE "DISTRIBUTION DATE"), COMMENCING AS DESCRIBED IN THE AGREEMENT, TO THE PERSON IN WHOSE NAME THIS CERTIFICATE IS REGISTERED AT THE CLOSE OF BUSINESS ON THE LAST DAY (OR IF SUCH LAST DAY IS NOT A BUSINESS DAY, THE BUSINESS DAY IMMEDIATELY PRECEDING SUCH LAST DAY) OF THE MONTH IMMEDIATELY PRECEDING THE MONTH OF SUCH DISTRIBUTION (THE "RECORD DATE"), FROM THE AVAILABLE DISTRIBUTION AMOUNT IN AN AMOUNT EQUAL TO THE PRODUCT OF THE PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE AND THE AMOUNT [(OF INTEREST AND PRINCIPAL, IF ANY)] REQUIRED TO BE DISTRIBUTED TO HOLDERS OF CLASS A-CERTIFICATES ON SUCH DISTRIBUTION DATE. [THE [INTEREST ONLY/CLASS A-V] NOTIONAL AMOUNT OF THE [INTEREST ONLY/CLASS A-V] CERTIFICATES AS OF ANY DATE OF DETERMINATION IS EQUAL TO THE AGGREGATE STATED PRINCIPAL BALANCE OF THE MORTGAGE LOANS CORRESPONDING TO THE UNCERTIFICATED REMIC REGULAR INTERESTS REPRESENTED BY SUCH [INTEREST ONLY/CLASS A-V] CERTIFICATES.]

          DISTRIBUTIONS ON THIS CERTIFICATE WILL BE MADE EITHER BY THE MASTER SERVICER ACTING ON BEHALF OF THE TRUSTEE OR BY A PAYING AGENT APPOINTED BY THE TRUSTEE IN IMMEDIATELY AVAILABLE FUNDS (BY WIRE TRANSFER OR OTHERWISE) FOR THE ACCOUNT OF THE PERSON ENTITLED THERETO IF SUCH PERSON SHALL HAVE SO NOTIFIED THE MASTER SERVICER OR SUCH PAYING AGENT, OR BY CHECK MAILED TO THE ADDRESS OF THE PERSON ENTITLED THERETO, AS SUCH NAME AND ADDRESS SHALL APPEAR ON THE CERTIFICATE REGISTER.

          NOTWITHSTANDING THE ABOVE, THE FINAL DISTRIBUTION ON THIS CERTIFICATE WILL BE MADE AFTER DUE NOTICE OF THE PENDENCY OF SUCH DISTRIBUTION AND ONLY UPON PRESENTATION AND SURRENDER OF THIS CERTIFICATE AT THE OFFICE OR AGENCY APPOINTED BY THE TRUSTEE FOR THAT PURPOSE IN THE CITY AND STATE OF NEW YORK. THE [INITIAL CERTIFICATE PRINCIPAL BALANCE] [INITIAL [INTEREST ONLY/CLASS A-V] NOTIONAL AMOUNT] OF THIS CERTIFICATE IS SET FORTH ABOVE.] [THE CERTIFICATE PRINCIPAL BALANCE HEREOF WILL BE REDUCED TO THE EXTENT OF DISTRIBUTIONS ALLOCABLE TO PRINCIPAL AND ANY REALIZED LOSSES ALLOCABLE HERETO.]

          [AS DESCRIBED ABOVE, NO TRANSFER OF THIS CLASS A-__ CERTIFICATE WILL BE MADE UNLESS (I) THE TRUSTEE HAS RECEIVED EITHER AN OPINION OF COUNSEL OR A REPRESENTATION LETTER, EACH AS DESCRIBED IN THE AGREEMENT, RELATING TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER ERISA AND SECTION 4975 OF THE CODE, OR
(II) THIS CERTIFICATE IS HELD BY A DEPOSITORY, IN WHICH CASE THE TRANSFEREE WILL BE DEEMED TO HAVE MADE REPRESENTATIONS RELATING TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER ERISA AND SECTION 4975 OF THE CODE, AS DESCRIBED IN SECTION 5.02(E) OF THE AGREEMENT. IN ADDITION, ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED

IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(E) OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.]

          THIS CERTIFICATE IS ONE OF A DULY AUTHORIZED ISSUE OF CERTIFICATES ISSUED IN SEVERAL CLASSES DESIGNATED AS MORTGAGE PASS-THROUGH CERTIFICATES OF THE SERIES SPECIFIED HEREON (HEREIN COLLECTIVELY CALLED THE "CERTIFICATES").

          THE CERTIFICATES ARE LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS AND RECOVERIES RESPECTING THE MORTGAGE LOANS, ALL AS MORE SPECIFICALLY SET FORTH HEREIN AND IN THE AGREEMENT. IN THE EVENT MASTER SERVICER FUNDS ARE ADVANCED WITH RESPECT TO ANY MORTGAGE LOAN, SUCH ADVANCE IS REIMBURSABLE TO THE MASTER SERVICER, TO THE EXTENT PROVIDED IN THE AGREEMENT, FROM RELATED RECOVERIES ON SUCH MORTGAGE LOAN OR FROM OTHER CASH THAT WOULD HAVE BEEN DISTRIBUTABLE TO CERTIFICATEHOLDERS.

          AS PROVIDED IN THE AGREEMENT, WITHDRAWALS FROM THE CUSTODIAL ACCOUNT AND/OR THE CERTIFICATE ACCOUNT CREATED FOR THE BENEFIT OF CERTIFICATEHOLDERS MAY BE MADE BY THE MASTER SERVICER FROM TIME TO TIME FOR PURPOSES OTHER THAN DISTRIBUTIONS TO CERTIFICATEHOLDERS, SUCH PURPOSES INCLUDING WITHOUT LIMITATION REIMBURSEMENT TO THE COMPANY AND THE MASTER SERVICER OF ADVANCES MADE, OR CERTAIN EXPENSES INCURRED, BY EITHER OF THEM.

          THE AGREEMENT PERMITS, WITH CERTAIN EXCEPTIONS THEREIN PROVIDED, THE AMENDMENT OF THE AGREEMENT AND THE MODIFICATION OF THE RIGHTS AND OBLIGATIONS OF THE COMPANY, THE MASTER SERVICER AND THE TRUSTEE AND THE RIGHTS OF THE CERTIFICATEHOLDERS UNDER THE AGREEMENT AT ANY TIME BY THE COMPANY, THE MASTER SERVICER AND THE TRUSTEE WITH THE CONSENT OF THE HOLDERS OF CERTIFICATES EVIDENCING IN THE AGGREGATE NOT LESS THAN 66% OF THE PERCENTAGE INTERESTS OF EACH CLASS OF CERTIFICATES AFFECTED THEREBY. ANY SUCH CONSENT BY THE HOLDER OF THIS CERTIFICATE SHALL BE CONCLUSIVE AND BINDING ON SUCH HOLDER AND UPON ALL FUTURE HOLDERS OF THIS CERTIFICATE AND OF ANY CERTIFICATE ISSUED UPON THE TRANSFER HEREOF OR IN EXCHANGE HEREFOR OR IN LIEU HEREOF WHETHER OR NOT NOTATION OF SUCH CONSENT IS MADE UPON THE CERTIFICATE. THE AGREEMENT ALSO PERMITS THE AMENDMENT THEREOF IN CERTAIN CIRCUMSTANCES WITHOUT THE CONSENT OF THE HOLDERS OF ANY OF THE CERTIFICATES AND, IN CERTAIN ADDITIONAL CIRCUMSTANCES, WITHOUT THE CONSENT OF THE HOLDERS OF CERTAIN CLASSES OF CERTIFICATES.

          AS PROVIDED IN THE AGREEMENT AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, THE TRANSFER OF THIS CERTIFICATE IS REGISTRABLE IN THE CERTIFICATE REGISTER UPON SURRENDER OF THIS CERTIFICATE FOR REGISTRATION OF TRANSFER AT THE OFFICES OR AGENCIES APPOINTED BY THE TRUSTEE IN THE CITY AND STATE OF NEW YORK, DULY ENDORSED BY, OR ACCOMPANIED BY AN ASSIGNMENT IN THE FORM BELOW OR OTHER WRITTEN INSTRUMENT OF TRANSFER IN FORM SATISFACTORY TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR DULY EXECUTED BY THE HOLDER HEREOF OR SUCH HOLDER'S ATTORNEY DULY AUTHORIZED IN WRITING, AND THEREUPON ONE OR MORE NEW CERTIFICATES OF AUTHORIZED DENOMINATIONS EVIDENCING THE SAME CLASS AND AGGREGATE PERCENTAGE INTEREST WILL BE ISSUED TO THE DESIGNATED TRANSFEREE OR TRANSFEREES.

          THE CERTIFICATES ARE ISSUABLE ONLY AS REGISTERED CERTIFICATES WITHOUT COUPONS IN CLASSES AND IN DENOMINATIONS SPECIFIED IN THE AGREEMENT. AS PROVIDED IN THE AGREEMENT AND SUBJECT

TO CERTAIN LIMITATIONS THEREIN SET FORTH, CERTIFICATES ARE EXCHANGEABLE FOR NEW CERTIFICATES OF AUTHORIZED DENOMINATIONS EVIDENCING THE SAME CLASS AND AGGREGATE PERCENTAGE INTEREST, AS REQUESTED BY THE HOLDER SURRENDERING THE SAME.

          NO SERVICE CHARGE WILL BE MADE FOR ANY SUCH REGISTRATION OF TRANSFER OR EXCHANGE, BUT THE TRUSTEE MAY REQUIRE PAYMENT OF A SUM SUFFICIENT TO COVER ANY TAX OR OTHER GOVERNMENTAL CHARGE PAYABLE IN CONNECTION THEREWITH.

          THE COMPANY, THE MASTER SERVICER, THE TRUSTEE AND THE CERTIFICATE REGISTRAR AND ANY AGENT OF THE COMPANY, THE MASTER SERVICER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR MAY TREAT THE PERSON IN WHOSE NAME THIS CERTIFICATE IS REGISTERED AS THE OWNER HEREOF FOR ALL PURPOSES, AND NEITHER THE COMPANY, THE MASTER SERVICER, THE TRUSTEE NOR ANY SUCH AGENT SHALL BE AFFECTED BY NOTICE TO THE CONTRARY.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          THE OBLIGATIONS CREATED BY THE AGREEMENT IN RESPECT OF THE CERTIFICATES AND THE TRUST FUND CREATED THEREBY SHALL TERMINATE UPON THE PAYMENT TO CERTIFICATEHOLDERS OF ALL AMOUNTS HELD BY OR ON BEHALF OF THE TRUSTEE AND REQUIRED TO BE PAID TO THEM PURSUANT TO THE AGREEMENT FOLLOWING THE EARLIER OF
(I) THE MATURITY OR OTHER LIQUIDATION OF THE LAST MORTGAGE LOAN SUBJECT THERETO OR THE DISPOSITION OF ALL PROPERTY ACQUIRED UPON FORECLOSURE OR DEED IN LIEU OF FORECLOSURE OF ANY MORTGAGE LOAN AND (II) THE PURCHASE BY THE MASTER SERVICER OR THE COMPANY FROM THE TRUST FUND OF ALL REMAINING MORTGAGE LOANS AND ALL PROPERTY ACQUIRED IN RESPECT OF SUCH MORTGAGE LOANS, THEREBY EFFECTING EARLY RETIREMENT OF THE CERTIFICATES. THE AGREEMENT PERMITS, BUT DOES NOT REQUIRE, THE MASTER SERVICER OR THE COMPANY TO (I) PURCHASE AT A PRICE DETERMINED AS PROVIDED IN THE AGREEMENT ALL REMAINING MORTGAGE LOANS AND ALL PROPERTY ACQUIRED IN RESPECT OF ANY MORTGAGE LOAN OR (II) PURCHASE IN WHOLE, BUT NOT IN PART, ALL OF THE CERTIFICATES FROM THE HOLDERS THEREOF; PROVIDED, THAT ANY SUCH OPTION MAY ONLY BE EXERCISED IF THE POOL STATED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE DISTRIBUTION DATE UPON WHICH THE PROCEEDS OF ANY SUCH PURCHASE ARE DISTRIBUTED IS LESS THAN TEN PERCENT OF THE CUT-OFF DATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS CERTIFICATE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          UNLESS THE CERTIFICATE OF AUTHENTICATION HEREON HAS BEEN EXECUTED BY THE CERTIFICATE REGISTRAR, BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT OR BE VALID FOR ANY PURPOSE.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:________________                     [Trustee],
                                                    as Trustee

                                           By: _________________________
                                                    Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class [A- ] Certificates referred to in the within-mentioned Agreement.

                                           [Trustee],
                                                    as Certificate Registrar

                                           By: _________________________
                                                    Authorized Signatory

                                                    ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:                                    Signature by or on behalf of assignor

                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________ for the account of ___________________________________ account number _________________, or, if mailed by check, to _________________________________________ Applicable
statements should be mailed to _______________________________________________.

          This information is provided by _________________________________, the assignee named above, or ______________________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ________________. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

     NO TRANSFER OF THIS CLASS M CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED EITHER (A) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THE COMPANY AND THE MASTER SERVICER WITH RESPECT TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF

1974, AS AMENDED ("ERISA") AND SECTION 4975 OF THE CODE AND STATING, AMONG OTHER THINGS, THAT THE TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) A REPRESENTATION LETTER, IN THE FORM DESCRIBED IN THE AGREEMENT, EITHER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR ANY OTHER PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF ANY PLAN (A "PLAN INVESTOR"), OR STATING THAT (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED BY IT TO PURCHASE THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND
(III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A "COMPLYING INSURANCE COMPANY").

     NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

          1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR
     (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

          2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

     ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR

HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(E) OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

Certificate No. _____                            [______]% Pass-Through Rate
Class M-__ Subordinate                           Aggregate Certificate
Date of Pooling and Servicing                    Principal Balance
Agreement and Cut-off Date:                      of the Class M Certificates:
________________                                 $______________________
First Distribution Date:                         Initial Certificate Principal
________________                                 Balance of this Certificate:
Master Servicer:                                 $______________________
Residential Funding Corporation                  CUSIP: _______-_________
Assumed Final Distribution Date:
________________





                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES ________

     evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that ______________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Series Supplement, dated as specified above, to the Standard Terms of Pooling and Servicing Agreement dated as of ________________ (together, the "Pooling and Servicing Agreement" or the "Agreement") among the Company, the Master

Servicer and ___________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

          As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:   ________________                  [Trustee],
                                                    as Trustee


                                           By: _________________________
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.


                                           [Trustee],
                                               as Certificate Registrar


                                           By: _________________________
                                                    Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_____
                                         _____________________________________
                                         Signature by or on behalf of assignor


                                         _____________________________________
                                               Signature Guaranteed


                                             DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of __________________________________ account number __________________, or, if mailed by check, to _____________________________________ Applicable statements should be mailed to _____________________________________.

          This information is provided by _________________________________, the assignee named above, or _____________________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.____                               [___]% Pass-Through Rate
Class B-___ Subordinate                           Aggregate Certificate
Date of Pooling and Servicing                     Principal Balance
Agreement and Cut-off Date:                       of the Class B-___
________________                                  Certificates as of
First Distribution Date:                          the Cut-off Date:
________________                                  $_________________
Master Servicer:                                  Initial Certificate Principal
Residential Funding Corporation                   Balance of this Certificate:
Assumed Final Distribution Date:                  $_________________
________________
                                                  CUSIP ___________________


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES _______

          evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that _______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Series Supplement, dated as specified above, to the Standard Terms of Pooling and Servicing Agreement dated as of ________________ (together, the "Pooling and Servicing Agreement" or the "Agreement") among the Company, the Master Servicer and ___________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

          No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non- exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:   ________________                        [Trustee],
                                                          as Trustee


                                                 By: _________________________
                                                       Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class B-__ Certificates referred to in the within-mentioned Agreement.


                                                 [Trustee],
                                                       as Certificate Registrar


                                                 By: _________________________
                                                       Authorized Signatory

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: _______                            _____________________________________
                                          Signature by or on behalf of assignor

                                          _____________________________________
                                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________ for the account of ___________________________ account number ______________________, or, if mailed by check, to _____________________________________ Applicable statements should be mailed to _____________________________________.

          This information is provided by _____________________________, the assignee named above, or _____________________________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

     THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON- UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR THE FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION 1381(A)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER
SECTION 775(A) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"),

OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No._____                              [_____]% Pass-Through Rate
Class R[-__] Senior                               Aggregate Initial Certificate
Date of Pooling and Servicing                     Principal Balance of the
Agreement and Cut-off Date:                       Class R[-__] Certificates:
________________                                  $100.00
First Distribution Date:                          Initial Certificate Principal
________________                                  Balance of this Certificate:
Master Servicer:                                  $_____________________
Residential Funding Corporation                   Percentage Interest:
Assumed Final Distribution Date:                  ______________%
________________                                  CUSIP _______-_______


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES _______

     evidencing a percentage interest in any distributions allocable to the Class R[-__] Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R[-__] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Series Supplement, dated as specified above, to the Standard Terms of Pooling and Servicing Agreement dated as of __________________ (together, the "Pooling and Servicing Agreement" or the "Agreement") among the Company, the Master Servicer and ___________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

          Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

          No transfer of this Class R[-__] Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:   ________________                        [Trustee],
                                                          as Trustee


                                                 By: _________________________
                                                        Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class R[-__] Certificates referred to in the within-mentioned Agreement.


                                                 [Trustee],
                                                       as Certificate Registrar


                                                 By: _________________________
                                                       Authorized Signatory

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________

                                          _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number ______________________, or, if mailed by check, to _____________________________________ Applicable statements should be mailed to _____________________________________.

          This information is provided by ____________________________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT E

                        FORM OF SELLER/SERVICER CONTRACT

     This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this ____ day of _________, 19__, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and ________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

     WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

     NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.   INCORPORATION OF GUIDES BY REFERENCE.

     The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.   AMENDMENTS.

     This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.   REPRESENTATIONS AND WARRANTIES.

     a.   Reciprocal Representations and Warranties.

          The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

          (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

          (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

          (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

          (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

     b.   Seller/servicer's Representations, Warranties and Covenants.

          In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.   REMEDIES OF RESIDENTIAL FUNDING.

     If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.   SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

     At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.   PRIOR AGREEMENTS SUPERSEDED.

     This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.   ASSIGNMENT.

     This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.   NOTICES.

     All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:





     Attention:_____________________________________
Telefacsimile Number:  (_____) ____-________



9.   JURISDICTION AND VENUE.

     Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.  MISCELLANEOUS.

     This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.


ATTEST:                                     SELLER/SERVICER
[CORPORATE SEAL]                            ___________________________________

                                            (NAME OF SELLER/SERVICER)

By: _____________________________           By:________________________________
         (SIGNATURE)                                (SIGNATURE)


By:______________________________           By:________________________________
         (TYPED NAME)                               (TYPED NAME)

Title: __________________________           Title:_____________________________

================================================================================
ATTEST:                                     RESIDENTIAL FUNDING CORPORATION

[CORPORATE SEAL]


By:______________________________           By:________________________________
         (SIGNATURE)                                (SIGNATURE)

By:______________________________           By:________________________________
         (TYPED NAME)                               (TYPED NAME)

Title:___________________________           Title:_____________________________

                                    EXHIBIT F

                          FORMS OF REQUEST FOR RELEASE


DATE:
TO:
RE:         REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Series Supplement, to the Standard Terms of Pooling and Servicing Agreement,
Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):

Reason for Document Request:      (circle one)

    Mortgage Loan Prepaid in Full               Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

Residential Funding Corporation
Authorized Signature
******************************************************************************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.


Enclosed Documents:    [ ]  Promissory Note
                       [ ]  Primary Insurance Policy
                       [ ]  Mortgage or Deed of Trust
                       [ ]  Assignment(s) of Mortgage or Deed of Trust
                       [ ]  Title Insurance Policy
                       [ ]  Other:

Name:
Title:
Date:

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT


STATE OF             )
                     )      ss.:
COUNTY OF            )


          [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series _______, Class R[-__] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit and agreement.

     2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R[-__] Certificates, and (iii) is acquiring the Class R[-__] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

     3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R[-__] Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R[-__] Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R[-__] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R[-__] Certificates if either the pass-through entity is an electing large partnership under Section 775 of the if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except in the case of a partnership, to the extent provided in Treasury regulations), or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

     6. That the Owner is aware that the Trustee will not register the transfer of any Class R[-__] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

     7. That the Owner has reviewed the restrictions set forth on the face of the Class R[-__] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R[-__] Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

     8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R[-__] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

     9. The Owner's Taxpayer Identification Number is _______________________.


     10. This affidavit and agreement relates only to the Class R[-__] Certificates held by the Owner and not to any other holder of the Class R[-__] Certificates. The Owner understands that the liabilities described herein relate only to the Class R[-__] Certificates.

     11. That no purpose of the Owner relating to the transfer of any of the Class R[-__] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

     12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R[-__] Certificate that the Owner intends to pay taxes associated with holding such Class R[- __] Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R[-__] Certificate.

     13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R[-__] Certificates remain outstanding.

     14. (a) The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan; or

          (b) The Purchaser will provide the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

          In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

          Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ____________________, 199 _____.


                                                 [NAME OF OWNER]

                                                 By:__________________________
                                                          [Name of Officer]
                                                          [Title of Officer]


[Corporate Seal]

ATTEST:

_____________________________________
[Assistant] Secretary

          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of ___________, 199__.


                                          _____________________________________
                                          NOTARY PUBLIC

                                          COUNTY OF _______________________

                                          STATE OF _________________________

                                          My Commission expires the _____
                                          day of ________, 19___.

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE

                                              _______________________, 19___


Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

[Trustee]

Attention:  Residential Funding Corporation Series _______
            Re:      Mortgage Pass-Through Certificates,
            Series ________, Class R[-__]
            -----------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series ________, Class R[-__] (the "Certificates"), pursuant to Section 5.02 of the Series Supplement, dated as of ________________, to the Standard Terms of Pooling and Servicing Agreement dated as of ________________ (together, the "Pooling and Servicing Agreement") among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

     15. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

     16. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

     17. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E- 1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R[-__] Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

     18. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                            Very truly yours,

                                            ___________________________________
                                            (Seller)


                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                   EXHIBIT H-1

                     FORM OF INVESTOR REPRESENTATION LETTER

                                            _______________________, 19_____


Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

[Trustee]

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ________

             RE:   Mortgage Pass-Through Certificates,
                   Series ________, [Class B-]
                   ---------------------------

Ladies and Gentlemen:

     ________________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series ________, Class ___ (the "Certificates"), issued pursuant to the Series Supplement, dated as of ________________, to the Standard Terms of Pooling and Servicing Agreement dated as of ________________ (together, the "Pooling and Servicing Agreement") among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and _____________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

          1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

          2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

          3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

          4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated _________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or
     (b) any information, development or event arising after the date of the Memorandum.]

          5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

          6.  The Purchaser

          (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA), or Section 4975 of the Internal Revenue Code of 1986, as amended ("Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101;

          (b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

          (c) has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

     In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a), (b) or (c) above.

                                           Very truly yours,



                                           By:________________________________
                                           Name: _____________________________
                                           Title:_____________________________

                                   EXHIBIT H-2

                       FORM OF ERISA REPRESENTATION LETTER

                                           ________________________, 199__


Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

[Trustee]


Attention:        Residential Funding Corporation Series ________
                  Re:  Mortgage Pass-Through Certificates, Series ________,
                       [Class M-   ]
                       -------------

Ladies and Gentlemen:

     (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series ________, [Class M- ] (the "Certificates"), issued pursuant to the Series Supplement, dated as of ________________, to the Standards Term of Pooling and Servicing Agreement dated as of ________________ (together, the "Pooling and Servicing Agreement") among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer") and ____________, as (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that either:

               (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
          Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101;

               (b) The Purchaser is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" as the terms if defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60, and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; or

               (c) The Purchaser has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

               In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a), (b) or (c) above.

                                          Very truly yours,


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________

                                   EXHIBIT H-3

                              FORM OF ERISA LEGEND


     Each beneficial owner of a book-entry Class M Certificate (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either:

          (a) it is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

          (b) (i) the transferee is an insurance company, (ii) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     Any purported beneficial owner of a book-entry Class M Certificate (or interest therein) to whom either (a) or (b) above does not apply shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of its acquisition or holding of such Certificate.

                                    EXHIBIT I

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                    ______________, 19___


Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

[Trustee]

Attention: Residential Funding Corporation Series ________

                  Re:  Mortgage Pass-Through Certificates,
                       Series ________, [Class B-]
                       ---------------------------

Ladies and Gentlemen:

          In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series ________, Class (the "Certificates"), issued pursuant to the Series Supplement, dated as of ________________, to the Standard Terms of Pooling and Servicing Agreement dated as of ________________ (together, the "Pooling and Servicing Agreement") among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                          Very truly yours,

                                          ___________________________________
                                          (Seller)



                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                    EXHIBIT J

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

             Description of Rule 144A Securities, including numbers:
             _______________________________________________________
             _______________________________________________________
             _______________________________________________________
             _______________________________________________________

          The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

     1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

     2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Series Supplement, dated as of ________________, to the Standard Terms of Pooling and Servicing Agreement dated as of ________________ (the "Agreement") among Residential Funding Corporation as Master Servicer, Residential Funding Mortgage Securities I, Inc. as depositor pursuant to Section 5.02 of the Agreement and ________________, as trustee, as follows:

          (a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

          (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

          (c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

          (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

          (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
     2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          [3. The Buyer

          (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101;

          (b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

          (c) has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement. ]

          4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                        Print Name of Buyer


By:________________________________          By:________________________________
   Name:                                        Name:
   Title:                                       Title:
Taxpayer Identification                      Taxpayer Identification:
No. _______________________________          No:________________________________
Date: _____________________________          Date:______________________________

                                                            ANNEX 1 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
             [For Buyers Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $___________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

     3. The term "securities" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.


            Will the Buyer be purchasing the Rule 144A
Yes   No    Securities only for the Buyer's own account?

     6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

     7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                          ______________________________________
                                          Print Name of Buyer

                                          By: __________________________________
                                              Name: ____________________________
                                              Title:____________________________

                                          Date: ________________________________

                                                            ANNEX 2 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

              [For Buyers That Are Registered Investment Companies]

          The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

     The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     10. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     11. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        _______________________________________
                                        Print Name of Buyer

                                        By:  __________________________________
                                             Name: ____________________________
                                             Title: ___________________________

                                        IF AN ADVISOR:

                                        _______________________________________
                                        Print Name of Buyer

                                        Date: _________________________________

                                    EXHIBIT K

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]

                                   ARTICLE XII
             Subordinate Certificate Loss Coverage; Limited Guaranty

     Section 12.01. SUBORDINATE CERTIFICATE LOSS COVERAGE; LIMITED GUARANTY. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).
          (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

          (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection
(d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section
12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

          (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

          (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

          (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

          Section 12.02. AMENDMENTS RELATING TO THE LIMITED GUARANTY. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT L

                           [FORM OF LIMITED GUARANTY]
                                LIMITED GUARANTY
                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                       Mortgage Pass-Through Certificates
                                 Series ________

                                                        _________________, 199__

[Trustee]

Attention:  Residential Funding Corporation Series ________
Ladies and Gentlemen:

          WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Series Supplement, dated as of ________________, to the Standard Terms of Pooling and Servicing Agreement dated as of ________________ (together, the "Servicing Agreement"), among Residential Funding Mortgage Securities I, Inc. (the "Company"), Residential Funding and __________ (the "Trustee") as amended by Amendment No. ___ thereto, dated as of _________________, with respect to the Mortgage Pass-Through Certificates, Series ________ (the "Certificates"); and

          WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

          WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

          NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

          14. PROVISION OF FUNDS. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with
Section 12.01 of the Servicing Agreement.

          (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

          15. WAIVER. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

          16. MODIFICATION, AMENDMENT AND TERMINATION. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

          17. SUCCESSOR. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

          18. GOVERNING LAW. This Limited Guaranty shall be governed by the laws of the State of New York.

          19. AUTHORIZATION AND RELIANCE. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

          20. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

          21. COUNTERPARTS. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                        GENERAL MOTORS ACCEPTANCE
                                        CORPORATION

                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________

Acknowledged by:
[Trustee],
                  as Trustee
By: _______________________________
Name: _____________________________
Title: ____________________________


RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
By: _______________________________
Name: _____________________________
Title: ____________________________

                                    EXHIBIT M

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                         ________________, 19___
Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

[Trustee]

Attention:  Residential Funding Corporation Series ________

         Re: Mortgage Pass-Through Certificates, Series ________ Assignment of Mortgage Loan
                  --------------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to ____________________________ (the "Lender")
of ____________________________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Series Supplement, dated as of ________________, to the Standard Terms of Pooling and Servicing Agreement dated as of ________________ (together, the "Pooling and Servicing Agreement") among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

     the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

     the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

     the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and such assignment is at the request of the borrower under the related Mortgage Loan.

                                        Very truly yours,


                                        ______________________________________
                                                 (Lender)


                                        By:   ____________________________
                                        Name: ____________________________
                                        Title:____________________________

                                    EXHIBIT N

                          FORM OF REQUEST FOR EXCHANGE

                                                  [Date]


Bank One, National Association
1 Bank One Plaza
Suite IL1-0126
Chicago, Illinois 60670-0126


                  Re: Residential Funding Mortgage Securities I, Inc. Mortgage Pass-Through Certificates, Series [________]
                           -----------------------------------------------------

          Residential Funding Corporation, as the Holder of a ____% Percentage Interest of the [Class/Subclass] of Class A-V Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

          1. Class A-V Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The Initial Subclass Notional Amount and the initial Pass-Through Rate on the Class A-V Certificates will be $___________ and _____%, respectively.

          [2.  Repeat as appropriate.]

          The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-V Certificates surrendered for exchange.

          The capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of _______, among Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Bank One National Association , as trustee.

                                        RESIDENTIAL FUNDING CORPORATION

                                        By:_______________________________

                                        Name:_________________________

                                        Title:____________________________

                                  EXHIBIT FIVE

                               CERTIFICATE POLICY

                                                                EXECUTED VERSION
                                                                ----------------

                CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming                           Effective Date of Endorsement:
part of Policy No. AB0386BE                                     August 25, 2000
issued to:


Bank One, National Association, as
Trustee for the Holders of the Resi-
dential Funding Mortgage Securities 1,
Inc. Mortgage Pass-Through Certifi-
cates, Series 2000-S10, Class A-6

     For all purposes of this Policy, the following terms shall have the following meanings:

     "Accrued Certificate Interest"has the meaning set forth in the Agreement; provided, however, that for all purposes of this Policy, Accrued Certificate Interest on the Class A-6 Certificates shall include any Prepayment Interest Shortfalls allocated to the Class A-6 Certificates (but only to the extent that such amounts are not offset by Compensating Interest paid by the Master Servicer or withdrawals from the Reserve Fund).

     "Agreement" shall mean the Series Supplement, dated as of August 1, 2000, to the Standard Terms of Pooling and Servicing Agreement, dated as of December 1, 1999, among Residential Funding Mortgage Securities 1, Inc., as the Company, Residential Funding Corporation, as Master Servicer, and Bank One, National Association, as Trustee, as such Agreement may be amended, modified or supplemented from time to time as set forth in the Agreement, provided that any such amendment, modification or supplement shall have been approved in writing by the Insurer.

     "Business Day" shall mean any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the Cities of New York, New York or Chicago, Illinois are authorized or obligated by law or executive order to be closed.

     "Certificate Guarantee Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

     "Class A-6 Certificates" shall mean any one of the Certificates designated as a Class A-6 Certificate, substantially in the form set forth in Exhibit A-I to the Agreement.

     "Distribution Date" shall mean the 25th day of any month (or if such 25th day is not a Business Day, the first Business Day immediately following) beginning with the First Distribution Date.

     "Due for Payment" shall mean with respect to any Insured Amounts, such amount that is due and payable pursuant to the terms of the Agreement on the related Distribution Date.

     "First Distribution Date" shall mean September 25, 2000.

     "Guaranteed Distribution" shall mean, with respect to the Class A-6 Certificates as of any Distribution Date (after application of amounts in the Reserve Fund and any Compensating Interest allocated to the Class A-6 Certificates), the distribution to be made to the Holders of the Class A-6 Certificates in an aggregate amount equal to the sum of (1) the Accrued Certificate Interest thereon, (2) the principal portion of any Realized Losses allocated to the Class A-6 Certificates on such Distribution Date, and (3) the Certificate Principal Balance of the Class A-6 Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement. A Guaranteed Distribution shall not include any interest shortfalls resulting from the Relief Act or similar legislation.

     "Holder" shall mean any person who is the registered owner or beneficial owner of any Class A-6 Certificate.

     "Indemnification Agreement" shall mean the Indemnification Agreement, dated as of August 18, 2000, among Residential Funding Mortgage Securities 1, Inc., as Depositor, Residential Funding Corporation, and Ambac Assurance Corporation, as such Agreement may be amended, modified or supplemented from time to time.

     "Insured Amounts" shall mean, with respect to any Distribution Date, the Guaranteed Distribution for such Distribution Date.

     "Insured Payments" shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to the Trustee in respect of (i) Insured Amounts for such Distribution Date and (ii) Preference Amounts for any given Business Day.

     "Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Certificate Guaranty Insurance Policy.

     "Nonpayment" shall mean, with respect to any Distribution Date, an Insured Amount which is Due for Payment but has not been and will not be paid in respect of such Distribution Date pursuant to the Agreement.

     "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

     "Preference Amount" means any payment of Insured Amounts on a Class A-6 Certificate which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     "Trustee" shall mean Bank One, National Association, or its successor-in-interest, in its capacity as trustee under the Agreement, or if any successor trustee or any co-trustee shall be appointed as provided therein, then "Trustee" shall also mean such successor trustee or such co- trustee, as the case may be, subject to the provisions thereof.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     As provided by the Policy, the Insurer will pay any amount payable hereunder, other than Preference Amounts, no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Insured Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     The Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event on the Distribution Date next following receipt on a Business Day by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or the Holder is required to return such Preference Amount paid during the term of this Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or the Holder (the "Order"),
(ii) a certificate by or on behalf of the Trustee that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Trustee, irrevocably assigning to the Insurer all rights and claims of the Trustee or the Holder relating to or arising under the Agreement against the estate of the Trustee or otherwise with respect to such Preference Amount and
(iv) a Notice of Nonpayment (attached hereto as Exhibit A) appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or the Holder, as applicable, directly, unless the Trustee or the Holder, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Trustee on behalf of the Holder, subject to the delivery of (a) the items refereed to in clauses (i), (ii), (iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in- possession or trustee in bankruptcy named in the Order.

     The Insurer hereby agrees that it shall be subrogated to the rights of Holders by virtue of any previous payment under this Policy provided that no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all amounts owed to it under the Agreement.

     The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

     A premium will be payable on this Policy on each Distribution Date as provided in Section 4.02(a) of the Agreement, beginning with the First Distribution Date, in an amount, with respect to each Distribution Date, equal to the Insurance Premium (as defined in the Agreement).

     The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer. The Policy is further hereby amended, to the extent necessary, to clarify that the reference to "loss of any prepayment or any other acceleration payment" in the fourth paragraph of the face of the Policy does not refer to that portion of any shortfall, if any, in interest on any mortgage loan in any month in which such mortgage loan is paid prior to its stated maturity.

     This Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability) or any other taxes, withholding or other charge imposed by any governmental authority.

     Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

     This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

     IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this Endorsement to the Policy to be signed by its duly authorized officers.

First Vice President                         Assistant Secretary

                                    EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                  --------------------------------------------
                               Policy No. AB0386BE

                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS

                                                   Date: [       ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

     Reference is made to Certificate Guaranty Insurance Policy No. AB0386BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, as the case may be, unless the context otherwise requires.

     The Trustee hereby certifies as follows:

1.   The Trustee is the Trustee under the Agreement for the Holders.
2.   The relevant Distribution Date is [date].
3. Payment on the Class A-6 Certificates in respect of the Distribution Date is due to be received on _____________________ under the Agreement, in an amount equal to $___________________.
4. There is a shortfall of $________________ in a Guaranteed Distribution in respect of the Class A-6 Certificates, which amount is an Insured Amount pursuant to the terms of the Agreement.
5. The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.
6. The Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

     _____________________ Trustee's account number.

7. The Trustee hereby agrees that, following receipt of the Insured Amount from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Class A-6 Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Certificate Insurance Account and not commingle such funds with other funds held by the Trustee and (d) maintain an accurate record of such payments with respect to each Class A-6 Certificate and the corresponding claim on the Policy and proceeds thereof.



                                        [Name of Trustee]



                                        By:
                                            ----------------------------------

                                        Title:
                                              --------------------------------
                                                           (Officer)